The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement is not an offer to sell the securities and is not soliciting offers to buy the securities in any jurisdiction where the offer or sale is not permitted.
 Filed Pursuant to Rule 424(b)(5)
 Registration No. 333-258378
SUBJECT TO COMPLETION, DATED AUGUST 2, 2021
Preliminary Prospectus Supplement
(To Prospectus dated August 2, 2021)
Li Auto Inc.
100,000,000 Class A Ordinary Shares
We are offering 100,000,000 Class A ordinary shares, par value US$0.0001 per share, as part of a global offering, or the Global Offering, consisting of an international offering of 90,000,000 Class A ordinary shares offered hereby, and a Hong Kong public offering of 10,000,000 Class A ordinary shares. The public offering price for the international offering and the Hong Kong public offering is HK$     per Class A ordinary share, or approximately US$     per Class A ordinary share based on an exchange rate of HK$7.7746 to US$1.00.
Our American depositary shares, or ADSs, are listed on the Nasdaq Global Select Market under the symbol “LI.” On July 30, 2021, the last reported trading price of our ADSs on the Nasdaq Global Select Market was US$33.39 per ADS, or HK$129.80 per Class A ordinary share, based upon an exchange rate of HK$7.7746 to US$1.00. Each ADS represents two Class A ordinary shares.
We will determine the offer price for both the international offering and the Hong Kong public offering by reference to, among other factors, the closing price of our ADSs on the last trading day before the pricing of the Global Offering, which is expected to be on or about August 6, 2021. The maximum offer price for the Hong Kong public offering is HK$150.00, or US$19.29, per Class A ordinary share (equivalent to US$38.58 per ADS).
The allocation of Class A ordinary shares between the international offering and the Hong Kong public offering is subject to reallocation. For more information, see “Underwriting” beginning on page S-74 of this prospectus supplement. The public offering price in the international offering may differ from the public offering price in the Hong Kong public offering. See “Underwriting—Pricing.” The international offering contemplated herein consists of a U.S. offering and a non-U.S. offering made outside the United States in compliance with applicable law. We are paying a registration fee for Class A ordinary shares sold in the United States, as well as for Class A ordinary shares initially offered and sold outside the United States in the Global Offering that may be resold from time to time into the United States.
We have applied to list our Class A ordinary shares on The Stock Exchange of Hong Kong Limited, or the Hong Kong Stock Exchange, pursuant to the Hong Kong Stock Exchange Listing Rules under the stock code “2015.”
See “Risk Factors” beginning on page S-27 of this prospectus supplement and in any documents incorporated by reference into this prospectus supplement for a discussion of certain risks that should be considered in connection with an investment in our Class A ordinary shares.
Neither the United States Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined that this prospectus supplement or the accompanying prospectus is accurate or complete. Any representation to the contrary is a criminal offense.
This prospectus supplement, the accompanying prospectus and the documents referred to herein are not to be issued, circulated or distributed to the public in Hong Kong and do not constitute an offer to sell nor a solicitation of an offer to buy any securities to the public in Hong Kong. Neither this document nor anything referred to herein forms the basis for any contract or commitment whatsoever. For the avoidance of doubt, the publication of this prospectus supplement and the document referred to herein shall not be deemed to be an offer of securities made pursuant to a prospectus issued by or on behalf of us or any other person for the purposes of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong nor shall it constitute an advertisement, invitation or document containing an invitation to the public to enter into or offer to enter into an agreement to acquire, dispose of, subscribe for or underwrite securities for the purposes of the Securities and Futures Ordinance (Cap. 571) of Hong Kong. A copy of this prospectus supplement and the document referred to herein may, however, be issued in Hong Kong only to “professional investors” within the meaning as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made thereunder.

PRICE HK$     PER CLASS A ORDINARY SHARE

	Per Class A Ordinary Share	Total
Public offering price	HK$ (1)	HK$
Underwriting discounts and commissions(2)	HK$	HK$
Proceeds to us (before expenses)(3)	HK$	HK$

(1)
Equivalent to US$    per ADS, based upon each ADS representing one ordinary share and an exchange rate of HK$7.7746 to US$1.00 as of March 31, 2021, as set forth in the H.10 statistical release of The Board of Governors of the Federal Reserve System.

(2)
See “Underwriting” beginning on page S-74 of this prospectus supplement for additional information regarding total underwriting compensation.

(3)
Includes estimated net proceeds of HK$    from the sale of 10,000,000 Class A ordinary shares in the Hong Kong public offering.

We have granted the international underwriters an over-allotment option, exercisable by Goldman Sachs (Asia) L.L.C., on behalf of the international underwriters, to purchase up to an additional 15,000,000 Class A ordinary shares at the public offering price until 30 days after the last day for the lodging of applications under the Hong Kong public offering. Goldman Sachs (Asia) L.L.C. is expected to enter into a borrowing arrangement with Inspired Elite Investments Limited to facilitate the settlement of over-allocations. Goldman Sachs (Asia) L.L.C. is obligated to return Class A ordinary shares to Inspired Elite Investments Limited by exercising the option to purchase additional Class A ordinary shares from us or by making purchases in the open market. No fees or other remuneration will be paid by the underwriters to us or Inspired Elite Investments Limited for the loan of these Class A ordinary shares.
The underwriters expect to deliver the Class A ordinary shares against payment therefor through the facilities of the Central Clearing and Settlement System on or around    , 2021.

Joint Sponsors, Joint Global Coordinators, Joint Bookrunners, and Joint Lead Managers
Goldman Sachs (Asia) L.L.C.	CICC
Financial Advisor, Joint Global Coordinator, Joint Bookrunner, and Joint Lead Manager
UBS Investment Bank
Joint Bookrunners and Joint Lead Managers
CLSABOCI CMBI FUTU

Prospectus supplement dated    , 2021.

Prospectus Supplement
Prospectus
You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus, or any other offering materials we file with the SEC. We have not, Inspired Elite Investments Limited has not, and the underwriters have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. None of the underwriters, Inspired Elite Investments Limited, or us is making an offer to sell the securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference is accurate only as of each of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates. Neither this prospectus supplement nor the accompanying prospectus constitutes an offer, or an invitation on our behalf or the underwriter to subscribe for and purchase, any of the Class A ordinary shares and may not be used for or in connection with an offer or solicitation by anyone, in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of the Global Offering and other matters relating to us and our financial condition. The second part, the base prospectus, presents more general information about this offering. The base prospectus was included in the registration statement on Form F-3 (File No. 333-258378) that we filed with the SEC on August 2, 2021 and has been updated since that time with additional information that is incorporated by reference. Generally, when we refer only to the “prospectus,” we are referring to both parts combined, and when we refer to the “accompanying prospectus,” we are referring to the base prospectus as updated through incorporation by reference.
If information in this prospectus supplement differs from information in the accompanying prospectus, you should rely on the information in this prospectus supplement.
Other than the Hong Kong public offering, no action is being taken in any jurisdiction outside the United States to permit a public offering of the Class A ordinary shares, and no action is being taken in any jurisdiction outside the United States to permit the possession or distribution of this prospectus supplement or the accompanying prospectus in that jurisdiction. Persons who come into possession of this prospectus supplement or the accompanying prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to the Global Offering (as defined in the prospectus supplement under the caption “Underwriting”) and the distribution of this prospectus supplement and the accompanying prospectus applicable to that jurisdiction.
You should not consider any information in this prospectus supplement or the accompanying prospectus to be investment, legal or tax advice. You should consult your own counsel, accountants and other advisors for legal, tax, business, financial and related advice regarding the purchase of any of the securities offered by this prospectus supplement.
In this prospectus supplement, unless otherwise indicated or unless the context otherwise requires,
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“ADAS” refers to advanced driver-assistance systems;

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“ADSs” refers to the American depositary shares, each of which represents two Class A ordinary shares;

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“BOM” refers to bill of materials;

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“China” or “PRC” refers to the People’s Republic of China, excluding, for the purpose of this prospectus only, Hong Kong, Macau, and Taiwan;

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“Class A ordinary shares” refers to our Class A ordinary shares with a par value of US$0.0001 per share;

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“Class B ordinary shares” refers to our Class B ordinary shares with a par value of US$0.0001 per share;

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“Consolidated Affiliated Entities” refers to our VIEs and their subsidiaries;

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“ICE” refers to internal combustion engine;

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“HPC” refers to high-power charging;

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“Listing” refers to the listing of the Class A ordinary shares on the main board of the Hong Kong Stock Exchange and “Listing Date” refers to the date, expected to be on or about August 12, 2021, on which the Class A ordinary shares are to be listed and on which dealings in the Class A ordinary shares are to be first permitted to take place on the Hong Kong Stock Exchange;

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“Li Auto,” “we,” “us,” “our company,” or “our” refers to Li Auto Inc., a Cayman Islands exempted company, and its subsidiaries and its VIEs and their respective subsidiaries, as the context requires;

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“Meituan” refers to Meituan, formerly known as Meituan Dianping, a company incorporated in the Cayman Islands and listed on the Main Board of the Stock Exchange of Hong Kong;

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“Mesh” refers to a new generation of vehicle cloud system, which enables inter-communication among the vehicle, the cloud, and the mobile application in a distributed grid;

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“MPVs” refers to multi-purpose vehicles;

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“MSRP” refers to manufacturer suggested retail price;

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“NEDC” refers to New European Driving Cycle;

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“NEVs” refers to new energy passenger vehicles, primarily including (i) “BEVs,” which refers to battery electric passenger vehicles, (ii) “EREVs,” which refers to extended-range electric passenger vehicles, (iii) “PHEVs,” which refers to plug-in hybrid electric passenger vehicles, and (iv) “FCEVs,” which refers to fuel-cell electric vehicles;

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“NOA” refers to navigation on ADAS;

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“ordinary shares” or “shares” refers to our Class A ordinary shares and Class B ordinary shares, par value US$0.0001 per share;

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“Renminbi” or “RMB” refers to the legal currency of China;

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“SUVs” refers to sport utility vehicles;

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“US$” or “U.S. dollars” refers to the legal currency of the United States; and

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“VIEs” refers to variable interest entities, and “our VIEs” refers to Beijing CHJ and Xindian Information.

Our reporting currency is RMB. Unless otherwise noted, all translations from RMB to U.S. dollars in this prospectus supplement are made at a rate of RMB6.5518 to US$1.00, the exchange rate in effect as of March 31, 2021 as set forth in the H.10 statistical release of The Board of Governors of the Federal Reserve System. We make no representation that any RMB amounts could have been, or could be, converted into U.S. dollars at any particular rate, or at all. On July 23, 2021, the exchange rate was RMB6.4808 to US$1.00.
All discrepancies in any table between the amounts identified as total amounts and the sum of the amounts listed therein are due to rounding.

WHERE YOU CAN FIND MORE INFORMATION
We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and, in accordance with the Exchange Act, we file annual reports and other information with the SEC. Information we file with the SEC can be obtained over the internet at the SEC’s website at www.sec.gov.
This prospectus supplement is part of a registration statement that we filed with the SEC, using a “shelf” registration process under the Securities Act of 1933, as amended, or the Securities Act, relating to the securities to be offered. This prospectus supplement does not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to Li Auto Inc. and the securities, reference is hereby made to the registration statement and the prospectus contained therein. The registration statement, including the exhibits thereto, may be inspected on the SEC’s website.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The SEC allows us to “incorporate by reference” the information we file with or submit to the SEC, which means that we can disclose important information to you by referring you to those documents that are considered part of this prospectus supplement and the accompanying prospectus. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents should not create any implication that there has been no change in our affairs since such date. Information that we file with or submit to the SEC in the future and incorporate by reference will automatically update and supersede the previously filed information. See “Incorporation of Certain Documents by Reference” in the accompanying prospectus for more information. All of the documents incorporated by reference are available at www.sec.gov under Li Auto Inc., CIK number 0001791706.
We incorporate by reference the documents listed below in this prospectus supplement.
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Our annual report on Form 20-F for the fiscal year ended December 31, 2020 filed with the SEC on March 10, 2021 (File No. 001-39047), or our 2020 Form 20-F;

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Our current report on Form 6-K furnished to the SEC on July 26, 2021, including Exhibit 99.1 titled “Li Auto Inc. Limited Supplemental and Updated Disclosure,” as amended; and

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With respect to the offering of the securities under this prospectus supplement, all subsequent reports on Form 20-F, and any report on Form 6-K that indicates it (or any applicable portions thereof) is being incorporated by reference that we file with or furnish to the SEC on or after the date hereof and until the termination or completion of the offering by means of this prospectus supplement.

As you read the documents incorporated by reference, you may find inconsistencies in information from one document to another. If you find inconsistencies, you should rely on the statements made in the most recent document.
We will provide a copy of any or all of the information that has been incorporated by reference into the accompanying prospectus, other than exhibits to those documents unless such exhibits are specially incorporated by reference in this prospectus supplement, upon written or oral request, to any person, including any beneficial owner of the securities, to whom a copy of this prospectus supplement is delivered, at no cost to such person. You may make such a request by writing or telephoning us at the following mailing address or telephone number:
Li Auto Inc.
11 Wenliang Street
Shunyi District, Beijing 101399
People’s Republic of China
+86 (10) 8742-7209
Attention: Investor Relations

SPECIAL NOTES REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement, the accompanying prospectus, and the documents incorporated by reference may contain forward-looking statements that involve risks and uncertainties and reflect our current expectations and views of future events. All statements other than statements of historical facts are forward-looking statements. These statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. You can identify these forward-looking statements by terminology such as “may,” “will,” “expect,” “anticipate,” “aim,” “intend,” “plan,” “believe,” “estimate,” “is/are likely to,” “future,” “potential,” “continue,” or other similar expressions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, and financial needs. These forward-looking statements include statements relating to, among other things:
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our goals and strategies;

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our future business development, financial conditions and results of operations;

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the expected outlook of the automotive market including the NEV market in China;

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our expectations regarding demand for and market acceptance of our products;

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our expectations regarding our relationships with customers, suppliers, third-party service providers, strategic partners and other stakeholders;

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competition in our industry;

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our proposed use of proceeds;

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relevant government policies and regulations relating to our industry;

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general economic and business conditions globally and in China; and

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assumptions underlying or related to any of the foregoing

The forward-looking statements included in this prospectus supplement, in the accompanying prospectus, and in the documents incorporated by reference therein are subject to risks, uncertainties, and assumptions about our company. Although we believe that our expectations expressed in these forward-looking statements are reasonable, our expectations may later be found to be incorrect. Our actual results of operations may differ materially from the forward-looking statements as a result of the risk factors disclosed in this prospectus supplement, in the accompanying prospectus, and in the documents incorporated by reference therein. You should read thoroughly this prospectus and the documents that we refer to with the understanding that our actual future results may be materially different from and worse than what we expect. We qualify all of our forward-looking statements by these cautionary statements.
This prospectus supplement contains certain data and information that we obtained from various government and private publications. Statistical data in these publications also include projections based on a number of assumptions. The automotive market or any segment thereof may not grow at the rate projected by market data, or at all. Failure of these markets or segments to grow at the projected rate may have a material and adverse effect on our business and the market price of our ADSs. In addition, the rapidly evolving nature of the NEV industry results in significant uncertainties for any projections or estimates relating to the growth prospects or future condition of our market. Furthermore, if any one or more of the assumptions underlying the market data are later found to be incorrect, actual results may differ from the projections based on these assumptions.
We would like to caution you not to place undue reliance on these forward-looking statements. You should read these statements in conjunction with the risk factors disclosed herein, in the accompanying prospectus, and in the documents incorporated by reference therein for a more complete discussion of the risks of an investment in our securities. We operate in a rapidly evolving environment. New risks emerge from time to time and it is impossible for our management to predict all risk factors, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ from those contained in any forward-looking statement. We do not undertake any obligation to update or revise the forward-looking statements except as required under applicable law.

PROSPECTUS SUPPLEMENT SUMMARY
The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial statements and notes thereto appearing elsewhere in this prospectus supplement, the accompanying prospectus, and the documents incorporated by reference herein and therein. In addition to this summary, we urge you to read the entire prospectus supplement, the accompanying prospectus, and the documents incorporated by reference carefully, especially the risks of investing in our ADSs discussed under “Risk Factors” of this prospectus supplement and under “Item 3.D. Key Information—Risk Factors” in our 2020 Form 20-F, which contains our audited consolidated financial statements as of December 31, 2019 and 2020 and for the years ended December 31, 2018, 2019, and 2020, and our current report on Form 6-K furnished to the SEC on July 26, 2021, as amended, are incorporated by reference in this prospectus supplement and the accompanying prospectus. This prospectus supplement contains information from an industry report commissioned by us and prepared by China Insights Consultancy, or CIC, an independent research firm, to provide information regarding our industry. We refer to this report as the CIC Report.
Overview
We are an NEV (new energy passenger vehicles) automaker in China. We design, develop, manufacture, and sell premium smart electric vehicles. Through our product and technology, we provide families with safe and convenient products and services. We are a pioneer in successfully commercializing EREVs (extended-range electric passenger vehicle) in China. Our first and currently the only commercialized model, Li ONE, is a six-seat, large premium electric SUV (sport utility vehicle) equipped with a range extension system and advanced smart vehicle solutions. We started volume production of Li ONE in November 2019 and released the 2021 Li ONE on May 25, 2021. As of July 31, 2021, we delivered over 72,000 Li ONEs. In 2020, Li ONE ranked as the best-selling new energy SUV model in China with a 9.7% market share and ranked in the top six in China’s NEV market in terms of sales volume with a 2.8% market share, and we ranked as the eleventh among all the NEV brands in China in terms of sales volume, according to the CIC Report. The market size of China’s passenger vehicle market and NEV market in 2020 was 20.8 million and 1.2 million, respectively, according to the CIC Report. In 2020, the NEV sales volume accounted for 5.8% of the total passenger vehicle sales volume in China, and EREVs accounted for 2.8% of China’s NEV market in terms of sales volume, according to the CIC Report.

The following diagram illustrates Li ONE’s certain features and specifications.
We are dedicated to serving the mobility needs of families in China. To this end, we strategically focus on NEVs within a price range of RMB200,000 (approximately US$31,000) to RMB500,000 (approximately US$76,000). As one of the most competitive SUV models in China, Li ONE has been well positioned to capture the huge growth opportunity of the SUV segment. With growing purchasing power, families in China tend to choose SUVs for daily commutes and weekend family trips. We believe that Li ONE offers our users the performance, functionality, and cabin-space of a large premium smart SUV while priced close to a compact premium SUV.
We believe that automotive technologies will continue to evolve, and as new technologies enable us to create more compelling products for users to address their needs, we evolve our products as well.
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Our existing product, Li ONE, utilizes our proprietary EREV solution, which enables families to enjoy all the benefits of a premium SUV while free from range anxiety. We are developing our X platform, which succeeds the existing EREV platform for Li ONE and is equipped with our next-generation EREV powertrain system. We plan to launch the first product on our X platform, a full-size premium extended-range electric SUV, in 2022, and to launch two additional SUVs on our X platform in 2023.

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We are investing heavily in the HPC (High-power Charging) BEV technologies. We focus on developing our BEVs with ultra-fast charging capability, or HPC BEVs, which we believe will deliver superior charging experience. Charging under our planned HPC network will be faster, cheaper, and more accessible. We are developing two platforms, Whale and Shark, for our future HPC BEVs. Starting from 2023, we plan to launch at least two new HPC BEV models each year.

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We believe that Level 4* autonomous driving will be the primary operating model for all vehicles in the foreseeable future. We are investing significantly in our proprietary autonomous driving technologies. Starting from 2022, all our new vehicle models will be equipped with necessary hardware compatible with in-house developed, future Level 4 autonomous driving as a standard configuration, and we will continue to optimize our autonomous driving solutions leveraging our full-stack proprietary software development capabilities.

The following diagram illustrates the development roadmap with the expected time of delivery of our future electric vehicle models.
Since our inception, we have been leveraging technologies to create value for our users. We have invested in in-car technologies to provide joyful driving and riding experiences for families. We have developed our signature four-display interactive system, full-coverage in-car voice control system, and autonomous driving technologies. Furthermore, our utilization of FOTA (firmware over-the-air) upgrades, a technology that updates vehicle firmware and software remotely through cloud network, enables us to introduce additional functionality and improve vehicle performance continuously throughout the entire vehicle lifecycle.
Leveraging the know-how accumulated from our delivery and servicing of Li ONEs, we plan to equip our new vehicle models with optimized software (such as control algorithm) and hardware (new EREV and HPC BEV powertrain systems) as well as enhanced NVH performance. In addition, the planned adoption of high-voltage platform in our future HPC BEV models could further enhance their driving range by reducing energy consumption. Furthermore, our intelligent cockpit and autonomous driving technologies have been designed with expandability and transferability across models, which allow us

*
According to CIC, the Society of Automotive Engineers categorizes autonomous driving into six levels ranging from Level 0 to Level 5, which mainly refer to the different level of involvement of system regarding execution of steering and acceleration (or deceleration), monitoring of driving environment, and fallback performance of dynamic driving task. For Level 0 (no driving automation), there is no system involvement. For Level 1 (driver assistance), system involves in execution of steering and acceleration (or deceleration) only under certain conditions. For Level 2 (partial driving automation), system involves in execution of steering and acceleration (or deceleration) when required by human drivers. For Level 3 (conditional driving automation), system involves in execution of steering and acceleration (or deceleration) and monitoring of driving environment. For Level 4 (high driving automation), system involves in execution of steering and acceleration (or deceleration), monitoring of driving environment, and fallback performance of dynamic driving task under certain conditions. For Level 5 (full driving automation), there is no human involvement and the system takes full control. For different levels of autonomous driving, see “Industry Overview—The Future Trend: Smart Vehicles.”

to smoothly migrate our design language, interaction experience, and integrated systems into our future models to further improve the intelligence level of all future models.
We have digitalized our user interactions and established our own direct sales and servicing network to continuously improve operating efficiency. With our integrated online and offline platform, we can achieve higher efficiency in sales and marketing than automakers that rely on third-party dealerships to reach customers. In particular, we have developed a data-driven, closed-loop digital platform to manage all user interactions from sales leads to test drives to purchases and even to user reviews, which enables us to significantly reduce user acquisition costs.
Quality is essential to our business. We manufacture in-house and collaborate with industry- leading suppliers to ensure the high quality of our vehicles. We have built our own manufacturing base in Changzhou, Jiangsu Province, China, which allows our engineering and manufacturing teams to seamlessly collaborate with each other and streamline the feedback loop for rapid product enhancements and quality improvements. We have also implemented strict quality control protocols and measurements for selecting and managing our suppliers. As of March 31, 2021, Li ONE was the only large SUV that has received top ratings under all of the China Insurance Automotive Safety Index (C-IASI), the China Automobile Health Index (C-AHI), and the China-New Car Assessment Program (C-NCAP), according to the CIC Report.
The Challenges Facing China’s NEV Market
We believe that smart electric vehicles represent a trend of the automotive industry. China is both the largest passenger vehicle market and the largest NEV market in the world as measured by sales volume. China’s NEV market is currently skewed towards BEVs, as 81.1% of the NEVs sold in China in 2020 were BEVs, according to the CIC Report. However, the development of NEVs in China is currently facing one fundamental challenge: the inconvenience of energy replenishment. The inconvenience of, and lengthy time needed for, BEVs’ charging solutions cause range anxiety, which limits use cases and impedes the wider acceptance of BEVs in China. As a result, sales volume of BEVs represents only 4.7% of sales volume of total passenger vehicle in 2020, according to the CIC Report.
China faces a problem of inadequate private and public fast charging infrastructure. The development of private charging infrastructure is affected by factors such as limited residential parking space in cities with high population density, low percentages of residential parking space suitable for installing home charging stalls, and power grid capacity limits in aged residential areas. As of December 31, 2020, fewer than 25% of families in first-tier cities in China had parking space suitable for installing home charging stalls, compared with over 70% of families in the United States, according to the CIC Report. As a result, a substantial number of BEV owners in China have to rely on public charging infrastructure. As of December 31, 2020, the ratio of NEV parc to public fast charging stalls was 15.9 to 1, according to the CIC Report. This demonstrates the insufficient number of public fast charging stalls in China to support the growth of BEVs.
In addition, existing charging solutions are time-consuming and have always troubled BEV owners as they usually take between 30 minutes and 60 minutes to charge a BEV. Considering the additional waiting time, the total time for waiting and charging is longer than consumers’ expectation and thus causes inconvenience to consumers.
Our Solution
To address the challenge facing China’s NEV market, any NEV energy replenishment solution must be at least as convenient and efficient as an ICE vehicle (a vehicle powered by internal combustion engine) energy replenishment solution and also must demonstrate commercial viability. We have developed an EREV solution and are also investing in the HPC BEV solution as both solutions could provide users with convenient energy replenishment experience that is comparable to ICE vehicles.

The following diagram illustrates our EREV powertrain and the difference between EREVs as compared to PHEVs, BEVs, and ICE vehicles.

Powertrain of Li ONE

1 Battery pack
2 Range extension system
3 Front-drive and rear-drive electric motor

Powertrain	Illustration of Powertrain	Energy Replenishment
EREV	 Battery Motor Engine Generator	Fast charging Slow charging Refueling
PHEV	 Battery Motor Engine Transmission	Slow charging Refueling
BEV	 Battery Motor	Fast charging Slow charging
ICE	 Engine Transmission	Refueling

Charging Refueling

EREV Solution
We have developed our proprietary EREV technologies and applied them to our first model, Li ONE.
An EREV is purely electric-driven by its electric motor, but its energy source and power come from both its battery pack and range extension system. A range extension system generates electricity with a dedicated ICE designed with high fuel consumption efficiency, an electric generator, and a speed reducer to connect them. Our Li ONE electric propulsion system consists of a 145-kilowatt rear-drive electric motor, a 100-kilowatt front-drive electric motor, and a 40.5-kilowatt-hour battery pack, which supports an electrically powered NEDC range of 188 kilometers. Li ONE’s range extension system consists of a 1.2-liter turbo-charged engine configured and fine-tuned for EREV purpose, a 100-kilowatt electric generator, and a 55-liter fuel tank. With its integrated powertrain system, Li ONE delivers a total NEDC range of 1,080 kilometers and energy efficiency of 6.05 liters per 100 kilometers or 17.7 kilowatt-hours per 100 kilometers, depending on its driving mode.
Li ONE’s energy can be replenished by slow charging, fast charging, and refueling. Li ONE can operate even when users have no access to charging infrastructure, thereby completely eliminating range anxiety. Benefiting from its all-electric-driven propulsion, Li ONE offers a similarly high-quality driving experience to that of BEVs, such as smooth acceleration (acceleration from zero to 100 kilometers- per-hour in 6.5 seconds) and superior NVH performance. The overall energy consumption level of Li ONE is much lower than that of ICE vehicles in a similar class, as a result of its high energy efficiency range extension system. In addition, in certain cities in China, our Li ONE users can also benefit from vehicle-related tax exemptions in China and local government policies in favor of NEVs, such as no quota limitations for vehicle license plate application and exemption from traffic restrictions, although Li ONEs sold in Beijing and Shanghai cannot enjoy the exemptions from the license plate restrictions. See “Risk Factors—Risks Relating to Our Business and Industry—Changes in PRC government policies that are favorable for NEVs or domestically manufactured vehicles could materially and adversely affect our business, financial condition, results of operations, and prospects.”
Our next-generation EREV platform can support longer range, higher thermal efficiency, and better NVH performance. It further enhances integration of the range extension system and the electric motors to support higher electric power output and better acceleration performance. It leverages a world- class chassis to support a larger vehicle body and provide optimal driving experience and superior vehicle passing capability.
Despite the advancement of BEV technologies, potential development of charging infrastructure, and the uncertainty of changes in existing policies promulgated by local government on EREVs, the EREV market in the long run is still expected to grow significantly. Although both EREVs and BEVs with ultra-fast charging may eliminate range anxiety, the popularity of EREVs is still sustainable given that EREVs can provide longer travel distances per energy refuel and allow for more flexibility for refueling. Furthermore, the coverage of charging infrastructure of BEVs in rural areas or areas with lower population density may not be sufficient in the near future, which places EREVs in a more competitive position in these areas. Consequently, the sales volume of EREVs is expected to increase from 0.03 million in 2020 to 0.4 million in 2025, which is expected to account for 7.3% of the total NEV sales volume in 2025, according to the CIC report.
With the unique capabilities and features, we believe that our EREV technologies will help accelerate the adoption of electric vehicles in China and contribute to China’s national initiatives to build a low-carbon-emission society.
HPC BEV Solution
As next-generation electric vehicle technologies continue to advance, we believe that it is the right time to introduce an HPC BEV platform and future HPC BEV models. A number of ultra-fast charging technologies such as high C-rate battery, high-voltage platform, and HPC network, have emerged. We have been investing in the technology advancement in these areas and plan to develop ultra-fast charging solutions, which aim to effectively address the inconvenience of energy replenishment for BEVs. We plan to develop a high C-rate battery to balance the cost, longevity, safety, and charging and discharging rate. We are also developing key parts of the high-voltage platform, such as a high-voltage air compressor. To facilitate commercialization of our HPC BEVs, we plan to deploy an HPC network that consists of ultra-fast charging stations. Starting from 2023, we plan to launch at least two new HPC BEV models each year. As a new entrant into the BEV market, we believe our proven product defining capability, as substantiated by the track record of developing and delivering Li ONE, deep understanding of the needs of families, and wide recognition of our brand and products provide a solid foundation for competing with peer BEV manufacturers. We also believe our HPC BEVs, which will be empowered by the next-generation electric vehicle technologies developed with our strong research and development capabilities, will also significantly improve charging efficiency and thereby effectively eliminate range anxiety, improve driving experience, and differentiate us from our competitors. Our existing research and development capabilities and accumulated know-how for EREVs, which we are leveraging in developing BEVs in areas such as autonomous driving, control algorithm, and electric-driven system, would also serve as our competitive advantage. We strategically plan to expand our product line to launch both EREV and BEV models within our target price range so as to build a solid brand trusted by families.
Competitive Landscape
The China automotive market is highly competitive. In 2020, there were 131 automobile brands with passenger vehicles delivered in China. China has also become the world’s largest market for NEVs, which are categorized by the PRC government into BEVs, PHEVs (including EREVs), and FCEVs. In 2020, the NEV sales volume only accounted for 5.8% of the total passenger vehicle sales volume, indicating massive future growth potential. Li ONE is the first successfully commercialized EREV in China and defines a new market segment in China with huge growth potential. In 2020, Li ONE was the best- selling new energy SUV, which is the only EREV among the top 10 best-selling new energy SUVs, and was the sixth best-selling NEV.
We strategically focus on NEVs within a price range of RMB200,000 (approximately US$31,000) to RMB500,000 (approximately US$76,000), and we compete with both ICE vehicles and all kinds of NEVs (including BEVs, PHEVs, FCEVs) in the same price range. We believe that our vehicles compete with premium vehicles regardless of powertrain technologies. We believe that the primary competitive factors in our markets are: technological innovation, product quality and safety, product pricing, sales efficiency, manufacturing efficiency, branding, and design and styling. We believe that positive factors pertaining to our competitive position include precise consumer targeting and product defining capabilities, innovative designs and technologies, manufacturing cost management, distribution cost management, and general management efficiency as a company. In 2020, the first full year after Li ONE’s mass production in November 2019, Li ONE ranked as the best-selling new energy SUV model in China with a 9.7% market share and ranked in the top six in China’s NEV market in terms of sales volume with a 2.8% market share, and we ranked as the eleventh among all the NEV brands in China in terms of sales volume, according to the CIC Report. Our extraordinary product defining capability enables us to design Li ONE in anticipation of the Chinese families’ demand for SUVs while balancing performance, configurations, costs, and technologies. We also believe that the current technology advancement towards the next-generation electric vehicles provides us with a unique opportunity to compete with existing BEV players because such technology advancement is tantamount to a fresh development of a brand new technology. The current mainstream BEV charging infrastructure operates on a 400- voltage platform and usually takes between 30 and 60 minutes to fully charge a BEV. The next- generation charging infrastructure is expected to operate on an 800-voltage platform and still requires significant commitment in research and development and investments in brand-new charging stations compared to the current charging infrastructure. We have been investing in next-generation electric vehicle technologies including high C-rate battery pack, high-voltage platform, and HPC network. We believe that our investment and progress in the research and development of the next-generation electric vehicle technologies is in line with major existing BEV players. We expect our HPC BEVs to be equipped with the next-generation electric vehicle technologies developed with our strong research and development capabilities, with significantly improved charging efficiency reducing the charging time to between 10 and 15 minutes after 2023, and thereby effectively eliminate range anxiety, improve driving experience, and differentiate us from our competitors.
See “Item 3.D. Key Information—Risk Factors—Risks Relating to Our Business and Industry—We may not be successful in the highly competitive China automotive market” in our 2020 Form 20-F for risks related to competition in our industry.
Our Market Opportunities
China has become the world’s largest NEV market. In recent years, the PRC government has provided great support and implemented various favorable policies to drive the development of the NEV market. In addition, with the rapid advancement of NEV technology, growing environmental awareness of consumers, and increasing acceptance of NEVs, the growth of NEV sales volume has surpassed that of the ICE vehicles in China. According to the CIC Report, the NEV sales volume increased from 0.6 million in 2017 to 1.2 million in 2020, representing 5.8% of the total passenger vehicle sales volume in 2020, indicating massive future growth potential. The NEV market size is expected to grow from 2020 to 2025 at a CAGR of 35.8%, compared to a CAGR of 4.0% during the same period for passenger vehicle market size. The New Energy Vehicle Industry Development Plan (2021-2035) issued by the MIIT in October 2020 has set China’s target NEV sales volume to be around 20% of total vehicle sales volume by 2025. In 2020, Li ONE ranked the sixth in China’s NEV market in terms of sales volume with a 2.8% market share, according to the CIC Report. We ranked the third among the automakers that solely manufacture NEVs in terms of sales volume in 2020, according to the CIC Report.

Our Strengths
We believe that the following strengths contribute to our success and differentiate us from our competitors:
•
Extraordinary and trend-setting product defining capability

We started the volume production of Li ONE in November 2019 and delivered over 72,000 Li ONEs as of July 31, 2021. In 2020, Li ONE ranked as the best-selling new energy SUV model in China, according to the CIC Report. The success of Li ONE demonstrates our insight into user demand and our extraordinary product defining capabilities, which lay a solid foundation for the development of future models, including both EREV and BEV models.
•
Proprietary EREV and BEV technologies

Our proprietary range extension system enables users to enjoy all the benefits of an electric vehicle while freeing them from the range anxiety typically associated with BEVs. The solid delivery record of Li ONE demonstrates our capability to successfully leverage EREV technologies to deliver the superior performance and functionalities in our product designing. The technologies and experience we accumulated will accelerate the development of our X, Whale, and Shark platforms and empower the development of our future platforms.
•
Smart vehicle solutions delivering superior user experience

Capitalizing on advanced technologies in the industry, we have developed proprietary smart vehicle solutions to significantly enhance our user experience. Our high-performance Qualcomm 820A platform, Android-Linux dual system for in-car interactive controls, signature four-display interactive system, full-coverage in-car voice control system, FOTA upgrades, and cloud capability all deliver superior user experience, and the 2021 Li ONEs are equipped with NOA as a standard configuration.
•
High efficiency in sales and marketing

We have developed our own integrated online and offline platform to interact directly with users. With fully digitalized processes and continuous data-drive optimization, we have achieved much high efficiency in sales and marketing than automakers that rely on third-party dealerships to reach customers. We have established our own direct sales and servicing network, and our high sales and marketing efficiency allowed us to achieve profitability at a relatively early stage.
•
Effective quality control capabilities

Quality is essential to our business. We have built our own Changzhou manufacturing base, which allows us to implement strict quality control protocols and measurements throughout the manufacturing process. We apply rigorous standards in the vehicle development and validation process and work with world-class suppliers with high quality standards.
•
Combination of expertise from automotive, smart device, and internet industries

Our team has tremendous experience in their areas of expertise. The senior members of our teams come from traditional and smart automotive, smart device, and internet industries. They collaborate closely and complement each other to drive innovations within our company.
Our Strategies
We aim to become a leading player in China’s NEV market. We provide families with safe, convenient, and refined products and services. We aspire to create a sustainable path for everyone to embrace vehicle electrification. We intend to pursue the following strategies to achieve our mission:
•
Continue to innovate in electrification and successfully launch future EREV and BEV models

We will continue to develop new NEV models with best-in-class performance. We plan to introduce a next-generation EREV platform in our three new vehicles planned for 2022 and 2023.

We are investing in the research and development of next-generation electric vehicle technologies including high C-rate battery, high-voltage platform, and ultra-fast charging technologies. Leveraging these technologies, we are developing two platforms, Whale and Shark, for our future HPC BEVs. Starting from 2023, we plan to launch at least two new HPC BEV models each year.
•
Continue to innovate in vehicle intelligence and autonomous driving

We are dedicated to continuously improving the driving experience of our users and delivering superior Level 4 autonomous driving to users. We intend to continue to enhance our smart-vehicle solutions, and invest in progressive technologies and proprietary smart vehicle solutions. We plan to further enhance our Level 2 autonomous driving currently equipped on our vehicles and equip our future models with necessary hardware compatible with in-house developed, future Level 4 autonomous driving as a standard configuration.
•
Further expand sales network and optimize efficiency

We plan to expand to broader regions across China to reach new prospective users. We also plan to optimize our sales and marketing efficiency by leveraging our integrated online and offline platforms. In addition, we will continue to strengthen our digitalized system to integrate and connect all stages of the vehicle sales and servicing process to achieve higher efficiency in sales and marketing.
•
Continue to pursue operational excellence and cost improvement

We believe that ensuring the quality of the software in vehicles is of increased importance. We intend to allocate a larger proportion of our development efforts to improving software quality while continuing to incrementally improve our vehicle hardware. Meanwhile, we will continue to optimize our costs of operation by following a design-for-cost philosophy and minimizing personalized configuration options to achieve the highest possible economies of scale.
Summary of Risk Factors
Investing in our Class A ordinary shares involves significant risks. You should carefully consider all of the information in this prospectus before making an investment in our Class A ordinary shares. Below please find a summary of the principal risks we face, organized under relevant headings. These risks are discussed more fully in the section titled “Risk factors.”
Risks Relating to Our Business and Industry
•
We have a limited operating history and face significant challenges as a new entrant into our industry.

•
Our ability to develop, manufacture, and deliver automobiles of high quality and appeal to users, on schedule, and on a large scale is unproven and still evolving.

•
We currently depend on revenues generated from a single model of vehicles and in the foreseeable future from a limited number of models.

•
We are subject to risks associated with EREVs.

•
We recorded net losses and had negative net cash flows from operations in the past, and we have not been profitable, which may continue in the future.

•
Our vehicles may not perform in line with user expectations and may contain defects.

•
We may not be successful in the highly competitive China automotive market.

•
We may not succeed in continuing to establish, maintain, and strengthen our brand, and our brand and reputation could be harmed by negative publicity with respect to us, our directors, officers, employees, shareholders, peers, business partners, or our industry in general.

•
Our research and development efforts may not yield the results as expected.

•
We could experience disruptions in supply of raw materials or components used in our vehicles from our suppliers, some of which are our single-source suppliers for the components they supply.

•
Orders for Li ONE may be canceled by users despite their deposit payment and online confirmation.

Risks Relating to Our Corporate Structure
We are also subject to risks and uncertainties related to our corporate structure, including, but not limited to, the following:
•
We are a Cayman Islands holding company with no equity ownership in our VIEs and we conduct our operations in China through (i) our PRC subsidiaries and (ii) our VIEs with which we have maintained contractual arrangements. Investors in our Class A ordinary shares or the ADSs thus are not purchasing equity interest in our VIEs in China but instead are purchasing equity interest in a Cayman Islands holding company. If the PRC government deems that our contractual arrangements with our VIEs do not comply with PRC regulatory restrictions on foreign investment in the relevant industries, or if these regulations or the interpretation of existing regulations change in the future, we could be subject to severe penalties or be forced to relinquish our interests in those operations. Our holding company in the Cayman Islands, our VIEs, and investors of our company face uncertainty about potential future actions by the PRC government that could affect the enforceability of the contractual arrangements with our VIEs and, consequently, significantly affect the financial performance of our VIEs and our company as a group.

•
We rely on contractual arrangements with our VIEs and their respective shareholders to exercise control over our business, which may not be as effective as direct ownership in providing operational control.

•
Our ability to enforce the equity pledge agreements between us and our VIEs’ shareholders may be subject to limitations based on PRC laws and regulations.

Risks Relating to Doing Business in China
We face risks and uncertainties related to doing business in China in general, including, but not limited to, the following:
•
The PRC government has significant authority to exert influence on the ability of a China-based company, such as us, to conduct its business. Therefore, investors of our company and our business face potential uncertainty from the PRC government. Changes in China’s economic, political or social conditions or government policies could have a material and adverse effect on our business and results of operations.

•
The approval of the CSRC or other PRC government authorities may be required in connection with this offering under PRC law, and, if required, we cannot predict whether or for how long we will be able to obtain such approval and, even if we obtain such CSRC approval, the approval could be rescinded. Any failure to obtain or delay in obtaining the CSRC approval for this offering, or a rescission of such CSRC approval if obtained by us, would subject us to sanctions imposed by the CSRC or other PRC regulatory authorities.

•
Uncertainties in the interpretation and enforcement of PRC laws and regulations could limit the legal protections available to you and us.

•
We may be adversely affected by the complexity, uncertainties, and changes in PRC regulations on automotive as well as internet-related businesses and companies.

•
Our ADSs may be delisted under the Holding Foreign Companies Accountable Act if the PCAOB is unable to inspect auditors who are located in China. The delisting of our ADSs, or the threat of their being delisted, may materially and adversely affect the value of your investment. Additionally, the inability of the PCAOB to conduct inspections deprives our investors with the benefits of such inspections.

Risks Relating to Our Class A Ordinary Shares and ADSs
Risks and uncertainties related to our Class A Ordinary shares and ADSs include, but are not limited to, the following:
•
The trading price of our ADSs has been and may be, and the trading price of our Class A ordinary shares can be, volatile, which could result in substantial losses to investors.

•
Our dual-class voting structure will limit your ability to influence corporate matters and could discourage others from pursuing any change of control transactions that holders of our Class A ordinary shares or ADSs may view as beneficial.

•
Certain principal shareholders have substantial influence over our key corporate matters and will continue to have such influence following the Global Offering.

Risks Relating to the Global Offering and the Dual Listing
Risks and uncertainties related to the Global Offering and the dual listing include, but are not limited to, the following:
•
An active trading market for our Class A ordinary shares on the Hong Kong Stock Exchange might not develop or be sustained and trading prices of our Class A ordinary shares might fluctuate significantly.

•
Since there will be a gap of several days between pricing and trading of our Class A ordinary shares, the price of our ADSs traded on the Nasdaq Global Select Market may fall during this period and could result in a fall in the price of our Class A ordinary shares to be traded on the Hong Kong Stock Exchange.

•
The characteristics of the U.S. capital markets and the Hong Kong capital markets are different.

Corporate History and Structure
We were founded in April 2015 by our founder, Mr. Xiang Li. In April 2017, we incorporated CHJ Technologies Inc. under the laws of the Cayman Islands as our offshore holding company to facilitate offshore financing, which later changed its name to Leading Ideal Inc. in April 2019 and further to Li Auto Inc. in July 2020.
In May 2017, Li Auto Inc. established Leading Ideal HK Limited, formerly known as CHJ Technologies (Hong Kong) Limited, as its intermediary holding company. In May 2017, Leading Ideal HK Limited established a wholly-owned PRC subsidiary, Jiangsu Xindian Interactive Sales and Services Co., Ltd., or Xindian Interactive, to engage in sales and after sales management. In December 2017, Leading Ideal HK Limited established a wholly-owned PRC subsidiary, Beijing Co Wheels Technology Co., Ltd., or Wheels Technology, to engage in the research and development of smart connectivity functions and ADAS as well as general administration of the group. Leading Ideal HK Limited later established wholly-owned PRC subsidiaries to serve various functions, including Leading (Xiamen) Private Equity Investment Co., Ltd. and Beijing Leading Automobile Sales Co., Ltd., or Chongqing Lixiang.
In December 2018, we acquired Chongqing Lifan Automobile Co., Ltd., and later changed its name to Chongqing Zhizao Automobile Co., Ltd.
In July 2019, Li Auto Inc. gained control over Beijing CHJ Information Technology Co., Ltd., or Beijing CHJ, one of our VIEs, through Wheels Technology by entering into a series of contractual arrangements with Beijing CHJ and its shareholders. Wheels Technology also entered into a series of contractual arrangements with the other one of our VIEs, Beijing Xindian Transport Information Technology Co., Ltd., or Xindian Information, and its shareholders in April 2019. The contractual arrangements with Beijing CHJ and Xindian Information were subsequently amended and restated, most recently in April 2021. We conduct certain of our business in China through our VIEs based on these contractual arrangements, but the shareholders of our VIEs may have interests that conflict with us.

The revenue contribution of our VIEs and their subsidiaries, taking into account all of their respective business with or without foreign investment restrictions under PRC laws, amounted to approximately 0%, 1%, 1%, and 0% of our total revenues in 2018, 2019, and 2020 and for the three months ended March 31, 2021, respectively. The revenue contribution of the businesses of our VIEs and their subsidiaries with foreign investment restrictions under PRC laws, being the provision of value-added communication services, radio and television production activities and operation of commercial internet culture activities, amounted to RMB2.4 thousand (US$0.4 thousand) during 2018, 2019, 2020, and the three months ended March 31, 2021.
In October 2019, Beijing CHJ established Chongqing Lixiang Automobile Co., Ltd., or Chongqing Lixiang.
In December 2019, we disposed of all of our equity interests in Chongqing Zhizao Automobile Co., Ltd.
On July 30, 2020, our ADSs commenced trading on the Nasdaq Global Select Market under the symbol “LI.” We raised, from our initial public offering and from the underwriters’ full exercise of the option to purchase additional ADSs, approximately US$1.2 billion in net proceeds after deducting underwriting discounts and commissions and offering expenses paid by us.
In December 2020, we completed a public offering of 54,050,000 ADSs representing 108,100,000 Class A ordinary shares and raised approximately US$1.5 billion in net proceeds.
Since our inception, we have been leveraging technologies to create value for our users. We commenced research and development of our vehicle models and in-car technologies in April 2015. Our first model, Li ONE, started volume production in November 2019 and as of July 31, 2021, we have delivered over 72,000 Li ONEs.
Our founder, Mr. Xiang Li, has over 20 years of experience founding and managing internet technology companies in China, including over 13 years of experience focusing on the automobile industry.

The following diagram illustrates our corporate structure, including our principal subsidiaries and our VIEs, as of the date of this prospectus supplement:

Notes:
(1)
Include Shanghai Lixiang Automobile Technology Co., Ltd., Beijing Lixiang Automotive Co., Ltd., Chehejia (Xiamen) Investment Co., Ltd., Lixiang Zhizao Automotive Services (Xiamen) Co., Ltd., a wholly-owned subsidiary of Chehejia (Xiamen) Investment Co., Ltd., and Shanghai Yizhinan Technology Co., Ltd.

(2)
Include Zhejiang Lixiang Automoble Co., Ltd., Chehejia Financial Technology (Jiangsu) Co., Ltd., Beijing Xindian Intelligent Technology Co., Ltd., and Chongqing Xinfan Machinary Co., Ltd., a wholly-owned subsidiary of Beijing Xindian Intelligent Technology Co., Ltd.

Contractual Arrangements
We operate or may operate in certain industries that are subject to restrictions under current PRC laws and regulations. In order to comply with such laws, while availing ourselves of international capital markets and maintaining effective control over all of our operations, we control our Consolidated Affiliated Entities, which include our VIEs and their subsidiaries, through the contractual Arrangements entered into on April 21, 2021. Hence, we do not directly own any equity interest in our Consolidated Affiliated Entities. Pursuant to the contractual arrangements, we have effective control over the financial and operational policies of our Consolidated Affiliated Entities and are entitled to all the economic benefits derived from the Consolidated Affiliated Entities’ operations. For further details, please see “Item 4.A. Information on the Company—History and Development of the Company” and “Item 4.C. Information on the Company—Organizational Structure” in our 2020 Form 20-F, as well as other documents that are incorporated by reference into this prospectus supplement.

The following simplified diagram illustrates the flow of economic benefits from our Consolidated Affiliated Entities to our company stipulated under the contractual arrangements:

Notes:
(1)
Beijing CHJ is owned by Mr. Li Xiang as to 90.27%, Mr. Shen Yanan as to 5.08% and Mr. Li Tie as to 4.65%.

(2)
Xindian Information is owned by Mr. Li Xiang as to 74%, Mr. Fan Zheng as to 12.92%, Mr. Shen Yanan as to 3.78%. Mr. Li Tie as to 3.46%, Mr. Qin Zhi as to 1.89%, Mr. Liu Qinghua as to 1.09%, Mr. Wei Wei as to 0.46%, Mr. Song Gang as to 0.43%, Mr. Ye Qian as to 0.02% and Mr. Xu Bo as to 1.95%.

(3)
“—>“ denotes direct legal and beneficial ownership in the equity interest.

(4)
“--->“ denotes contractual relationship.

(5)
“----” denotes the control by WFOE over the Registered Shareholders and our VIEs through (i) powers of attorney to exercise all shareholders’ rights in our VIEs; (ii) exclusive call options to acquire all or part of the equity interests in our VIEs; and (iii) equity pledges over the equity interests in our VIEs.

(6)
These include certain companies which do not currently carry out any business operations but intend to carry out businesses which are subject to foreign investment restrictions in accordance with the 2020 Negative List.

(7)
50% of the equity interest in Chongqing Lixiang is held by Beijing CHJ and the remaining 50% is indirectly held by us. For details of the subsidiaries of our VIEs, see “Corporate History and Structure.”

Our Controlling Shareholders
Immediately after the completion of the Global Offering, Mr. Xiang Li, our founder, chairman of the board, and chief executive officer, will beneficially own and will control, through his intermediaries, an aggregate of 355,812,080 Class B ordinary shares and 108,557,400 Class A ordinary shares with one vote per share which are subject to certain restrictions, or the CEO Award Shares, representing (a) approximately 22.63% of our issued Shares; (b) approximately 69.59% of the voting rights in our company with respect to shareholder resolutions relating to matters other than certain reserved matters, and (c) approximately 18.63% with respect to shareholder resolutions relating to certain reserved matters Mr. Li holds his interests in our company through Amp Lee Ltd., which is wholly owned by Cyric Point Enterprises Limited, the entire interest of which is in turn held by a trust that was established by Mr. Li (as the settlor) for the benefit of himself and his family. Therefore Mr. Li will be a controlling shareholder of our company after the Listing. See “Principal Shareholders” for further details.
Implications of Being a Controlled Company
We are, and following the completion of the Global Offering, will continue to be a “controlled company” as defined under the Nasdaq Stock Market Rules because Mr. Xiang Li, our founder, chairman, and chief executive officer, beneficially owns all of our then issued and outstanding Class B ordinary shares and holds more than 50% of the voting power for the election of directors. As a “controlled company,” we are permitted to elect not to comply with certain corporate governance requirements.
Implications of Being a Foreign Private Issuer
We are a foreign private issuer within the meaning of the rules under the Exchange Act, and as such we are exempt from certain provisions of the securities rules and regulations in the United States that are applicable to U.S. domestic issuers. Moreover, the information we are required to file with or furnish to the SEC will be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers. In addition, as a company incorporated in the Cayman Islands, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from the Nasdaq Global Select Market corporate governance listing standards. These practices may afford less protection to shareholders than they would enjoy if we complied fully with the Nasdaq Global Select Market corporate governance listing standards.
Public Offering and Listing in Hong Kong
We are offering 100,000,000 Class A ordinary shares, par value US$0.0001 per share, as part of a Global Offering, consisting of an international offering of 90,000,000 Class A ordinary shares offered hereby, and a Hong Kong public offering of 10,000,000 Class A ordinary shares. The international offering contemplated herein consists of a U.S. offering and a non-U.S. offering made outside the U.S. in accordance with applicable law. We are paying a registration fee for ordinary shares sold in the United States, as well as for Class A ordinary shares initially offered and sold outside the United States in the Global Offering that may be resold from time to time in the United States.
We have applied to list our Class A ordinary shares on the Hong Kong Stock Exchange pursuant to the Hong Kong Stock Exchange Listing Rules under the stock code “2015.”
Fungibility and Exchanges between ADSs and Class A Ordinary Shares
In connection with the Hong Kong public offering, and to facilitate fungibility and conversion between ADSs and Class A ordinary shares and trading between the Nasdaq Global Select Market and the Hong Kong Stock Exchange, we intend to move a portion of our issued Class A ordinary shares from our Cayman share register to our Hong Kong share register.
In addition, all Class A ordinary shares offered in both the international offering and the Hong Kong public offering will be registered on the Hong Kong share register in order to be listed and traded on the Hong Kong Stock Exchange. Holders of Class A ordinary shares registered on the Hong Kong share register will be able to convert these Class A ordinary shares into ADSs, and vice versa. See “Conversion Between Class A Ordinary Shares and ADSs.”
It is unclear whether, as a matter of Hong Kong law, the trading or conversion of ADSs constitutes a sale or purchase of the underlying Hong Kong-registered ordinary shares that is subject to Hong Kong stamp duty. We advise investors to consult their own tax advisors on this matter. See “Risk Factors—Risks Relating to the Global Offering and the Dual Listing—There is uncertainty as to whether Hong Kong stamp duty will apply to the trading or conversion of our ADSs following our initial public offering in Hong Kong and listing of our Class A ordinary shares on the Hong Kong Stock Exchange.”
Corporate Information
Our principal executive offices are located at 11 Wenliang Street, Shunyi District, Beijing 101399, People’s Republic of China. Our telephone number at this address is +86 (10) 8742-7209. Our registered office in the Cayman Islands is located at PO Box 309, Ugland House, Grand Cayman KY1-1104, Cayman Islands. Our agent for service of process in the United States is Cogency Global Inc., located at 122 East 42nd Street, 18th Floor, New York, NY 10168.
Investors should submit any inquiries to the address and telephone number of our principal executive offices. Our main website is www.lixiang.com. The information contained on our website is not a part of this prospectus supplement. Information appearing on our website is not incorporated by reference into this prospectus supplement or the accompanying prospectus.
Recent Developments
Issuance of the 2028 Notes
In April 2021, we issued the US$862.5 million in aggregate principal amount of 0.25% convertible senior notes due 2028, or the 2028 Notes, which may be converted, at an initial conversion rate of 35.2818 ADSs per US$1,000 principal amount of notes (which represents an initial conversion price of US$28.34 per ADS) at each holder’s option at any time on or after November 1, 2027, until the close of business on the second scheduled trading day immediately preceding the maturity date of May 1, 2028, or at the option of the holders upon satisfaction of certain conditions and during certain periods prior to the close of business on business day immediately preceding November 1, 2027 based on an initial conversion rate of 35.2818 of our ADSs per US$1,000 principal amount of notes. The conversion rate is subject to adjustment upon occurrence of certain events. The 2028 Notes bear interest at a rate of 0.25% per year, payable semiannually in arrears on May 1 and November 1 of each year, beginning on November 1, 2021. Holders of the 2028 Notes may require us to repurchase all or part of their notes for cash on May 1, 2024 and on May 1, 2026, in each case, at a repurchase price equal to 100% of the principal amount of the notes to be repurchased, plus accrued and unpaid interest to, but excluding, the relevant repurchase date. Assuming full conversion of the 2028 Notes at the initial conversion rate of 35.2818 ADSs per US$1,000 principal amount, the 2028 Notes will be convertible into 30,430,552 ADSs, representing 60,861,104 Class A ordinary shares. For illustrative purposes only, 60,861,104 Class A ordinary shares represent approximately 2.88% of the total issued share capital (as if enlarged by the issue of such shares) of our company immediately upon completion of the Global Offering (assuming the over-allotment option is not exercised and no further shares are issued under our share incentive plans). Other than optional redemption for changes in the tax laws, the 2028 Notes may not be redeemed by us at our option prior to maturity.
After performing sufficient due diligence work that our directors consider appropriate and after due and careful consideration, the directors confirm that, up to the date of this prospectus supplement, there has been no material adverse change in our financial or trading position or prospects since March 31, 2021, being the end date of the periods reported on in the unaudited interim condensed financial statements included elsewhere in this prospectus supplement, and there is no event since March 31, 2021 that would materially affect the information as set out in the unaudited interim condensed financial statements included elsewhere in this prospectus supplement.
Recent Business Developments
The Li ONEs we sold during 2019, 2020, and the three months ended March 31, 2021 were previous generation of Li ONEs with an NEDC range of 800 kilometers prior to our release of 2021 Li ONE. Subsequent to March 31, 2021, we delivered 5,539, 4,323, 7,713, and 8,589 Li ONEs in April, May, June, and July 2021, respectively. As of July 31, 2021, we delivered 72,340 Li ONEs in total. As Li ONE continues to gain traction rapidly, our new orders surpassed 10,000 in June 2021, hitting a record high. On July 10, 2021, we opened our 100th retail store.
On May 25, 2021, we released the 2021 Li ONE equipped with navigation on ADAS (NOA) as a standard configuration. The 2021 Li ONE features comprehensive upgrades, including an enhanced NEDC range of 1,080 kilometers, optimized mobility comfort, and more intelligent cockpit, bringing premium features to our users at an MSRP of RMB338,000 (approximately US$52,000). We began deliveries of the 2021 Li ONE on June 1, 2021 and we delivered 7,333 2021 Li ONEs in June 2021.
In July 2021, we signed a memorandum of understanding with a local company for collaboration in a reconstruction and expansion project of an automobile manufacturing plant in Shunyi District, Beijing, China.

Recent Regulatory Developments
On July 10, 2021, the Cyberspace Administration of China published the Measures for Cybersecurity Review (Revised Draft for Comments), which stipulate that if an operator has personal information of over one million users and intends to be listed in a foreign country, it must be subject to the cybersecurity review. As advised by our PRC legal counsel, the draft measures were released for public comment only, and its implementation provisions and anticipated adoption or effective date may be subject to change and thus remain substantially uncertain. We cannot predict the impact of the draft measures, if any, at this stage, and we will closely monitor and assess any development in the rule-making process. See “Risk Factors—Risks Relating to Our Business and Industry—Our business is subject to various evolving PRC laws and regulations regarding data privacy and cybersecurity. Failure of cybersecurity and data privacy concerns could subject us to penalties, damage our reputation and brand, and harm our business and results of operations.”
Under the current PRC cybersecurity laws, critical information infrastructure operators that intend to purchase internet products and services that may affect national security must be subject to the cybersecurity review. As advised by our PRC legal counsel, the exact scope of “critical information infrastructure operators” under the draft measures and the current regulatory regime remains unclear, and the PRC government authorities may have wide discretion in the interpretation and enforcement of these laws. Currently, the Cybersecurity Law has not directly affected our business and operations, but in anticipation of the strengthened implementation of cybersecurity laws and regulations and the expansion of our business, we face potential risks if we are deemed as a critical information infrastructure operator under the Cybersecurity Law. In such case, we must fulfill certain obligations as required under the Cybersecurity Law and other applicable laws, including, among others, storing personal information and important data collected and produced within the PRC territory during our operations in China, which we have fulfilled in our business, and we may be subject to review when purchasing internet products and services. If a final version of the draft measures is adopted, we may be subject to review when conducting data processing activities, and may face challenges in addressing its requirements and make necessary changes to our internal policies and practices in data processing.
As of the date of this prospectus supplement, we have not been involved in any investigations on cybersecurity review made by the Cyberspace Administration of China on such basis, and we have not received any inquiry, notice, warning, or sanctions in such respect. Based on the foregoing, we and our PRC legal counsel do not expect that, as of the date of this prospectus supplement, the current applicable PRC laws on cybersecurity would have a material adverse impact on our business.
On July 6, 2021, the relevant PRC government authorities made public the Opinions on Strictly Cracking Down Illegal Securities Activities in Accordance with the Law. These opinions emphasized the need to strengthen the administration over illegal securities activities and the supervision on overseas listings by China-based companies and proposed to take effective measures, such as promoting the construction of relevant regulatory systems to deal with the risks and incidents faced by China-based overseas-listed companies. As these opinions are recently issued, official guidance and related implementation rules have not been issued yet and the interpretation of these opinions remains unclear at this stage. See “Risk Factors—Risks Relating to Doing Business in China—The approval of the CSRC or other PRC government authorities may be required in connection with this offering under PRC law, and, if required, we cannot predict whether or for how long we will be able to obtain such approval.” As of the date of this prospectus supplement, we have not received any inquiry, notice, warning, or sanctions regarding this offering from the CSRC or any other PRC government authorities. Based on the foregoing and the currently effective PRC laws, we and our PRC legal counsel are of the view that, as of the date of this prospectus supplement, these opinions do not have a material adverse impact on our business.
Based on the currently available information and independent due diligence work conducted by the Joint Sponsors, including but not limited to, (i) discussing with the management of the Company to understand, among others, the cybersecurity and data privacy control of the Company and imminent impact on the business of the Company caused by the current applicable PRC laws and the recent regulatory developments on cybersecurity; (ii) reviewing representations made by the Company in the responses to the due diligence questionnaire and the relevant supporting documents, and (iii) discussing with the PRC legal counsel on, among others, the potential impact and latest status of the aforementioned recent regulatory developments. Based on the foregoing facts and analysis and having considered the relevant due diligence conducted by the Joint Sponsors, nothing has come to the attention of the Joint Sponsors that would cause them to cast doubt on the reasonableness of the Company’s and the PRC legal counsel’s views that (i) they do not expect that, as of the date of this prospectus supplement, the current applicable PRC laws on cybersecurity would have a material adverse impact on the business of the Company and (ii) as of the date of this prospectus supplement, the Opinions on Strictly Cracking Down Illegal Securities Activities in Accordance with the Law do not have a material adverse impact on the business of the Company.

THE GLOBAL OFFERING
Public Offering Price
HK$      , or US$       , per Class A ordinary share
The Global Offering
We are offering 100,000,000 Class A ordinary shares in the Global Offering, consisting of an international offering of 90,000,000 Class A ordinary shares offered hereby, and a Hong Kong public offering of 10,000,000 Class A ordinary shares. The allocation of ordinary shares between the Hong Kong public offering and the international offering is subject to reallocation. For more information, see “Underwriting.”
Over-allotment Option
We have granted the international underwriters an option, exercisable by Goldman Sachs (Asia) L.L.C., on behalf of the international underwriters, up to 30 days from the day following the last day for the lodging of applications under the Hong Kong public offering, to require us to allot and issue up to 15,000,000 additional Class A ordinary shares (representing in aggregate 15% of the initial offer shares) to the international underwriters to, among other things, cover over-allocations in the international offering, if any.
Ordinary Shares Outstanding Immediately After the Global Offering
2,051,845,710 ordinary shares, consisting of 1,696,033,630 Class A ordinary shares (or 1,711,033,630 Class A ordinary shares if the Over-allotment Option is exercised in full) and 355,812,080 Class B ordinary shares, excluding 33,366,988 Class A ordinary shares issued to our depositary bank for bulk issuance of ADSs reserved for future issuances upon the exercise or vesting of awards granted under our share incentive plans.
Use of Proceeds
We will determine the offer price for both the international offering and the Hong Kong public offering by reference to, among other factors, the closing price of our ADSs on the last trading day before the pricing of the global offering, which is expected to be on or about August 6, 2021. The maximum offer price for the Hong Kong public offering is HK$150.00, or US$19.29, per Class A ordinary share (equivalent to US$38.58 per ADS). Assuming (i) the offering price is HK$150.00 per ordinary share, (ii) initially 90,000,000 Class A ordinary shares are allocated to the international offering and (iii) initially 10,000,000 Class A ordinary shares are allocated to the Hong Kong public offering, we estimate that we will receive net proceeds from the Global Offering of approximately HK$14.7 billion, or US$1.9 billion (or approximately HK$16.9 billion, or US$2.2 billion, if Goldman Sachs (Asia) L.L.C. exercises in full, on behalf of the international underwriters, their option to purchase additional ordinary shares), after deducting underwriting discounts and commissions and the estimated offering expenses payable by us. No fees or other remuneration will be paid by the underwriters to us or Inspired Elite Investments Limited for the loan of the ordinary shares discussed above in “Option to Purchase Additional Ordinary Shares.”

In line with our strategies, we intend to use the net proceeds from the Global Offering for the following purposes:
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45% of the net proceeds, or approximately HK$6.6 billion, allocated to research and development in the next 12 to 36 months to fund (i) the research and development of HPC BEV technologies, platforms, and future models, (ii) the research and development of intelligent vehicle and autonomous driving technologies, and (iii) the research and development of future EREV models in the next 12 to 30 months;

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45% of the net proceeds, or approximately HK$6.6 billion, to fund infrastructure expansion and marketing and promotion in the next 12 to 36 months to fund (i) the expansion of production capacity, (ii) the expansion of retail stores and delivery and servicing centers, (iii) the roll- out of HPC network, and (iv) marketing and promotion.

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10% of the net proceeds, or approximately HK$1.5 billion, for working capital and other general corporate purposes to support our business operation and growth in the next 12 months.

See “Use of Proceeds” for more information.
Lock-up
In connection with the Global Offering, we have agreed, subject to some exceptions, not to sell, transfer or dispose of, directly or indirectly, any of our ordinary shares, or ADSs representing the Class A ordinary shares, or any securities convertible into or exchangeable or exercisable for our ordinary shares, or ADSs representing the ordinary shares, for a period of six months after the date of the Hong Kong Underwriting Agreement. See “Shares Eligible for Future Sale” and “Underwriting” for more information.
Risk Factors
You should carefully read “Risk Factors” beginning on page S-27 and the other information included in this prospectus supplement and the accompanying prospectus, our 2020 Form 20-F and our current report on Form 6-K furnished to the SEC on July 26, 2021, as amended, as well as other documents incorporated by reference herein and therein, for a discussion of factors you should carefully consider before deciding to invest in our Class A ordinary shares.
Proposed Hong Kong Stock Exchange Code for the Ordinary Shares
We have applied to list our ordinary shares on the Hong Kong Stock Exchange under the stock code “2015.”
Payment and Settlement
The underwriters expect to deliver the ordinary shares against payment therefor through the facilities of the Central Clearing and Settlement System on or around            , 2021.

RISK FACTORS
An investment in our Class A ordinary shares involves significant risks. You should carefully consider the risks described below together with the risks described in our 2020 Form 20-F, Exhibit 99.1 to our current report on Form 6-K furnished to the SEC on July 26, 2021, as amended, and the other information contained in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference. Any of these risks could have a material adverse effect on our business, financial condition, and results of operations. In any such case, the market price of our Class A ordinary shares could decline, and you may lose all or part of your investment.
Please see “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” for information on where you can find the documents we have filed with or furnished to the SEC and which are incorporated by reference in this prospectus supplement.
Risks Relating to Our Business and Industry
We have a limited operating history and face significant challenges as a new entrant into our industry.
We were founded in 2015, started volume production of our first vehicle model, Li ONE, in November 2019, and delivered over 72,000 Li ONEs as of July 31, 2021. There is no historical basis for making judgments on the demand for our vehicles or our ability to develop, manufacture, and deliver vehicles, or our profitability in the future. It is difficult to predict our future revenues and appropriately budget for our expenses, and we may have limited insight into trends that may emerge and affect our business. You should consider our business and prospects in light of the risks and challenges we face as a new entrant into our industry, including with respect to our ability to continuously advance our EV technologies, such as EREV and HPC BEV technologies, to develop and manufacture safe, reliable, and quality vehicles that appeal to users; delivery and servicing of a large volume of vehicles; turn profitable; build a well-recognized and respected brand cost-effectively; expand our vehicle lineup; navigate the evolving regulatory environment; improve and maintain our operational efficiency; manage supply chain effectively; and adapt to changing market conditions, including technological developments and changes in competitive landscape; and manage our growth effectively.
While we currently focus on SUVs equipped with range extension systems, we will introduce new models in other categories or using other technologies that we have less experience in, such as BEV models or BEV technologies, as we may adjust our strategies and plans from time to time to remain competitive as a new entrant into our industry. If we fail to address any or all of these risks and challenges, our business may be materially and adversely affected.
Our ability to develop, manufacture, and deliver automobiles of high quality and appeal to users, on schedule, and on a large scale is unproven and still evolving.
The sustainability of our business depends, in large part, on our ability to timely execute our plan to develop, manufacture, and deliver on a large scale automobiles of high quality and appeal to users. The current annual production capacity of our own Changzhou manufacturing facility is 100,000 units with a utilization rate of approximately 36% in 2020, which we plan to fully utilize and increase to 200,000 vehicles in 2022. Our Changzhou manufacturing facility will continue to produce Li ONE and, with additional investment in necessary tooling and fixture upgrades, our planned full-size premium smart extended-range electric SUV. To date we have limited automobile manufacturing experience to balance production volume and vehicle quality and appeal, and therefore cannot assure you that we will be able to achieve our targeted production volume of commercially viable vehicles on a timely basis, or at all.
Our continued development, manufacturing, and delivery of automobiles of high quality to achieve our targeted production volume are and will be subject to risks, including with respect to:
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lack of necessary funding;

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delays or disruptions in our supply chain;

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delays in the research and development of technologies necessary for our vehicles;

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quality control deficiencies;

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compliance with environmental, workplace safety, and relevant regulations; and

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cost overruns.

Historically, automakers are expected to periodically introduce new and improved models to stay abreast of the market. To remain competitive, we may be required to introduce new vehicle models and perform facelifts on existing vehicle models earlier or more frequently than is originally planned. We cannot assure you that facelifts on Li ONE or any future models we launch will appeal to the users as we expect or that any introduction of new models or facelifts will not affect the sales of existing models.
Furthermore, we rely on third-party suppliers for the provision and development of many of the key components and materials used in our vehicles. To the extent our suppliers experience any difficulties in providing us with or developing necessary components, we could experience delays in delivering vehicles. Any delay in the development, manufacturing, and delivery of Li ONE or future models, or in performing facelifts to existing models, could subject us to user complaints and materially and adversely affect our reputation, demand for our vehicles, and our growth prospects.
Any of the foregoing could materially and adversely affect our business, financial condition, and results of operations.
We currently depend on revenues generated from a single model of vehicles and in the foreseeable future from a limited number of models.
Our business currently depends substantially on the sales and success of Li ONE, which is our only production model in the market until the introduction of our planned full-size premium smart extended-range electric SUV in 2022, and two more extended-range electric SUV models. Starting from 2023, we plan to launch at least two new HPC BEV models each year. To the extent our product variety and cycles do not meet consumer expectations, or cannot be achieved on our projected timelines and cost and volume targets, our future sales may be adversely affected. Given that for the foreseeable future our business will depend on a limited number of vehicle models, to the extent a particular model, such as our planned HPC BEV model, is not timely launched or well-received by the market, our sales volume could be materially and adversely affected, which in turn could materially and adversely affect our business, financial condition, and results of operations.
Our vehicles are designed and manufactured for Chinese families, and this is likely the case in the foreseeable future. If the demand for our vehicles significantly decreases, due to a significant change in the average spending power of Chinese families, significant decrease in the number of Chinese families, mismatched market positioning, or other reasons, our business, financial condition, results of operations, and prospects could be materially and adversely affected.
In addition, our single standard configuration with a flat price for Li ONE may not be as effective as we intend. We provide premium and technology features that are typically offered as costly add-ons by our competitors as standard in Li ONE, to save users’ time and money while alleviating our burden in production, sales, and support. However, we cannot assure you that such endeavors will succeed. Users may prefer personalized features based on diversified tastes and needs. In addition, our flat pricing could still exceed certain users’ budget significantly. To the extent that we are unable to meet various user needs in promoting our single standard configuration with flat pricing for Li ONE, our business may be materially and adversely affected.
We are subject to risks associated with EREVs.
EREVs accounted for only 2.8% of the NEV market in terms of sales volume in 2020, according to the CIC Report. EREV technologies are advanced technologies with limited instances of successful commercialization. There is no assurance that EREVs will be continue to be accepted by the market. Moreover, our business and future results of operations will depend on our ability to continue to develop our EREV technologies and improve the performance and efficiency in a cost-effective and timely manner. Our research and development efforts may not be sufficient to adapt to changes in the EREV technologies as well as developments in other EV technologies, including BEV technology, which may reduce the competitive advantages of EREV technology. As technologies evolve, we plan to upgrade or adapt our vehicles and introduce new models with the latest technologies, including EREV technologies. This will require us to invest resources in research and development and to cooperate effectively on new designs with our suppliers, develop actionable insights from data analysis and user feedback, and respond effectively to technological changes and policy and regulatory developments.
As a pioneer to successfully commercialize EREVs in China, we have limited experience to date in volume production of EREVs. We cannot assure you that we will be able to maintain efficient and automated manufacturing capabilities and processes, or reliable sources of component supply that will enable us to meet the quality, price, design, engineering, and production standards, as well as the production volumes to satisfy the market demand for Li ONE and future models.
We also believe that user confidence in EREVs is essential in promoting our vehicles. As a result, consumers will be less likely to purchase our EREVs if they are not convinced of the technical and functional superiority of EREVs. Any defects in or significant malfunctioning of the range extension system, or any negative perceptions of EREVs with or without any grounds, may weaken consumer confidence in EREVs, cause safety concerns among consumers and negatively impact our brand name, financial condition, and results of operations. Similarly, suppliers and other third parties will be less likely to invest time and resources in developing business relationships with us if they are not convinced that our business will succeed.
We recorded net losses and had negative net cash flows from operations in the past, and we have not been profitable, which may continue in the future.
We have not been profitable since our inception. We incurred net loss of RMB1.5 billion, RMB2.4 billion, RMB151.7 million (US$23.1 million), and RMB360.0 million (US$54.9 million) in 2018, 2019, and 2020 and for the three months ended March 31, 2021, respectively. We expect to continue to incur widening net loss in 2021 primarily due to our continuing investments in (i) the research and development of our future models and autonomous driving solutions, and (ii) the expansion of our production facilities and sales and servicing network. In addition, we had negative net cash flows from operating activities of RMB1.3 billion and RMB1.8 billion in 2018 and 2019, respectively. In 2020 and for the three months ended March 31, 2021, we had positive net cash flows from operating activities of RMB3.1 billion (US$479.2 million) and RMB926.3 million (US$141.4 million), respectively. We made capital expenditures of RMB970.7 million, RMB952.9 million, RMB675.2 million (US$103.1 million), and RMB356.1 million (US$54.4 million) in 2018, 2019, and 2020 and for the three months ended March 31, 2021, respectively. The pressure on us to generate or maintain positive cash flow may be further exacerbated by our contractual obligations, including capital commitments, operating lease obligations, purchase obligations, finance leases and borrowings. We expect to continue to invest in the production ramp-up of Li ONE, expansion of the Changzhou manufacturing facility, expansion of retail stores, galleries, and delivery and servicing centers, and research and development to further expand our business. These investments may not result in revenue increase, or at all, and we may have negative net cash flows from operations again in the future.
We may not generate sufficient revenues or continue to incur substantial losses for a number of reasons, including lack of demand for our vehicles, increasing competition, and other risks discussed herein, and we may incur unforeseen expenses, or encounter difficulties, complications, or delays in deriving revenues or achieving profitability.
Our research and development efforts may not yield the results as expected.
As an emerging automaker, we heavily rely on research and development to establish and strengthen our market position. We develop electric vehicle technologies, such as next-generation EREV powertrain system, high C-rate battery, high-voltage platform, ultra-fast charging technologies, autonomous driving technologies, next-generation intelligent cockpit, operating systems, and computing platforms. In 2018, 2019, and 2020 and for the three months ended March 31, 2021, our research and development expenses amounted to RMB793.7 million, RMB1.2 billion, RMB1.1 billion (US$167.9 million), and RMB514.5 million (US$78.5 million), respectively. Our research and development expenses accounted for 11.6% and 14.4% of our total revenues in 2020 and for the three months ended March 31, 2021, respectively. As technologies evolve, we plan to upgrade or adopt our vehicles and introduce new models with latest technologies, which will require us to invest resources in research and development. Therefore, we expect that our research and development expenses will continue to be significant. As research and development activities are inherently uncertain, we cannot assure you that we will continue to achieve desirable developments from our research and development activities and successfully commercialize such developments. Consequently, our significant research and development efforts may not yield the results as expected. If our research and development efforts fail to keep up with the latest technological developments, we could suffer a decline in our competitive position, which may materially and adversely affect our business, financial condition, and results of operations.
We could experience disruptions in supply of raw materials or components used in our vehicles from our suppliers, some of which are our single-source suppliers for the components they supply.
Li ONE uses over 1,900 parts, including battery cells and semiconductor chips, that we source from over 190 suppliers, some of which are currently our single-source suppliers selected from two or more suppliers that are readily available in the market for these components, and we expect that this may continue for our future vehicles that we may produce. We also rely on key raw materials, such as steel and aluminum, sourced from our suppliers. The supply chain exposes us to multiple potential sources of delivery failure or component shortages. Although we reserve the flexibility to obtain components from multiple sources whenever possible, similar to other players in our industry, many of the components used in our vehicles are purchased by us from a single source. Following the disruptions to semiconductor manufacturers due to the COVID-19 pandemic and an increase in global demand for personal computers for work-from-home economies, there is an ongoing global chip shortage, which would materially and adversely affect the automotive industry. The supply chain exposes us to multiple potential sources of delivery failure or component shortages.
We do not control our suppliers or their business practices. Accordingly, we cannot guarantee that the quality of the components manufactured by them will be consistent and maintained to a high standard. Any defects of or quality issues with these components or any noncompliance incidents associated with these third-party suppliers could result in quality issues with our vehicles and hence compromise our brand image and results of operations. Additionally, we cannot guarantee the suppliers’ compliance with ethical business practices, such as environmental responsibilities, fair wage practices, and compliance with child labor laws, among others. A lack of demonstrated compliance could lead us to seek alternative suppliers, which could increase our costs and results in delayed delivery of our products, product shortages, or other disruptions of our operations.
Furthermore, qualifying alternate suppliers or developing our own replacements for certain highly customized components of Li ONE may be time consuming and costly. Any disruption in the supply of components, whether or not from a single-source supplier, could temporarily disrupt production of our vehicles until an alternative supplier is fully qualified by us or is otherwise able to supply us the required material. We cannot assure you that we would be able to successfully retain alternative suppliers or supplies on a timely basis, on acceptable terms, or at all. Changes in business conditions, force majeure, government changes, or other factors beyond our control or anticipation, could also affect our suppliers’ ability to deliver components to us on a timely basis. Moreover, if we experience a significant increase in demand or need to replace our existing suppliers, there can be no assurance that additional supplies will be available when required on terms that are favorable to us, or at all, or that any supplier would allocate sufficient supplies to us in order to meet our requirements or fill our orders in a timely manner. Any of the foregoing could materially and adversely affect our business, financial condition, results of operations, and prospects.

Orders for Li ONE may be canceled by users despite their deposit payment and online confirmation.
Our users may cancel their orders for many reasons outside of our control, and we have experienced cancelation of orders in the past. In addition, users may terminate their orders even after they have paid deposits and waited for 24 hours upon which their orders automatically become confirmed orders and the deposits become non-fundable. The potentially long wait from reservation to delivery could also impact user decisions on whether to ultimately make a purchase, due to potential changes in preferences, competitive developments, and other factors. If we encounter delays in the deliveries of Li ONE or future vehicle models, a significant number of orders may be canceled. As a result, we cannot assure you that orders will not be canceled and will ultimately result in the final purchase, delivery, and sale of the vehicles. Such cancelations could harm our business, brand image, financial condition, results of operations, and prospects.
Changes in PRC government policies that are favorable for NEVs or domestically manufactured vehicles could materially and adversely affect our business, financial condition, results of operations, and prospects.
The growth of our business benefits from PRC government policies at central and local levels that support the development of NEVs and domestically manufactured vehicles. There are uncertainties about governments’ support for HPC network, which is essential to our plan to launch HPC BEVs.
The PRC government has been implementing strict vehicle emission standards for ICE vehicles. On December 28, 2018, the PRC State Administration for Market Regulation, or the SAMR and the PRC National Standardization Administration jointly issued the Electric Vehicle Energy Consumption Standards, effective on July 1, 2019, to regulate electric vehicles regarding their energy efficiency. As an EREV, Li ONE is equipped with both an ICE-based range extension system and electric motors, and is thus required to comply with both standards. If the electric vehicle energy consumption standards and vehicle emission standards become significantly stricter, we may incur significant costs to obtain advanced energy technology to upgrade our vehicles or design new vehicles if we are able to at all, which could materially and adversely affect our business, financial condition, results of operations, and prospects.
In addition, changes in classification of NEVs and license plate policies have affected, and may continue to affect our business. In certain cities in China, municipal governments impose quotas and lottery or bidding systems to limit the number of license plates issued to ICE vehicles, but exempt NEVs from these restrictions to incentivize the development of the NEV market. Nevertheless, in January 2018, the Beijing municipal government announced that it would only allow BEVs to be considered the NEVs exempt from the license plate restrictions, and EREVs would be treated as ICE vehicles in Beijing for the purposes of obtaining license plates. On December 10, 2018, the NDRC, promulgated the Provisions on Administration of Investment in Automotive Industry, effective on January 10, 2019, which categorize EREVs as electric vehicles, although its impact on the Beijing municipal government’s license plate policy remained uncertain. Similarly, in February 2021, the local counterpart of the NDRC and other four governmental authorities in Shanghai announced similar arrangements that only BEVs would be considered the NEVs exempt from the license plate restrictions starting from January 1, 2023. As a result, Li ONEs sold in Beijing and Shanghai may not enjoy the exemptions from the license plate restrictions available to the BEVs. Two of the major markets for Li ONEs are Beijing and Shanghai, whose respective cumulative sales volume accounts for 6.3% and 9.4% of our total cumulative sales volume as of April 30, 2021, according to the CIC Report. It is uncertain whether the arrangements regarding license plate restrictions will reduce the demand for EREVs, and Li ONEs in particular, in Beijing and Shanghai. Although we are currently not aware of any government plan to adopt similar measures in areas other than Beijing and Shanghai, changes in government policies on the classification of NEVs and license plates, at a local or central level, may materially and adversely affect the demand for Li ONE and our future vehicles, which in turn could materially and adversely affect our business, results of operations, financial conditions, and prospects.
Furthermore, changes in government incentives or subsidies to support NEVs could adversely affect our business. EREVs enjoy certain favorable government incentives and subsidies, including exemption from vehicle purchase tax, one-time government subsidies, exemption from license plate restrictions in certain cities, exemption from driving restrictions in certain cities, and preferential utility rates for charging facilities. However, China’s central government has begun implementing a phase-out schedule for the subsidies provided for purchasers of certain NEVs, which provided that the amount of subsidies provided for purchasers of certain NEVs in 2019 and 2020 would be reduced by 48% as compared to 2017 levels. In April 2020, the PRC Ministry of Finance and other national regulatory authorities issued a circular to extend the original end date of subsidies for NEV purchasers to the end of 2022 and reduce the amount of subsidies in 10% increments each year commencing from 2020. However, only NEVs with an MSRP of RMB300,000 or less before subsidies are eligible for such subsidies starting from July 2020, and the MSRP of Li ONE is higher than the threshold. Li ONE used to be eligible for a government subsidy of RMB10,000 per individual buyer before April 2020, which already had been effectively reflected in the then MSRP of RMB328,000 (approximately US$50,000). Such government subsidy was reduced to RMB8,500 per individual buyer from April to July 2020. After July 2020, Li ONE is no longer eligible for such government subsidy. The MSRP of the Li ONE had remained to be RMB328,000 (approximately US$50,000), regardless of whether Li ONE is eligible for the government subsidy, until the release of the 2021 Li ONE on May 25, 2021. Therefore, the phase- out and cease of the government subsidies have resulted in a decrease of our revenues per vehicle.
Moreover, there is no guarantee that we will be able to successfully commercialize or otherwise offer vehicles that meet this subsidy threshold. We cannot assure you that any further changes would be favorable to our business. Furthermore, any reduction, elimination or discriminatory application of government subsidies and economic incentives because of policy changes, the reduced need for such subsidies and incentives due to the perceived success of NEVs, fiscal tightening or other factors may affect government incentives or subsides and result in the diminished competitiveness of the NEV industry generally.
Our vehicles sales are also impacted by government policies including tariffs on imported cars. According to an announcement by the PRC government, the tariff on imported passenger vehicles (other than those originating in the United States of America) was reduced to 15% starting from July 1, 2018. As a result, pricing advantage of domestically manufactured vehicles could be diminished. Pursuant to the Special Administrative Measures for Market Access of Foreign Investment (2020), or the 2020 Negative List, which is jointly promulgated by the NDRC and the Ministry of Commerce and became effective on July 23, 2020, there is no limit on foreign ownership of automakers for NEVs. In addition, the limits on foreign ownership of automakers for ICE passenger vehicles would be lifted by 2022. As a result, foreign NEV competitors and in the future foreign ICE automakers could build wholly-owned facilities in China without the need for a domestic joint venture partner. For example, Tesla has completed its construction of a factory in Shanghai without a joint venture partner and has begun operations. These changes could intensify market competition and reduce our pricing advantage, which in turn could materially and adversely affect our business, results of operations, financial conditions, and prospects.
The global shortage in the supply of semiconductor chips may disrupt our operations and adversely affect our business, results of operations, and financial condition.
Since October 2020, the supply of semiconductor chips used for automotive manufacturing has been subject to a global shortage following the disruption to semiconductor manufacturers due to the COVID-19 pandemic and an increase in global demand for personal computers for work-from-home economies. Although as of the date of this prospectus supplement, we had not experienced any disruption in the manufacture of our vehicles due to a shortage in the supply of chips, we cannot assure you that we will be able to continue to obtain sufficient amount of chips or other semiconductor components at a reasonable cost. In addition, similar to other components, many of the semiconductor components used in our vehicles are purchased by us from a single source although we reserve the flexibility to obtain the components from multiple sources. If the suppliers for the semiconductor components become unable to meet our demand on acceptable terms, or at all, we may be required to switch to other suppliers, which could be time consuming and costly. If we fail to find alternative suppliers in time, or at all, our production and deliveries could be materially disrupted, which may materially and adversely affect our business, results of operations, and financial condition.

The global shortage in the supply of battery packs may disrupt our operations and adversely affect our business, results of operations, and financial condition.
Our vehicles currently make use of lithium-ion battery cells, which we purchase from third-party suppliers. The prices for the battery cells fluctuate, and their available supply may be unstable, depending on market conditions and global demand for the battery cells and the materials used in the battery cells, such as lithium, nickel, cobalt, and manganese. There is a looming shortage of battery packs since mid-2020 as a result of an increase in global demand due to increased production of NEVs, rising demand for raw material of battery cells, and the disruption in the supply chain due to the COVID-19 pandemic. Although as of the date of this prospectus supplement, we had not experienced any disruption in the manufacture of our vehicles due to a shortage in the supply of battery packs, we cannot assure you that we will be able to continue to obtain sufficient amount of battery packs at a reasonable cost. Our business is dependent on the continued supply of battery packs used in our vehicles. We purchase battery pack from CATL, with which we have developed close partnership for battery packs. If CATL becomes unable to meet our demand on acceptable terms, or at all, we may be required to switch to alternative suppliers. Any disruption in the supply of battery packs from CATL could disrupt production of our vehicles until such time as we find an alternative supplier. There can be no assurance that we would be able to successfully retain alternative suppliers on a timely basis, on acceptable terms or at all. If we fail to find alternative suppliers in time, our production and deliveries could be materially disrupted, which may materially and adversely affect our business, results of operations, and financial condition.
If we fail to effectively manage our inventory, our financial condition, results of operations, and prospects may be materially and adversely affected.
We are exposed to inventory risks that may adversely affect our financial condition, results of operations, and prospects as a result of increased competition, seasonality, new model launches, rapid changes in vehicle life cycles and pricing, defective vehicles, changes in consumer demand and consumer spending patterns, and other factors. In order to operate our business effectively and meet our users’ demands and expectations, we must maintain a certain level of inventory to avoid overstocking or understocking issues and ensure timely delivery. We determine our level of inventory based on our experience and assessment of user demands and number of orders from users.
However, forecasts are inherently uncertain, and the demand for our vehicles may change between the order date and the projected delivery date. If we fail to accurately forecast the demand, we may experience inventory obsolescence and inventory shortage risk. Inventory levels in excess of demand may result in inventory write-downs or write-offs and the sale of excess inventory at discounted prices, which could adversely affect our profitability. We did not recognize inventory write-downs in 2018, 2019, and 2020 and for the three months ended March 31, 2020 and 2021. In addition, if we underestimate the demand for our vehicles, we may not be able to manufacture a sufficient number of vehicles to meet such unanticipated demand, which could result in delays in the delivery of our vehicles and harm our reputation.
Any of the above may materially and adversely affect our financial condition and results of operations. As we plan to continue to expand our vehicle offerings, we may continue to face challenges in effectively managing our inventory.
We may be compelled to undertake product recalls or other actions, which could adversely affect our brand image, financial condition, results of operations, and growth prospects.
We may be subject to adverse publicity, damage to our brand, and costs for recalls of our vehicles. Effective on November 7, 2020, we voluntarily recalled 10,469 Li ONEs produced on or before June 1, 2020 to replace, free of charge, the control arm ball joint of the front suspension on these Li ONEs in accordance with the requirements by the SAMR. Li ONEs produced after June 1, 2020 are already equipped with an upgraded version of the control arm ball joint of the front suspension. As of the date of this prospectus supplement, we completed over 98.5% of all the replacements and are not aware of any material accidents due to any defects in the control arm ball joint of the front suspension being replaced.

In the future, we may at various times, voluntarily or involuntarily, initiate a recall if any of our vehicles, including any systems or parts sourced from our suppliers, prove to be defective or noncompliant with applicable laws and regulations. Such recalls, whether voluntary or involuntary, could involve significant expense and could adversely affect our brand image in our target markets, as well as our business, financial condition, results of operations, and growth prospects.
Our business plans require a significant amount of capital. In addition, our future capital needs may require us to issue additional equity or debt securities that may dilute our shareholders or introduce covenants that may restrict our operations or our ability to pay dividends.
We will need significant capital to, among other things, conduct research and development, expand our production capacity, and roll out our retail stores, galleries, and delivery and servicing centers. As we ramp up our production capacity and operations we may also require significant capital to maintain our property, plant, and equipment and such costs may be greater than what we currently anticipate. We expect that our level of capital expenditures will be significantly affected by consumer demand for our products and services. The fact that we have a limited operating history means we have limited historical data on the demand for our products and services. As a result, our future capital requirements may be uncertain and actual capital requirements may be different from what we currently anticipate. We may seek equity or debt financing to finance a portion of our capital expenditures. Such financing might not be available to us in a timely manner or on terms that are acceptable, or at all. If we cannot obtain sufficient capital on acceptable terms, our business, financial condition, and prospects may be materially and adversely affected.
Our ability to obtain the necessary financing to carry out our business plan is subject to a number of factors, including general market conditions and investor acceptance of our business plan. These factors may make the timing, amount, terms and conditions of such financing unattractive or unavailable to us. If we are unable to raise sufficient funds, we will have to significantly reduce our spending, delay or cancel our planned activities, or substantially change our corporate structure. As of December 31, 2018 and 2019, we had shareholders’ deficit of RMB2.4 billion and RMB5.7 billion, respectively. As of December 31, 2020 and March 31, 2021, we had shareholders’ equity of RMB29.8 billion (US$4.5 billion) and RMB29.7 billion (US$4.5 billion), respectively. We may have shareholders’ deficit balance in the future, which may limit our ability to obtain financing and materially and adversely affect our liquidity and financial condition. We might not be able to obtain any funding or service any of the debts we incurred, and we might not have sufficient resources to conduct our business as projected, both of which could mean that we would be forced to curtail or discontinue our operations.
In addition, our future capital needs and other business reasons could require us to issue additional equity or debt securities or obtain a credit facility. The issuance of additional equity or equity-linked securities could dilute our shareholders and our memorandum and articles of association do not contain any anti-dilution provision. The incurrence of indebtedness would result in an increase in debt service obligations and could result in operating and financing covenants that would restrict our operations or our ability to pay dividends to our shareholders.
Our business is subject to various evolving PRC laws and regulations regarding data privacy and cybersecurity. Failure of cybersecurity and data privacy concerns could subject us to penalties, damage our reputation and brand, and harm our business and results of operations.
We face significant challenges with respect to cybersecurity and data privacy, including the storage, transmission, and sharing of confidential information. We transmit and store confidential and private information of our users, such as personal information, including names, user accounts, passwords, and payment or transaction-related information.
We are subject to various regulatory requirements relating to cybersecurity and data privacy, including, without limitation the PRC Cybersecurity Law. See “Regulations—Regulations on Internet Information Security and Privacy Protection” in the Exhibit 99.1 to our current report on Form 6-K furnished to the SEC on July 26, 2021, as amended. We are required by these laws and regulations to ensure the confidentiality, integrity, availability, and authenticity of the information of our users and distributors, which is also essential to maintaining their confidence in our vehicles and services. We have adopted strict information security policies and deployed advanced measures to implement the policies, including, among others, advanced encryption technologies. However, advances in technology, an increased level of sophistication and diversity of our products and services, an increased level of expertise of hackers, new discoveries in the field of cryptography or others can still result in a compromise or breach of our websites, the Li Auto App, or our vehicles’ electronic systems. If we are unable to protect our systems, and hence the information stored in our systems, from unauthorized access, use, disclosure, disruption, modification, or destruction, such problems or security breaches could cause a loss, give rise to our liabilities to the owners of confidential information, or subject us to fines and other penalties. In addition, complying with various laws and regulations could cause us to incur substantial costs or require us to change our business practices, including our data practices, in a manner adverse to our business, nor any material impact on the disclosure, including PRC counsel's opinion, taken as whole, as stated in “Risk Factors—Risk Relation to Our Corporate Structure—If the PRC government deems that our contractual arrangements with our VIEs do not comply with PRC regulatory restrictions on foreign investment in the relevant industries, or if these regulations or the interpretation of existing regulations change in the future, we could be subject to severe penalties or be forced to relinquish our interests in those operations.” and “Risk Factors—Risks Relating to Doing Business in China—The approval of the CSRC or other PRC government authorities may be required in connection with our offshore offerings under PRC law, and, if required, we cannot predict whether or for how long we will be able to obtain such approval.”
In addition, regulatory requirements on cybersecurity and data privacy are constantly evolving and can be subject to varying interpretations or significant changes, resulting in uncertainties about the scope of our responsibilities in that regard. For example, the Cyberspace Administration of China issued the Several Provisions on Automobile Data Security Management (Draft for Comments) on May 12, 2021, which further elaborates the principles and requirements for the protection of personal information and important data in the automotive industry, and defines any enterprise or institution engaging in the automobile design, manufacture, and service as a relevant operator. Such operator is required to process personal information or important data in accordance with applicable laws during the automobile design, manufacture, sales, operation, maintenance, and management. On June 10, 2021, the Standing Committee of the National People’s Congress promulgated the PRC Data Security Law, which will take effect in September 2021. The Data Security Law provides for a security review procedure for the data activities that may affect national security. Furthermore, Measures for Cybersecurity Review, which became effective on June 1, 2020, set forth the cybersecurity review mechanism for critical information infrastructure operators, and provided that critical information infrastructure operators who intend to purchase internet products and services that affect or may affect national security shall be subject to a cybersecurity review. On July 10, 2021, the Cyberspace Administration of China published the Measures for Cybersecurity Review (Revised Draft for Comments), which further restates and expands the applicable scope of the cybersecurity review. Pursuant to the draft measures, critical information infrastructure operators that intend to purchase internet products and services and data processing operators engaging in data processing activities that affect or may affect national security must be subject to the cybersecurity review. The draft measures further stipulate that if an operator has personal information of over one million users and intends to be listed in a foreign country, it must be subject to the cybersecurity review. See “Regulations—Regulations on Internet Information Security and Privacy Protection” in the Exhibit 99.1 to our current report on Form 6-K furnished to the SEC on July 26, 2021, as amended. As advised by our PRC legal counsel, the draft measures were released for public comment only, and its operative provisions and the anticipated adoption or effective date may be subject to change with substantial uncertainty. The draft measures remain unclear on whether the relevant requirements will be applicable to companies that intend to be listed in Hong Kong or companies that have been listed in the United States and intend to be listed in Hong Kong, such as us. Furthermore, the exact scope of “critical information infrastructure operators” under the draft measures and the current regulatory regime remains unclear, and the PRC government authorities may have wide discretion in the interpretation and enforcement of these laws. Therefore, it is uncertain whether we would be deemed as a critical information infrastructure operator under PRC law. It also remains uncertain whether the future regulatory changes would impose additional restrictions on companies like us. We cannot predict the impact of the draft measures, if any, at this stage, and we will closely monitor and assess any development in the rule-making process. If the enacted version of the draft measures mandates clearance of cybersecurity review and other specific actions to be completed by companies like us, we face uncertainties as to whether such clearance can be timely obtained, or at all. If we are not able to comply with the cybersecurity and data privacy requirements in a timely manner, or at all, we may be subject to government enforcement actions and investigations, fines, penalties, suspension of our non-compliant operations, or removal of our app from the relevant application stores, among other sanctions, which could materially and adversely affect our business and results of operations.
Our warranty reserves may be insufficient to cover future warranty claims, which could adversely affect our financial condition and results of operations.
We provide a five-year or 100,000-kilometer limited warranty for new vehicles, and an eight-year or 120,000-kilometer limited warranty for battery packs, electric motors, and electric motor controllers. Currently, we also offer each initial owner extended lifetime warranty, subject to certain conditions. Our warranty program is similar to other automakers’ warranty programs and is intended to cover all parts and labor to repair defects in material or workmanship in the body, chassis, suspension, interior, electric systems, battery, powertrain, and brake system. It also covers free road assistance under the warranty coverage. We plan to record and adjust warranty reserves based on changes in estimated costs and actual warranty costs. However, because we only started the volume production of Li ONE in November 2019, our experience with warranty claims regarding our vehicles or with estimating warranty reserves is limited. We cannot assure you that our warranty reserves will be sufficient to cover future warranty claims. We could, in the future, become subject to a significant and unexpected warranty claims, resulting in significant expenses, which would in turn materially and adversely affect our financial condition, results of operations, and prospects.
We have granted, and may continue to grant options and other types of awards under our share incentive plan, which may result in increased share-based compensation expenses.
We adopted a share incentive plan in July 2019, or the 2019 Plan, for the purpose of granting share- based compensation awards to employees, directors, and consultants to incentivize their performance and align their interests with ours. We further adopted the 2020 Share Incentive Plan, or the 2020 Plan, in July 2020 and the 2021 Share Incentive Plan, or the 2021 Plan, in March 2021, in each case for the same purpose. Under the 2019 Plan, 2020 Plan, and 2021 Plan, we are authorized to grant options and other types of awards. The maximum number of Class A ordinary shares that may be issued pursuant to all awards under the 2019 Plan is 141,083,452. The maximum number of Class A ordinary shares that may be issued pursuant to all awards under the 2020 Plan is 165,696,625. The maximum number of Class B ordinary shares that may be issued pursuant to all awards under the 2021 Plan is 108,557,400, all of which had been granted as CEO Award Shares and will be converted to Class A ordinary shares on a one-to-one basis with effect immediately upon the Listing. See “Item 6. Directors, Senior Management and Employees—B. Compensation—Share Incentive Plans” in our 2020 Form 20-F, which is incorporated in this prospectus supplement by reference. As of the date of this prospectus supplement, awards to purchase an aggregate amount of 55,393,578 Class A ordinary shares under the 2019 Plan and awards to purchase an aggregate amount of 35,792,086 Class A ordinary shares under the 2020 Plan had been granted and were outstanding, excluding awards that were forfeited or canceled after the relevant grant dates. On March 8, 2021, we granted options to purchase 108,557,400 Class B ordinary shares under our 2021 Share Incentive Plan to Mr. Xiang Li, our chairman and chief executive officer, with certain performance-based vesting conditions. On May 5, 2021, our board approved to replace such options with the same amount of Class B ordinary shares under the same plan, all of which have become vested upon grant on May 5, 2021, subject to certain undertakings of restrictions by Mr. Li based on certain performance conditions substantially similar to the vesting conditions of the options being replaced. These Class B ordinary shares will be converted to Class A ordinary shares on a one-to-one basis with effect immediately upon the Listing.
We believe the granting of share-based awards is of significant importance to our ability to attract and retain key personnel and employees, and we will continue to grant share-based compensation to employees in the future. As a result, our expenses associated with share-based compensation may increase, which may have an adverse effect on our results of operations.

Furthermore, perspective candidates and existing employees often consider the value of the equity awards they receive in connection with their employment. Thus, our ability to attract or retain highly skilled employees may be adversely affected by declines in the perceived value of our equity or equity awards. Furthermore, there are no assurances that the number of shares reserved for issuance under our share incentive plans will be sufficient to grant equity awards adequate to recruit new employees and to compensate existing employees.
As our patents may expire and may not be extended, our patent applications may not be granted, and our patent rights may be contested, circumvented, invalidated, or limited in scope, our patent rights may not protect us effectively. In particular, we may not be able to prevent others from developing or exploiting competing technologies, which could materially and adversely affect our business, financial condition, and results of operations.
As of March 31, 2021, we had 893 issued patents and 749 pending patent applications in China. We cannot assure you that all our pending patent applications will result in issued patents. Even if our patent applications succeed and we are issued patents accordingly, it is still uncertain whether these patents will be contested, circumvented, or invalidated in the future. In addition, the rights granted under any issued patents may not provide us with meaningful protection or competitive advantages. The claims under any patents may not be broad enough to prevent others from developing technologies that are similar or that achieve results similar to ours. It is also possible that the intellectual property rights of others could bar us from licensing and exploiting our patents. Numerous patents and pending patent applications owned by others exist in the fields where we have developed and are developing our technology. These patents and patent applications might have priority over our patent applications and could subject our patent applications to invalidation. Finally, in addition to those who may claim priority, any of our existing patents or pending patent applications may also be challenged by others on the basis that they are otherwise invalid or unenforceable.
We might not be able to fulfil our obligation in respect of deferred revenue, which might have impact on our cash or liquidity position.
Our recognition of deferred revenue is subject to future performance obligations. Our deferred revenue mainly includes the transaction price allocated to the performance obligations that are unsatisfied, or partially satisfied, which mainly arises from the undelivered vehicles, charging stalls, vehicle internet connection services, FOTA upgrades, and extended lifetime warranties for initial owners, as well as customer loyalty points offered in connection with the purchase of Li ONE. We may have multiple performance obligations identified in one vehicle sales contract and the purchase price for sales of our vehicles and all embedded products and services to a user for which we have received consideration, or an amount of consideration is due, from the user, is recorded as deferred revenue. Due to potential future changes in user preferences and the need for us to satisfactorily perform product support and other services, deferred revenue at any particular date may not be representative of actual revenue for any current or future period. Any failure to fulfil the obligations in respect of deferred revenue may have an adverse impact on our results of operations and liquidity.
Fluctuation of fair value change of short-term and long-term investments that we made may adversely affect our financial condition, results of operations, and prospects.
During 2018, 2019, 2020, and the three months ended March 31, 2021, our short-term investments primarily consisted of investments in financial instruments with variable interest rates and maturity dates within one year, and our long-term investments primarily consisted of investments in publicly traded companies and privately-held companies. The methodologies that we use to assess the fair value of the short-term and long-term investments involve a significant degree of management judgment and are inherently uncertain. In addition, we are exposed to credit risks in relation to our short-term and long-term investments, which may adversely affect the net changes in their fair value. We cannot assure you that market conditions will create fair value gains on our short-term and long-term investments or we will not incur any fair value losses on our short-term and long-term investments in the future. If we incur such fair value losses, our financial condition, results of operations, and prospects may be adversely affected.

We are or may be subject to risks associated with strategic alliances or acquisitions.
We have entered into and may in the future enter into strategic alliances, including joint ventures or minority equity investments, with various third parties to further our business purpose from time to time. These alliances could subject us to a number of risks, including risks associated with sharing proprietary information, non-performance by third parties, and increases in expenses in establishing new strategic alliances, any of which may materially and adversely affect our business. We may have limited ability to monitor or control the actions of these third parties and, to the extent any of these third parties suffers negative publicity or harm to their reputation from events relating to their businesses, we may also suffer negative publicity or harm to our reputation by virtue of our association with any such third party.
In addition, if appropriate opportunities arise, we may acquire additional assets, products, technologies, or businesses that are complementary to our existing business. In addition to possible shareholder approval, we may have to obtain approvals and licenses from relevant government authorities for the acquisitions and to comply with any applicable PRC laws and regulations, which could result in increasing delay and costs, and may derail our business strategy if we fail to do so. Moreover, the costs of identifying and consummating acquisitions may be significant. Furthermore, past and future acquisitions and the subsequent integration of new assets and businesses into our own require significant attention from our management and could result in a diversion of resources from our existing business, which in turn could have an adverse effect on our operations. Acquired assets or businesses may not generate the financial results we expect. Acquisitions could result in the use of substantial amount of cash, potentially dilutive issuances of equity securities, the occurrence of significant goodwill impairment charges, amortization expenses for other intangible assets, and exposure to potential unknown liabilities of the acquired business. As of December 31, 2018, 2019, and 2020 and March 31, 2021, we had net intangible assets of RMB671.4 million, RMB673.9 million, RMB683.3 million (US$104.3 million), and RMB684.6 million (US$104.5 million), respectively, which primarily consist of the automotive manufacturing permission, software, and patents. We test finite-lived intangible assets for impairment if impairment indicators arise. The indefinite-lived intangible assets are tested for impairment annually or more frequently if events or changes in circumstances indicate that the carrying value of the assets may not be recoverable. Although we recorded no impairment of intangible assets for the years ended December 31, 2018, 2019, and 2020 and for the three months ended March 31, 2021, any significant impairment loss charged against our intangible assets could materially and adversely affect our business, financial condition, and results of operations.
Furthermore, any acquired business may be involved in legal proceedings originating from historical periods prior to the acquisition, and we may not be fully indemnified, or at all, for any damage to us resulting from such legal proceedings, which could materially and adversely affect our financial position and results of operations.
If we update our manufacturing equipment more quickly than expected, we may have to shorten the useful lives of any equipment to be retired as a result of any such update, and the resulting acceleration in our depreciation could negatively affect our financial results.
We have invested and expect to continue to invest significantly in what we believe is modern tooling, machinery, and other manufacturing equipment for the product lines where Li ONE is manufactured, and we depreciate the cost of such equipment over their expected useful lives. However, manufacturing technology may evolve rapidly, and we may decide to update our manufacturing process with advanced equipment more quickly than expected. Moreover, as our engineering and manufacturing expertise and efficiency increase, we may be able to manufacture our products using less of our installed equipment. The useful life of any equipment that would be retired early as a result would be shortened, causing the depreciation on such equipment to be accelerated, and to the extent we own such equipment, our results of operations could be negatively impacted. We are planning on the reconfiguration of our Changzhou factory for our new model pipeline, especially the full-size premium SUV based on the X platform to be launched in 2022. The investment for the expansion and reconfiguration of our Changzhou factory is estimated to be approximately RMB1.6 billion, over 65% will be used for the purchase of production facilities and the remaining will be used for construction of manufacturing plants. Our increased investment in the manufacturing plants will result in an increase in depreciation cost upon expansion of our Changzhou factory, which could adversely affect our financial condition and results of operations.
Certain of our directors have been named as defendants in several shareholder class action lawsuits.
Several putative shareholder class action lawsuits have been filed against certain of our directors. We are currently unable to estimate the potential loss, if any, associated with the resolution of such lawsuits, if they proceed. We anticipate that we or certain of our directors or officers may be a target for lawsuits in the future, including putative class action lawsuits brought by our shareholders and lawsuits against our directors and officers as a result of their position in other public companies. We cannot assure you that our directors or officers and we will be able to prevail in their defense or reverse any unfavorable judgment on appeal, and our directors or officers and we may decide to settle lawsuits on unfavorable terms. Any adverse outcome of these cases, including any plaintiffs’ appeal of the judgment in these cases, could result in payments of substantial monetary damages or fines, or changes to our business practices, and thus materially and adversely affect our business, financial condition, results of operation, cash flows, and reputation. In addition, we cannot assure you that our insurance carriers will cover all or part of the defense costs, or any liabilities that may arise from these matters. The litigation process may utilize a significant portion of our cash resources and divert management’s attention from the day-to-day operations of our company, all of which could harm our business. We also may be subject to claims for indemnification related to these matters, and we cannot predict the impact that indemnification claims may have on our business or financial performance.
Risks Relating to Our Corporate Structure
If the PRC government deems that our contractual arrangements with our VIEs do not comply with PRC regulatory restrictions on foreign investment in the relevant industries, or if these regulations or the interpretation of existing regulations change in the future, we could be subject to severe penalties or be forced to relinquish our interests in those operations.
Current PRC laws and regulations place certain restrictions on foreign ownership of certain areas of businesses. For example, pursuant to the 2020 Negative List, foreign investors are not allowed to own more than 50% of the equity interests in a value-added telecommunication service provider (excluding e-commerce, domestic multiparty communications, store-and-forward and call centers). In addition, foreign investors are prohibited from investing in companies engaged in internet culture businesses (except for music) and radio and television program production businesses.
We are a Cayman Islands company and our PRC subsidiaries are considered foreign-invested enterprises, or FIEs. Therefore, neither we nor our FIEs are currently eligible to apply for the required licenses for providing internet information services or other value-added telecommunication services or conduct other businesses that foreign-owned companies are prohibited or restricted from conducting in China. To comply with applicable PRC laws and regulations, we conduct certain operations in China by entering into a series of contractual arrangements with our VIEs in China and its respective shareholders. In particular, Beijing CHJ holds a Surveying and Mapping Qualification Certificate. Beijing CLX, a wholly-owned subsidiary of Beijing CHJ, currently holds a Value-Added Telecommunication Business Operating License for Internet Information Service, or the ICP License, a Value-Added Telecommunication Business Operating License for Information Service (excluding internet information service), an Internet Culture Business Permit, and an Operating License for the Production and Dissemination of Radio and Television Programs. In addition, we manufacture our vehicles through Chongqing Lixiang, which is qualified to manufacture ICE vehicles and NEVs. Each of Beijing CHJ and one of our PRC subsidiaries holds 50% of the equity interest of Chongqing Lixiang. For a detailed description of these contractual arrangements, see “Item 4. Information on the Company—C. Organizational Structure” in our 2020 Form 20-F, which is incorporated in this prospectus supplement by reference. We conduct our operations in China through (i) our PRC subsidiaries and (ii) our VIEs with which we maintained these contractual arrangements. Investors in our Class A ordinary shares or the ADSs thus are not purchasing equity interest in our VIEs in China but instead are purchasing equity interest in a Cayman Islands holding company with no equity ownership in our VIEs .

In the opinion of Han Kun Law Offices, our PRC legal counsel, (i) the ownership structures of our WFOE, Wheels Technology, and our VIEs in China, both currently and immediately after giving effect to the Global Offering, are not in violation of any explicit provisions of PRC laws and regulations currently in effect; and (ii) each of the contracts among the WFOE, our VIEs, and their respective registered shareholders governed by PRC laws is valid and binding. However, we have been advised by our PRC legal counsel that there are substantial uncertainties regarding the interpretation and application of current and future PRC laws, regulations, and rules, and there can be no assurance that the PRC regulatory authorities will take a view that is consistent with the opinion of our PRC legal counsel.
Our holding company in the Cayman Islands, our VIEs, and investments in our company face uncertainty about potential future actions by the PRC government that could affect the enforceability of the contractual arrangements with our VIEs and, consequently, the business, financial condition, and results of operations of our VIEs and our company as a group. It is uncertain whether any new PRC laws or regulations relating to VIE structures will be adopted or if adopted, what they would provide. In particular, the National People’s Congress approved the Foreign Investment Law, or the 2019 PRC Foreign Investment Law on March 15, 2019, which came into effect on January 1, 2020. In addition, the PRC State Council approved the Implementation Rules of Foreign Investment Law on December 26, 2019, which came into effect on January 1, 2020. There are uncertainties as to how the 2019 PRC Foreign Investment Law and its Implementation Rules would be further interpreted and implemented, if it would represent a major change to the laws and regulations relating to the VIE structures. See
“—Risks Relating to Doing Business in China—Substantial uncertainties exist with respect to the interpretation and implementation of newly enacted 2019 PRC Foreign Investment Law and its Implementation Rules and how they may impact the viability of our current corporate structure, corporate governance, and operations in our 2020 Form 20-F, which is incorporated in this prospectus supplement by reference.”
If the ownership structure, contractual arrangements, and businesses of our PRC subsidiaries or our VIEs are found to be in violation of any existing or future PRC laws or regulations, or our PRC subsidiaries or our VIEs fail to obtain or maintain any of the required permits or approvals, the relevant PRC regulatory authorities would have broad discretion to take action in dealing with such violations or failures, including:
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revoking the business licenses or operating licenses of such entities;

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shutting down our servers or blocking our website or our mobile application, or discontinuing or placing restrictions or onerous conditions on our operation through any transactions between our PRC subsidiaries and VIEs;

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imposing fines, confiscating the income from our PRC subsidiaries or our VIEs, or imposing other requirements with which we or our VIEs may not be able to comply;

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requiring us to restructure our ownership structure or operations, including terminating the contractual arrangements with our VIEs and deregistering the equity pledge of our VIEs, which in turn would affect our ability to consolidate, derive economic interests from, or exert effective control over our VIEs; or

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restricting or prohibiting our use of the proceeds of our the Global Offering to finance our business and operations in China, and taking other regulatory or enforcement actions that could be harmful to our business.

Any of these actions could cause significant disruption to our business operations and severely damage our reputation, which would in turn materially and adversely affect our business, financial condition and results of operations. If any of these occurrences results in our inability to direct the activities of our VIEs that most significantly impact their economic performance, or our failure to receive the economic benefits from our VIEs, we may not be able to consolidate the entities in our consolidated financial statements in accordance with U.S. GAAP.
We rely on contractual arrangements with our VIEs and their respective shareholders to exercise control over our business, which may not be as effective as direct ownership in providing operational control.
We have relied and expect to continue to rely on contractual arrangements with our VIEs and their respective shareholders to conduct a portion of our operations in China. For a description of these contractual arrangements, see “C Item 4. Information on the Company—C. Organizational Structure” in our 2020 Form 20-F, which is incorporated in this prospectus supplement by reference. The respective shareholders of our VIEs may not act in the best interests of our company or may not perform their obligations under these contracts. If we had direct ownership of our VIEs, we would be able to exercise our rights as a shareholder to control our VIEs to excise rights of shareholders to effect changes in the board of directors of our VIEs, which in turn could implement changes, subject to any applicable fiduciary obligations, at the management and operational level. However, under the contractual arrangements, we would rely on legal remedies under PRC laws for breach of contract in the event that our VIEs and their respective shareholders did not perform their obligations under the contracts. These legal remedies may not be as effective as direct ownership in providing us with control over our VIEs.
If our VIEs or their respective shareholders fail to perform their obligations under the contractual arrangements, we may have to incur substantial costs and expend additional resources to enforce such arrangements, and rely on legal remedies under PRC laws, including contractual remedies, which may not be sufficient or effective. All of the agreements under our contractual arrangements are governed by and interpreted in accordance with PRC laws, and disputes arising from these contractual arrangements will be resolved through arbitration in China. However, the legal framework and system in China, in particularly those relating to arbitration proceedings, are not as developed as in some other jurisdictions, such as Hong Kong or the United States. As a result, uncertainties in the PRC legal system could limit our ability to enforce these contractual arrangements. Meanwhile, there are very few precedents and little formal guidance as to how contractual arrangements in the context of a VIE should be interpreted or enforced under PRC law. There remain significant uncertainties regarding the ultimate outcome of such arbitration should legal action become necessary. In addition, under PRC laws, rulings by arbitrators are final, parties cannot appeal the arbitration results in courts, and if the losing parties fail to carry out the arbitration awards within a prescribed time limit, the prevailing parties may only enforce the arbitration awards in the PRC courts through arbitration award recognition proceedings, which would require additional expenses and delay. If we are unable to enforce these contractual arrangements, or if we suffer significant delay or face other obstacles in the process of enforcing these contractual arrangements, we may not be able to exert effective control over our VIEs, and our ability to conduct our business may be negatively affected. See “— Risks Relating to Doing Business in China—Uncertainties in the interpretation and enforcement of PRC laws and regulations could limit the legal protections available to you and us” in our 2020 Form 20-F, which is incorporated in this prospectus supplement.
Our ability to enforce the equity pledge agreements between us and our VIEs’ shareholders may be subject to limitations based on PRC laws and regulations.
Pursuant to the equity interest pledge agreements between Beijing CHJ and Xindian Information, our VIEs, their respective shareholders, and Wheels Technology, our wholly-owned PRC subsidiary, each shareholder of Beijing CHJ and Xindian Information agrees to pledge its equity interests in the relevant VIE to our subsidiary to secure Beijing CHJ and Xindian Information’s performance of the relevant VIE’s obligations under the relevant contractual arrangements. The equity interest pledge of shareholders of Beijing CHJ and Xindian Information has been registered with the local branch of the SAMR. The equity interest pledge agreements with our VIEs’ shareholders provide that the pledged equity interest shall constitute continuing security for any and all of the indebtedness, obligations and liabilities under the relevant agreements and the scope of pledge shall not be limited by the amount of the registered capital of that VIE. However, a PRC court may take the position that the amount listed on the equity pledge registration forms represents the full amount of the collateral that has been registered and perfected. If this is the case, the obligations that are supposed to be secured in the equity interest pledge agreements in excess of the amount listed on the equity pledge registration forms could be determined by the PRC court as unsecured debt, which typically takes last priority among creditors.
If we exercise the option to acquire equity ownership of our VIE, the ownership transfer may subject us to certain limitations and substantial costs.
Pursuant to the Provisions on Administration of Foreign-Invested Telecommunications Enterprises, the ultimate foreign equity ownership in a value-added telecommunications services provider cannot exceed 50%. In addition, the main foreign investor who invests in a value-added telecommunications business in China must possess prior experience in operating value-added telecommunications businesses and a proven track record of business operations in such industry, or the Qualification Requirements. Currently, none of the applicable PRC laws, regulations, or rules provides clear guidance or interpretation on the Qualification Requirements. Although we have taken many measures to meet the Qualification Requirements, we still face the risk of not satisfying the requirements promptly. If the PRC laws were revised to allow foreign investors to hold more than 50% of the equity interests of value-added telecommunications enterprises, we might be unable to unwind the Contractual Arrangements before we are able to comply with the Qualification Requirements, or if we attempt to unwind the Contractual Arrangements before we are able to comply with the Qualification Requirements, we may be ineligible to operate our value-added telecommunication enterprises and may be forced to suspend their operations, which could materially and adversely affect our business, financial condition, and results of operations.
Pursuant to the Contractual Arrangements, Wheels Technology or its designated person has the exclusive right to purchase all or part of the equity interests in our consolidated VIEs at the lower of the amount of their respective paid-in capital in the consolidated VIE and the lowest price permitted under applicable PRC laws. Subject to relevant laws and regulations, the shareholders of our consolidated VIEs shall return any amount of purchase price they have received to Wheels Technology. If such a transfer takes place, the relevant tax authority may ask Wheels Technology to pay enterprise income tax for ownership transfer income with reference to the market value, in which case the amount of tax could be substantial.
The registered shareholders of our VIEs may have potential conflicts of interest with us, which may materially and adversely affect our business and financial condition.
The registered shareholders of Beijing CHJ and Xindian Information, our VIEs, may have potential conflicts of interest with us. These shareholders may breach, or cause our VIEs to breach, or refuse to renew, the existing contractual arrangements we have with them and our VIEs, which would have a material and adverse effect on our ability to effectively control our VIEs and receive economic benefits from them. For example, the shareholders may be able to cause our agreements with our VIEs to be performed in a manner adverse to us by, among other things, failing to remit payments due under the contractual arrangements to us on a timely basis. We cannot assure you that when conflicts of interest arise, any or all of these shareholders will act in the best interests of our company or such conflicts will be resolved in our favor.
Currently, we do not have any arrangements to address potential conflicts of interest between these shareholders and our company, except that we could exercise our purchase option under the exclusive option agreements with these shareholders to request them to transfer all of their equity interests in our VIEs to a PRC entity or individual designated by us, to the extent permitted by PRC law. For individual shareholders who are also our directors, we rely on them to abide by the laws of the Cayman Islands and China, which provide that directors owe a fiduciary duty to the company that requires them to act in good faith and in what they believe to be the best interests of the company and not to use their position for personal gains. There is currently no specific and clear guidance under PRC laws that addresses any conflict between PRC laws and laws of Cayman Islands in respect of any conflict relating to corporate governance. If we cannot resolve any conflict of interest or dispute between us and the shareholders of our VIEs, we would have to rely on legal proceedings, which could result in disruption of our business and subject us to substantial uncertainty as to the outcome of any such legal proceedings.
The shareholders of our VIEs may be involved in personal disputes with third parties or other incidents that may have an adverse effect on their respective equity interests in the relevant VIEs and the validity or enforceability of our contractual arrangements with the relevant entity and its shareholders. For example, in the event that any of the shareholders of our VIEs divorces his or her spouse, the spouse may claim that the equity interest of the relevant VIE held by such shareholder is part of their community property and should be divided between such shareholder and his or her spouse. If such claim is supported by the court, the relevant equity interest may be obtained by the shareholder’s spouse or another third party who is not subject to obligations under our contractual arrangements, which could result in a loss of the effective control over the relevant VIE by us. Similarly, if any of the equity interests of our VIEs is inherited by a third party with whom the current contractual arrangements are not binding, we could lose our control over the relevant VIE or have to maintain such control by incurring unpredictable costs, which could cause significant disruption to our business and operations and harm our financial condition and results of operations.
Our contractual arrangements with our VIEs may be subject to scrutiny by the PRC tax authorities and they may determine that we or our VIEs owe additional taxes, which could negatively affect our financial condition and the value of your investment.
Under applicable PRC laws and regulations, arrangements and transactions among related parties may be subject to audit or challenge by the PRC tax authorities within ten years after the taxable year when the transactions are conducted. The PRC enterprise income tax law requires every enterprise in China to submit its annual enterprise income tax return together with a report on transactions with its related parties to the relevant tax authorities. The tax authorities may impose reasonable adjustments on taxation if they have identified any related party transactions that are inconsistent with arm’s length principles. We may face material and adverse tax consequences if the PRC tax authorities determine that the contractual arrangements were not entered into on an arm’s length basis in such a way as to result in an impermissible reduction in taxes under applicable PRC laws, rules and regulations, and adjust the income of our VIEs in the form of a transfer pricing adjustment. A transfer pricing adjustment could, among other things, result in a reduction of expense deductions recorded by our VIEs for PRC tax purposes, which could in turn increase its tax liabilities without reducing Wheels Technology’s tax expenses. In addition, if Wheels Technology requests the shareholders of our VIEs to transfer their equity interest in our VIEs at nominal or no value pursuant to the contractual agreements, such transfer could be viewed as a gift and subject Wheels Technology to PRC income tax. Furthermore, the PRC tax authorities may impose late payment fees and other penalties on our VIEs for the adjusted but unpaid taxes according to the applicable regulations. Our financial position could be materially and adversely affected if any of our VIEs’ tax liabilities increase or they are required to pay late payment fees and other penalties.
We may lose the ability to use and benefit from assets held by our VIEs that are material to the operation of our business if either of our VIEs goes bankrupt or becomes subject to dissolution or liquidation proceeding.
As part of our contractual arrangements with our VIEs, these entities may in the future hold certain assets that are material to the operation of our business. If either of our VIEs goes bankrupt and all or part of its assets become subject to liens or rights of third-party creditors, we may be unable to continue some or all of our business activities, which could materially and adversely affect our business, financial condition and results of operations. Under the contractual arrangements, our VIEs may not, in any manner, sell, transfer, mortgage or dispose of their assets or legal or beneficial interests in the business without our prior consent. If either of our VIEs undergoes voluntary or involuntary liquidation proceeding, unrelated third-party creditors may claim rights to some or all of these assets, thereby hindering our ability to operate our business, which could materially and adversely affect our business, financial condition and results of operations.
Risks Relating to Doing Business in China
Changes in China’s economic, political or social conditions or government policies could have a material and adverse effect on our business and results of operations.
We expect that substantially all of our revenues will be derived in China and substantially all of our operations, including all of our manufacturing, are conducted in China. Accordingly, our results of operations, financial condition and prospects are influenced by economic, political and legal developments in China. China’s economy differs from the economies of most developed countries in many respects, including with respect to the amount of government involvement, level of development, growth rate, control of foreign exchange and allocation of resources. Although the PRC government has implemented measures emphasizing the utilization of market forces for economic reform, the reduction of state ownership of productive assets, and the establishment of improved corporate governance in business enterprises, a substantial portion of productive assets in China is still owned by the government. The PRC government has significant authority to exert influence on the ability of a China-based company, such as us, to conduct its business. Therefore, investors of our company and our business face potential uncertainty from the PRC government. The PRC government also exercises significant control over China’s economic growth through strategically allocating resources, controlling the payment of foreign currency-denominated obligations, setting monetary policy and providing preferential treatment to particular industries or companies. While the PRC economy has experienced significant growth over the past decades, that growth has been uneven across different regions and between economic sectors and may not continue, as evidenced by the slowing of the growth of the Chinese economy since 2012. Any adverse changes in economic conditions in China, in the policies of the Chinese government or in the laws and regulations in China could have a material adverse effect on the overall economic growth of China. For example, COVID-19 had a severe and negative impact on the Chinese economy in the first quarter of 2020. Whether this will lead to a prolonged downturn in the Chinese economy is still unknown. Any prolonged economic downturn could adversely affect our business and operating results, leading to reduction in demand for our services and solutions and adversely affect our competitive position.
China’s M&A Rules and certain other PRC regulations establish complex procedures for certain acquisitions of PRC companies by foreign investors, which could make it more difficult for us to pursue growth through acquisitions in China.
A number of PRC laws and regulations have established procedures and requirements that could make merger and acquisition activities in China by foreign investors more time consuming and complex. In addition to the Anti-monopoly Law itself, these include the Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors, or the M&A Rules, adopted by six PRC regulatory agencies in 2006 and amended in 2009, and the Rules of the Ministry of Commerce on Implementation of Security Review System of Mergers and Acquisitions of Domestic Enterprises by Foreign Investors, or the Security Review Rules, promulgated in 2011. These laws and regulations impose requirements in some instances that the Ministry of Commerce be notified in advance of any change-of-control transaction in which a foreign investor takes control of a PRC domestic enterprise. In addition, the Anti-Monopoly Law requires that the anti-monopoly enforcement agency be notified in advance of any concentration of undertaking if certain thresholds are triggered. On February 7, 2021, the Anti-Monopoly Committee of the State Council published the Anti-Monopoly Guidelines for the Internet Platform Economy Sector, which stipulates that any concentration of undertakings involving variable interest entities is subject to anti-monopoly review. Moreover, the Security Review Rules specify that mergers and acquisitions by foreign investors that raise “national defense and security” concerns and mergers and acquisitions through which foreign investors may acquire de facto control over domestic enterprises that raise “national security” concerns are subject to strict review by the Ministry of Commerce, and prohibit any attempt to bypass a security review, including by structuring the transaction through a proxy or contractual control arrangement. On December 19, 2020, the NDRC and the Ministry of Commerce jointly issued the Measures for the Security Review for Foreign Investment, which took effect on January 18, 2021. These measures set forth the provisions concerning the security review mechanism on foreign investment, including, among others, the types of investments subject to review, and the review scopes and procedures. In the future, we may grow our business by acquiring complementary businesses. Complying with the requirements of the relevant regulations to complete such transactions could be time consuming, and any required approval processes, including approval from the Ministry of Commerce and other PRC government authorities, may delay or inhibit our ability to complete such transactions, which could affect our ability to expand our business or maintain our market share.
The approval of the CSRC or other PRC government authorities may be required in connection with this offering under PRC law, and, if required, we cannot predict whether or for how long we will be able to obtain such approval.
The M&A Rules requires an overseas special purpose vehicle formed for listing purposes through acquisitions of PRC domestic companies and controlled by PRC persons or entities to obtain the approval of the CSRC prior to the listing and trading of such special purpose vehicle’s securities on an overseas stock exchange. The interpretation and application of the regulations remain unclear, and this offering may ultimately require approval of the CSRC. If the CSRC approval is required, it is uncertain whether we can or how long it will take us to obtain the approval even if we obtain such CSRC approval, such CSRC approval could be rescinded. Any failure to obtain or delay in obtaining the CSRC approval for this offering, or a rescission of such CSRC approval if obtained by us, would subject us to sanctions imposed by the CSRC or other PRC regulatory authorities, which could include fines and penalties on our operations in China, restrictions or limitations on our ability to pay dividends outside of China, and other forms of sanctions that may materially and adversely affect our business, financial condition, and results of operations.
Our PRC legal counsel has advised us that, based on its understanding of the current PRC laws and regulations, we will not be required to submit an application to the CSRC for the approval of the listing and trading of our Class A ordinary shares because (i) the CSRC currently has not issued any definitive rule or interpretation concerning whether offerings like ours under this prospectus supplement are subject to this regulation, (ii) our wholly-owned PRC subsidiaries were not established through a merger or requisition of the equity or assets of a “PRC domestic company” as such term is defined under the M&A Rules, and (iii) no provision in this regulation clearly classifies contractual arrangements as a type of transaction subject to its regulation. However, we cannot assure you that relevant PRC government authorities, including the CSRC, would reach the same conclusion as our PRC legal counsel. If it is determined that the CSRC approval is required for this offering, we may face regulatory actions or other sanctions from the CSRC or other PRC regulatory authorities. Recently, the relevant PRC government authorities issued Opinions on Strictly Cracking Down Illegal Securities Activities in Accordance with the Law. These opinions emphasized the need to strengthen the administration over illegal securities activities and the supervision on overseas listings by China-based companies and proposed to take effective measures, such as promoting the construction of relevant regulatory systems to deal with the risks and incidents faced by China-based overseas-listed companies. As these opinions are recently issued, official guidance and related implementation rules have not been issued yet and the interpretation of these opinions remains unclear at this stage. As such, we have not submitted any application to the CSRC or other PRC government authorities for the listing and trading of our Class A ordinary shares. We cannot assure you that any new rules or regulations promulgated in the future will not impose additional requirements on us. If it is determined in the future that approval from the CSRC or other regulatory authorities or other procedures are required for this offering, it is uncertain whether we can or how long it will take us to obtain such approval or complete such procedures and any such approval or completion could be rescinded. Any failure to obtain or delay in obtaining such approval or completing such procedures for this offering, or a rescission of any such approval if obtained by us, would subject us to sanctions by the CSRC or other PRC regulatory authorities for failure to seek CSRC approval or other government authorization for this offering. These regulatory authorities may impose fines and penalties on our operations in China, limit our ability to pay dividends outside of China, limit our operating privileges in China, delay or restrict the repatriation of the proceeds from this offering into China or take other actions that could materially and adversely affect our business, financial condition, results of operations, and prospects, as well as the trading price of our shares. The CSRC or other PRC regulatory authorities also may take actions requiring us, or making it advisable for us, to halt this offering before settlement and delivery of the shares offered hereby. Consequently, if you engage in market trading or other activities in anticipation of and prior to settlement and delivery, you do so at the risk that settlement and delivery may not occur. In addition, if the CSRC or other regulatory authorities later promulgate new rules or explanations requiring that we obtain their approvals or accomplish the required filing or other regulatory procedures for this offering, we may be unable to obtain a waiver of such approval requirements, if and when procedures are established to obtain such a waiver. Any uncertainties or negative publicity regarding such approval requirement could materially and adversely affect our business, prospects, financial condition, reputation, and the trading price of the shares.

Our ADSs may be delisted under the Holding Foreign Companies Accountable Act if the PCAOB is unable to inspect auditors who are located in China. The delisting of our ADSs, or the threat of their being delisted, may materially and adversely affect the value of your investment. Additionally, the inability of the PCAOB to conduct inspections deprives our investors with the benefits of such inspections.
The Holding Foreign Companies Accountable Act, or the HFCA Act, was enacted on December 18, 2020. According to the HFCA Act, if the SEC determines that we have filed audit reports issued by a registered public accounting firm that has not been subject to inspection by the PCAOB for three consecutive years beginning in 2021, the SEC will prohibit our shares or ADSs from being traded on a national securities exchange or in the over-the-counter trading market in the United States.
Our auditor, the independent registered public accounting firm that issues the audit report included elsewhere in this prospectus supplement, as an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB, is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess its compliance with the applicable professional standards. Since our auditor is located in China, a jurisdiction where the PCAOB has been unable to conduct inspections without the approval of the PRC authorities, our auditor is currently not inspected by the PCAOB.
On March 24, 2021, the SEC adopted interim final rules relating to the implementation of certain disclosure and documentation requirements of the HFCA Act. We will be required to comply with these rules if the SEC identifies us as having a “non-inspection” year under a process to be subsequently established by the SEC. The SEC is assessing how to implement other requirements of the HFCA Act, including the listing and trading prohibition requirements described above.
The SEC may propose additional regulatory or legislative requirements or guidance that could impact us if our auditor is not subject to PCAOB inspection. For example, on August 6, 2020, the President’s Working Group on Financial Markets, or the PWG, issued the Report on Protecting United States Investors from Significant Risks from Chinese Companies to the then President of the United States. This report recommended the SEC implement five recommendations to address companies from jurisdictions that do not provide the PCAOB with sufficient access to fulfill its statutory mandate. Some of the concepts of these recommendations were implemented with the enactment of the HFCA Act. However, some of the recommendations were more stringent than the HFCA Act. For example, if a company was not subject to PCAOB inspection, the report recommended that the transition period before a company would be delisted would end on January 1, 2022.
The SEC has announced that the SEC staff is preparing a consolidated proposal for the rules regarding the implementation of the HFCA Act and to address the recommendations in the PWG report. It is unclear when the SEC will complete its rulemaking and when such rules will become effective and what, if any, of the PWG recommendations will be adopted. The implications of this possible regulation in addition the requirements of the HFCA Act are uncertain. Such uncertainty could cause the market price of our ADSs to be materially and adversely affected, and our securities could be delisted or prohibited from being traded “over-the-counter” earlier than would be required by the HFCA Act. If our securities are unable to be listed on another securities exchange by then, such a delisting would substantially impair your ability to sell or purchase our ADSs when you wish to do so, and the risk and uncertainty associated with a potential delisting would have a negative impact on the price of our ADSs.
The PCAOB ‘s inability to conduct inspections in China prevents it from fully evaluating the audits and quality control procedures of our independent registered public accounting firm. As a result, we and investors in our ordinary shares or ADSs are deprived of the benefits of such PCAOB inspections. The inability of the PCAOB to conduct inspections of auditors in China makes it more difficult to evaluate the effectiveness of our independent registered public accounting firm’s audit procedures or quality control procedures as compared to auditors outside of China that are subject to the PCAOB inspections, which could cause investors and potential investors in our stock to lose confidence in our audit procedures and reported financial information and the quality of our financial statements.

In May 2013, the PCAOB announced that it had entered into a Memorandum of Understanding on Enforcement Cooperation with the CSRC and the PRC Ministry of Finance, which establishes a cooperative framework between the parties for the production and exchange of audit documents relevant to investigations undertaken by the PCAOB in China or by the CSRC or the PRC Ministry of Finance in the United States. The PCAOB continues to be in discussions with the CSRC and the PRC Ministry of Finance to permit joint inspections in China of audit firms that are registered with the PCAOB and audit Chinese companies that trade on U.S. exchanges.
Risks Relating to Our Class A Ordinary Shares and ADSs
Our dual-class voting structure will limit your ability to influence corporate matters and could discourage others from pursuing any change of control transactions that holders of our Class A ordinary shares or ADSs may view as beneficial.
Pursuant to our fourth memorandum and articles of association, our authorized and issued ordinary shares consist of Class A ordinary shares and Class B ordinary shares (with certain shares remaining undesignated, with power for our directors to designate and issue such classes of shares as they think fit). In respect of matters requiring the votes of shareholders, holders of Class A ordinary shares and Class B ordinary shares vote together as a single class except as may otherwise be required by law, and holders of Class A ordinary shares will be entitled to one vote per share while holders of Class B ordinary shares will be entitled to ten votes per share. Each Class B ordinary share is convertible into one Class A ordinary share at any time by the holder thereof, while Class A ordinary shares are not convertible into Class B ordinary shares under any circumstances. Upon (i) any direct or indirect sale, transfer, assignment, or disposition of Class B ordinary shares by a holder thereof to any person or entity that is not an affiliate of Mr. Xiang Li, or (ii) the direct or indirect sale, transfer, assignment, or disposition of a majority of the issued and outstanding voting securities of, or the direct or indirect transfer or assignment of the voting power attached to such voting securities through voting proxy or otherwise, or the direct or indirect sale, transfer, assignment, or disposition of all or substantially all of the assets of, a holder of Class B ordinary shares that is an entity to any person that is not an affiliate of Mr. Xiang Li, such Class B ordinary shares are automatically and immediately converted into an equal number of Class A ordinary shares.
Immediately following the completion of the Global Offering, Mr. Xiang Li, our chairman and chief executive officer, beneficially owned 355,812,080 Class B ordinary shares and 108,557,400 CEO Award Shares (which are Class A ordinary shares with one vote per share), representing 69.6% of the aggregate voting power of our total issued and outstanding ordinary shares assuming none of the performance-based conditions is met and no award premium is paid in respect of all CEO Award Shares and without taking into account the voting rights attached to the 32,957,578 Class A Ordinary Shares (as of the date of this prospectus supplement) issued to the Depositary for bulk issuance of ADSs reserved for future issuances upon the exercise or vesting of awards granted under the Share Incentive Plans, due to the disparate voting powers associated with our dual-class voting structure. See “Principal Shareholders.” Mr. Li will continue to have considerable influence over matters requiring shareholder approval, such as electing directors and approving material mergers, acquisitions, or other business combination transactions. This concentration of ownership may discourage, delay, or prevent a change of control of our company, which could have the effect of depriving our other shareholders of the opportunity to receive a premium for their shares as part of a sale of our company and may reduce the price of our Class A ordinary shares or ADSs. This concentrated control will limit your ability to influence corporate matters and could discourage others from pursuing any potential merger, takeover, or other change of control transactions that holders of Class A ordinary shares or ADSs may view as beneficial.
Certain principal shareholders have substantial influence over our key corporate matters and will continue to have such influence following the Global Offering.
Certain principal shareholders of our company have certain special rights with respect to our key corporate matters, in addition to voting power based on beneficial ownership in our company. Pursuant to our fourth amended and restated memorandum and articles of association, Amp Lee Ltd., an entity beneficially owned by Mr. Xiang Li, our chairman and chief executive officer, is entitled to appoint, remove, and replace at least one director, subject to certain conditions. Pursuant to an investor rights agreement dated July 9, 2020 with Inspired Elite Investments Limited, our shareholder and a wholly owned subsidiary of Meituan, Inspired Elite Investments Limited and certain related entities are entitled to a series of special rights, including the right to appoint, remove, and replace one director as well as to appoint the chairman of the board of directors, certain consent rights, and right of first refusal on change of control. These special rights enable these principal shareholders to have substantial influence over our key corporate matters and could discourage others from pursuing any change of control transaction that holders of our Class A ordinary shares or ADSs may view as beneficial. We will put forth a resolution at the first general shareholders meeting after the Listing to remove from our memorandum and articles of association the aforementioned special right of Amp Lee Ltd. and will, prior to the Listing, irrevocably undertake to the Stock Exchange to treat such special rights as terminated upon the Listing and before the existing memorandum and articles of associations are formally amended. The special rights, except the right of first refusal on change of control, of Inspired Elite Investments Limited and certain related entities will be automatically terminated upon the Listing.
Because we do not expect to pay dividends in the foreseeable future after the Global Offering, you must rely on price appreciation of our Class A ordinary shares or ADSs for return on your investment.
We currently intend to retain most, if not all, of our available funds and any future earnings after the Global Offering to fund the development and growth of our business. As a result, we do not expect to pay any cash dividends in the foreseeable future. Therefore, you should not rely on an investment in our Class A ordinary shares or ADSs as a source for any future dividend income.
Our board of directors has complete discretion as to whether to distribute dividends. Our shareholders may also by ordinary resolution declare dividends, but no dividend shall exceed the amount recommended by our board of directors. Even if our board of directors decides to declare and pay dividends, the timing, amount and form of future dividends, if any, will depend on, among other things, our future results of operations and cash flow, our capital requirements and surplus, the amount of distributions, if any, received by us from our subsidiary, our financial condition, contractual restrictions and other factors deemed relevant by our board of directors. Accordingly, the return on your investment in our Class A ordinary shares or ADSs will likely depend entirely upon any future price appreciation of our Class A ordinary shares or ADSs. There is no guarantee that our Class A ordinary shares or ADSs will appreciate in value or even maintain the price at which you purchased the Class A ordinary shares or ADSs. You may not realize a return on your investment in our Class A ordinary shares or ADSs and you may even lose your entire investment in our Class A ordinary shares or ADSs.
We have not determined a specific use for a portion of the net proceeds from the Global Offering, and we may use these proceeds in ways with which you may not agree.
We have not determined a specific use for a portion of the net proceeds of the Global Offering, and our management will have considerable discretion in deciding how to apply these proceeds. You will not have the opportunity to assess whether the proceeds are being used appropriately before you make your investment decision. You must rely on the judgment of our management regarding the application of the net proceeds of the Global Offering. We cannot assure you that the net proceeds will be used in a manner that will improve our results of operations or increase our Class A ordinary shares or ADSs price, nor that these net proceeds will be placed only in investments that generate income or appreciate in value.
Our fourth amended and restated memorandum and articles of association give us power to take certain actions that could discourage a third party from acquiring us, which could limit our shareholders’ opportunity to sell their shares, including Class A ordinary shares represented by the ADSs, at a premium.
Our fourth amended and restated memorandum and articles of association give us power to take certain actions that could have the effect of depriving our shareholders of an opportunity to sell their shares at a premium over prevailing market prices by discouraging third parties from seeking to obtain control of our company in a tender offer or similar transaction. Our board of directors has the authority, without further action by our shareholders, to issue preferred shares in one or more series and to fix their designations, powers, preferences, privileges, and relative participating, optional or special rights and the qualifications, limitations or restrictions, including dividend rights, conversion rights, voting rights, terms of redemption and liquidation preferences, any or all of which may be greater than the rights associated with our Class A ordinary shares, in the form of ADSs or otherwise. Preferred shares could be issued quickly with terms calculated to delay or prevent a change in control of our company or make removal of management more difficult. If our board of directors decides to issue preferred shares, the price of our Class A ordinary shares or ADSs may fall and the voting and other rights of the holders of our Class A ordinary shares or ADSs may be materially and adversely affected. However, our exercise of any such power that may limit the ability of others to acquire control of our company or cause us to engage in change-of-control transactions under our memorandum and articles of association after the Global Offering will be subject to our overriding obligations to comply with all applicable Hong Kong laws and regulations, the Hong Kong Listing Rules, and the Codes on Takeovers and Mergers and Share Buy-backs. We will, at the first general meeting to be convened in or before January 2022, propose to our shareholders certain amendments to our memorandum and articles of association, including removing the directors’ discretion to, for the purpose of variation of rights attached to any class of shares, treat all the classes or any two or more classes as forming one class if they consider that all such classes would be affected in the same way by the proposals under consideration under article 19 of the memorandum and articles of association, the directors’ powers to authorize the division of Shares into any number of classes and to determine the relative rights and obligations as between the different classes and to issue such shares with preferred or other rights that may be greater than the rights of the Class A ordinary shares under article 9 of the existing memorandum and articles of association, as well as making the directors’ powers to issue preferred shares under article 9 to be subject to the memorandum and articles of association, compliance with the Listing Rules and the Takeovers Code and the conditions that (i) no new class of shares with voting rights superior to those of Class A ordinary shares will be created and (ii) any variations in the relative rights as between the different classes will not result in creating new class of shares with voting rights superior to those of Class A Ordinary Shares.
The conversion of the 2028 Notes or any convertible notes that we may issue in the future may dilute the ownership interest of the existing shareholders and existing ADS holders, including holders who had previously converted their notes.
We issued US$862.5 million 0.25% convertible senior notes due 2028 in April 2021, which may be converted, at an initial conversion rate of 35.2818 ADSs per US$1,000 principal amount of notes (which represents an initial conversion price of US$28.34 per ADS) at each holder’s option at any time on or after November 1, 2027, until the close of business on the second scheduled trading day immediately preceding the maturity date of May 1, 2028, or at the option of the holders upon satisfaction of certain conditions and during certain periods prior to the close of business on the business day immediately preceding November 1, 2027. As the conversion of the 2028 Notes may take place anytime during such periods if the relevant conditions are fulfilled, the conversion of the 2028 Notes and any convertible notes that we may issue in the future will dilute the ownership interests of existing shareholders and existing ADS holders. Any sales in the public market of the ADSs issuable upon such conversion may increase the opportunities to create short positions with respect to the ADSs, which could adversely affect prevailing trading prices of our ADSs. In addition, the existence of such convertible notes may encourage short selling by market participants because the conversion of such notes could depress the price of our ADSs. The price of our ADSs could be affected by possible sales of our ADSs by investors who view the convertible notes as a more attractive means of equity participation in us and by hedging or arbitrage trading activity, which we expect to occur involving our ADSs.
We may not have the ability to raise the funds necessary to settle conversion of the notes in cash, to repurchase the notes upon a fundamental change, to repurchase notes on May 1, 2024 and May 1, 2026, and our future debt may contain limitations on our ability to pay cash upon conversion or to repurchase the notes.
Holders of the 2028 Notes have the right to require us to repurchase their notes on May 1, 2024 and May 1, 2026 or upon the occurrence of a fundamental change (as defined in the indenture), in each case, at a repurchase price equal to 100% of the principal amount of the notes to be repurchased, plus accrued and unpaid interest. We may not have enough available cash or be able to obtain financing at the time we are required to make repurchases of the notes surrendered therefor or to settle the notes being converted. Our failure to repurchase the notes at a time when the repurchase is required by the indenture governing the notes or to pay any cash payable on future conversions of the notes as required by the indenture governing the notes would constitute a default under the indenture. A default under the indenture or a fundamental change itself could also lead to a default under agreements governing any of our future indebtedness outstanding at the time. If the repayment of any outstanding future indebtedness were to be accelerated after any applicable notice or grace periods, we may not have sufficient funds to repay the indebtedness and repurchase the notes or make cash payments upon conversions thereof.
Techniques employed by short sellers may drive down the market price of our Class A ordinary shares or ADSs.
Short selling is the practice of selling securities that a seller does not own but rather has borrowed from a third party with the intention of buying identical securities back at a later date to return to the lender. The short seller hopes to profit from a decline in the value of the securities between the sale of the borrowed securities and the purchase of the replacement shares, as the short seller expects to pay less in that purchase than it received in the sale. As it is in the short seller’s interest for the price of the security to decline, many short sellers publish, or arrange for the publication of, negative opinions regarding relevant issuers and their business prospects in order to create negative market momentum and generate profits for themselves after selling securities short.
Public companies listed in the United States that have substantially all of their operations in China have been the subject of short selling. Much of the scrutiny and negative publicity has centered on allegations of a lack of effective internal control over financial reporting resulting in financial and accounting irregularities and mistakes, inadequate corporate governance policies or a lack of adherence thereto and, in many cases, allegations of fraud. As a result, many of these companies are now conducting internal and external investigations into the allegations and, in the interim, are subject to shareholder lawsuits or SEC enforcement actions.
It is not clear what effect such negative publicity could have on us. If we were to become the subject of any unfavorable allegations, whether such allegations are proven to be true or untrue, we could have to expend a significant amount of resources to investigate such allegations or defend ourselves. While we would strongly defend against any such short seller attacks, we may be constrained in the manner in which we can proceed against the relevant short seller by principles of freedom of speech, applicable state law, or issues of commercial confidentiality. Such a situation could be costly and time-consuming and could distract our management from growing our business. Even if such allegations are ultimately proven to be groundless, allegations against us could severely impact our business operations and shareholders’ equity, and any investment in our Class A ordinary shares or ADSs could be greatly reduced or rendered worthless.
Risks Relating to the Global Offering and the Dual Listing
An active trading market for our Class A ordinary shares on the Hong Kong Stock Exchange might not develop or be sustained and trading prices of our Class A ordinary shares might fluctuate significantly.
Following the completion of the Global Offering, we cannot assure you that an active trading market for our Class A ordinary shares on the Hong Kong Stock Exchange will develop or be sustained. The trading price or liquidity for our ADSs on the Nasdaq Global Select Market might not be indicative of those of our Class A ordinary shares on the Hong Kong Stock Exchange following the completion of the Global Offering. If an active trading market of our Class A ordinary shares on the Hong Kong Stock Exchange does not develop or is not sustained after the Global Offering, the market price and liquidity of our Class A ordinary shares could be materially and adversely affected.

In 2014, the Hong Kong, Shanghai, and Shenzhen stock exchanges collaborated to create an inter-exchange trading mechanism called Stock Connect that allows international and PRC investors to trade eligible equity securities listed in each other’s markets through the trading and clearing facilities of their home exchange. Stock Connect currently covers over 2,000 equity securities trading in the Hong Kong, Shanghai, and Shenzhen markets. Stock Connect allows PRC investors to trade directly in eligible equity securities listed on the Hong Kong Stock Exchange, known as Southbound Trading; without Stock Connect, PRC investors would not otherwise have a direct and established means of engaging in Southbound Trading. In October 2019, the Shanghai and Shenzhen stock exchanges separately announced their amended implementation rules in connection with Southbound Trading to include shares of WVR companies to be traded through Stock Connect. However, since these rules are relatively new, there remains uncertainty as to the implementation details, especially with respect to shares of those companies with a secondary or dual-primary listing on the Hong Kong Stock Exchange. It is unclear whether and when the Class A ordinary shares of our Company, a WVR company with a dual- primarily listing in Hong Kong upon the Listing, will be eligible to be traded through Stock Connect, if at all. The ineligibility or any delay of our Class A ordinary shares for trading through Stock Connect will affect PRC investors’ ability to trade our Class A ordinary shares and therefore may limit the liquidity of the trading of our Class A ordinary shares on the Hong Kong Stock Exchange.
Since there will be a gap of several days between pricing and trading of our Class A ordinary shares, the price of our ADSs traded on the Nasdaq Global Select Market may fall during this period and could result in a fall in the price of our Class A ordinary shares to be traded on the Hong Kong Stock Exchange.
The pricing of the Offer Shares will be determined on the Price Determination Date. However, our Class A ordinary shares will not commence trading on the Hong Kong Stock Exchange until they are delivered, which is expected to be about four Hong Kong business days after the Price Determination Date. As a result, investors may not be able to sell or otherwise deal in our Class A ordinary shares during that period. Accordingly, holders of our Class A ordinary shares are subject to the risk that the trading price of our Class A ordinary shares could fall when trading commences as a result of adverse market conditions or other adverse developments that could occur between the Price Determination Date and the time trading begins. In particular, as our ADSs will continue to be traded on the Nasdaq Global Select Market and their price can be volatile, any fall in the price of our ADSs may result in a fall in the price of our Class A ordinary shares to be traded on the Hong Kong Stock Exchange.
There is uncertainty as to whether Hong Kong stamp duty will apply to the trading or conversion of our ADSs following our initial public offering in Hong Kong and listing of our Class A ordinary shares on the Hong Kong Stock Exchange.
In connection with our initial public offering of Class A ordinary shares in Hong Kong, we will establish a branch register of members in Hong Kong, or the Hong Kong share register. Our Class A ordinary shares that are traded on the Hong Kong Stock Exchange, including those to be issued in this Hong Kong offering and those that may be converted from ADSs, will be registered on the Hong Kong share register, and the trading of these Class A ordinary shares on the Hong Kong Stock Exchange will be subject to the Hong Kong stamp duty. To facilitate ADS-ordinary share conversion and trading between Nasdaq and the Hong Kong Stock Exchange, we also intend to move a portion of our issued Class A ordinary shares from our register of members maintained in the Cayman Islands to our Hong Kong share register.
Under the Hong Kong Stamp Duty Ordinance, any person who effects any sale or purchase of Hong Kong stock, defined as stock the transfer of which is required to be registered in Hong Kong, is required to pay Hong Kong stamp duty. The stamp duty is currently set at a total rate of 0.2% of the greater of the consideration for, or the value of, shares transferred, with 0.1% payable by each of the buyer and the seller.
To the best of our knowledge, Hong Kong stamp duty has not been levied in practice on the trading or conversion of ADSs of companies that are listed in both the United States and Hong Kong and that have maintained all or a portion of their ordinary shares, including ordinary shares underlying

ADSs, in their Hong Kong share registers. However, it is unclear whether, as a matter of Hong Kong law, the trading or conversion of ADSs of these dual-listed companies constitutes a sale or purchase of the underlying Hong Kong-registered ordinary shares that is subject to Hong Kong stamp duty. We advise investors to consult their own tax advisors on this matter. If Hong Kong stamp duty is determined by the competent authority to apply to the trading or conversion of our ADSs, the trading price and the value of your investment in our Class A ordinary shares and/or ADSs may be affected.
The characteristics of the U.S. capital markets and the Hong Kong capital markets are different.
The Nasdaq Global Select Market and the Hong Kong Stock Exchange have different trading hours, trading characteristics (including trading volume and liquidity), trading and listing rules, and investor bases (including different levels of retail and institutional participation). As a result of these differences, the trading prices of our Class A ordinary shares and the ADSs representing them might not be the same, even allowing for currency differences. Fluctuations in the price of the ADSs due to circumstances peculiar to its home capital market could materially and adversely affect the price of the Class A ordinary shares. Because of the different characteristics of the U.S. and Hong Kong equity markets, the historic market prices of the ADSs may not be indicative of the performance of our securities (including the ordinary shares) after the Global Offering.
Exchange between our Class A ordinary shares and the ADSs may adversely affect the liquidity or trading price of each other.
The ADSs are currently traded on the Nasdaq Global Select Market. Subject to compliance with U.S. securities laws and the terms of the deposit agreement, holders of our Class A ordinary shares may deposit Class A ordinary shares with the depositary in exchange for the issuance of the ADSs. Any holder of ADSs may also withdraw the underlying Class A ordinary shares represented by the ADSs pursuant to the terms of the deposit agreement for trading on the Hong Kong Stock Exchange. In the event that a substantial number of Class A ordinary shares are deposited with the depositary in exchange for ADSs or vice versa, the liquidity and trading price of our Class A ordinary shares on the Hong Kong Stock Exchange and the ADSs on the Nasdaq Global Select Market may be adversely affected.
The time required for the exchange between our Class A ordinary shares and the ADSs might be longer than expected and investors might not be able to settle or effect any sale of their securities during this period, and the exchange of Class A ordinary shares into ADSs involves costs.
There is no direct trading or settlement between the Nasdaq Global Select Market and the Hong Kong Stock Exchange on which the ADSs and our Class A ordinary shares are respectively traded. In addition, the time differences between Hong Kong and New York, unforeseen market circumstances, or other factors may delay the deposit of Class A ordinary shares in exchange for the ADSs or the withdrawal of Class A ordinary shares underlying the ADSs. Investors will be prevented from settling or effecting the sale of their securities during such periods of delay. In addition, we cannot assure you that any exchange for Class A ordinary shares into ADSs (and vice versa) will be completed in accordance with the timelines that investors may anticipate.
Furthermore, the depositary for the ADSs is entitled to charge holders fees for various services including for the issuance of ADSs upon deposit of Class A ordinary shares, cancelation of ADSs, distributions of cash dividends or other cash distributions, distributions of ADSs pursuant to share dividends or other free share distributions, distributions of securities other than ADSs, and annual service fees. As a result, shareholders who exchange Class A ordinary shares into ADSs, and vice versa, may not achieve the level of economic return the shareholders may anticipate.
We may be subject to securities litigation, which is expensive and could divert management attention.
Companies that have experienced volatility in the volume and market price of their shares have been subject to an increased incidence of securities class action litigation. We may be the target of this type of litigation in the future. Securities litigation against us could result in substantial costs and divert our management’s attention from other business concerns, and, if adversely determined, could have a material adverse effect on our business, financial condition and results of operations.
As the public offering price is substantially higher than our net tangible book value per ordinary share, you will incur immediate and substantial dilution.
If you purchase ordinary shares in the Global Offering, you will pay more for your Class A ordinary shares than the amount paid by existing holders for their Class A ordinary shares or ADSs on a per ordinary share basis. As a result, you will experience immediate and substantial dilution after giving effect to the Global Offering. In addition, you will experience further dilution to the extent that our ordinary shares are issued upon the exercise of share options or vesting of restricted share units. All of the ordinary shares issuable upon the exercise of currently outstanding share options will be issued at a purchase price on a per ordinary share basis that is less than the public offering price per ordinary share in the Global Offering.

CERTAIN FINANCIAL DATA
The following selected consolidated statements of comprehensive loss data and selected consolidated cash flow data for the years ended December 31, 2018, 2019, and 2020 and selected consolidated balance sheets data as of December 31, 2019 and 2020 have been derived from our audited consolidated financial statements included elsewhere in this prospectus supplement. The following selected consolidated statements of comprehensive loss data and selected consolidated cash flow data for the three months ended March 31, 2020 and 2021 and selected consolidated balance sheets data as of March 31, 2021 have been derived from our unaudited condensed consolidated financial statements included elsewhere in this prospectus supplement. The following selected consolidated balance sheet data as of December 31, 2018 has been derived from our audited consolidated financial statements that are not included in this prospectus supplement. Apart from the adoption of ASU No. 2016-13, “Financial Instruments—Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments” on January 1, 2021, using a modified retrospective approach, the unaudited condensed consolidated financial statements have been prepared on the same basis as our audited consolidated financial statements and include all adjustments, consisting only of normal and recurring adjustments, that we consider necessary for a fair statement of our financial position and results of operations for the periods presented. The consolidated financial information should be read in conjunction with our consolidated financial statements and the related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included elsewhere in this prospectus supplement and our current report on Form 6-K furnished to the SEC on July 26, 2021, as amended. Our consolidated financial statements are prepared and presented in accordance with accounting principles generally accepted in the United States of America, or U.S. GAAP. Our historical results are not necessarily indicative of results expected for future periods.
The following table presents certain consolidated statements of comprehensive loss data for the periods indicated.
	For the Year Ended December 31,				For the Three Months Ended March 31,
	2018	2019	2020		2020	2021
	RMB	RMB	RMB	US$	RMB	RMB	US$
	(in thousands, except for share and per share data)
						(unaudited)
Selected Consolidated Statements of Comprehensive Loss Data:
Revenues:
–Vehicle sales	—	280,967	9,282,703	1,416,817	841,058	3,463,673	528,660
–Other sales and services	—	3,400	173,906	26,543	10,617	111,528	17,022
Total revenues	—	284,367	9,456,609	1,443,360	851,675	3,575,201	545,682
Cost of sales(1):
–Vehicle sales	—	(279,555)	(7,763,628)	(1,184,961)	(769,996)	(2,878,994)	(439,420)
–Other sales and services	—	(4,907)	(143,642)	(21,924)	(13,391)	(79,474)	(12,130)
Total cost of sales	—	(284,462)	(7,907,270)	(1,206,885)	(783,387)	(2,958,468)	(451,550)
Gross (loss)/profit	—	(95)	1,549,339	236,475	68,288	616,733	94,132
Operating expenses:
–Research and development(1)	(793,717)	(1,169,140)	(1,099,857)	(167,871)	(189,690)	(514,500)	(78,528)
–Selling, general and administrative(1)	(337,200)	(689,379)	(1,118,819)	(170,765)	(112,761)	(509,924)	(77,830)
Total operating expenses	(1,130,917)	(1,858,519)	(2,218,676)	(338,636)	(302,451)	(1,024,424)	(156,358)
Loss from operations	(1,130,917)	(1,858,614)	(669,337)	(102,161)	(234,163)	(407,691)	(62,226)
Other (expense)/income:
Interest expense	(63,467)	(83,667)	(66,916)	(10,213)	(19,635)	(14,582)	(2,226)
Interest income	3,582	30,256	41,316	6,306	7,595	29,694	4,532
Investment income/(loss), net	68,135	49,375	213,600	32,602	(23,770)	148,778	22,708

	For the Year Ended December 31,				For the Three Months Ended March 31,
	2018	2019	2020		2020	2021
	RMB	RMB	RMB	US$	RMB	RMB	US$
	(in thousands, except for share and per share data)
						(unaudited)
Share of loss of equity method investees	(35,826)	(162,725)	(2,520)	(385)	(420)	(322)	(49)
Foreign exchange (loss)/gain, net	(3,726)	31,977	(6,719)	(1,026)	1,970	(93,494)	(14,270)
Changes in fair value of warrants and derivative liabilities	—	(426,425)	272,327	41,565	176,283	—	—
Others, net	(3,077)	1,949	29,372	4,483	654	3,605	550
Loss before income tax expense	(1,165,296)	(2,417,874)	(188,877)	(28,829)	(91,486)	(334,012)	(50,981)
Net loss	(1,532,318)	(2,438,536)	(151,657)	(23,148)	(77,113)	(359,967)	(54,943)
Net loss attributable to ordinary shareholders of Li Auto Inc.	(1,849,638)	(3,281,607)	(791,985)	(120,881)	(233,732)	(359,967)	(54,943)
Weighted average number of ordinary shares used in computing net loss per share
Basic and diluted	255,000,000	255,000,000	870,003,278	870,003,278	255,000,000	1,809,393,256	1,809,393,256
Net loss per share attributable to ordinary shareholders
Basic and diluted	(7.25)	(12.87)	(0.91)	(0.14)	(0.91)	(0.20)	(0.03)
Net loss	(1,532,318)	(2,438,536)	(151,657)	(23,148)	(77,113)	(359,967)	(54,943)
Total other comprehensive income/(loss), net of tax	12,954	2,851	(1,020,728)	(155,794)	(5,088)	107,644	16,430
Total comprehensive loss, net of tax	(1,519,364)	(2,435,685)	(1,172,385)	(178,942)	(82,201)	(252,323)	(38,513)
Comprehensive loss attributable to ordinary shareholders of Li Auto Inc.	(1,836,684)	(3,278,756)	(1,812,713)	(276,675)	(238,820)	(252,323)	(38,513)

Note:
(1)
Share-based compensation expenses were allocated as follows:

	For the Year Ended December 31,				For the Three Months Ended March 31,
	2018	2019	2020		2020	2021
	RMB	RMB	RMB	US$	RMB	RMB	US$
	(in thousands)					(unaudited)
Cost of sales	—	—	1,515	231	—	6,209	948
Research and development expenses	—	—	60,789	9,278	—	116,609	17,798
Selling, general and administrative expenses	—	—	80,491	12,285	—	60,110	9,175
Total	—	—	142,795	21,794	—	182,928	27,921

The following table presents certain consolidated balance sheets data as of the dates indicated.
	As of December 31,				As of March 31,
	2018	2019	2020		2021
	RMB	RMB	RMB	US$	RMB	US$
	(in thousands)
Selected Consolidated Balance Sheets Data:
Cash and cash equivalents	70,192	1,296,215	8,938,341	1,364,258	6,070,720	926,573
Restricted cash	25,000	140,027	1,234,178	188,372	2,111,642	322,300
Time deposits and short-term investments	859,913	2,272,653	19,701,382	3,007,017	22,175,797	3,384,688
Total assets	5,780,940	9,513,422	36,373,276	5,551,644	37,744,141	5,760,882
Total liabilities	2,977,676	4,932,291	6,569,679	1,002,727	8,011,481	1,222,791
Total mezzanine equity	5,199,039	10,255,662	—	—	—	—
Total shareholders’ (deficit)/equity	(2,395,775)	(5,674,531)	29,803,597	4,548,917	29,732,660	4,538,091
Total liabilities, mezzanine equity and shareholders’ (deficit)/equity	5,780,940	9,513,422	36,373,276	5,551,644	37,744,141	5,760,882
The following table presents certain consolidated cash flow data for the periods indicated.
	For the Year Ended December 31,				For the Three Months Ended March 31,
	2018	2019	2020		2020	2021
	RMB	RMB	RMB	US$	RMB	RMB	US$
	(in thousands)					(unaudited)
Selected Consolidated Cash Flow Data:
Net cash (used in)/ provided by operating activities	(1,346,805)	(1,793,710)	3,139,804	479,229	(63,007)	926,343	141,388
Net cash used in investing activities	(191,512)	(2,574,836)	(18,737,725)	(2,859,935)	(181,417)	(2,892,396)	(441,466)
Net cash provided by financing activities	1,108,658	5,655,690	24,710,697	3,771,589	(135,977)	—	—
Effects of exchange rate changes on cash and cash equivalents and restricted cash	3,299	53,722	(376,646)	(57,487)	4,660	(24,104)	(3,679)
Net (decrease)/increase in cash, cash equivalents and restricted cash	(426,360)	1,340,866	8,736,130	1,333,396	(375,741)	(1,990,157)	(303,757)
Cash, cash equivalents and restricted cash at the beginning of the year/period	521,883	95,523	1,436,389	219,234	1,436,389	10,172,519	1,552,630
Cash, cash equivalents and restricted cash at the end of the year/ period	95,523	1,436,389	10,172,519	1,552,630	1,060,648	8,182,362	1,248,873

Impact of COVID-19 Pandemic on Our Operations
The COVID-19 pandemic has affected China’s automotive industry in general and our Company and our suppliers in particular, resulting in a reduction of vehicles manufactured and delivered in the first quarter of 2020. Due to the COVID-19 pandemic and the related nationwide precautionary and control measures that were adopted in China starting in January 2020, we postponed the production in our Changzhou manufacturing facility after the Chinese New Year holiday in February 2020 for approximately three weeks, and also experienced short-term delays in our suppliers’ delivery of certain raw materials needed for production ranging from approximately two weeks to two months. As a result of varying levels of travel and other restrictions for public health concerns in various regions of China, we also temporarily postponed the delivery of Li ONE to our users. In addition, we did not open any new retail stores from January 2020 to April 2020. Following this temporary closure in February 2020, we reopened our retail stores and delivery and servicing centers and have resumed vehicle delivery to our users. By the end of March 2020, the business activities of our suppliers had fully recovered and their delivery of raw materials had resumed to the normal level. In May 2020, we started to open new retail stores as the spread of the COVID-19 slowed down in China. The delay in our production ramp-up, expansion of retail stores, and vehicle delivery adversely affected our results of operations for the first quarter of 2020. We did not experience any material cancellation of orders by our users during the COVID-19 pandemic.
Currently, our manufacturing facility has gradually increased its production capacity in accordance with anticipated vehicle delivery based on user orders, and we have not experienced significant constraints on our supply chain or significant increases in our supply costs as a result of the COVID-19 pandemic. Although our vehicle deliveries in the first quarter of 2020 were adversely affected by the COVID-19 pandemic, we achieved satisfactory delivery results in the second, third, and fourth quarter of 2020 and in the first quarter of 2021, as the impact of the COVID-19 pandemic began to alleviate starting from the second quarter of 2020, with most restrictive measures lifted and most of our operations back to the normal level. The total number of vehicles that we delivered in the second quarter of 2020 was 6,604, representing an increase of 128.0% from the first quarter of 2020. The total number of vehicles that we delivered in the third quarter of 2020 was 8,660, representing an increase of 31.1% from the second quarter of 2020. The total number of vehicles that we delivered in the fourth quarter of 2020 was 14,464, representing an increase of 67.0% from the third quarter of 2020. The total number of vehicles that we delivered in the first quarter of 2021 was 12,579, representing an increase of 334.4% from the first quarter of 2020 and a slight decrease of 13.0% from the fourth quarter of 2020. The extent to which the COVID-19 pandemic affects our financial condition, results of operations, and cash flows in the future will depend on the future developments of the pandemic, including the duration and severity of the pandemic, the extent and severity of new waves of outbreak in China and other countries, the development and progress of distribution of COVID-19 vaccine and other medical treatment and the effectiveness of such vaccine and other medical treatment, and the actions taken by government authorities to contain the outbreak, all of which are highly uncertain, unpredictable, and beyond our control. In addition, our financial condition, results of operations, and cash flows could be adversely affected to the extent that the pandemic harms the Chinese economy in general. As of December 31, 2020 and March 31, 2021, we had a total of RMB29.9 billion (US$4.6 billion) and RMB30.4 billion (US$4.6 billion), respectively, in cash and cash equivalents, restricted cash, and time deposits and short-term investments. We believe that this level of liquidity is sufficient to successfully navigate an extended period of uncertainty.
In light of the uncertainties in the global market and economic conditions attributable to the COVID-19 pandemic, we will continue to evaluate the nature and extent of the impact of the COVID-19 pandemic to our financial condition and liquidity. See also “Risk Factors—Risks Relating to Our Business and Industry—Pandemics and epidemics, natural disasters, terrorist activities, political unrest, and other outbreaks could disrupt our production, delivery, and operations, which could materially and adversely affect our business, financial condition, and results of operations.” Our directors believe that the COVID-19 pandemic would not materially affect our expansion plan or use of proceeds under the current situation.

USE OF PROCEEDS
We will determine the offer price for both the international offering and the Hong Kong public offering by reference to, among other factors, the closing price of our ADSs on the last trading day before the pricing of the global offering, which is expected to be on or about August 6, 2021. The maximum offer price for the Hong Kong public offering is HK$150.00, or US$19.29, per Class A ordinary share (equivalent to US$38.58 per ADS). Assuming (i) the offering price is HK$150.00 per Class A ordinary share, (ii) initially 90,000,000 Class A ordinary shares are allocated to the international offering and (iii) initially 10,000,000 Class A ordinary shares are allocated to the Hong Kong public offering, we estimate that we will receive net proceeds from the Global Offering of approximately HK$14.7 billion, or US$1.9 billion (or approximately HK$16.9 billion, or US$2.2 billion, if the Over-allotment Option is exercised in full), after deducting underwriting discounts and commissions and the estimated offering expenses payable by us.
The public offering price in the international offering may be higher than, or the same as, the public offering price in the Hong Kong public offering. In addition, the allocation of Class A ordinary shares between the Hong Kong public offering and the international offering is subject to reallocation as described in “Underwriting.”
In line with our strategies, we intend to use our proceeds from the Global Offering for the purposes and in the amounts set forth below:
•
45% of the net proceeds, or approximately HK$6.6 billion, allocated to research and development in the next 12 to 36 months as follows:

(i)
20% of the net proceeds, or approximately HK$2.9 billion, to fund the research and development of HPC BEV technologies, platforms, and future models, including to fund:

(a)
the development of high C-rate battery, high-voltage platform, and ultra-fast charging technologies, that are necessary for the launch of HPC BEVs. We plan to develop a high C-rate battery to balance cost, longevity, safety, and charging and discharging rate. We are also developing key parts and components of the high-voltage platform, such as the battery pack, battery management system (BMS) application software, electric drive unit (EDU) integration and software, thermal management systems, and other software;

(b)
the development of our HPC BEV platforms, including Whale and Shark platforms, which are foundation platforms for our future HPC BEV models; and

(c)
the development and launch of two HPC BEV models planned for 2023. Our future HPC BEV models would deliver superior charging experience with a significantly shorter charging time. These new HPC BEV models will also allow us to offer more vehicle options within our target price range. We plan to continue to recruit more research and development employees with HPC BEV expertise and partner with our suppliers for vehicle design, validation, and testing;

(ii)
15% of the net proceeds, or approximately HK$2.2 billion, to fund the research and development of intelligent vehicle and autonomous driving technologies, including to fund:

(a)
the enhancement of intelligent vehicle systems, key technologies for next-generation electrical/electronic architecture (EEA) , such as central domain computing platforms, generic zonal domain controller, and ultra-low latency real-time operating system; and

(b)
the enhancement of the current Level 2 autonomous driving technology and the development of the Level 4 autonomous driving technology. We plan to further enhance the Level 2 autonomous driving of our current model through hardware upgrade and software improvement and to equip our future models with necessary hardware compatible with Level 4 autonomous driving as a standard configuration. We plan to continue to optimize our autonomous driving solutions leveraging our full-stack proprietary software development capabilities. We plan to equip our full-size premium smart extended-range electric SUV planned for 2022 with Level 4 autonomous driving hardware as a standard configuration, including the powerful NVIDIA Orin-X SoC chipset with 508 trillion operations per second, high-definition cameras, LiDAR system, millimeter-wave radars, and safety redundant electronic architecture and chassis control system. Intelligent vehicles and autonomous driving technologies present the future trends of the NEV market that we believe are essential for us to attract and retain users and offer superior driving and riding experience for our users. We plan to recruit more algorithm and software engineers for in-house development of the full-stack ADAS and autonomous driving solutions and partner with leading hardware partners to develop the hardware adaptable for our ADAS and autonomous driving solutions;
(iii)
10% of the net proceeds, or approximately HK$1.5 billion, to fund the research and development of future EREV models in the next 12 to 30 months, including to fund (a) the development of a next-generation EREV platform. Our X platform, which will succeed the existing EREV platform for Li ONE, is planned to be equipped with our next-generation EREV powertrain system; and (b) the development and launch of a new EREV model planned for 2022 and two more planned for 2023. With our next-generation EREV technologies, we aim to support longer range, higher thermal efficiency, and better NVH performance of our EREVs. We plan to enhance the integration of the range extension system and the electric motors to support higher electric power output and better acceleration performance. We also plan to leverage a world-class chassis to support a larger vehicle body and provide optimal driving experience and superior vehicle passing capability. The performance enhancement is expected to enable our products to remain competitive and attract more users;

We plan to recruit more research and development employees for the development of our next generation EREV platform.
•
45% of the net proceeds, or approximately HK$6.6 billion, to fund infrastructure expansion and marketing and promotion in the next 12 to 36 months as follows:

(i)
25% of the net proceeds, or approximately HK$3.7 billion, to fund the expansion of production capacity. We plan to develop our manufacturing technologies and build a new factory for the production of new vehicles and procurement of relevant machinery for vehicle production:

(a)
To further expand our production capacity and support our increasing vehicle sales volume with future models, we are planning to construct the manufacturing of EREV platform and HPV BEV platform. The production base will house a broad range of functions, including, among others, manufacturing and vehicle testing. We expect to incur capital expenditures primarily on the construction of production plants and purchase of equipment in relation to our new manufacturing facility, as well as mold and tooling for new vehicle models;

(b)
For the existing Changzhou plant, we plan to continuously upgrade and invest in equipment and technological systems to further optimize operating efficiency and product quality. We are planning on the reconfiguration of our Changzhou factory for our new model pipeline, especially the full-size premium SUV based on the X platform to be launched in 2022; and

(c)
We will continue to research and develop advanced manufacturing technologies to enhance the level of automation and ensure better product quality;

(ii)
10% of the net proceeds, or approximately HK$1.5 billion, to fund the expansion of retail stores and delivery and servicing centers. We plan to open more retail stores and delivery and servicing centers in cities with great sales potentials for our products. We plan to increase the density of our stores in top-tier cities and expand our footprint in selected lower tier cities in China. We plan to open retail stores and delivery and servicing centers as on-the-ground outposts for our users mainly through our direct sales model. We plan to authorize and cooperate with third-party body and paint shops to efficiently and effectively extend our service coverage. In the medium term, we plan to double the number of our retail stores;
(iii)
5% of the net proceeds, or approximately HK$0.7 billion, to fund the roll-out of HPC network. We plan to open and maintain HPC charging network in targeted areas, in order to provide accessible charging facilities for our future HPC BEV models:

(a)
Co-development of HPC charging facilities: co-develop charging stations and energy storage productions based on the definition of HPC charging products that are compatible with BEV platform models, including research and development, procurement of testing equipment, and mold and tooling;

(b)
Laying out HPC charging network: targeting high-frequency usage scenarios by users such as highways and urban areas, we plan to roll-out HPC charging stations in various cities across China and begin setting up charging facilities, procuring charging equipment, obtaining resources and materials for the charging stations, and further investing to enhance charging stations; and

(iv)
5% of the net proceeds, or approximately HK$0.7 billion, to fund marketing and promotion. We plan to launch marketing campaigns and advertising through social media to promote our brand and products. For marketing campaigns, we plan to increase the amount of our branding advertisements to further enhance awareness of our brand as well as to participate in more auto shows to increase our brand exposure. We also plan to organize more offline events, including test drives and community activities for users, to promote our new functions and improve user engagement. For social media advertising, we plan to focus on creating content for marketing on new media and short-video social media platforms with the goal of increasing our product exposure and building our reputation; and

•
10% of the net proceeds, or approximately HK$1.5 billion, for working capital and other general corporate purposes to support our business operation and growth in the next 12 months.

To the extent that the net proceeds of the Global Offering are not immediately required for the above purposes or if we are unable to put into effect any part of our development plan as intended, we may hold such funds in short-term investments at authorized financial institutions and/or licensed banks. In such event, we will comply with the appropriate disclosure requirements under the Hong Kong Listing Rules.

CAPITALIZATION AND INDEBTEDNESS
The following table sets forth our capitalization as of March 31, 2021:
•
on an actual basis; and

•
on an adjusted basis giving effect to our issuance and sale in the Global Offering of 100,000,000 Class A ordinary shares, resulting in estimated net proceeds of HK$14.7 billion (US$1.9 billion), based on the assumed offer price of HK$150.00 or US$19.29, per ordinary share (equivalent to US$38.58 per ADS), after deducting underwriting discounts and commissions and estimated offering expenses payable by us, and assuming (i) the over-allotment option is not exercised and (ii) no adjustment to the allocation of Class A ordinary shares between the Hong Kong public offering and the international offering.

This table should be read in conjunction with, and is qualified in its entirety by reference to, our audited consolidated financial statements and the notes thereto in our 2020 Form 20-F and our current report on Form 6-K furnished to the SEC on July 26, 2021, as amended, which are incorporated by reference in this prospectus supplement and accompanying prospectus.
	As of March 31, 2021
	Actual		As Adjusted
	RMB	US$	RMB	US$
	(in thousands)
Shareholders’ Equity:
Class A Ordinary Shares (US$0.0001 par value; 4,000,000,000 shares authorized, 1,487,476,230 shares issued and 1,454,109,242 outstanding on an actual basis; and 1,587,476,230 shares issued and 1,554,109,242 outstanding on an as-adjusted basis)	1,032	148	1,098	155
Class B Ordinary Shares (US$0.0001 par value; 500,000,000 shares authorized, 355,812,080 shares issued and outstanding on an actual basis; and 355,812,080 issued and outstanding on an as-adjusted basis)	235	36	235	36
Treasury shares	(22)	(3)	(22)	(3)
Additional paid-in capital	37,473,102	5,719,513	49,859,469	7,610,042
Accumulated other comprehensive income	(897,540)	(136,982)	(897,540)	(136,982)
Accumulated deficit	(6,844,147)	(1,044,621)	(6,844,147)	(1,044,621)
Total shareholders’ (deficit)/equity	29,732,660	4,538,091	42,119,093	6,428,627

DILUTION
If you invest in our Class A ordinary shares in the Global Offering, your interest will be diluted to the extent of the difference between the public offering price per Class A ordinary shares and our net tangible book value per Class A ordinary shares after this Global Offering. Dilution results from the fact that the public offering price per Class A ordinary share is substantially in excess of the net tangible book value per ordinary share attributable to the existing shareholders for our presently issued ordinary shares.
Our net tangible book value as of March 31, 2021 was US$4.4 billion, or US$2.45 per ordinary share and US$4.90 per ADS. Net tangible book value represents the amount of our total consolidated tangible assets, less the amount of our total consolidated liabilities. Dilution is determined by subtracting net tangible book value per ordinary share and the additional proceeds we will receive from the Global Offering at an assumed offering price of HK$150.00, or US$19.29, per Class A ordinary share, after deducting underwriting discounts and commissions and estimated offering expenses payable by us, and assuming the over-allotment option is not exercised.
Without taking into account any other changes in such net tangible book value after March 31, 2021, other than to give effect to the estimated net proceeds we will receive from the issuance and sale of Class A ordinary shares in the Global Offering at the assumed offering price of HK$150.00, or US$19.29, per Class A ordinary share, after deduction of the underwriting discounts and commissions and estimated offering expenses payable by us, our as adjusted net tangible book value as of March 31, 2021 would have been US$3.31 per outstanding ordinary share, or US$6.62 per ADS. This represents an immediate increase in net tangible book value of US$0.86 per ordinary share and US$1.72 per ADS to the existing shareholders and an immediate dilution in net tangible book value of US$15.98 per ordinary share and US$31.96 per ADS to investors purchasing Class A ordinary shares in the Global Offering.
The following table illustrates such dilution:
	Per Ordinary Share	Per ADS
	US$	US$
Public offering price	19.29	38.58
Actual net tangible book value as of March 31, 2021	2.45	4.90
As adjusted net tangible book value after giving effect to the Global Offering	3.31	6.62
Dilution in net tangible book value to new investors in the Global Offering	15.98	31.96
The amount of dilution in net tangible book value to new investors in the Global Offering set forth above is determined after giving effect to the Global Offering from the public offering price per ordinary share.
A US$1.00 increase (decrease) in the assumed offer price of HK$150.00, or US$19.29, per ordinary share would increase (decrease) our as adjusted net tangible book value after giving effect to the Global Offering by US$98.4 million, the as adjusted net tangible book value per ordinary share and per ADS after giving effect to the Global Offering by US$0.05 per ordinary share and US$0.10 per ADS and the dilution in net tangible book value per ordinary share and per ADS to new investors in the Global Offering by US$0.95 per ordinary share and US$1.90 per ADS, assuming no change to the number of ordinary shares offered by us as set forth on the front cover page of this prospectus supplement, assuming no adjustment to the allocation of ordinary shares between the Hong Kong public offering and the international offering and after deducting underwriting discounts and commissions.
If the international underwriters exercise in full their over-allotment option the as adjusted net tangible book value would be US$3.43 per ordinary share and US$6.86 per ADS, and the dilution in as adjusted net tangible book value to investors in the Global Offering would be US$15.86 per ordinary share and US$31.72 per ADS.

Translations of U.S. dollars into Hong Kong dollars and from U.S. dollars into RMB relating to estimated net proceeds and the assumed offering price were made at HK$7.7746 to US$1.00 and RMB6.5518 to US$1.00, the respective exchange rates on March  31, 2021, as set forth in the H.10 statistical release of The Board of Governors of the Federal Reserve System.

PRINCIPAL SHAREHOLDERS
As of the date of this prospectus supplement, our authorized share capital is US$500,000,000 divided into 5,000,000,000 shares comprising of (i) 4,000,000,000 Class A ordinary shares of a par value of US$0.0001 each, (ii) 500,000,000 Class B ordinary shares of a par value of US$0.0001 each, and (iii) 500,000,000 shares of a par value of US$0.0001 each of such class or classes (however designated) as the board of directors may determine in accordance with our fourth amended and restated memorandum and articles of association. To meet the requirement of the Hong Kong Stock Exchange, our board of directors adopted resolutions to re-designate and re-classify the 500,000,000 undesignated shares into 500,000,000 Class A ordinary shares, effective upon the Listing Date.
Except as specifically noted, the following table sets forth information with respect to the beneficial ownership of our ordinary shares on an as-converted basis as of the date of this prospectus supplement by:
•
each of our directors and executive officers; and

•
each person known to us to own beneficially more than 5% of our ordinary shares.

The calculations in the table below are based on 1,487,476,230 Class A ordinary shares and 464,369,480 Class B ordinary shares on an as-converted basis outstanding as of the date of this prospectus supplement, and 1,696,033,630 Class A ordinary shares and 355,812,080 Class B ordinary shares outstanding immediately after the completion of the Global Offering, assuming the over-allotment option is not exercised.
Beneficial ownership is determined in accordance with the rules and regulations of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership and voting power percentage of that person, we have included shares and associated votes that the person has the right to acquire within 60 days, including through the exercise of any option, warrant or other right or the conversion of any other security. These shares and associated votes, however, are not included in the computation of the percentage ownership of any other person. Ordinary shares held by a shareholder are determined in accordance with our register of members.
	Ordinary Shares Beneficially Owned Prior to the Global Offering				Ordinary Shares Beneficially Owned Immediately the Global Offering
	Class A Ordinary Shares	Class B Ordinary Shares	% of Beneficial Ownership†	% of Aggregate Voting Power††	Class A Ordinary Shares	Class B Ordinary Shares	% of Beneficial Ownership†	% of Aggregate Voting Power††
Directors and Executive Officers**:
Xiang Li(1)	—	464,369,480	23.8%	75.7%(2)	108,557,400	355,812,080	22.6%	69.8%(3)
Yanan Shen(4)	30,000,000	—	1.5%	0.4%	30,000,000	—	1.5%	0.6%
Tie Li(5)	22,373,299	—	1.1%	0.4%	22,373,299	—	1.1%	0.4%
Donghui Ma	*	—	*	*	*	—	*	*
Kai Wang	—	—	—	—	—	—	—	—
Xing Wang(6)	391,434,687	—	20.1%	6.4%	391,434,687	—	19.1%	7.5%
Hongqiang Zhao	—	—	—	—	—	—	—	—
Zheng Fan(7)	86,978,960	—	4.5%	1.4%	86,978,960	—	4.2%	1.7%
Zhenyu Jiang***	—	—	—	—	—	—	—	—
Xing Xiao***	—	—	—	—	—	—	—	—
All Directors and Executive Officers as a Group	540,786,946	464,369,480	50.6%	84.1%	649,344,346	355,812,080	48.2%	79.6%

	Ordinary Shares Beneficially Owned Prior to the Global Offering				Ordinary Shares Beneficially Owned Immediately the Global Offering
	Class A Ordinary Shares	Class B Ordinary Shares	% of Beneficial Ownership†	% of Aggregate Voting Power††	Class A Ordinary Shares	Class B Ordinary Shares	% of Beneficial Ownership†	% of Aggregate Voting Power††
Principal Shareholders:
Amp Lee Ltd.(1)	—	464,369,480	23.8%	75.7%(2)	108,557,400	355,812,080	22.6%	69.8%(3)
Zijin Global Inc.(6)	133,263,086	—	6.8%	2.2%	133,263,086	—	6.5%	2.5%
Inspired Elite Investments Limited(8)	258,171,601	—	13.2%	4.2%	258,171,601	—	12.6%	4.9%

Notes:
*
Less than 1% of our total outstanding shares.

**
Except for Xing Wang, Hongqiang Zhao, Zhenyu Jiang, and Xing Xiao, the business address of our directors and executive officers is 11 Wenliang Street Shunyi District, Beijing 101399, People’s Republic of China. The business address of Mr. Xing Wang is Block B&C, No.4 Wang Jing East Road, Chaoyang District, Beijing, China. The business address of Mr. Hongqiang Zhao is No. 10 Furong Street, Block A, Chaoyang District, Beijing, China. The business address of Mr. Zhenyu Jiang is Floor 1, Building 14, No. 36, Chuangyuan Road, Chaolai High-Technology Industry Zone, Chaoyang Disctrict, Beijing, China. The business address of Prof. Xing Xiao is School of Economics and Management, Tshinghua University, 30 Shuangqing Road, Haidian District, Beijing, China.

***
Each of Zhenyu Jiang and Xing Xiao has accepted the appointment as our independent director, effective upon the Listing Date.

†
For each person and group included in this column, percentage ownership is calculated by dividing the number of shares beneficially owned by such person or group by the sum of the total number of shares outstanding and the number of shares such person or group has the right to acquire upon exercise of option, warrant or other right within 60 days after the date of this prospectus supplement. The total number of ordinary shares outstanding as of the date of this prospectus supplement is 1,951,845,710. The total number of ordinary shares outstanding after the completion of the Global Offering will be 2,051,845,710, including Class A ordinary shares to be sold by us in the Global Offering, assuming that the over-allotment option is not exercised.

††
For each person and group included in this column, percentage of voting power is calculated by dividing the voting power beneficially owned by such person or group by the voting power of all of our Class A and Class B ordinary shares as a single class. Each holder of Class B ordinary shares is entitled to ten votes per share, subject to certain conditions, and each holder of our Class A ordinary shares is entitled to one vote per share on all matters submitted to them for a vote. Our Class A ordinary shares and Class B ordinary shares vote together as a single class on all matters submitted to a vote of our shareholders, except as may otherwise be required by law. Our Class B ordinary shares are convertible at any time by the holder thereof into Class A ordinary shares on a one-for-one basis.

(1)
Represents (i) 355,812,080 Class B ordinary shares held by Amp Lee Ltd. and (ii) 108,557,400 Class B ordinary shares held by Amp Lee Ltd. acquired upon vesting of restricted shares pursuant to the 2021 Plan on May 5, 2021. Mr. Xiang Li has undertaken and covenanted that the 108,557,400 Class B ordinary shares are subject to certain restrictions on, among others, transfer, voting, and receiving dividends. The restrictions may be released in tranches when certain performance-based conditions are met and an award premium for each share is paid. These Class B ordinary shares will be converted to Class A ordinary shares on a one-to-one basis upon the Listing. See “Management—Share Incentive Plans—2021 Share Incentive Plan.” Amp Lee Ltd. is a company incorporated in British Virgin Islands and is wholly owned by Cyric Point Enterprises Limited. The entire interest in Cyric Point Enterprises Limited is held by a trust that was established by Mr. Xiang Li (as the settlor) for the benefit of Mr. Xiang Li and his family. The registered address of Amp Lee Ltd. is P.O. Box 3321, Drake Chambers, Road Town, Tortola, British Virgin Islands.

(2)
The Class B ordinary shares represent 75.7% of the aggregate voting power of our total issued and outstanding ordinary shares assuming all of the performance-based conditions are met and the award premium is fully paid in respect of the 108,557,440 Class B ordinary shares subject to restrictions, or 70.5% of the aggregate voting power of our total issued and outstanding ordinary shares assuming none of the performance-based conditions are met and no award premium is fully paid in respect of the 108,557,440 Class B ordinary shares subject to restrictions.

(3)
The shares Mr. Xiang Li, through Amp Lee Ltd., beneficially own represent 69.8% of the aggregate voting power of our total issued and outstanding ordinary shares assuming all the performance-based conditions are met and the award premium is fully paid in respect of the CEO Award Shares, or 69.1% of the aggregate voting power of our total issued and outstanding ordinary shares assuming none of the performance-based conditions are met and no award premium is fully paid in respect of the CEO Award Shares.

(4)
Represents 15,000,000 Class A ordinary shares held by Da Gate Limited and 15,000,000 Class A ordinary shares that Mr. Yanan Shen may purchase upon exercise of options within 60 days as of the date of this prospectus supplement. Da Gate Limited is a company incorporated in British Virgin Islands and is wholly owned by Brave City Group Limited. The entire interest in Brave City Group Limited is held by a trust that was established by Mr. Yanan Shen (as the settlor) for the benefit of Mr. Yanan Shen and his family. The registered address of Da Gate Limited is P.O. Box 3321, Drake Chambers, Road Town, Tortola, British Virgin Islands.

(5)
Represents 14,373,299 Class A ordinary shares held by Sea Wave Overseas Limited and 8,000,000 Class A ordinary shares that Mr. Tie Li may purchase upon exercise of options within 60 days as of the date of this prospectus supplement. Sea Wave Overseas Limited is a company incorporated in British Virgin Islands and is wholly owned by Day Express Group Limited. The entire interest in Day Express Group Limited is held by a trust that was established by Mr. Tie Li (as the settlor) for the benefit of Mr. Tie Li and his family. The registered address of Sea Wave Overseas Limited is P.O. Box 3321, Drake Chambers, Road Town, Tortola, British Virgin Islands.

(6)
Represents 131,883,776 Class A ordinary shares and 1,379,310 Class A ordinary shares represented by 689,655 ADSs held by Zijin Global Inc. and 258,171,601 Class A ordinary shares held by Inspired Elite Investments Limited. Zijin Global Inc. is a company incorporated in British Virgin Islands. Zijin Global Inc. is wholly owned by Crown Holdings Asia Limited, which is wholly owned by Songtao Limited. The entire interest in Songtao Limited is held by a trust that was established by Mr. Xing Wang (as the settlor) for the benefit of Mr. Xing Wang and his family, with the trustee being TMF (Cayman) Ltd. The registered address of Zijin Global Inc. is Sertus Chambers, P.O. Box 905 Quastisky Building, Road Town, Tortola, British Virgin Islands. Inspire Elite Investments Limited is a company incorporated in British Virgin Islands. Inspired Elite Investments Limited is a wholly owned subsidiary of Meituan, a company incorporated in the Cayman Islands and listed on the Main Board of the Stock Exchange of Hong Kong. Mr. Xing Wang is a director and the controlling shareholder of Meituan. The business address of Inspired Elite Investments Limited is P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands. The business address of Meituan is Block B&C, Hengjiweiye Building, No. 4 Wang Jing East Road, Chaoyang District, Beijing 100102, People’s Republic of China.

(7)
Represents 86,978,960 Class A ordinary shares held by Rainbow Six Limited. Rainbow Six Limited is a company incorporated in British Virgin Islands and is wholly owned by Star Features Developments Limited. The entire interest in Star Features Development Limited is held by a trust that was established by Mr. Zheng Fan (as the settlor) for the benefit of Mr. Zheng Fan and his family. The registered address of Rainbow Six Limited is Coastal Building, Wickham’s Cay II, P.O. Box 2221, Road Town, Tortola, British Virgin Islands.

(8)
Represents 258,171,601 Class A ordinary shares held by Inspired Elite Investments Limited. Inspire Elite Investments Limited is a company incorporated in British Virgin Islands. Inspired Elite Investments Limited is a wholly owned subsidiary of Meituan, a company incorporated in the Cayman Islands and listed on the Main Board of the Stock Exchange of Hong Kong. Mr. Xing Wang is a director and the controlling shareholder of Meituan. The business address of Inspired Elite Investments Limited is P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands. The business address of Meituan is Block B&C, Hengjiweiye Building, No. 4 Wang Jing East Road, Chaoyang District,
Beijing 100102, People’s Republic of China.

To our knowledge and based on our review of our register of shareholders as of the date of this prospectus supplement, 823,413,492 Class A ordinary shares, including Class A ordinary shares issued to our depositary bank for bulk issuance of ADSs reserved for future issuances upon the exercise or vesting of awards granted under our share incentive plans, were held of record by one holder that reside in the United States, being Deutsche Bank Trust Company Americas, the depositary of our ADS program. The number of beneficial owners of our ADSs in the United States is likely to be much larger than the number of record holders of our Class A ordinary shares in the United States. We are not aware of any arrangement that may, at a subsequent date, result in a change of control of our company.
Goldman Sachs (Asia) L.L.C. is expected to enter into a borrowing arrangement with Inspired Elite Investments Limited to facilitate the settlement of over-allocations. Goldman Sachs (Asia) L.L.C. is obligated to return Class A ordinary shares to Inspired Elite Investments Limited by exercising the option to purchase additional Class A ordinary shares from us or by making purchases in the open market.

DIVIDEND POLICY
Our board of directors has discretion on whether to distribute dividends, subject to certain requirements of Cayman Islands law, namely that our company may only pay dividends out of profits or share premium account, and provided always that in no circumstances may a dividend be paid if this would result in our company being unable to pay our debts as they fall due in the ordinary course of business. In addition, our shareholders may declare a dividend by ordinary resolution, but no dividend may exceed the amount recommended by our board of directors. Even if our board of directors decides to pay dividends on our Class A ordinary shares, the form, frequency, and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions, and other factors our board of directors may deem relevant.
We do not expect to pay any cash dividends on our Class A ordinary shares in the foreseeable future after this offering. We currently intend to retain most, if not all, of our available funds and any future earnings to operate and expand our business.
We are a holding company incorporated in the Cayman Islands. We may rely on dividends from our subsidiaries in China for our cash requirements, including any payment of dividends to our shareholders. PRC regulations may restrict the ability of our PRC subsidiaries to pay dividends to us.
If we pay any dividends on our Class A ordinary shares, we will also pay those dividends that are payable in respect of the Class A ordinary shares underlying our ADSs to the depositary, as the registered holder of such Class A ordinary shares, and the depositary then will pay such amounts to holders of ADSs in proportion to the Class A ordinary shares underlying the ADSs held by such ADS holders, subject to the terms of the deposit agreement, including the fees and expenses payable thereunder. Cash dividends on our Class A ordinary shares, if any, will be paid in U.S. dollars.

SHARES ELIGIBLE FOR FUTURE SALE
Upon the closing of the Global Offering, we will have 1,696,033,630 Class A ordinary shares (or 1,711,033,630 Class A ordinary shares if the over-allotment option is exercised in full), excluding 33,366,988 Class A ordinary shares issued to our depositary bank for bulk issuance of ADSs reserved for future issuances upon the exercise or vesting of awards granted under our share incentive plans, and 355,812,080 Class B ordinary shares issued and outstanding.
All of the Class A ordinary shares sold in the Global Offering will be freely transferable without restriction or further registration under the Securities Act. Sales of substantial amounts of our Class A ordinary shares in the public market could materially and adversely affect prevailing market prices of our ADSs and Class A ordinary shares.
Lock-Up Agreements
In connection with the Global Offering, we have agreed, subject to some exceptions, not to sell, transfer or dispose of, directly or indirectly, any of our ordinary shares, or ADSs representing the ordinary shares, or any securities convertible into or exchangeable or exercisable for our ordinary shares, or ADSs representing the ordinary shares, for a period commencing on the date of the Hong Kong Underwriting Agreement and ending on the last date of the six months after the Listing Date. See “Underwriting—Lock-up Agreements and Undertakings.”
Pursuant to the Hong Kong Listing Rules, we have undertaken to the Hong Kong Stock Exchange that we will not exercise our power to issue any further shares, or securities convertible into equity securities (whether or not of a class already listed) or enter into any agreement to such an issue within six months from the Listing Date (whether or not such issue of shares or securities will be completed within six months from the Listing Date), except (a) pursuant to the Global Offering (including the international underwriters’ over-allotment option); or (b) under any of the circumstances provided under the Hong Kong Listing Rules.
In addition, pursuant to the Hong Kong Listing Rules, each of our controlling shareholders has undertaken to the Hong Kong Stock Exchange, we and the Joint Sponsors that, except pursuant to the Global Offering (including the international underwriters’ over-allotment option), each of them will not and will procure that the relevant registered holder(s) of the shares controlled by them will not without the prior written consent of the Hong Kong Stock Exchange or unless otherwise in compliance with the applicable requirement of the Hong Kong Listing Rules: (a) in the period commencing on the date by reference to which disclosure of its shareholdings in our company is made in this prospectus supplement and ending on the date which is six months from the Listing Date, either directly or indirectly, dispose of, nor enter into any agreement to dispose of or otherwise create any options, rights, interests or encumbrances in respect of, any of the securities of us in respect of which it is shown by this prospectus supplement to be the beneficial owner; and (b) in the period of six months from the expiry of the period in paragraph (a) above, either directly or indirectly, dispose of, nor enter into any agreement to dispose of or otherwise create any options, rights, interests or encumbrances in respect of, any of the securities referred to in paragraph (a) above if, immediately following such disposal or upon the exercise or enforcement of such options, rights, interests or encumbrances, it would cease to be a controlling shareholder of ours.
In addition, pursuant to the Hong Kong Listing Rules, each of our controlling shareholders has undertaken to the Hong Kong Stock Exchange and us that, within the period commencing on the date by reference to which disclosure of its shareholdings in us is made in this prospectus supplement and ending on the date which is 12 months from the Listing Date, it will procure that the relevant registered holder(s) will (i) when it pledges or charges any of our securities beneficially owned by it in favor of an authorized institution (as defined under the Banking Ordinance (Chapter 155 of the Laws of Hong Kong)) for a bona fide commercial loan, immediately inform us of such pledge or charge together with the number of securities so pledged or charged; and (ii) when it receives indications, either verbal or written, from the pledgee or chargee of any of our securities that any of the pledged or charged securities will be disposed of, immediately inform the Company of such indications. We will inform the Hong Kong Stock Exchange as soon as it has been informed of the matters referred to in (i) and (ii) above by the controlling shareholders and subject to the then applicable requirements of the Hong Kong Listing Rules disclose such matters by way of an announcement.
Rule 144
“Restricted securities,” as defined in Rule 144 under the Securities Act, may be sold publicly in the United States only if they are subject to an effective registration statement under the Securities Act or pursuant to an exemption from the registration requirement such as those provided by Rule 144 and Rule 701 promulgated under the Securities Act. In general, beginning 90 days after we became a reporting company, a person who at the time of a sale is not, and has not been during the three months preceding the sale, an affiliate of ours and has beneficially owned our restricted securities for at least six months will be entitled to sell the restricted securities without registration under the Securities Act, subject only to the availability of current public information about us, and will be entitled to sell restricted securities beneficially owned for at least one year without restriction. Persons who are our affiliates and have beneficially owned our restricted securities for at least six months may sell a number of restricted securities within any three-month period that (together with any sales aggregated with them) does not exceed the greater of the following:
•
1% of the then outstanding Class A ordinary shares, in the form of ADSs or otherwise, which immediately after this offering will equal 16,960,336 Class A ordinary shares, assuming the over- allotment option is not exercised; or

•
the average weekly trading volume of our Class A ordinary shares, in the form of ADSs or otherwise, during the four calendar weeks preceding the date on which notice of the sale is filed with the SEC.

Sales by our affiliates under Rule 144 are also subject to certain requirements relating to manner of sale, notice and the availability of current public information about us.
Rule 701
In general, under Rule 701 of the Securities Act as currently in effect, each of our employees, consultants or advisors who purchases our ordinary shares from us in connection with a compensatory stock plan or other written agreement executed prior to the completion of our initial public offering is eligible to resell those ordinary shares 90 days after we became a reporting company in reliance on Rule 144, but without compliance with some of the restrictions, including the holding period, contained in Rule 144. However, the Rule 701 shares would remain subject to lock-up arrangements and would only become eligible for sale when the lock-up period expires.

CONVERSION BETWEEN CLASS A ORDINARY SHARES AND ADSS
Dealings and Settlement of Class A Ordinary Shares in Hong Kong
Our Class A ordinary shares will be traded on the Hong Kong Stock Exchange in board lots of 100 Class A ordinary shares. Dealings in our Class A ordinary shares on the Hong Kong Stock Exchange will be conducted in Hong Kong dollars.
The transaction costs of dealings in our Class A ordinary shares on the Hong Kong Stock Exchange include:
•
Hong Kong Stock Exchange trading fee of 0.005% of the consideration of the transaction, charged to each of the buyer and seller;

•
SFC transaction levy of 0.0027% of the consideration of the transaction, charged to each of the buyer and seller;

•
trading tariff of HK$0.50 on each and every purchase or sale transaction. The decision on whether or not to pass the trading tariff onto investors is at the discretion of brokers;

•
transfer deed stamp duty of HK$5.00 per transfer deed (if applicable), payable by the seller;

•
ad valorem stamp duty at a total rate of 0.2% of the value of the transaction, with 0.1% payable by each of the buyer and the seller;

•
stock settlement fee, which is currently 0.002% of the gross transaction value, subject to a minimum fee of HK$2.00 and a maximum fee of HK$100.00 per side per trade;

•
brokerage commission, which is freely negotiable with the broker (other than brokerage commissions for IPO transactions which are currently set at 1% of the subscription or purchase price and will be payable by the person subscribing for or purchasing the securities); and

•
charge by the Hong Kong Share Registrar between HK$2.50 to HK$20, depending on the speed of service (or such higher fee as may from time to time be permitted under the Hong Kong Listing Rules), for each transfer of Class A ordinary shares from one registered owner to another, each share certificate canceled or issued by it and any applicable fee as stated in the share transfer forms used in Hong Kong.

Investors in Hong Kong must settle their trades executed on the Hong Kong Stock Exchange through their brokers directly or through custodians. For an investor in Hong Kong who has deposited his or her Class A ordinary shares in his or her stock account or in his or her designated CCASS Participant’s stock account maintained with CCASS, settlement will be effected in CCASS in accordance with the General Rules of CCASS and CCASS Operational Procedures in effect from time to time. For an investor who holds the physical certificates, settlement certificates and the duly executed transfer forms must be delivered to his or her broker or custodian before the settlement date.
An investor may arrange with his or her broker or custodian on a settlement date in respect of his or her trades executed on the Hong Kong Stock Exchange. Under the Hong Kong Listing Rules and the General Rules of CCASS and CCASS Operational Procedures in effect from time to time, the date of settlement must be the second business day (a day on which the settlement services of CCASS are open for use by CCASS Participants) following the trade date (T+2). For trades settled under CCASS, the General Rules of CCASS and CCASS Operational Procedures in effect from time to time provided that the defaulting broker may be compelled to compulsorily buy-in by HKSCC the day after the date of settlement (T+3), or if it is not practicable to do so on T+3, at any time thereafter. HKSCC may also impose fines from T+2 onwards.
Conversion between Class A Ordinary Shares Trading in Hong Kong and ADSs
In connection with the Global Offering, we have established a branch register of members in Hong Kong, or the Hong Kong share register, which will be maintained by our Hong Kong share registrar, Computershare Hong Kong Investor Services Limited. Our principal register of members, or the Cayman share register, will continue to be maintained by our principal share registrar, Maples Fund Services (Cayman) Limited in the Cayman Islands.
All Class A ordinary shares offered in the Global Offering will be registered on the Hong Kong share register in order to be listed and traded on the Hong Kong Stock Exchange. As described in further detail below, holders of Class A ordinary shares registered on the Hong Kong share register will be able to exchange these Class A ordinary shares into ADSs, and vice versa.
In connection with the Global Offering, and to facilitate fungibility and conversion between ADSs and Class A ordinary shares and trading between the Nasdaq Global Select Market and the Hong Kong Stock Exchange, we intend to move a portion of our issued Class A ordinary shares from our register of members maintained in the Cayman Islands to our Hong Kong share register.
Our ADSs
Our ADSs are currently traded on the Nasdaq Global Select Market. Dealings in our ADSs on the Nasdaq Global Select Market are conducted in U.S. Dollars.
ADSs may be held either:
•
directly: (i) by having an American Depositary Receipt, or ADR, which is a certificate evidencing a specific number of ADSs, registered in the holder’s name; or (ii) by having uncertified ADSs in the direct registration system, which is a system administered by The Depository Trust Company; or

•
indirectly, through a broker or other financial institution.

The depositary for our ADSs is Deutsche Bank Trust Company Americas, whose principal executive office is located at 60 Wall Street, New York, New York 10005, United States.
Converting Class A Ordinary Shares Trading in Hong Kong into ADSs
An investor who holds Class A ordinary shares registered in Hong Kong and who intends to convert them to ADSs to trade on the Nasdaq Global Select Market must deposit or have his or her broker deposit the Class A ordinary shares with the depositary’s Hong Kong custodian, Deutsche Bank AG, Hong Kong Branch, or the custodian, in exchange for ADSs.
A deposit of Class A ordinary shares trading in Hong Kong in exchange for ADSs involves the following procedures:
•
If Class A ordinary shares have been deposited with CCASS, the investor must transfer the Class A ordinary shares to the depositary’s account with the custodian within CCASS by following the CCASS procedures for transfer and submit and deliver a duly completed and signed letter of transmittal to the custodian via his or her broker.

•
If Class A ordinary shares are held outside CCASS, the investor must arrange to deposit his or her Class A ordinary shares into CCASS for delivery to the depositary’s account with the custodian within CCASS, and must submit and deliver a duly completed and signed letter of transmittal to the custodian via his or her broker.

•
Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, if applicable, and subject in all case to the terms of the deposit agreement, the depositary will register the corresponding number of ADSs in the name(s) requested by an investor and will deliver the ADSs as instructed in the letter of transmittal.

For Class A ordinary shares deposited in CCASS, under normal circumstances, the above steps generally require two business days, provided that the investor has provided timely and complete instructions. For Class A ordinary shares held outside CCASS in physical form, the above steps may take 14 business days, or more, to complete. Temporary delays may arise. For example, the transfer books of the depositary may from time to time be closed to ADS issuances. The investor will be unable to trade the ADSs until the procedures are completed.

Surrender ADSs to Ordinary Shares Trading in Hong Kong
An investor who holds ADSs and wishes to receive ordinary shares that trade on the Hong Kong Stock Exchange must surrender the ADSs the investor holds and withdraw ordinary shares from the ADS program and cause his or her broker or other financial institution to trade such ordinary shares on the Hong Kong Stock Exchange.
An investor that holds ADSs indirectly through a broker or other financial institution should follow the procedure of the broker or financial institution and instruct the broker to arrange for surrender of the ADSs, and transfer of the underlying Shares from the depositary’s account with the custodian within the CCASS system to the investor’s Hong Kong stock account.
For investors holding ADSs directly, the following steps must be taken:
•
To withdraw ordinary shares from our ADS program, an investor who holds ADSs may turn in such ADSs at the office of the depositary (and the applicable ADR(s) if the ADSs are held in certificated form), and send an instruction to cancel such ADSs to the depositary. Those instructions must have a Medallion signature guarantee.

•
Upon payment or net of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, if applicable, the depositary will instruct the custodian to deliver ordinary shares underlying the canceled ADSs to the CCASS account designated by an investor.

•
If an investor prefers to receive ordinary shares outside CCASS, he or she must so indicate in the instruction delivered to the depositary.

For the ordinary shares to be received in CCASS, under normal circumstances, the above steps generally require two business days, provided that the investor has provided timely and complete instructions. For the ordinary shares to be received outside CCASS in physical form, the above steps may take 14 business days, or more, to complete. The investor will be unable to trade the ordinary shares on the Hong Kong Stock Exchange until the procedures are completed.
Temporary delays may arise. For example, the transfer books of the depositary may from time to time be closed to ADS cancellations. In addition, completion of the above steps and procedures for delivery for ordinary shares in a CCASS account is subject to there being a sufficient number of ordinary shares on the Hong Kong share register to facilitate a withdrawal from the ADS program directly into the CCASS system. We are not under any obligation to maintain or increase the number of ordinary shares on the Hong Kong share register to facilitate such withdrawals.
Converting ADSs to Class A Ordinary Shares Trading in Hong Kong
An investor who holds ADSs and who intends to convert his/her ADSs into Class A ordinary shares that trade on the Hong Kong Stock Exchange must cancel the ADSs the investor holds and withdraw Class A ordinary shares from our ADS program and cause his or her broker or other financial institution to trade such Class A ordinary shares on the Hong Kong Stock Exchange.
An investor that holds ADSs indirectly through a broker or other financial institution should follow the procedure of the broker or financial institution and instruct the broker to arrange for cancelation of the ADSs, and transfer of the underlying Class A ordinary shares from the depositary’s account with the custodian within the CCASS system to the investor’s Hong Kong stock account.
For investors holding ADSs directly, the following steps must be taken:
•
To withdraw Class A ordinary shares from our ADS program, an investor who holds ADSs may turn in such ADSs at the office of the depositary (and the applicable ADR(s) if the ADSs are held in certificated form), and send an instruction to cancel such ADSs to the depositary. Those instructions must have a Medallion signature guarantee.

•
Upon payment or net of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, if applicable, and subject in all cases to the terms of the deposit agreement, the depositary will instruct the custodian to deliver Class A ordinary shares underlying the canceled ADSs to the CCASS account designated by an investor.
•
If an investor prefers to receive Class A ordinary shares outside CCASS, he or she must receive Class A ordinary shares in CCASS first and then arrange for the withdrawal from CCASS. Investors can then obtain a transfer form signed by HKSCC Nominees Limited (as the transferor) and register Class A ordinary shares in their own names with the Hong Kong share registrar. For Class A ordinary shares to be received in CCASS, under normal circumstances, the above steps generally require two business days, provided that the investor has provided timely and complete instructions.

For Class A ordinary shares to be received outside CCASS in physical form, the above steps may take 14 business days, or more, to complete. The investor will be unable to trade the Class A ordinary shares on the Hong Kong Stock Exchange until the procedures are completed.
Temporary delays may arise. For example, the transfer books of the depositary may from time to time be closed to ADS cancelations. In addition, completion of the above steps and procedures for delivery for Class A ordinary shares in a CCASS account is subject to there being a sufficient number of Class A ordinary shares on the Hong Kong share register to facilitate a withdrawal from the ADS program directly into the CCASS system. We are not under any obligation to maintain or increase the number of Class A ordinary shares on the Hong Kong share register to facilitate such withdrawals.
Depositary Requirements
Before the depositary delivers ADSs or permits withdrawal of Class A ordinary shares, the depositary may require:
•
production of satisfactory proof of the identity and genuineness of any signature or other information it deems necessary; and

•
compliance with procedures it may establish, from time to time, consistent with the deposit agreement, including completion and presentation of transfer documents.

The depositary may refuse to deliver, transfer, or register issuances, transfers, and cancellations of ADSs generally when the transfer books of the depositary or our Hong Kong share or Cayman Islands share registrar are closed or at any time if the depositary or we determine it advisable to do so, subject to such refusal complying with U.S. federal securities laws.
All costs attributable to the transfer of Class A ordinary shares to effect a withdrawal from or deposit of Class A ordinary shares into our ADS program will be borne by the investor requesting the transfer. In particular, holders of Class A ordinary shares and ADSs should note that the Hong Kong share registrar will charge between HK$2.50 to HK$20, depending on the speed of service (or such higher fee as may from time to time be permitted under the Hong Kong Listing Rules), for each transfer of Class A ordinary shares from one registered owner to another, each share certificate canceled or issued by it and any applicable fee as stated in the share transfer forms used in Hong Kong. In addition, holders of Class A ordinary shares and ADSs must pay up to US$5.00 per 100 ADSs (or portion thereof) for each issuance of ADSs and each cancelation of ADSs, as the case may be, in connection with the deposit of Class A ordinary shares into, or withdrawal of Class A ordinary shares from, our ADS program.

UNDERWRITING
The Global Offering
The offering of 100,000,000 of our Class A ordinary shares is referred to herein as the “Global Offering.” The Global Offering is comprised of:
•
the offering of initially 10,000,000 Class A ordinary shares (subject to reallocation) in Hong Kong as described in the sub-section “—The Hong Kong Public Offering” below; which we refer to as the “Hong Kong public offering”; and

•
the offering of an aggregate of initially 90,000,000 Class A ordinary shares (subject to reallocation and the option of the international underwriters to purchase or procure purchasers to purchase additional Class A ordinary shares mentioned below) (the “international offer shares” and, together with the Hong Kong offer shares, the “offer shares”) as described in the sub-section “—The International Offering” below, which we refer to as the “international offering.”

The international offering contemplated herein consists of a U.S. offering and a non-U.S. offering made outside the United States in compliance with applicable law. We are paying a registration fee for Class A ordinary shares sold in the United States, as well as for Class A ordinary shares initially offered and sold outside the United States in the Global Offering that may be resold from time to time into the United States in compliance with applicable law.
Goldman Sachs (Asia) L.L.C., China International Capital Corporation Hong Kong Securities Limited and UBS AG Hong Kong Branch are acting as joint representatives (the “Joint Representatives”) for the Global Offering.
We and the Hong Kong underwriters have entered into an underwriting agreement (the “Hong Kong Underwriting Agreement”) on           , 2021 relating to the Hong Kong public offering. Under the terms and subject to the conditions in the Hong Kong Underwriting Agreement, the Hong Kong underwriters below have severally agreed to apply or procure applications for the number of Class A ordinary shares indicated below.
Hong Kong Underwriters	Number of Class A ordinary shares
Goldman Sachs (Asia) L.L.C.
China International Capital Corporation Hong Kong Securities Limited
UBS AG Hong Kong Branch
CLSA Limited
BOCI Asia Limited
CMB International Capital Limited
Futu Securities International (Hong Kong) Limited
Total	10,000,000
We and the international underwriters have entered into an international underwriting agreement, dated the date hereof (the “International Underwriting Agreement”), relating to the international offering. Under the terms and subject to the conditions in the International Underwriting Agreement, the international underwriters have severally agreed to purchase or procure purchasers to purchase from us, and we have agreed to sell to them, severally, the number of Class A ordinary shares indicated below.

International Underwriters	Number of Class A ordinary shares
Goldman Sachs (Asia) L.L.C.
China International Capital Corporation Hong Kong Securities Limited
UBS AG Hong Kong Branch/UBS Securities LLC
CLSA Limited
BOCI Asia Limited
CMB International Capital Limited
Futu Securities International (Hong Kong) Limited
Total	90,000,000
The Hong Kong underwriters and the international underwriters are collectively referred to herein as the “underwriters.”
The underwriters propose to offer our Class A ordinary shares at the public offering price listed on the cover page of this prospectus supplement. The underwriters are obligated, severally but not jointly, to take and pay for all of the Class A ordinary shares offered hereby if any such shares are taken. The offering of our Class A ordinary shares by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.
Our ADSs are listed on the Nasdaq Stock Market under the symbol “LI.” We have applied to list our Class A ordinary shares on the Hong Kong Stock Exchange under the stock code “2015.” The Class A ordinary shares will be traded on the Hong Kong Stock Exchange in board lots of 100 shares each.
A prospectus supplement in electronic format may be made available on websites maintained by one or more underwriters, or selling group members, if any, participating in the Global Offering. The Joint Representatives may agree to allocate a number of our Class A ordinary shares to the underwriters for sale to their online brokerage account holders. Internet distributions will be allocated by the Joint Representatives to underwriters that may make internet distributions on the same basis as other allocations.
The Hong Kong Public Offering
Number of Class A Ordinary Shares Initially Offered
We are initially offering 10,000,000 Class A ordinary shares for subscription by the public in Hong Kong at the Public Offer Price, representing 10.0% of the total number of Class A ordinary shares initially available under the Global Offering. The number of Class A ordinary shares initially offered under the Hong Kong public offering, subject to any reallocation of Class A ordinary shares between the international offering and the Hong Kong public offering, will represent approximately 0.49% of the total shares in issue immediately following the completion of the Global Offering (assuming the option of the international underwriters to purchase additional Class A ordinary shares is not exercised and without taking into account the Class A ordinary shares to be issued pursuant to the Share Incentive Plans or pursuant to the conversion of the 2028 Notes).
The Hong Kong public offering is open to members of the public in Hong Kong as well as to institutional and professional investors. Professional investors generally include brokers, dealers, companies (including fund managers) whose ordinary business involves dealing in shares and other securities and corporate entities that regularly invest in shares and other securities.
Completion of the Hong Kong public offering is subject to the conditions set out in the sub-section headed “—Conditions of the Global Offering” below.
Allocation
Allocation of Class A ordinary shares to investors under the Hong Kong public offering will be based solely on the level of valid applications received under the Hong Kong public offering. The basis of allocation may vary, depending on the number of Hong Kong offer shares validly applied for by applicants. Such allocation could, where appropriate, consist of balloting, which could mean that some applicants may receive a higher allocation than others who have applied for the same number of Hong Kong offer shares, and those applicants who are not successful in the ballot may not receive any Hong Kong offer shares.
For allocation purposes only, the total number of Hong Kong offer shares available under the Hong Kong public offering (after taking into account any reallocation referred to below) will be divided equally (to the nearest board lot) into two pools: pool A and pool B. The Hong Kong offer shares in pool A will be allocated on an equitable basis to applicants who have applied for Hong Kong offer shares with an aggregate price of HK$5 million (excluding the brokerage, the Securities and Futures Commission of Hong Kong (the “SFC”) transaction levy and the Hong Kong Stock Exchange trading fee payable) or less. The Hong Kong offer shares in pool B will be allocated on an equitable basis to applicants who have applied for Hong Kong offer shares with an aggregate price of more than HK$5 million (excluding the brokerage, the SFC transaction levy and the Hong Kong Stock Exchange trading fee payable) and up to the total value in pool B.
Investors should be aware that applications in pool A and applications in pool B may receive different allocation ratios. If any Hong Kong offer shares in one (but not both) of the pools are unsubscribed, such unsubscribed Hong Kong offer shares will be transferred to the other pool to satisfy demand in that other pool and be allocated accordingly. For the purpose of the immediately preceding paragraph only, the “price” for Hong Kong offer shares means the price payable on application therefor (without regard to the public offering price as finally determined). Applicants can only receive an allocation of Hong Kong offer shares from either pool A or pool B and not from both pools. Multiple or suspected multiple applications under the Hong Kong public offering and any application for more than Hong Kong offer shares is liable to be rejected.
Reallocation and Clawback
The allocation of the offer shares between the Hong Kong public offering and the international offering is subject to reallocation. Paragraph 4.2 of Practice Note 18 of the Hong Kong Stock Exchange Listing Rules requires a clawback mechanism to be put in place which would have the effect of increasing the number of offer shares under the Hong Kong public offering to a certain percentage of the total number of offer shares offered under the Global Offering if certain prescribed total demand levels are reached.
If the number of offer shares validly applied for in the Hong Kong public offering represents (i) 15 times or more but less than 50 times, (ii) 50 times or more but less than 100 times, and (iii) 100 times or more, of the number of Hong Kong offer shares initially available under the Hong Kong public offering, the total number of Hong Kong offer shares available under the Hong Kong Public Offering will be increased to 30,000,000 Class A ordinary shares, 40,000,000 Class A ordinary shares and 50,000,000 Class A ordinary shares, respectively, representing 30.0% (in the case of (i)), 40.0% (in the case of (ii)) and 50.0% (in the case of (iii)), respectively, of the total number of offer shares initially available under the Global Offering (before any exercise of the international underwriters’ option to purchase additional Class A ordinary shares). In such cases, the number of offer shares allocated in the international offering will be correspondingly reduced, in such manner as the Joint Representatives deem appropriate, and such additional offer shares will be reallocated to Pool A and Pool B.
In addition, the Joint Representatives may allocate offer shares from the international offering to the Hong Kong public offering to satisfy valid applications under the Hong Kong public offering. In accordance with the Guidance Letter HKEx-GL91-18 issued by the Hong Kong Stock Exchange, if such allocation is done other than pursuant to the clawback mechanism above, the maximum total number of offer shares that may be allocated to the Hong Kong public offering following such reallocation shall be not more than double the initial allocation to the Hong Kong public offering (i.e. Class A ordinary shares, representing 20.0% of the total number of Offer Shares initially available under the Global Offering).

If the Hong Kong public offering is not fully subscribed, the Joint Representatives have the authority to reallocate all or any unsubscribed Hong Kong offer shares to the international offering, in such proportions as the Joint Representatives deem appropriate.
Applications
Each applicant under the Hong Kong public offering will be required to give an undertaking and confirmation in the application submitted by him/her that he/she and any person(s) for whose benefit he/she is making the application has not applied for or taken up, or indicated an interest for, and will not apply for or take up, or indicate an interest for, any Class A ordinary shares under the international offering. Such applicant’s application is liable to be rejected if such undertaking and/or confirmation is/are breached and/or untrue (as the case may be) or if he/she has been or will be placed or allocated international offer shares under the international offering.
Applicants under the Hong Kong public offering are required to pay, on application, the maximum public offering price for the Hong Kong public offering of HK$150.00 per offer share in addition to the brokerage, the SFC transaction levy and the Hong Kong Stock Exchange trading fee payable on each offer share, amounting to a total of HK$15,151.16 for one board lot of 100 Class A ordinary shares. If the Hong Kong public offering price as finally determined in the manner described in “—Pricing” below is less than the maximum public offering price for the Hong Kong public offering of HK$150.00 per Class A ordinary share, appropriate refund payments (including the brokerage, the SFC transaction levy and the Hong Kong Stock Exchange trading fee attributable to the surplus application monies) will be made to successful applicants, without interest.
The International Offering
Number of Class A Ordinary Shares Initially Offered
The international offering will consist of an initial offering of 90,000,000 Class A ordinary shares, representing 90.0% of the total number of Class A ordinary shares initially available under the Global Offering (subject to adjustment and the option of the international underwriters to purchase additional Class A ordinary shares). The number of Class A ordinary shares initially offered under the international offering, subject to any reallocation of Class A ordinary shares between the international offering and the Hong Kong public offering, will represent approximately 4.39% of the total shares in issue immediately following the completion of the Global Offering (assuming the option of the international underwriters to purchase additional Class A ordinary shares is not exercised and without taking into account the Class A ordinary shares to be issued pursuant to the Share Incentive Plans or pursuant to the conversion of the 2028 Notes).
Allocation
The international offering includes the U.S. offering of the Class A ordinary shares in the United States as well as the non-U.S. offering to institutional and professional investors and other investors in jurisdictions outside the United States. Professional investors generally include brokers, dealers, companies (including fund managers) whose ordinary business involves dealing in shares and other securities and corporate entities that regularly invest in shares and other securities. Allocation of offer shares pursuant to the international offering will be effected in accordance with a “book-building” process and based on a number of factors, including the level and timing of demand, the total size of the relevant investor’s invested assets or equity assets in the relevant sector and whether or not it is expected that the relevant investor is likely to buy further Class A ordinary shares and/or hold or sell its Class A ordinary shares after the listing on the Hong Kong Stock Exchange. Such allocation is intended to result in a distribution of the Class A ordinary shares on a basis which would lead to the establishment of a solid professional and institutional shareholder base to the benefit of us and the shareholders as a whole.
The Joint Representatives (on behalf of the underwriters) may require any investor who has been offered offer shares under the international offering and who has made an application under the Hong Kong public offering to provide sufficient information to the Joint Representatives so as to allow it to identify the relevant applications under the Hong Kong public offering and to ensure that they are excluded from any allocation of offer shares under the Hong Kong public offering.
Reallocation
The total number of offer shares to be issued or sold pursuant to the international offering may change as a result of the clawback arrangement described in “—The Hong Kong Public Offering— Reallocation and Clawback” above, the exercise of the option of the international underwriters to purchase additional Class A ordinary shares in whole or in part and/or any reallocation of unsubscribed offer shares originally included in the Hong Kong public offering.
Pricing
Determining the Offer Price
Pricing for the offer shares for the purpose of the various offerings under the Global Offering will be determined on the price determination date, which is expected to be on or about , 2021 and, in any event, no later than August 6, 2021, by agreement between the Joint Representatives (for themselves and on behalf of the underwriters) and the Company, and the number of offer shares to be allocated under the various offerings will be determined shortly thereafter.
We will determine the Hong Kong public offering price by reference to, among other factors, the closing price of the ADSs on Nasdaq on the last trading day on or before the price determination date (which is accessible to the Shareholders and potential investors at www.nasdaq.com/market-activity/stocks/li), and the Hong Kong public offering price will not be more than HK$150.00, or US$     , per Class A ordinary share based on an exchange rate of HK$     to US$1.00.
The historical prices of our ADSs and trading volume on Nasdaq are set out below:
Period(1)	High	Low	ADTV
	US$	US$	million ADSs(2)
Fiscal year ended December 31, 2020 (since July 30, 2020)	43.96	14.60	19.01
Fiscal year of 2021 (up to July 25, 2021)	36.75	17.01	16.28

Note:
(1)
We have not declared or paid any dividends on our ADSs or Shares since our inception and up to July 25, 2021, including the periods presented.

(2)
Average daily trading volume (“ADTV”) represents daily average number of our ADSs traded over the relevant period.

Applicants under the Hong Kong public offering must pay, on application, the maximum Hong Kong public offering price of HK$150.00 per Hong Kong offer share plus brokerage of 1.0%, SFC transaction levy of 0.0027% and Hong Kong Stock Exchange trading fee of 0.005%, amounting to a total of HK$15,151.16 for one board lot of 100 Class A ordinary shares.
We may set the international offer price at a level higher than the maximum Hong Kong public offering price if (a) the Hong Kong dollar equivalent of the closing trading price of the ADSs on the Nasdaq on the last trading day on or before the price determination date (on a per-Class A ordinary share converted basis) were to exceed the maximum Hong Kong public offering price as stated in this prospectus supplement and/or (b) we believe that it is in our best interest as a listed company to set the international offer price at a level higher than the maximum Hong Kong public offering price based on the level of interest expressed by professional and institutional investors during the book-building process.
If the international offer price is set at or lower than the maximum Hong Kong public offering price, the Hong Kong public offering price must be set at such price which is equal to the international offer price. In no circumstances will we set the Hong Kong public offering price above the maximum Hong Kong public offering price as stated in this prospectus supplement or the international offer price. We reserve the right not to proceed with the Hong Kong public offering or the international offering on or at any time until the price determination date if, for any reason, including as a result of volatility in the price of the Company’s ADSs or other changes in market conditions, we do not agree with the Joint Representatives (for themselves and on behalf of the underwriters) on the pricing of the offer shares by August 6, 2021.
The international underwriters will be soliciting from prospective investors’ indications of interest in acquiring offer shares in the international offering. Prospective professional and institutional investors will be required to specify the number of offer shares under the international offering they would be prepared to acquire either at different prices or at a particular price. This process, known as “book-building,” is expected to continue up to, and to cease on or about, the last day for lodging applications under the Hong Kong public offering.
The Joint Representatives (for themselves and on behalf of the underwriters) may, where they deem appropriate, based on the level of interest expressed by prospective investors during the book-building process in respect of the international offering, and with our consent, reduce the number of offer shares offered below as stated in this prospectus supplement at any time on or prior to the morning of the last day for lodging applications under the Hong Kong public offering. In such a case, we will, as soon as practicable following the decision to make such reduction, and in any event not later than the morning of the last day for lodging applications under the Hong Kong public offering, cause to be published on our website and the website of the Hong Kong Stock Exchange at ir.lixiang.com and www.hkexnews.hk, respectively, notices of the reduction.
Upon the issue of such a notice, the revised number of offer shares will be final. If the number of offer shares is reduced, applicants under the Hong Kong public offering will be entitled to withdraw their applications, unless positive confirmations from the applicants to proceed are received.
Sales in the United States
Certain of the international underwriters are expected to make offers and sales both inside and outside the United States through their respective selling agents. Any offers or sales in the United States will be conducted by broker-dealers registered with the SEC. Goldman Sachs (Asia) L.L.C. will offer Class A ordinary shares in the United States through its SEC-registered broker-dealer affiliate in the United States, Goldman Sachs & Co. LLC. China International Capital Corporation Hong Kong Securities Limited is not a broker-dealer registered with the SEC and, to the extent that its conduct may be deemed to involve participation in offers or sales of Class A ordinary shares in the United States, those offers or sales will be made through one or more SEC-registered broker-dealers in compliance with applicable laws and regulations. UBS AG Hong Kong Branch will offer shares of our common stock in the United States through its SEC-registered broker-dealer affiliate in the United States, UBS Securities LLC.
Compensation and Expenses
The following table show the per share and total underwriting discounts and commissions to be paid to the underwriters by us. Such amounts are shown assuming both no exercise and full exercise of the international underwriters’ option to purchase up to 15,000,000 additional Class A ordinary shares. Total underwriting discounts and commissions to be paid to the underwriters represent approximately    % of the total gross proceeds of the Global Offering (assuming the option to purchase additional Class A ordinary shares is not exercised). This presentation assumes the public offering price in both the international offering and the Hong Kong public offering is HK$      .
Paid by Us	No Exercise	Full Exercise
Per Class A ordinary share	HK$	HK$
Total	HK$	HK$
The estimated offering expenses payable by us, including registration, filing and listing fees, printing fees and legal and accounting expenses, but excluding the underwriting discounts and commissions, are approximately HK$      (US$      million).

International Underwriters’ Option to Purchase Additional Class A Ordinary Shares
In connection with the international offering, we are expected to grant to the international underwriters the rights, exercisable by the Joint Representatives on behalf of the international underwriters at any time until 30 days after date of this prospectus supplement, pursuant to which the Company may be required to issue up to an aggregate of 15,000,000 Class A ordinary shares, representing not more than 15% of the number of Class A ordinary shares initially available under the Global Offering, at the international public offering price, to cover over-allocations in the international offering, if any.
If the international underwriters’ option to procure purchasers to purchase additional Class A ordinary shares is exercised in full, the additional Class A ordinary shares to be issued pursuant thereto will represent approximately 0.73% of the total Shares in issue immediately following the completion of the Global Offering, without taking into account the Class A ordinary shares to be issued pursuant to the Share Incentive Plans.
Lock-Up Agreements and Undertakings
In connection with the Global Offering, we have agreed, subject to some exceptions, not to sell, transfer or dispose of, directly or indirectly, any of our ordinary shares, or ADSs representing the ordinary shares, or any securities convertible into or exchangeable or exercisable for our ordinary shares, or ADSs representing the ordinary shares, for a period commencing on the date of the Hong Kong Underwriting Agreement and ending on the last date of the six months after the Listing Date.
Pursuant to the Listing Rules, we have undertaken to the Hong Kong Stock Exchange that we will not exercise our power to issue any further shares, or securities convertible into our equity securities (whether or not of a class already listed) or enter into any agreement to such an issue within six months from the Listing Date (whether or not such issue of shares or securities will be completed within six months from the Listing Date), except (a) pursuant to the Global Offering (including the international underwriters’ option to purchase additional Class A ordinary shares); or (b) under any of the circumstances provided under the Hong Kong Listing Rules.
In addition, pursuant to the Hong Kong Listing Rules, each of our controlling shareholders has undertaken to the Hong Kong Stock Exchange, the Joint Sponsors and our Company that, save as disclosed in this prospectus supplement and except pursuant to the Global Offering (including the international underwriters’ option to purchase additional Class A ordinary shares), each of them will not, and will procure that the relevant registered holder(s) of the Shares in which any of them has a beneficial interest will not: (i) at any time in the period commencing on the date by reference to which disclosure of its shareholding in the Company is made in this prospectus supplement and ending on the date which is six months from the Listing Date, dispose of, nor enter into any agreement to dispose of or otherwise create any options, rights, interests or encumbrances in respect of any securities of the Company in which any of the controlling shareholders are shown in this prospectus supplement to be the beneficial owners; and (ii) at any time in the period of six months commencing from the date on which the period referred to in the above paragraph (a) expires, dispose of, nor enter into any agreement to dispose of or otherwise create any options, rights, interests or encumbrances in respect of any securities of the Company to such extent that, immediately following such disposal or upon the exercise or enforcement of such options, rights, interests or encumbrances, our controlling shareholders will, directly or indirectly cease to be our controlling shareholders, provided that the above shall not prevent them from using securities of the Company beneficially owned by them as security (including a charge or a pledge) in favor of an authorized institution (as defined in the Banking Ordinance (Chapter 155 of the laws of Hong Kong) for a bona fide commercial loan.
In addition, pursuant to the Hong Kong Listing Rules, each of our controlling shareholders has undertaken to the Hong Kong Stock Exchange and our Company that, within the period commencing on the date by reference to which disclosure of its shareholdings in our Company is made in this prospectus supplement and ending on the date which is 12 months from the Listing Date, it will immediately inform the Company and the Stock Exchange in writing of: (i) any pledge(s) or charge(s) of any securities of the Company beneficially owned by it directly or indirectly in favor of an authorized institution (as defined in the Banking Ordinance (Chapter 155 of the Laws of Hong Kong)) for a bona fide commercial loan as permitted under the Listing Rules, and the number of such shares or securities of our Company so pledged or charged; and (ii) any indication(s) received by it, either verbal or written, from any pledgee or chargee of any ADSs, ordinary shares or other securities of the Company pledged or charged that any of such shares or other share capital will be sold, transferred or disposed of.
Conditions of the Global Offering
Acceptance of all applications for offer shares will be conditional on:
•
the Listing Committee of Hong Kong Stock Exchange granting approval for the listing of, and permission to deal in, the Class A Ordinary Shares in issue, to be issued or issuable as mentioned in this prospectus supplement on the Main Board of the Stock Exchange and such approval not subsequently having been withdrawn or revoked prior to the Listing Date;

•
the pricing of the Offer Shares having been agreed between the Joint Global Coordinators (for themselves and on behalf of the underwriters) and the Company;

•
the execution and delivery of the International Underwriting Agreement on or around the price determination date; and

•
the obligations of the Hong Kong underwriters under the Hong Kong Underwriting Agreement and the obligations of the international underwriters under the International Underwriting Agreement becoming and remaining unconditional and not having been terminated in accordance with the terms of the respective agreements, in each case on or before the dates and times specified in the respective underwriting agreements (unless and to the extent such conditions are validly waived on or before such dates and times) and, in any event, not later than the date which is 30 days after the date of this prospectus supplement.
If, for any reason, the pricing of the Offer Shares is not agreed between the Joint Representatives (on behalf of the underwriters) and the Company on or before August 10, 2021, the Global Offering will not proceed and will lapse.
The consummation of each of the Hong Kong Public Offering and the international offering is conditional upon, among other things, the other offering becoming unconditional and not having been terminated in accordance with its terms.
Share certificates for the offer shares will only become valid at 8:00 a.m. in Hong Kong on August 12, 2021, provided that the Global Offering has become unconditional in all respects at or before that time.
Dealing in the Class A Ordinary Shares
Assuming that the Hong Kong Public Offering becomes unconditional at or before 8:00 a.m. in Hong Kong on on August 12, 2021, it is expected that dealings in the Class A ordinary shares on the Hong Kong Stock Exchange will commence at 9:00 a.m. in Hong Kong on August 12, 2021.
The Class A ordinary shares will be traded in board lots of 100 Class A ordinary shares each and the stock code of the Class A ordinary shares on the Hong Kong Stock Exchange will be “2015.”
Indemnification
We have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act of 1933.
Stabilization
The Company has appointed Goldman Sachs (Asia) L.L.C. as stabilization manager. Stabilization is a practice used by underwriters in some markets to facilitate the distribution of securities. To stabilize, the underwriters may bid for, or purchase, the securities in the secondary market during a specified period of time, to retard and, if possible, prevent a decline in the initial public market price of the securities below the offer price. Such transactions may be effected in all jurisdictions where it is permissible to do so, in each case in compliance with all applicable laws and regulatory requirements, including those of Hong Kong. In Hong Kong, the price at which stabilization is effected is not permitted to exceed the Public Offer Price.
In connection with the Global Offering, the stabilizing manager (or any person acting for it), on behalf of the underwriters, may over-allocate or effect transactions with a view to stabilizing or supporting the market price of the Class A ordinary shares at a level higher than that which might otherwise prevail for a limited period after the Listing Date. However, there is no obligation on the stabilizing manager (or any person acting for it) to conduct any such stabilizing action. Such stabilizing action, if taken, (a) will be conducted at the absolute discretion of the stabilizing manager (or any person acting for it) and in what the stabilizing manager reasonably regards as the best interest of the Company, (b) may be discontinued at any time and (c) is required to be brought to an end within 30 days after the date of this prospectus supplement.
Stabilization action permitted in Hong Kong pursuant to the Securities and Futures (Price Stabilizing) Rules of the SFO includes (a) over-allocating for the purpose of preventing or minimizing any reduction in the market price of the Class A ordinary shares, (b) selling or agreeing to sell the Class A ordinary shares so as to establish a short position in them for the purpose of preventing or minimizing any reduction in the market price of the Class A ordinary shares, (c) purchasing, or agreeing to purchase, the Class A ordinary shares pursuant to the option of the international underwriters to purchase additional Class A ordinary shares in order to close out any position established under paragraph (a) or (b) above, (d) purchasing, or agreeing to purchase, any of the Class A ordinary shares for the sole purpose of preventing or minimizing any reduction in the market price of the Class A ordinary shares, (e) selling or agreeing to sell any Class A ordinary shares in order to liquidate any position established as a result of those purchases and (f) offering or attempting to do anything as described in clauses (b), (c), (d) or (e) above.
Specifically, prospective applicants for and investors in the Offer Shares should note that:
•
the stabilizing manager (or any person acting for it) may, in connection with the stabilizing action, maintain a long position in Class A ordinary shares;

•
there is no certainty as to the extent to which and the time or period for which the stabilizing manager (or any person acting for it) will maintain such a long position;

•
liquidation of any such long position by the stabilizing manager (or any person acting for it) and selling in the open market may have an adverse impact on the market price of the Class A ordinary shares;

•
no stabilizing action can be taken to support the price of the Class A ordinary shares for longer than the stabilization period, which will begin on the date on which our Class A ordinary shares are listed on the Hong Kong Stock Exchange, and is expected to expire on            , 2021, being the 30th day after the date of this prospectus supplement. After this date, when no further stabilization action may be taken, demand for the Class A ordinary shares, and therefore the price of the Class A ordinary shares, could fall;

•
the price of the Class A ordinary shares cannot be assured to stay at or above the public offering price by the taking of any stabilizing action; and

•
stabilizing bids or transactions effected in the course of the stabilizing action may be made at any price at or below the public offering price and can, therefore, be done at a price below the price paid by applicants for, or investors in, the offer shares.

We will ensure that an announcement in compliance with the Securities and Futures (Price Stabilizing) Rules of the Securities and Futures Ordinance will be made within seven days of the expiration of the stabilization period.
In connection with the Global offering, the underwriters may purchase and sell Class A ordinary shares or ADSs in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of Class A ordinary shares than they are required to purchase in the offering or the sale by the underwriters of the ADSs, and a short position represents the amount of such sales that have not been covered by subsequent purchases. A “covered short position” is a short position that is not greater than the amount of additional Class A ordinary shares (including Class A ordinary shares represented by short sales of ADSs) for which the underwriters’ option described above may be exercised. The underwriters may cover any covered short position by either exercising their option to purchase additional Class A ordinary shares or purchasing Class A ordinary shares or ADSs in the open market. In determining the source of Class A ordinary shares to cover the covered short position, the underwriters will consider, among other things, the price of Class A ordinary shares or ADSs available for purchase in the open market as compared to the price at which they may purchase additional Class A ordinary shares pursuant to the option described above. Stabilizing transactions consist of various bids for or purchases of the Class A ordinary shares or ADSs made by the underwriters in the open market.
The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased ADSs sold by or for the account of such underwriter in stabilizing or short covering transactions.
Purchases to cover a short position and stabilizing transactions, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market price of our Class A ordinary shares or ADSs, and together with the imposition of the penalty bid, may stabilize, maintain or otherwise affect the market price of the Class A ordinary shares or ADSs. As a result, the price of the Class A ordinary shares or ADSs may be higher than the price that otherwise might exist in the open market. The underwriters are not required to engage in these activities and may end any of these activities at any time. These transactions may be effected on the Nasdaq Stock Market, on the Hong Kong Stock Exchange, in the over-the-counter market or otherwise.
Activities by Underwriters
Described below are a variety of activities that each of the underwriters of the Global Offering may individually undertake, and which do not form part of the underwriting or the stabilizing process.
The underwriters and their respective affiliates are diversified financial institutions with relationships in countries around the world. These entities engage in a wide range of commercial and investment banking, brokerage, funds management, trading, hedging, investing and other activities for their own account and for the account of others. In the ordinary course of their various business activities, the underwriters and their respective affiliates may purchase, sell or hold a broad array of investments and actively trade securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers. Such investment and trading activities may involve or relate to our assets, securities and/or instruments and/or persons and entities with relationships with us and may also include swaps and other financial instruments entered into for hedging purposes in connection with our loans and other debt.
In relation to the Class A ordinary shares, the activities of the underwriters and their respective affiliates could include acting as agent for buyers and sellers of the Class A ordinary shares, entering into transactions with those buyers and sellers in a principal capacity, including as a lender to initial purchasers of the Class A ordinary shares (which financing may be secured by the Class A ordinary shares) in the Global Offering, proprietary trading in the Class A ordinary shares, and entering into over the counter or listed derivative transactions or listed or unlisted securities transactions (including issuing securities such as derivative warrants listed on a stock exchange) which have as their underlying assets, assets including the Class A ordinary shares. Such transactions may be carried out as bilateral agreements or trades with selected counterparties. Those activities may require hedging activity by those entities involving, directly or indirectly, the buying and selling of the Class A ordinary shares, which may have a negative impact on the trading price of the Class A ordinary shares. All such activities could occur in Hong Kong and elsewhere in the world and may result in the underwriters and their respective affiliates holding long and/or short positions in the Class A ordinary shares, in baskets of securities or indices including the Class A ordinary shares, in units of funds that may purchase the Class A ordinary shares, or in derivatives related to any of the foregoing.
In relation to issues by underwriters or their respective affiliates of any listed securities having the Class A ordinary shares as their underlying securities, whether on the Hong Kong Stock Exchange or on any other stock exchange, the rules of the stock exchange may require the issuer of those securities (or one of its affiliates or agents) to act as a market maker or liquidity provider in the security, and this will also result in hedging activity in the Class A ordinary shares in most cases.
All such activities may occur both during and after the end of the stabilizing period described under “—Stabilization” above. Such activities may affect the market price or value of the Class A ordinary shares, the liquidity or trading volume in the Class A ordinary shares and the volatility of the price of the Class A ordinary shares, and the extent to which this occurs from day to day cannot be estimated.
It should be noted that when engaging in any of these activities, the underwriters are subject to certain restrictions, including the following:
•
the underwriters (other than the stabilizing manager or any person acting for it) must not, in connection with the distribution of the offer shares, effect any transactions (including issuing or entering into any option or other derivative transactions relating to the offer shares), whether in the open market or otherwise, with a view to stabilizing or maintaining the market price of any of the Class A ordinary shares at levels other than those which might otherwise prevail in the open market; and

•
the underwriters must comply with all applicable laws and regulations, including the market misconduct provisions of the Securities and Futures Ordinance, including the provisions prohibiting insider dealing, false trading, price rigging and stock market manipulation

Certain of the underwriters or their respective affiliates have provided from time to time, and expect to provide in the future, investment banking and other services to us and certain of our affiliates for which such underwriters or their respective affiliates have received or will receive customary fees and commissions.
In addition, the underwriters or their respective affiliates may provide financing to investors to finance their subscriptions of the Offer Shares in the Global Offering.
The address of Goldman Sachs (Asia) L.L.C. is 68/F, Cheung Kong Center, 2 Queen's Road Central, Hong Kong. The address of China International Capital Corporation Hong Kong Securities Limited is 29/F, One International Finance Centre, 1 Harbour View Street, Central, Hong Kong. The address of UBS AG Hong Kong Branch is 52/F, Two International Finance Centre, 8 Finance Street, Hong Kong. The address of UBS Securities LLC is 1285 Avenue of the Americas, New York, New York 10019, United States. The address of CLSA Limited is 18/F, One Pacific Place, 88 Queensway, Hong Kong. The address of BOCI Asia Limited is 26th Floor, Bank of China Tower, 1 Garden Road, Central, Hong Kong. The address of CMB International Capital Limited is 45/F, Champion Tower, 3 Garden Road, Central, Hong Kong. The address of Futu Securities International (Hong Kong) Limited is Unit C1-2, 13/F, United Centre, No. 95 Queensway, Admiralty, Hong Kong.
Selling Restrictions
No action has been taken in any jurisdiction (except in the United States) that would permit a public offering of the Offer shares, or the possession, circulation or distribution of this prospectus or any other material relating to us or the Offer shares in any jurisdiction where action for that purpose is required. Accordingly, the Offer shares may not be offered or sold, directly or indirectly, and neither this prospectus nor any other material or advertisements in connection with the offer shares may be distributed or published, in or from any country or jurisdiction except in compliance with any applicable laws, rules and regulations of any such country or jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.
Australia
This prospectus:
•
does not constitute a disclosure document or a prospectus under Chapter 6D.2 of the Corporations Act 2001 (Cth) (the “Corporations Act”);

•
has not been, and will not be, lodged with the Australian Securities and Investments Commission (“ASIC”), as a disclosure document for the purposes of the Corporations Act and does not purport to include the information required of a disclosure document for the purposes of the Corporations Act; and

•
may only be provided in Australia to select investors who are able to demonstrate that they fall within one or more of the categories of investors, available under section 708 of the Corporations Act (“Exempt Investors”).

The offer shares may not be directly or indirectly offered for subscription or purchased or sold, and no invitations to subscribe for or buy the offer shares may be issued, and no draft or definitive offering memorandum, advertisement or other offering material relating to any offer shares may be distributed in Australia, except where disclosure to investors is not required under Chapter 6D of the Corporations Act or is otherwise in compliance with all applicable Australian laws and regulations. By submitting an application for the offer shares, you represent and warrant to us that you are an Exempt Investor.
As any offer of offer shares under this document will be made without disclosure in Australia under Chapter 6D.2 of the Corporations Act, the offer of those securities for resale in Australia within 12 months may, under section 707 of the Corporations Act, require disclosure to investors under Chapter 6D.2 if none of the exemptions in section 708 applies to that resale. By applying for the offer shares you undertake to us that you will not, for a period of 12 months from the date of issue of the offer shares, offer, transfer, assign or otherwise alienate those offer shares to investors in Australia except in circumstances where disclosure to investors is not required under Chapter 6D.2 of the Corporations Act or where a compliant disclosure document is prepared and lodged with ASIC.
Bermuda
The offer of the international offer shares under the international offering is private and is not intended for the public. This prospectus has not been approved by the Bermuda Monetary Authority or the Registrar of Companies in Bermuda. Any representation to the contrary, explicit or implicit is prohibited.
British Virgin Islands
The offer shares are not being, and may not be offered to the public or to any person in the British Virgin Islands for purchase or subscription by us or on our behalf. The offer shares may be offered to companies incorporated under the BVI Business Companies Act, 2004 (British Virgin Islands) (each a BVI Company), but only where the offer will be made to, and received by, the relevant BVI Company entirely outside of the British Virgin Islands.
Canada
The offer shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the offer shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts, or NI 33-105, the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
Cayman Islands
This prospectus does not constitute an invitation or offer to the public in the Cayman Islands of the Offer shares or ordinary shares, whether by way of sale or subscription. The underwriters have not offered or sold, and will not offer or sell, directly or indirectly, any offer shares or ordinary shares in the Cayman Islands.
Dubai International Financial Center
This document relates to an Exempt Offer in accordance with the Markets Rules 2012 of the Dubai Financial Services Authority (“DFSA”). This document is intended for distribution only to persons of a type specified in the Markets Rules 2012 of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this document nor taken steps to verify the information set out in it, and has no responsibility for it. The offer shares to which this document relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the Offer shares offered should conduct their own due diligence on the offer shares. If you do not understand the contents of this document you should consult an authorized financial advisor.
European Economic Area
In relation to each Member State of the European Economic Area (each a “Relevant State”), no shares of Class A ordinary shares have been offered or will be offered pursuant to the offering to the public in that Relevant State prior to the publication of a prospectus in relation to the shares of Class A ordinary shares which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that offers of shares of Class A ordinary shares may be made to the public in that Relevant State at any time under the following exemptions under the Prospectus Regulation:
•
to any legal entity which is a qualified investor as defined under the Prospectus Regulation;

•
to fewer than 150 natural or legal persons (other than qualified investors as defined under the Prospectus Regulation), subject to obtaining the prior consent of the underwriters; or

•
in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of shares of Class A ordinary shares shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation and each person who initially acquires any shares of Class A ordinary shares or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with each of the underwriters and the Company that it is a “qualified investor” within the meaning of Article 2(e) of the Prospectus Regulation. In the case of any shares of Class A ordinary shares being offered to a financial intermediary as that term is used in the Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the shares of Class A ordinary shares acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer to the public other than their offer or resale in a Relevant State to qualified investors as so defined or in circumstances in which the prior consent of the underwriters have been obtained to each such proposed offer or resale.

For the purposes of this provision, the expression an “offer to the public” in relation to any shares of Class A ordinary shares in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares of Class A ordinary shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares of Class A ordinary shares, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.
Hong Kong
This preliminary prospectus has not been and will not be registered with the Registrar of Companies in Hong Kong. The offer shares may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32, Laws of Hong Kong), or (iv) pursuant to a registered “prospectus” which complies with or is exempt from compliance with Part XII of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32, Laws of Hong Kong); and that there has not been issued and there will not be issued, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the offer shares, which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong).
Israel
This document does not constitute a prospectus under the Israeli Securities Law, 5728-1968, and has not been filed with or approved by the Israel Securities Authority. In Israel, this prospectus is being distributed only to, and is directed only at, qualified investors listed in the first addendum, or the Addendum, to the Israeli Securities Law. Qualified investors may be required to submit written confirmation that they fall within the scope of the Addendum.
Japan
The offer shares have not been and will not be registered under the Financial Instruments and Exchange Law of Japan, and offer shares will not be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to any exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.
The offer shares have not been and will not be registered pursuant to Article 4, Paragraph 1 of the Financial Instruments and Exchange Act. Accordingly, none of the offer shares nor any interest therein may be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any “resident” of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to or for the benefit of a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.
Korea
The offer shares have not been and will not be registered under the Financial Investments Services and Capital Markets Act of Korea and the decrees and regulations thereunder (the “FSCMA”), and the offer shares have been and will be offered in Korea as a private placement under the FSCMA. None of the offer shares may be offered, sold or delivered directly or indirectly, or offered or sold to any person for re-offering or resale, directly or indirectly, in Korea or to any resident of Korea except pursuant to the applicable laws and regulations of Korea, including the FSCMA and the Foreign Exchange Transaction Law of Korea and the decrees and regulations thereunder (the “FETL”). The offer shares have not been listed on any of securities exchanges in the world including, without limitation, the Korea Exchange in Korea. Furthermore, the purchaser of the offer shares shall comply with all applicable regulatory requirements (including but not limited to requirements under the FETL) in connection with the purchase of the offer shares. By the purchase of the offer shares, the relevant holder thereof will be deemed to represent and warrant that if it is in Korea or is a resident of Korea, it purchased the offer shares pursuant to the applicable laws and regulations of Korea.
Kuwait
Unless all necessary approvals from the Kuwait Ministry of Commerce and Industry required by Law No. 31/1990 “Regulating the Negotiation of Securities and Establishment of Investment Funds,” its Executive Regulations and the various Ministerial Orders issued pursuant thereto or in connection therewith, have been given in relation to the marketing and sale of the offer shares, these may not be marketed, offered for sale, nor sold in the State of Kuwait. Neither this prospectus (including any related document), nor any of the information contained therein is intended to lead to the conclusion of any contract of whatsoever nature within Kuwait.
Malaysia
No prospectus or other offering material or document in connection with the offer and sale of the offer shares has been or will be registered with the Securities Commission of Malaysia, or Commission, for the Commission’s approval pursuant to the Capital Markets and Services Act 2007. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the offer shares may not be circulated or distributed, nor may the offer shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Malaysia other than (i) a closed end fund approved by the Commission; (ii) a holder of a Capital Markets Services License; (iii) a person who acquires the offer shares as principal, if the offer is on terms that the Class A ordinary shares may only be acquired at a consideration of not less than RM250,000 (or its equivalent in foreign currencies) for each transaction; (iv) an individual whose total net personal assets or total net joint assets with his or her spouse exceeds RM3 million (or its equivalent in foreign currencies), excluding the value of the primary residence of the individual; (v) an individual who has a gross annual income exceeding RM300,000 (or its equivalent in foreign currencies) per annum in the preceding twelve months; (vi) an individual who, jointly with his or her spouse, has a gross annual income of RM400,000 (or its equivalent in foreign currencies), per annum in the preceding twelve months; (vii) a corporation with total net assets exceeding RM10 million (or its equivalent in a foreign currencies) based on the last audited accounts; (viii) a partnership with total net assets exceeding RM10 million (or its equivalent in foreign currencies); (ix) a bank licensee or insurance licensee as defined in the Labuan Financial Services and Securities Act 2010; (x) an Islamic bank licensee or takaful licensee as defined in the Labuan Financial Services and Securities Act 2010; and (xi) any other person as may be specified by the Commission; provided that, in the each of the preceding categories (i) to (xi), the distribution of the offer shares is made by a holder of a Capital Markets Services License who carries on the business of dealing in securities. The distribution in Malaysia of this prospectus is subject to Malaysian laws. This prospectus does not constitute and may not be used for the purpose of public offering or an issue, offer for subscription or purchase, invitation to subscribe for or purchase any offer shares requiring the registration of a prospectus with the Commission under the Capital Markets and Services Act 2007.
PRC
This prospectus has not been and will not be circulated or distributed in the PRC and the offer shares will not be offered or sold, and will not be offered or sold to any person for re-offering or resale directly or indirectly to any residents of the PRC except pursuant to any applicable laws and regulations of the PRC. Neither this prospectus nor any advertisement or other offering material may be distributed or published in the PRC, except under circumstances that will result in compliance with applicable laws and regulations.

Qatar
The offer shares described in this prospectus have not been, and will not be, offered, sold or delivered, at any time, directly or indirectly in the State of Qatar in a manner that would constitute a public offering. This prospectus has not been, and will not be, registered with or approved by the Qatar Financial Markets Authority or Qatar Central Bank and may not be publicly distributed. This prospectus is intended for the original recipient only and must not be provided to any other person. It is not for general circulation in the State of Qatar and may not be reproduced or used for any other purpose.
Saudi Arabia
This document may not be distributed in the Kingdom of Saudi Arabia except to such persons as are permitted under the Offers of Securities Regulations as issued by the board of the Saudi Arabian Capital Market Authority (“CMA”) pursuant to resolution number 2-11-2004 dated 4 October 2004 as amended by resolution number 1-28-2008, as amended (the “CMA Regulations”). The CMA does not make any representation as to the accuracy or completeness of this document and expressly disclaims any liability whatsoever for any loss arising from, or incurred in reliance upon, any part of this document. Prospective purchasers of the securities offered hereby should conduct their own due diligence on the accuracy of the information relating to the securities. If you do not understand the contents of this document, you should consult an authorized financial adviser.
Singapore
Each underwriter has acknowledged that this prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, each underwriter has represented and agreed that it has not offered or sold any offer shares or caused the offer shares to be made the subject of an invitation for subscription or purchase and will not offer or sell any offer shares or cause the offer shares to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, this prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the offer shares, whether directly or indirectly, to any person in Singapore other than:
(a)
to an institutional investor (as defined in Section 4A of the Securities and Futures Act (Chapter 289) of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA;

(b)
a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA; or

(c)
otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the offer shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is:
(a)
corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)
a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the offer shares pursuant to an offer made under Section 275 of the SFA except:
(i)
to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(ii)
where no consideration is or will be given for the transfer;

(iii)
where the transfer is by operation of law;

(iv)
as specified in Section 276(7) of the SFA; or

(v)
as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018.

Solely for purposes of the notification requirements under Section 309B(1)(c) of the SFA, the offer shares are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).
South Africa
Due to restrictions under the securities laws of South Africa, no “offer to the public” (as such term is defined in the South African Companies Act, No. 71 of 2008 (as amended or re-enacted) (the “South African Companies Act”))is being made in connection with the issue of the offer shares in South Africa. Accordingly, this document does not, nor is it intended to, constitute a “registered prospectus” (as that term is defined in the South African Companies Act) prepared and registered under the South African Companies Act and has not been approved by, and/or filed with, the South African Companies and Intellectual Property Commission or any other regulatory authority in South Africa. The offer shares are not offered, and the offer shall not be transferred, sold, renounced or delivered, in South Africa or to a person with an address in South Africa, unless one or other of the following exemptions stipulated in section 96 (1) applies:
(a)
the offer, transfer, sale, renunciation or delivery is to:

(i)
persons whose ordinary business, or part of whose ordinary business, is to deal in securities, as principal or agent;

(ii)
the South African Public Investment Corporation;

(iii)
persons or entities regulated by the Reserve Bank of South Africa;

(iv)
authorized financial service providers under South African law;

(v)
financial institutions recognized as such under South African law;

(vi)
a wholly-owned subsidiary of any person or entity contemplated in (c), (d) or (e), acting as agent in the capacity of an authorized portfolio manager for a pension fund, or as manager for a collective investment scheme (in each case duly registered as such under South African law); or

(vii)
any combination of the person in (i) to (vi); or

(b)
the total contemplated acquisition cost of the securities, for any single addressee acting as principal is equal to or greater than ZAR1,000,000 or such higher amount as may be promulgated by notice in the Government Gazette of South Africa pursuant to section 96(2)(a) of the South African Companies Act.

Information made available in this prospectus should not be considered as “advice” as defined in the South African Financial Advisory and Intermediary Services Act, 2002.
Switzerland
The offer shares will not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange, or SIX, or on any other stock exchange or regulated trading facility in Switzerland. This prospectus has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland.
Neither this prospectus nor any other offering or marketing material relating to the Global offering, the company or the offer shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this prospectus will not be filed with, and the offer of the offer shares will not be supervised by, the Swiss Financial Market Supervisory Authority, and the offer of the offer shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (the “CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of the offer shares.
Taiwan
The offer shares have not been and will not be registered or filed with, or approved by, the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be offered or sold in Taiwan through a public offering or in circumstances which constitute an offer within the meaning of the Securities and Exchange Act of Taiwan or relevant laws and regulations that require a registration, filing or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the offer shares in Taiwan.
United Arab Emirates.
The offer shares have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (including the Dubai International Financial Centre) other than in compliance with the laws of the United Arab Emirates (and the Dubai International Financial Centre) governing the issue, offering and sale of securities. Further, this prospectus does not constitute a public offer of securities in the United Arab Emirates (including the Dubai International Financial Centre) and is not intended to be a public offer. This prospectus has not been approved by or filed with the Central Bank of the United Arab Emirates, the Securities and Commodities Authority or the Dubai Financial Services Authority.
United Kingdom
In relation to the United Kingdom, no shares of Class A ordinary shares have been offered or will be offered pursuant to the offering to the public in the United Kingdom prior to the publication of a prospectus in relation to the shares of Class A ordinary shares which has been approved by the Financial Conduct Authority in accordance with the UK Prospectus Regulation, except that it may make an offer to the public in the United Kingdom of any offer shares at any time under the following exemptions under the UK Prospectus Regulation:
(a)
to any legal entity which is a qualified investor as defined under the UK Prospectus Regulation;

(b)
to fewer than 150 natural or legal persons (other than qualified investors as defined under the UK Prospectus Regulation), subject to obtaining the prior consent of underwriters for any such offer; or

(c)
in any other circumstances falling within Article 1(4) of the UK Prospectus Regulation,

provided that no such offer of shares of Class A ordinary shares shall require the Company or any underwriter to publish a prospectus pursuant to Article 3 of the UK Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation.
In the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the Prospectus Regulation) (i) who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”) and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”) or otherwise in circumstances which have not resulted and will not result in an offer to the public of the offer shares in the United Kingdom within the meaning of the Financial Services and Markets Act 2000.
Any person in the United Kingdom that is not a relevant person should not act or rely on the information included in this document or use it as basis for taking any action. In the United Kingdom, any investment or investment activity that this document relates to may be made or taken exclusively by relevant persons.
For the purposes of this provision, the expression an “offer to the public” in relation to the Offer shares in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any Offer shares to be offered so as to enable an investor to decide to purchase or subscribe for any Offer shares, and the expression “UK Prospectus Regulation” means the UK version of Regulation (EU) No 2017/1129 as amended by The Prospectus (Amendment etc.) (EU Exit) Regulations 2019, which is part of UK law by virtue of the European Union (Withdrawal) Act 2018.

TAXATION
Cayman Islands
The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains, or appreciation and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to us levied by the government of the Cayman Islands except for stamp duties, which may be applicable on instruments executed in, or, after execution, brought within the jurisdiction of the Cayman Islands. Payments of dividends and capital in respect of our ordinary shares will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of a dividend or capital to any holder of our ordinary shares, nor will gains derived from the disposal of our ordinary shares be subject to Cayman Islands income or corporation tax. The Cayman Islands is not party to any double tax treaties that are applicable to any payments made to or by our company. There are no exchange control regulations or currency restrictions in the Cayman Islands.
PRC Taxation
Under the PRC Enterprise Income Tax Law and its implementation rules, an enterprise established outside China with “de facto management body” within China is considered a resident enterprise. The implementation rules define the term “de facto management body” as the body that exercises full and substantial control and overall management over the business, productions, personnel, accounts and properties of an enterprise. In April 2009, the SAT issued a circular, known as SAT Circular 82, which provides certain specific criteria for determining whether the “de facto management body” of a PRC- controlled enterprise that is incorporated offshore is located in China. Although this circular only applies to offshore enterprises controlled by PRC enterprises or PRC enterprise groups, not those controlled by PRC individuals or foreigners, the criteria set forth in the circular may reflect the SAT’s general position on how the “de facto management body” test should be applied in determining the tax resident status of all offshore enterprises. According to SAT Circular 82, an offshore incorporated enterprise controlled by a PRC enterprise or a PRC enterprise group will be regarded as a PRC tax resident by virtue of having its “de facto management body” in China only if all of the following conditions are met: (i) the primary location of the day-to-day operational management is in China; (ii) decisions relating to the enterprise’s financial and human resource matters are made or are subject to approval by organizations or personnel in China; (iii) the enterprise’s primary assets, accounting books and records, company seals, and board and shareholder resolutions, are located or maintained in China; and (iv) at least 50% of voting board members or senior executives habitually reside in China.
We believe that Li Auto Inc. is not a PRC resident enterprise for PRC tax purposes. Li Auto Inc. is not controlled by a PRC enterprise or PRC enterprise group and we do not believe that Li Auto Inc. meets all of the conditions above. Li Auto Inc. is a company incorporated outside China. As a holding company, its key assets are its ownership interests in its subsidiaries, and its key assets are located, and its records (including the resolutions of its board of directors and the resolutions of its shareholders) are maintained, outside China. However, the tax resident status of an enterprise is subject to determination by the PRC tax authorities and uncertainties remain with respect to the interpretation of the term “de facto management body.” There can be no assurance that the PRC government will ultimately take a view that is consistent with ours.
If the PRC tax authorities determine that Li Auto Inc. is a PRC resident enterprise for enterprise income tax purposes, we may be required to withhold a 10% withholding tax from dividends we pay to our shareholders that are non-resident enterprises, including the holders of our ADSs. In addition, non- PRC resident enterprise shareholders (including our ADS holders) may be subject to a 10% PRC tax on gains realized on the sale or other disposition of ADSs or ordinary shares, if such income is treated as sourced from within China. It is unclear whether our non-PRC resident individual shareholders (including our ADS holders) would be subject to any PRC tax on dividends or gains obtained by such non- PRC resident individual shareholders in the event we are determined to be a PRC resident enterprise. If any PRC tax were to apply to such dividends or gains, it would generally apply at a rate of 20% unless a reduced rate is available under an applicable tax treaty. However, it is also unclear whether non-PRC shareholders of Li Auto Inc. would be able to claim the benefits of any tax treaties between their country of tax residence and China in the event that Li Auto Inc. is treated as a PRC resident enterprise. See “Item 3.D. Key Information—Risk Factors—Risks Relating to Doing Business in China—If we are classified as a PRC resident enterprise for PRC income tax purposes, such classification could result in unfavorable tax consequences to us and our non-PRC shareholders or ADS holders” in our 2020 Form 20-F.
Hong Kong Taxation
In connection with the Hong Kong public offering, we will establish a branch register of members in Hong Kong, or the Hong Kong share register. Dealings in our Class A ordinary shares registered on our Hong Kong share register will be subject to Hong Kong stamp duty. The stamp duty is charged to each of the seller and purchaser at the ad valorem rate of 0.1% of the consideration for, or (if greater) the value of, our Class A ordinary shares transferred. In other words, a total of 0.2% is currently payable on a typical sale and purchase transaction of our Class A ordinary shares. In addition, a fixed duty of HK$5.00 is charged on each instrument of transfer (if required).
To facilitate ADS-ordinary share conversion and trading between the Nasdaq Global Select Market and the Hong Kong Stock Exchange, we also intend to move a portion of our issued ordinary shares from our Cayman share registrar to our Hong Kong share register. It is unclear whether, as a matter of Hong Kong law, the trading or conversion of ADSs constitutes a sale or purchase of the underlying Hong Kong-registered ordinary shares that is subject to Hong Kong stamp duty. We advise investors to consult their own tax advisors on this matter. See “Risk Factors—Risks Relating to the Global Offering and the Dual Listing—There is uncertainty as to whether Hong Kong stamp duty will apply to the trading or conversion of our ADSs following our initial public offering in Hong Kong and listing of our Class A ordinary shares on the Hong Kong Stock Exchange.”
United States Federal Income Tax Considerations
The following discussion is a summary of U.S. federal income tax considerations generally applicable to the ownership and disposition of our ADSs or Class A ordinary shares by a U.S. Holder (as defined below) that acquires our ADSs in this offering and holds our ADSs as “capital assets” (generally, property held for investment) under the U.S. Internal Revenue Code of 1986, as amended (the “Code”). This discussion is based upon existing U.S. federal tax law, which is subject to differing interpretations or change, possibly with retroactive effect. There can be no assurance that the IRS or a court will not take a contrary position. This discussion, moreover, does not address the U.S. federal estate, gift, alternative minimum tax, and other non-income tax considerations, the Medicare tax on certain net investment income, or any state, local or non-U.S. tax considerations, relating to the ownership or disposition of our ADSs or Class A ordinary shares. The following summary does not address all aspects of U.S. federal income taxation that may be important to particular investors in light of their individual circumstances or to persons in special tax situations such as:
•
banks and other financial institutions;

•
insurance companies;

•
pension plans;

•
cooperatives;

•
regulated investment companies;

•
real estate investment trusts;

•
broker-dealers;

•
traders that elect to use a mark-to-market method of accounting;

•
certain former U.S. citizens or long-term residents;

•
tax-exempt entities (including private foundations);

•
holders who acquire their ADSs or Class A ordinary shares pursuant to any employee share option or otherwise as compensation;

•
investors that will hold their ADSs or Class A ordinary shares as part of a straddle, hedge, conversion, constructive sale or other integrated transaction for U.S. federal income tax purposes;

•
investors that have a functional currency other than the U.S. dollar;

•
persons that actually or constructively own ADSs or ordinary shares representing 10% or more of our stock (by vote or value); or

•
partnerships or other entities taxable as partnerships for U.S. federal income tax purposes, or persons holding ADSs or Class A ordinary shares through such entities. all of whom may be subject to tax rules that differ significantly from those discussed below.

Each U.S. Holder is urged to consult its tax advisor regarding the application of U.S. federal taxation to its particular circumstances, and the state, local, non-U.S. and other tax considerations of the ownership and disposition of our ADSs or Class A ordinary shares.
General
For purposes of this discussion, a “U.S. Holder” is a beneficial owner of our ADSs or Class A ordinary shares that is, for U.S. federal income tax purposes:
•
an individual who is a citizen or resident of the United States;

•
a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created in, or organized under the law of the United States or any state thereof or the District of Columbia;

•
an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

•
a trust (A) the administration of which is subject to the primary supervision of a U.S. court and which has one or more U.S. persons who have the authority to control all substantial decisions of the trust or (B) that has otherwise validly elected to be treated as a U.S. person under the Code.

If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of our ADSs or Class A ordinary shares, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. Partnerships holding our ADSs or Class A ordinary shares and their partners are urged to consult their tax advisors regarding an investment in our ADSs or Class A ordinary shares.
For U.S. federal income tax purposes, it is generally expected that a U.S. Holder of ADSs will be treated as the beneficial owner of the underlying shares represented by the ADSs. The remainder of this discussion assumes that a U.S. Holder of our ADSs will be treated in this manner. Accordingly, deposits or withdrawals of Class A ordinary shares for ADSs will generally not be subject to U.S. federal income tax.
Passive Foreign Investment Company Considerations
A non-U.S. corporation, such as our company, will be classified as a PFIC for U.S. federal income tax purposes for any taxable year, if either (i) 75% or more of its gross income for such year consists of certain types of “passive” income (the “income test”) or (ii) 50% or more of the value of its assets (generally determined on the basis of a quarterly average) during such year is attributable to assets that produce or are held for the production of passive income (the “asset test”). For this purpose, cash and assets readily convertible into cash are categorized as passive assets and the company’s goodwill and other unbooked intangibles are taken into account. Passive income generally includes, among other things, dividends, interest, rents, royalties, and gains from the disposition of passive assets. We will be treated as owning a proportionate share of the assets and earning a proportionate share of the income of any other corporation in which we own, directly or indirectly, 25% or more (by value) of the stock.

Although the law in this regard is not entirely clear, we treat our VIEs and their subsidiaries as being owned by us for U.S. federal income tax purposes because we control their management decisions and are entitled to substantially all of the economic benefits associated with them. As a result, we consolidate their results of operations in our consolidated U.S. GAAP financial statements. If it were determined, however, that we are not the owner of our VIEs for U.S. federal income tax purposes, we may be treated as a PFIC for the current taxable year and any subsequent taxable year.
Assuming that we are the owner of our VIEs and their subsidiaries for U.S. federal income tax purposes, and based upon our current and projected income and assets, including the expected cash proceeds from this offering, and projections as to the value of our assets, taking into account our current market capitalization, we do not believe that we were a PFIC for the taxable year ended December 31, 2020 and do not presently expect to be a PFIC for the current taxable year or the foreseeable future. However, while we do not expect to be or become a PFIC, no assurance can be given in this regard because the determination of whether we will be or become a PFIC for any taxable year is a fact intensive determination made annually that depends, in part, upon the composition and classification of our income and assets. Fluctuations in the market price of our ADSs may cause us to be or become classified as a PFIC for the current or future taxable years because the value of our assets for purposes of the asset test, including the value of our goodwill and unbooked intangibles, may be determined by reference to the market price of our ADSs from time to time (which may be volatile). In estimating the value of our goodwill and other unbooked intangibles, we have taken into account the expected cash proceeds from this offering and our current market capitalization. If our market capitalization is less than anticipated or subsequently declines, we may be or become classified as a PFIC for the current taxable year or future taxable years. Furthermore, the composition of our income and assets may also be affected by how, and how quickly, we use our liquid assets and the cash raised in this offering. Under circumstances where revenues from activities that produce passive income significantly increase relative to our revenues from activities that produce non-passive income, or where we determine not to deploy significant amounts of cash for active purposes, our risk of being or becoming classified as a PFIC may substantially increase. Because PFIC status is a factual determination made annually after the close of each taxable year, there can be no assurance that we will not be a PFIC for the current taxable year or any future taxable year.
If we are classified as a PFIC for any taxable year during which a U.S. Holder holds our ADSs or Class A ordinary shares, the PFIC rules discussed below under “—Passive Foreign Investment Company Rules” generally will apply to such U.S. Holder for such taxable year, and unless the U.S. Holder makes certain elections, will apply in future years even if we cease to be a PFIC.
The discussion below under “—Dividends” and “—Sale or Other Disposition” is written on the basis that we will not be or become classified as a PFIC for U.S. federal income tax purposes. The U.S. federal income tax rules that apply generally if we are treated as a PFIC for any taxable year are discussed below under “—Passive Foreign Investment Company Rules.”
Dividends
Any cash distributions (including the amount of any PRC tax withheld) paid on our ADSs or Class A ordinary shares out of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles, will generally be includible in the gross income of a U.S. Holder as dividend income on the day actually or constructively received by the U.S. Holder, in the case of Class A ordinary shares, or by the depositary, in the case of ADSs. Because we do not intend to determine our earnings and profits on the basis of U.S. federal income tax principles, the full amount of any distribution we pay will generally be treated as a “dividend” for U.S. federal income tax purposes. Dividends received on our ADSs or Class A ordinary shares will not be eligible for the dividends received deduction generally allowed to corporations. Dividends received by individuals and certain other non-corporate U.S. Holder may be subject to tax at the lower capital gain tax rate applicable to “qualified dividend income,” provided that certain conditions are satisfied, including that (1) our ADSs or Class A ordinary shares on which the dividends are paid are readily tradeable on an established securities market in the United States, or, in the event that we are deemed to be a PRC resident enterprise under the PRC tax law, we are eligible for the benefits of the United States-PRC income tax treaty (the “Treaty”),

(2) we are neither a PFIC nor treated as such with respect to such a U.S. Holder for the taxable year in which the dividend was paid and the preceding taxable year, and (3) certain holding period requirements are met. Our ADSs (but not our Class A ordinary shares), which are listed on the Nasdaq Global Select Market, are considered readily tradeable on an established securities market in the United States. There can be no assurance, however, that our ADSs will be considered readily tradeable on an established securities market in later years.
In the event that we are deemed to be a PRC resident enterprise under the PRC Enterprise Income Tax Law (see “—PRC Taxation”), we may be eligible for the benefits of the Treaty. If we are eligible for such benefits, dividends we pay on our Class A ordinary shares, regardless of whether such shares are represented by the ADSs, would be eligible for the reduced rates of taxation described in the preceding paragraph.
Dividends paid on our ADSs or Class A ordinary shares, if any, will generally be treated as income from foreign sources and will generally constitute passive category income for U.S. foreign tax credit purposes. Depending on the U.S. Holder’s individual facts and circumstances, a U.S. Holder may be eligible, subject to a number of complex limitations, to claim a foreign tax credit in respect of any nonrefundable foreign withholding taxes imposed on dividends received on our ADSs or Class A ordinary shares. A U.S. Holder who does not elect to claim a foreign tax credit for foreign taxes withheld may instead claim a deduction, for U.S. federal income tax purposes, in respect of such withholding, but only for a year in which such holder elects to do so for all creditable foreign income taxes. The rules governing the foreign tax credit are complex and their outcome depends in large part on the U.S. Holder’s individual facts and circumstances. Accordingly, U.S. Holders are urged to consult their tax advisors regarding the availability of the foreign tax credit under their particular circumstances.
Sale or Other Disposition
A U.S. Holder will generally recognize capital gain or loss upon the sale or other disposition of ADSs or Class A ordinary shares in an amount equal to the difference between the amount realized upon the disposition and the holder’s adjusted tax basis in such ADSs or Class A ordinary shares. Any capital gain or loss will be long-term if the ADSs or Class A ordinary shares have been held for more than one year and will generally be U.S.-source gain or loss for U.S. foreign tax credit purposes. Long-term capital gain of individuals and certain other non-corporate U.S. Holders will generally be eligible for a reduced rate of taxation. In the event that gain from the disposition of the ADSs or Class A ordinary shares is subject to tax in the PRC, a U.S. Holder that is eligible for the benefits of the Treaty may treat such gain as PRC-source gain under the Treaty. If a U.S. Holder is not eligible for the benefits of the Treaty or fails to treat any such gain as PRC-source, then such U.S. Holder would generally not be able to use any foreign tax credit arising from any PRC tax imposed on the disposition of the ADSs or Class A ordinary shares unless such credit can be applied (subject to applicable limitations) against U.S. federal income tax due on other income derived from foreign sources in the same income category (generally, the passive category). The deductibility of a capital loss may be subject to limitations. U.S. Holders are urged to consult their tax advisors regarding the tax consequences if a foreign tax is imposed on a disposition of our ADSs or Class A ordinary shares, including the availability of the foreign tax credit under their particular circumstances.
Passive Foreign Investment Company Rules
If we are classified as a PFIC for any taxable year during which a U.S. Holder holds our ADSs or Class A ordinary shares, and unless the U.S. Holder makes a mark-to-market election (as described below), the U.S. Holder will generally be subject to special tax rules on (i) any excess distribution that we make to the U.S. Holder (which generally means any distribution paid during a taxable year to a U.S. Holder that is greater than 125 percent of the average annual distributions paid in the three preceding taxable years or, if shorter, the U.S. Holder’s holding period for the ADSs or Class A ordinary shares), and(ii) any gain realized on the sale or other disposition of ADSs or Class A ordinary shares. Under the PFIC rules:
•
the excess distribution or gain will be allocated ratably over the U.S. Holder’s holding period for the ADSs or Class A ordinary shares;

•
the amount allocated to the current taxable year and any taxable years in the U.S. Holder’s holding period prior to the first taxable year in which we are classified as a PFIC (each, a “pre- PFIC year”) will be taxable as ordinary income;

•
the amount allocated to each prior taxable year, other than a pre-PFIC year, will be subject to tax at the highest tax rate in effect for individuals or corporations, as appropriate, for that year; and

•
an additional tax equal to the interest charge generally applicable to underpayments of tax will be imposed on the tax attributable to each prior taxable year, other than a pre-PFIC year.

If we are a PFIC for any taxable year during which a U.S. Holder holds our ADSs or Class A ordinary shares and any of our subsidiaries, our VIEs or any of their subsidiaries is also a PFIC, such U.S. Holder would be treated as owning a proportionate amount (by value) of the shares of the lower- tier PFIC for purposes of the application of these rules. U.S. Holders are urged to consult their tax advisors regarding the application of the PFIC rules to any of our subsidiaries, our VIEs, or their subsidiaries.
As an alternative to the foregoing rules, a U.S. Holder of “marketable stock” in a PFIC may make a mark-to-market election with respect to such stock, provided that such stock is regularly traded on a qualified exchange or other market, as defined in applicable United States Treasury Regulations. Our ADSs, but not our Class A ordinary shares, are listed on the Nasdaq Global Select Market, which is a qualified exchange for these purposes. We anticipate that our ADSs should qualify as being regularly traded, but no assurances may be given in this regard. If a U.S. Holder makes this election, the holder will generally (i) include as ordinary income for each taxable year that we are a PFIC the excess, if any, of the fair market value of ADSs held at the end of the taxable year over the adjusted tax basis of such ADSs and (ii) deduct as an ordinary loss the excess, if any, of the adjusted tax basis of the ADSs over the fair market value of such ADSs held at the end of the taxable year, but such deduction will only be allowed to the extent of the amount previously included in income as a result of the mark-to-market election. The U.S. Holder’s adjusted tax basis in the ADSs would be adjusted to reflect any income or loss resulting from the mark-to-market election. If a U.S. Holder makes a mark-to-market election in a year when we are classified as a PFIC and we subsequently cease to be classified as a PFIC, the holder will not be required to take into account the gain or loss described above during any period that we are not classified as a PFIC. If a U.S. Holder makes a mark-to-market election, any gain such U.S. Holder recognizes upon the sale or other disposition of our ADSs in a year when we are a PFIC will be treated as ordinary income and any loss will be treated as ordinary loss, but such loss will only be treated as ordinary loss to the extent of the net amount previously included in income as a result of the mark-to-market election.
Because a mark-to-market election technically cannot be made for any lower-tier PFICs that we may own, a U.S. Holder that makes the mark-to-market election may continue to be subject to the PFIC rules with respect to such U.S. Holder’s indirect interest in any investments held by us that are treated as an equity interest in a PFIC for U.S. federal income tax purposes.
We do not intend to provide information necessary for U.S. Holders to make qualified electing fund elections which, if available, would result in tax treatment different from (and generally less adverse than) the general tax treatment for PFICs described above.
If a U.S. Holder owns our ADSs or Class A ordinary shares during any taxable year that we are a PFIC, the holder must generally file an annual IRS Form 8621. You should consult your tax advisors regarding the U.S. federal income tax consequences of owning and disposing of our ADSs or Class A ordinary shares if we are or become a PFIC.

LEGAL MATTERS
We are being represented by Skadden, Arps, Slate, Meagher & Flom LLP with respect to certain legal matters as to United States federal securities law and New York State law. We are being represented by Skadden, Arps, Slate, Meagher & Flom with respect to certain legal matters as to Hong Kong law. The underwriters are being represented by Kirkland & Ellis International LLP with respect to certain legal matters as to United States federal securities law, New York State law, and Hong Kong law. The validity of the Class A ordinary shares offered in the Global Offering will be passed upon for us by Maples and Calder (Hong Kong) LLP. Certain legal matters as to PRC law will be passed upon for us by Han Kun Law Offices and for the underwriters by King & Wood Mallesons. Skadden, Arps, Slate, Meagher & Flom LLP and Skadden, Arps, Slate, Meagher & Flom may rely upon Maples and Calder (Hong Kong) LLP with respect to matters governed by Cayman Islands law and Han Kun Law Offices with respect to matters governed by PRC law. Kirkland & Ellis International LLP may rely upon King & Wood Mallesons with respect to matters governed by PRC law.

EXPERTS
The financial statements as of December 31, 2019 and 2020, and for each of the three years ended December 31, 2020 included in this prospectus supplement have been so included in reliance on the report of PricewaterhouseCoopers Zhong Tian LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
The registered business address of PricewaterhouseCoopers Zhong Tian LLP is 6/F, DBS Bank Tower, 1318 Lu Jia Zui Ring Road, Pudong New Area, Shanghai, People’s Republic of China.

Report of Independent Registered Public Accounting Firm
To the Board of Directors and Shareholders of Li Auto Inc.
Opinion on the Financial Statements
We have audited the accompanying consolidated balance sheets of Li Auto Inc. and its subsidiaries (the “Company”) as of December 31, 2020 and 2019 and the related consolidated statements of comprehensive loss, of changes in shareholders’ (deficit)/equity and of cash flows for each of the three years in the period ended December 31, 2020, including the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020 and 2019, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2020 in conformity with accounting principles generally accepted in the United States of America.
Basis for Opinion
These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audits of these consolidated financial statements in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud.
Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.
/s/ PricewaterhouseCoopers Zhong Tian LLP
Beijing, the People’s Republic of China
March 10, 2021
We have served as the Company’s auditor since 2019.

LI AUTO INC.
CONSOLIDATED BALANCE SHEETS
(All amounts in thousands, except for share and per share data)
	As of December 31,
	2019	2020	2020
	RMB	RMB	US$ Note 2(e)
Assets
Current assets:
Cash and cash equivalents	1,296,215	8,938,341	1,369,861
Restricted cash	140,027	1,234,178	189,146
Time deposits and short-term investments	2,272,653	19,701,382	3,019,369
Trade receivable	8,303	115,549	17,709
Inventories	518,086	1,048,004	160,614
Prepayments and other current assets	812,956	353,655	54,200
Assets held for sale, current	17,599	—	—
Total current assets	5,065,839	31,391,109	4,810,899
Non-current assets:
Long-term investments	126,181	162,853	24,958
Property, plant and equipment, net	2,795,122	2,478,687	379,875
Operating lease right-of-use assets, net	510,227	1,277,006	195,710
Intangible assets, net	673,867	683,281	104,717
Other non-current assets	311,933	321,184	49,224
Deferred tax assets	—	59,156	9,066
Assets held for sale, non-current	30,253	—	—
Total non-current assets	4,447,583	4,982,167	763,550
Total assets	9,513,422	36,373,276	5,574,449
Liabilities
Current liabilities:
Short-term borrowings	238,957	—	—
Trade and notes payable	624,666	3,160,515	484,370
Amounts due to related parties	9,764	19,206	2,943
Deferred revenue, current	56,695	271,510	41,611
Operating lease liabilities, current	177,526	210,531	32,265
Finance lease liabilities, current	360,781	—	—
Warrants and derivative liabilities	1,648,690	—	—
Accruals and other current liabilities	867,259	647,459	99,227
Convertible debts, current	692,520	—	—
Liabilities held for sale, current	2,862	—	—
Total current liabilities	4,679,720	4,309,221	660,416
The accompanying notes are an integral part of these consolidated financial statements.

LI AUTO INC.
CONSOLIDATED BALANCE SHEETS (Continued)
(All amounts in thousands, except for share and per share data)
	As of December 31,
	2019	2020	2020
	RMB	RMB	US$ Note 2(e)
Non-current liabilities:
Long-term borrowings	—	511,638	78,412
Deferred revenue, non-current	5,943	135,658	20,790
Operating lease liabilities, non-current	241,109	1,025,253	157,127
Finance lease liabilities, non-current	—	366,883	56,227
Deferred tax liabilities	—	36,309	5,565
Other non-current liabilities	5,519	184,717	28,309
Total non-current liabilities	252,571	2,260,458	346,430
Total liabilities	4,932,291	6,569,679	1,006,846
Commitments and contingencies (Note 28)
Mezzanine equity
Series Pre-A convertible redeemable preferred shares
(US$0.0001 par value; 50,000,000 and nil authorized, issued and outstanding as of December 31, 2019 and 2020)	434,886	—	—
Series A-1 convertible redeemable preferred shares
(US$0.0001 par value; 129,409,092 and nil authorized, issued and outstanding as of December 31, 2019 and 2020)	980,949	—	—
Series A-2 convertible redeemable preferred shares
(US$0.0001 par value; 126,771,562 and nil authorized, issued and outstanding as of December 31, 2019 and 2020)	1,074,959	—	—
Series A-3 convertible redeemable preferred shares
(US$0.0001 par value; 65,498,640 and nil authorized, issued and outstanding as of December 31, 2019 and 2020)	619,770	—	—
Series B-1 convertible redeemable preferred shares
(US$0.0001 par value; 115,209,526 and nil authorized, issued and outstanding as of December 31, 2019 and 2020)	1,347,607	—	—
Series B-2 convertible redeemable preferred shares
(US$0.0001 par value; 55,804,773 and nil authorized, issued and outstanding as of December 31, 2019 and 2020)	710,303	—	—
The accompanying notes are an integral part of these consolidated financial statements.

LI AUTO INC.
CONSOLIDATED BALANCE SHEETS (Continued)
(All amounts in thousands, except for share and per share data)
	As of December 31,
	2019	2020	2020
	RMB	RMB	US$ Note 2(e)
Series B-3 convertible redeemable preferred shares
(US$0.0001 par value; 119,950,686 and nil authorized, issued and outstanding as of December 31, 2019 and 2020)	1,551,080	—	—
Series C convertible redeemable preferred shares
(US$0.0001 par value; 249,971,721 shares authorized, 244,172,860 issued and outstanding as of December 31, 2019; nil authorized, issued and outstanding as of December 31, 2020)	3,536,108	—	—
Total mezzanine equity	10,255,662	—	—
Shareholders’ (deficit)/equity
Class A ordinary shares
(US$0.0001 par value; 3,847,384,000 shares authorized and 15,000,000 shares issued and outstanding as of December 31, 2019; 4,000,000,000 shares authorized, 1,453,476,230 shares issued and outstanding as of December 31, 2020)	10	1,010	145
Class B ordinary shares
(US$0.0001 par value; 240,000,000 shares authorized, issued and outstanding as of December 31, 2019; 500,000,000 shares authorized, 355,812,080 shares issued and outstanding as of December 31, 2020)	155	235	36
Additional paid-in capital	—	37,289,761	5,714,907
Accumulated other comprehensive income/(loss)	15,544	(1,005,184)	(154,041)
Accumulated deficit	(5,690,240)	(6,482,225)	(993,444)
Total shareholders’ (deficit)/equity	(5,674,531)	29,803,597	4,567,603
Total liabilities, mezzanine equity and shareholders’ (deficit)/equity	9,513,422	36,373,276	5,574,449

The accompanying notes are an integral part of these consolidated financial statements.

LI AUTO INC.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS
(All amounts in thousands, except for share and per share data)
	For the year ended December 31,
	2018	2019	2020	2020
	RMB	RMB	RMB	US$ Note 2(e)
Revenues:
Vehicle sales	—	280,967	9,282,703	1,422,636
Other sales and services	—	3,400	173,906	26,652
Total revenues	—	284,367	9,456,609	1,449,288
Cost of sales:
Vehicle sales	—	(279,555)	(7,763,628)	(1,189,828)
Other sales and services	—	(4,907)	(143,642)	(22,014)
Total cost of sales	—	(284,462)	(7,907,270)	(1,211,842)
Gross (loss)/profit	—	(95)	1,549,339	237,446
Operating expenses:
Research and development	(793,717)	(1,169,140)	(1,099,857)	(168,560)
Selling, general and administrative	(337,200)	(689,379)	(1,118,819)	(171,467)
Total operating expenses	(1,130,917)	(1,858,519)	(2,218,676)	(340,027)
Loss from operations	(1,130,917)	(1,858,614)	(669,337)	(102,581)
Other (expense)/income:
Interest expense	(63,467)	(83,667)	(66,916)	(10,255)
Interest income	3,582	30,256	41,316	6,332
Investment income, net	68,135	49,375	213,600	32,736
Share of loss of equity method investees	(35,826)	(162,725)	(2,520)	(386)
Foreign exchange (loss)/gain, net	(3,726)	31,977	(6,719)	(1,030)
Changes in fair value of warrants and derivative liabilities	—	(426,425)	272,327	41,736
Others, net	(3,077)	1,949	29,372	4,501
Loss before income tax expense	(1,165,296)	(2,417,874)	(188,877)	(28,947)
Income tax benefit	—	—	22,847	3,501
Net loss from continuing operations	(1,165,296)	(2,417,874)	(166,030)	(25,446)
Net (loss)/income from discontinued operations, net of tax	(367,022)	(20,662)	14,373	2,203
Net loss	(1,532,318)	(2,438,536)	(151,657)	(23,243)
Accretion on convertible redeemable preferred shares to redemption value	(317,320)	(743,100)	(651,190)	(99,799)
Deemed dividend to preferred shareholders upon extinguishment, net	—	(217,362)	—	—
Effect of exchange rate changes on convertible redeemable preferred shares	—	117,391	10,862	1,665
Net loss attributable to ordinary shareholders of Li Auto Inc.	(1,849,638)	(3,281,607)	(791,985)	(121,377)
Including: Net loss from continuing operations attributable to ordinary shareholders	(1,482,616)	(3,260,945)	(806,358)	(123,580)
Net (loss)/income from discontinued operations attributable to ordinary shareholders	(367,022)	(20,662)	14,373	2,203
The accompanying notes are an integral part of these consolidated financial statements.

LI AUTO INC.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS
(All amounts in thousands, except for share and per share data)
	For the year ended December 31,
	2018	2019	2020	2020
	RMB	RMB	RMB	US$ Note 2(e)
Weighted average number of ordinary shares used in computing net loss per share
Basic and diluted	255,000,000	255,000,000	870,003,278	870,003,278
Net (loss)/income per share attributable to ordinary shareholders
Basic and diluted
Continuing operations	(5.81)	(12.79)	(0.93)	(0.14)
Discontinued operations	(1.44)	(0.08)	0.02	—
Net loss per share	(7.25)	(12.87)	(0.91)	(0.14)
Net loss	(1,532,318)	(2,438,536)	(151,657)	(23,243)
Other comprehensive income/(loss), net of tax
Foreign currency translation adjustment, net of tax	12,954	2,851	(1,020,728)	(156,423)
Total other comprehensive income/(loss), net of tax	12,954	2,851	(1,020,728)	(156,423)
Total comprehensive loss, net of tax	(1,519,364)	(2,435,685)	(1,172,385)	(179,666)
Accretion on convertible redeemable preferred shares to redemption value	(317,320)	(743,100)	(651,190)	(99,799)
Deemed dividend to preferred shareholders upon extinguishment, net	—	(217,362)	—	—
Effect of exchange rate changes onconvertible redeemable preferred shares	—	117,391	10,862	1,665
Comprehensive loss attributable to ordinary shareholders of Li Auto Inc.	(1,836,684)	(3,278,756)	(1,812,713)	(277,800)

The accompanying notes are an integral part of these consolidated financial statements.

LI AUTO INC.
CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ (DEFICIT)/EQUITY
(All amounts in thousands, except for share and per share data)
	Class A ordinary shares		Class B ordinary shares		Additional paid-in capital	Accumulated other comprehensive (loss)/income	Accumulated deficit	Total shareholders’ (deficit)/equity
	Number of shares	Amount	Number of shares	Amount
		RMB		RMB	RMB	RMB	RMB	RMB
Balance as of January 1, 2018	15,000,000	10	240,000,000	155	106,080	(261)	(665,075)	(559,091)
Accretion on convertible redeemable preferred shares to redemption value	—	—	—	—	(106,080)	—	(211,240)	(317,320)
Foreign currency translation adjustment, net of tax	—	—	—	—	—	12,954	—	12,954
Net loss	—	—	—	—	—	—	(1,532,318)	(1,532,318)
Balance as of December 31, 2018	15,000,000	10	240,000,000	155	—	12,693	(2,408,633)	(2,395,775)
Accretion on convertible redeemable preferred shares to redemption value	—	—	—	—	—	—	(743,100)	(743,100)
Effect of exchange rate changes on convertible redeemable preferred shares	—	—	—	—	—	—	117,391	117,391
Foreign currency translation adjustment, net of tax	—	—	—	—	—	2,851	—	2,851
Deemed dividend to preferred shareholders upon extinguishment, net	—	—	—	—	—	—	(217,362)	(217,362)
Net loss	—	—	—	—	—	—	(2,438,536)	(2,438,536)
Balance as of December 31, 2019	15,000,000	10	240,000,000	155	—	15,544	(5,690,240)	(5,674,531)
The accompanying notes are an integral part of these consolidated financial statements.

LI AUTO INC.
CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ (DEFICIT)/EQUITY
(All amounts in thousands, except for share and per share data)
	Class A ordinary shares		Class B ordinary shares		Additional paid-in capital	Accumulated other comprehensive (loss)/income	Accumulated deficit	Total shareholders’ (deficit)/equity
	Number of shares	Amount	Number of shares	Amount
		RMB		RMB	RMB	RMB	RMB	RMB
Balance as of December 31, 2019	15,000,000	10	240,000,000	155	—	15,544	(5,690,240)	(5,674,531)
Accretion on convertible redeemable preferred shares to redemption value	—	—	—	—	—	—	(651,190)	(651,190)
Effect of exchange rate changes on convertible redeemable preferred shares	—	—	—	—	—	—	10,862	10,862
Share issuance upon the initial public offering (“IPO”) and concurrent private placements, net of issuance costs	284,586,955	199	—	—	11,023,348	—	—	11,023,547
Share issuance upon the conversion and re-designation of preferred shares into Class A and Class B ordinary shares	1,045,789,275	730	115,812,080	80	14,723,086	—	—	14,723,896
Exercise of conversion features of preferred shares upon the consummation of IPO	—	—	—	—	1,400,670	—	—	1,400,670
Share issuance upon the follow-on offering, net of issuance costs	108,100,000	71	—	—	9,999,862	—	—	9,999,933
Share-based compensation	—	—	—	—	142,795	—	—	142,795
Foreign currency translation adjustment, net of tax	—	—	—	—	—	(1,020,728)	—	(1,020,728)
Net loss	—	—	—	—	—	—	(151,657)	(151,657)
Balance as of December 31, 2020	1,453,476,230	1,010	355,812,080	235	37,289,761	(1,005,184)	(6,482,225)	29,803,597

The accompanying notes are an integral part of these consolidated financial statements.

LI AUTO INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(All amounts in thousands, except for share and per share data)
	For the year ended December 31,
	2018	2019	2020	2020
	RMB	RMB	RMB	US$ Note 2(e)
Cash flows from operating activities
Net loss	(1,532,318)	(2,438,536)	(151,657)	(23,243)
Net loss/(income) from discontinued operations, net of tax	367,022	20,662	(14,373)	(2,203)
Adjustments to reconcile net loss to net cash (used in)/provided by operating activities:
Depreciation and amortization	60,496	116,391	320,996	49,195
Share-based compensation expenses	—	—	142,795	21,884
Foreign exchange loss/(gain)	3,726	(31,977)	3,710	569
Unrealized investment loss/(income)	28,781	13,221	(33,008)	(5,059)
Interest expense	63,467	83,667	65,249	10,000
Share of loss of equity method investees	35,826	162,725	2,520	386
Impairment loss	—	18,066	30,381	4,656
Changes in fair value of warrants and derivative liabilities	—	426,425	(272,327)	(41,736)
Deferred income tax	—	—	(22,847)	(3,501)
Loss on disposal of property, plant and equipment	2,563	602	379	58
Changes in operating assets and liabilities:
Prepayments and other current assets	(200,408)	(442,745)	459,301	70,391
Inventories	3,127	(510,546)	(516,867)	(79,213)
Changes of operating lease right-of-use assets	(206,764)	(144,693)	(766,779)	(117,514)
Changes of operating lease liabilities	107,894	153,415	817,149	125,234
Other non-current assets	(116,515)	8,512	1,656	254
Trade receivable	—	(8,303)	(107,246)	(16,437)
Deferred revenue	—	62,638	344,530	52,801
Trade and notes payable	(62,500)	602,276	2,530,350	387,793
Amounts due to related parties	3,049	4,017	9,442	1,447
Accruals and other current liabilities	161,674	116,349	131,111	20,094
Other non-current liabilities	—	5,519	165,191	25,317
Net cash (used in)/provided by continuing operating activities	(1,280,880)	(1,782,315)	3,139,656	481,173
Net cash (used in)/provided by discontinued operating activities	(65,925)	(11,395)	148	23
Net cash (used in)/provided by operating activities	(1,346,805)	(1,793,710)	3,139,804	481,196
The accompanying notes are an integral part of these consolidated financial statements.

LI AUTO INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(All amounts in thousands, except for share and per share data)
	For the year ended December 31,
	2018	2019	2020	2020
	RMB	RMB	RMB	US$ Note 2(e)
Cash flows from investing activities
Purchase of property, plant and equipment and intangible assets	(970,733)	(952,901)	(675,187)	(103,477)
Disposal of property, plant and equipment	413	1,648	535	82
Purchase of long-term investments	(213,303)	(98,000)	(65,000)	(9,962)
Placement of time deposits	—	(1,725,148)	(1,038,017)	(159,083)
Withdraw of time deposits	—	1,265,877	601,968	92,256
Placement of short-term investments	(5,737,600)	(7,998,736)	(105,279,461)	(16,134,783)
Withdraw of short-term investments	7,278,670	7,020,989	87,699,180	13,440,487
Loan to Chongqing Lifan Holdings Ltd. (“Lifan Holdings”) and a supplier	(490,000)	(8,000)	(6,000)	(920)
Collection of loan principal from Lifan Holdings	—	490,000	—	—
Cash paid related to acquisition of Chongqing Zhizao Automobile Co., Ltd. (“Chongqing Zhizao”), net of cash acquired	25,004	(560,000)	(35,448)	(5,433)
Net cash used in continuing investing activities	(107,549)	(2,564,271)	(18,797,430)	(2,880,833)
Net cash (used in)/provided by discontinued investing activities	(83,963)	(10,565)	59,705	9,150
Net cash used in investing activities	(191,512)	(2,574,836)	(18,737,725)	(2,871,683)
Cash flows from financing activities
Proceeds from borrowings	—	233,287	—	—
Repayment of short-term borrowings	—	—	(144,700)	(22,176)
Proceeds from collection of receivable from holders of Series B-1 convertible redeemable preferred shares	285,000	—	—	—
Proceeds from issuance of Series B-2 convertible redeemable preferred shares	688,800	—	—	—
Proceeds from collection of receivable from holders of Series B-2 convertible redeemable preferred shares	—	101,200	—	—
Proceeds from issuance of Series B-3 convertible redeemable preferred shares	—	1,530,000	—	—
Proceeds from issuance of Series C convertible redeemable preferred shares	—	3,626,924	—	—
Proceeds from issuance of Series D convertible redeemable preferred shares	—	—	3,829,757	586,936
The accompanying notes are an integral part of these consolidated financial statements.

LI AUTO INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(All amounts in thousands, except for share and per share data)
	For the year ended December 31,
	2018	2019	2020	2020
	RMB	RMB	RMB	US$ Note 2(e)
Payment of convertible redeemable preferred shares issuance costs	(15,142)	(3,791)	—	—
Proceeds from issuance of convertible debts	150,000	168,070	—	—
Proceeds from IPO and concurrent private placements, net of issuance cost	—	—	11,034,685	1,691,139
Proceeds from follow-on offering, net of issuance cost	—	—	9,990,955	1,531,181
Net cash provided by continuing financing activities	1,108,658	5,655,690	24,710,697	3,787,080
Net cash provided by financing activities	1,108,658	5,655,690	24,710,697	3,787,080
Effects of exchange rate changes on cash and cash equivalents and restricted cash	3,299	53,722	(376,646)	(57,722)
Net (decrease)/increase in cash, cash equivalents and restricted cash	(426,360)	1,340,866	8,736,130	1,338,871
Cash, cash equivalents and restricted cash at beginning of the year	521,883	95,523	1,436,389	220,136
Cash, cash equivalents and restricted cash at end of the year	95,523	1,436,389	10,172,519	1,559,007
Less: Cash, cash equivalents and restricted cash of discontinued operations at end of the year	331	147	—	—
Cash, cash equivalents and restricted cash of continuing operations at end of the year	95,192	1,436,242	10,172,519	1,559,007
Supplemental schedule of non-cash investing and financing activities
Payable related to acquisition of Chongqing Zhizao	(650,000)	(115,000)	(79,552)	(12,192)
Receivable from holders of Series B-2 convertible redeemable preferred shares	101,200	—	—	—
Payable related to purchase of property, plant and equipment	(346,602)	(403,761)	(118,181)	(18,112)
Payables for issuance costs	—	(20,929)	—	—
The accompanying notes are an integral part of these consolidated financial statements.

LI AUTO INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(All amounts in thousands, except for share and per share data)
1   ORGANIZATION AND NATURE OF OPERATIONS
(a)   Principal activities
Li Auto Inc. (“Li Auto”, or the “Company”) was incorporated under the laws of the Cayman Islands in April 2017 as an exempted company with limited liability. The Company, through its consolidated subsidiaries and consolidated variable interest entities (the “VIEs”) and VIEs’ subsidiaries (collectively, the “Group”), is primarily engaged in the design, development, manufacturing, and sales of new energy vehicles in the People’s Republic of China (the “PRC”).
(b)   History of the Group and basis of presentation for the Reorganization
Prior to the incorporation of the Company and starting in April 2015, the Group’s business was carried out under Beijing CHJ Information Technology Co., Ltd. (or “Beijing CHJ”) and its subsidiaries. Concurrently with the incorporation of the Company in April 2017, Beijing CHJ, through one of its wholly-owned subsidiaries, entered into a shareholding entrustment agreement with the management team (the legal owners of the Company at that time) to obtain full control over the Company (the “Cayman Shareholding Entrustment Agreement”). In the same year, the Company set up its subsidiaries Leading Ideal HK Limited (“Leading Ideal HK”), Beijing Co Wheels Technology Co., Ltd. (“Wheels Technology”or “WOFE”), and a consolidated VIE, Beijing Xindian Transport Information Technology Co., Ltd. (“Xindian Information”). The Company, together with its subsidiaries and VIE, were controlled and consolidated by Beijing CHJ prior to the Reorganization.
The Group underwent a reorganization (the “Reorganization”) in July 2019. The major reorganization steps are described as follows:
•
Beijing CHJ terminated the Cayman Shareholding Entrustment Agreement, and concurrently the WOFE entered into contractual agreements with Beijing CHJ and its legal shareholders so that Beijing CHJ became a consolidated VIE of the WOFE;

•
the Company issued ordinary shares and Series Pre-A, A-1, A-2, A-3, B-1, B-2 and B-3 convertible redeemable preferred shares to shareholders of Beijing CHJ in exchange for respective equity interests that they held in Beijing CHJ immediately before the Reorganization.

All Reorganization related contracts were signed by all relevant parties on July 2, 2019, and all administrative procedures of the Reorganization, including but not limited to remitting share capital of Beijing CHJ overseas for reinjecting into the Company were completed by December 31, 2019.
As the shareholdings in the Company and Beijing CHJ were with a high degree of common ownership immediately before and after the Reorganization, even though no single investor controlled Beijing CHJ or Li Auto, the transaction of the Reorganization was determined to be a recapitalization with lack of economic substance, and was accounted for in a manner similar to a common control transaction. Consequently, the financial information of the Group is presented on a carryover basis for all periods presented. The number of outstanding shares in the consolidated balance sheets, the consolidated statements of changes in shareholders’(deficit)/equity, and per share information including the net loss per share have been presented retrospectively as of the beginning of the earliest period presented on the consolidated financial statements to be comparable with the final number of shares issued in the Reorganization. Accordingly, the effect of the ordinary shares and the preferred shares issued by the Company pursuant to the Reorganization have been presented retrospectively as of the beginning of the earliest period presented in the consolidated financial statement or the original issue date, whichever is later, as if such shares were issued by the Company when the Group issued such interests.
The Group’s consolidated financial statements include the financial statements of the Company, its subsidiaries, consolidated VIEs and VIEs’ subsidiaries.

LI AUTO INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(All amounts in thousands, except for share and per share data)
1   ORGANIZATION AND NATURE OF OPERATIONS (Continued)
As of December 31, 2020, the Company’s principal subsidiaries, consolidated VIEs and VIEs’ subsidiaries are as follows:
	Equity interest held	Date of incorporation or date of acquisition	Place of incorporation	Principal activities
Subsidiaries:
Leading Ideal HK Limited (“Leading Ideal HK”)	100%	May 15, 2017	Hong Kong, China	Investment holding
Beijing Co Wheels Technology Co., Ltd. (“Wheels Technology”)	100%	December 19, 2017	Beijing, PRC	Technology development and corporate management
Leading (Xiamen) Private Equity Investment Co., Ltd. (“Xiamen Leading”)	100%	May 14, 2019	Xiamen, PRC	Investment holding
Beijing Leading Automobile Sales Co., Ltd. (“Beijing Leading”)	100%	August 6, 2019	Beijing, PRC	Sales and after sales management
VIEs
Beijing CHJ Information Technology Co., Ltd. (“Beijing CHJ”)	100%	April 10, 2015	Beijing, PRC	Technology development
Beijing Xindian Transport Information Technology Co., Ltd. (“Xindian Information”)	100%	March 27, 2017	Beijing, PRC	Technology development
VIE’s subsidiaries
Jiangsu Chehejia Automobile Co., Ltd. (“Jiangsu Chehejia”)	100%	June 23, 2016	Changzhou, PRC	Purchase of manufacturing equipment
Beijing Xindian Intelligence Technology Co., Ltd. (“Beijing XDIT”)	100%	January 05, 2017	Beijing, PRC	Technology development
Jiangsu Xindian Interactive Sales and Services Co., Ltd. (“Xindian Interactive”)	100%	May 08, 2017	Changzhou, PRC	Sales and after sales management
Beijing Chelixing Information Technology Co., Ltd. (“Beijing CLX”)	100%	June 25, 2018	Beijing, PRC	Technology development
Chongqing Lixiang Automobile Co., Ltd. (“Chongqing Lixiang”)	100%	October 11, 2019	Chongqing, PRC	Manufacturing of automobile

LI AUTO INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(All amounts in thousands, except for share and per share data)
1   ORGANIZATION AND NATURE OF OPERATIONS (Continued)
(c)   Variable interest entity
The Company’s subsidiary Wheels Technology has entered into contractual arrangements with Beijing CHJ, Xindian Information (collectively the “VIEs”) and their respective shareholders, through which, the Company exercises control over the operations of the VIEs and receives substantially all of their economic benefits and residual returns.
The following is a summary of the contractual arrangements by and among Wheels Technology, the VIEs, and their respective shareholders.
Powers of Attorney and Business Operation Agreement.
Each shareholder of Beijing CHJ signed a power of attorney to irrevocably authorize Wheels Technology to act as his or her attorney in-fact to exercise all of his or her rights as a shareholder of Beijing CHJ, including the right to convene shareholder meetings, the right to vote and sign any resolution as a shareholder, the right to appoint directors, supervisors, and officers, and the right to sell, transfer, pledge, and dispose of all or a portion of the equity interest held by such shareholder. These powers of attorney will remain in force for 10 years. Upon request by Wheels Technology, each shareholder of Beijing CHJ shall extend the term of its authorization prior to its expiration.
Pursuant to the Business Operation Agreement by and among Wheels Technology, Xindian Information, and each of the shareholders of Xindian Information, Xindian Information will not take any action that may have a material adverse effect on its assets, businesses, human resources, rights, obligations, or business operations without prior written consent of Wheels Technology. Xindian Information and its shareholders further agreed to accept and strictly follow Wheels Technology’s instructions relating to Xindian Information’s daily operations, financial management, and election of directors appointed by Wheels Technology. The shareholders of Xindian Information agree to transfer any dividends or any other income or interests they receive as the shareholders of Xindian Information immediately and unconditionally to Wheels Technology. Unless Wheels Technology terminates this agreement in advance, this agreement will remain effective for 10 years and can be renewed upon request by Wheels Technology prior to its expiration. Xindian Information and its shareholders have no right to terminate this agreement unilaterally. Pursuant to the Business Operation Agreement, each shareholder of Xindian Information has executed a power of attorney to irrevocably authorize Wheels Technology to act as his or her attorney-in-fact to exercise all of his or her rights as a shareholder of Xindian Information. The terms of these powers of attorney are substantially similar to the powers of attorney executed by the shareholders of Beijing CHJ described above.
Spousal Consent Letters.
Spouses of three shareholders of Beijing CHJ, who collectively hold 100% of equity interests in Beijing CHJ, have each signed a spousal consent letter. Each signing spouse of the relevant shareholder acknowledges that the equity interests in Beijing CHJ held by the relevant shareholder of Beijing CHJ are the personal assets of that shareholder and not jointly owned by the married couple. Each signing spouse also has unconditionally and irrevocably disclaimed his or her rights to the relevant equity interests and any associated economic rights or interests to which he or she may be entitled pursuant to applicable laws, and has undertaken not to make any assertion of rights to such equity interests and the underlying assets. Each signing spouse has agreed and undertaken that he or she will not carry out in any circumstances any conducts that are contradictory to the contractual arrangements and the spousal consent letter.

LI AUTO INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(All amounts in thousands, except for share and per share data)
1   ORGANIZATION AND NATURE OF OPERATIONS (Continued)
Spouses of ten shareholders of Xindian Information, who collectively hold 100% equity interests in Xindian Information, have each signed a spousal consent letter, which includes terms substantially similar to the spousal consent letter relating to Beijing CHJ described above.
Exclusive Consultation and Service Agreements.
Pursuant to the Exclusive Consultation and Service Agreement by and between Wheels Technology, and Beijing CHJ, Wheels Technology has the exclusive right to provide Beijing CHJ with software technology development, technology consulting, and technical services required by Beijing CHJ’s business. Without Wheels Technology’ prior written consent, Beijing CHJ cannot accept any same or similar services subject to this agreement from any third party. Beijing CHJ agrees to pay Wheels Technology an annual service fee at an amount that is equal to 100% of its quarterly net income or an amount that is adjusted in accordance with Wheels Technology’ sole discretion for the relevant quarter and also the mutually agreed amount for certain other technical services, both of which should be paid within 10 days after Wheels Technology sends invoice within 30 days after the end of the relevant calendar quarter. Wheels Technology has exclusive ownership of all the intellectual property rights created as a result of the performance of the Exclusive Consultation and Service Agreement, to the extent permitted by applicable PRC laws. To guarantee Beijing CHJ’s performance of its obligations thereunder, the shareholders have agreed to pledge their equity interests in Beijing CHJ to Wheels Technology pursuant to the Equity Pledge Agreement. The Exclusive Consultation and Service Agreement will remain effective for 10 years, unless otherwise terminated by Wheels Technology. Upon request by Wheels Technology, the term of this agreement can be renewed prior to its expiration.
The Exclusive Consultation and Service Agreement by and between Wheels Technology and Xindian Information includes terms substantially similar to the Exclusive Consultation and Service Agreement relating to Beijing CHJ described above.
Equity Option Agreements.
Pursuant to the Equity Option Agreement by and among Wheels Technology, Beijing CHJ, and each of the shareholders of Beijing CHJ, the shareholders of Beijing CHJ have irrevocably granted Wheels Technology an exclusive option to purchase all or part of their equity interests in Beijing CHJ, and Beijing CHJ has irrevocably granted Wheels Technology an exclusive option to purchase all or part of its assets. Wheels Technology or its designated person may exercise such options to purchase equity interests at the lower of the amount of their respective paid-in capital in Beijing CHJ and the lowest price permitted under applicable PRC laws. Wheels Technology or its designated person may exercise the options to purchase assets at the lowest price permitted under applicable PRC laws. The shareholders of Beijing CHJ have undertaken that, without Wheels Technology’s prior written consent, they will not, among other things, (i) transfer or otherwise dispose of their equity interests in Beijing CHJ, (ii) create any pledge or encumbrance on their equity interests in Beijing CHJ, (iii) change Beijing CHJ’s registered capital, (iv) merge Beijing CHJ with any other entity, (v) dispose of Beijing CHJ’s material assets (except in the ordinary course of business), or (vi) amend Beijing CHJ’s articles of association. The Exclusive Option Agreement will remain effective for 10 years and can be renewed upon request by Wheels Technology.
The Equity Option Agreement by and between Wheels Technology, Xindian Information, and each of the shareholders of Xindian Information includes terms substantially similar to the Equity Option Agreement relating to Beijing CHJ described above.

LI AUTO INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(All amounts in thousands, except for share and per share data)
1   ORGANIZATION AND NATURE OF OPERATIONS (Continued)
Equity Pledge Agreements.
Pursuant to the Equity Pledge Agreement by and between Wheels Technology and the shareholders of Beijing CHJ, the shareholders of Beijing CHJ have agreed to pledge 100% of equity interests in Beijing CHJ to Wheels Technology to guarantee the performance by the shareholders of their obligations under the Exclusive Option Agreement and the Powers of Attorney, as well as the performance by Beijing CHJ of its obligations under the Exclusive Option Agreement, the Powers of Attorney, and payment of services fees to Wheels Technology under the Exclusive Consultation and Service Agreement. In the event of a breach by Beijing CHJ or any shareholder of contractual obligations under the Equity Pledge Agreement, Wheels Technology, as pledgee, will have the right to dispose of the pledged equity interests in Beijing CHJ and will have priority in receiving the proceeds from such disposal. The shareholders of Beijing CHJ also have undertaken that, without prior written consent of Wheels Technology, they will not dispose of, create, or allow any encumbrance on the pledged equity interests.
Wheels Technology and the shareholders of Xindian Information entered into an Equity Pledge Agreement, which includes terms substantially similar to the Equity Pledge Agreement relating to Beijing CHJ described above.
Registration of the equity pledge relating to Beijing CHJ and Xindian Information with the local branch of the SAMR in accordance with the PRC Property Law has been completed.
(d)   Risks in relations to the VIE structure
According to the Guidance Catalog of Industries for Foreign Investment promulgated in 2017, or the Catalog, foreign ownership of certain areas of businesses are subject to restrictions under current PRC laws and regulations. For example, foreign investors are not allowed to own more than 50% of the equity interests in a value-added telecommunication service provider (except for e-commerce) or in an automaker that manufactures whole vehicles. The Catalog was amended in 2018 to lift restrictions on foreign investment in new energy vehicle manufacturers.
Part of the Group’s business is conducted through the VIEs of the Group, of which the Company is the ultimate primary beneficiary. In the opinion of the management, the contractual arrangements with the VIEs and the nominee shareholders are in compliance with PRC laws and regulations and are legally binding and enforceable. The nominee shareholders indicate they will not act contrary to the contractual arrangements. However, there are substantial uncertainties regarding the interpretation and application of the PRC laws and regulations including those that govern the contractual arrangements, which could limit the Group’s ability to enforce these contractual arrangements and if the nominee shareholders of the VIEs were to reduce their interests in the Group, their interest may diverge from that of the Group and that may potentially increase the risk that they would seek to act contrary to the contractual arrangements.
It is possible that the Group’s operations of certain of its businesses through the VIEs could be found by the PRC authorities to be in violation of the PRC laws and regulations prohibiting or restricting foreign ownership of companies that engage in such operations and businesses. While the Group’s management considers the possibility of such a finding by PRC regulatory authorities under current PRC law and regulations to be remote, on March 15, 2019, the National People’s Congress adopted the Foreign Investment Law of the PRC, which came into effect on January 1, 2020 and replaced the trio of existing laws regulating foreign investment in China, namely, the Sino-foreign Equity Joint Venture Enterprise Law, the Sino-foreign Cooperative Joint Venture Enterprise Law, and the Wholly Foreign-invested Enterprise Law, together with their implementation rules and ancillary regulations. The Foreign Investment Law of the PRC embodies an expected PRC regulatory trend to rationalize its foreign

LI AUTO INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(All amounts in thousands, except for share and per share data)
1   ORGANIZATION AND NATURE OF OPERATIONS (Continued)
investment regulatory regime in line with prevailing international practice and the legislative efforts to unify the corporate legal requirements for both foreign and domestic investments. However, since it is relatively new, uncertainties still exist in relation to its interpretation and implementation. For example, the Foreign Investment Law of the PRC adds a catch-all clause to the definition of “foreign investment” so that foreign investment, by its definition, includes “investments made by foreign investors in China through other means defined by other laws or administrative regulations or provisions promulgated by the State Council” without further elaboration on the meaning of “other means.”It leaves leeway for the future legislations promulgated by the State Council to provide for contractual arrangements as a form of foreign investment. It is therefore uncertain whether the Group’s corporate structure will be seen as violating the foreign investment rules as the Group are currently leveraging the contractual arrangements to operate certain businesses in which foreign investors are prohibited from or restricted to investing. Furthermore, if future legislations prescribed by the State Council mandate further actions to be taken by companies with respect to existing contractual arrangement, the Group may face substantial uncertainties as to whether the Group can complete such actions in a timely manner, or at all. If the Group fail to take appropriate and timely measures to comply with any of these or similar regulatory compliance requirements, the Group’s current corporate structure, corporate governance and business operations could be materially and adversely affected.
If the Group’s corporate structure or the contractual arrangements with the VIEs were found to be in violation of any existing or future PRC laws and regulations, the PRC regulatory authorities could, within their respective jurisdictions:
•
revoke the business licenses and/or operating licenses of such entities;

•
discontinue or place restrictions or onerous conditions on the Group’s operation through any transactions between the PRC subsidiaries and the VIEs;

•
impose fines, confiscate the income from the PRC subsidiaries or the VIEs, or imposing other requirements with which the VIEs may not be able to comply;

•
require the Group to restructure the ownership structure or operations, including terminating the contractual arrangements with the VIEs and deregistering the equity pledges of the VIEs, which in turn would affect the Group’s ability to consolidate, derive economic interests from, or exert effective control over the VIEs;

•
restrict or prohibit the Group’s use of the proceeds of this offering to finance the Group’s business and operations in China; or

•
take other regulatory or enforcement actions that could be harmful to the Group’s business.

The imposition of any of these penalties may result in a material and adverse effect on the Group’s ability to conduct the Group’s businesses. In addition, if the imposition of any of these penalties causes the Group to lose the right to direct the activities of any of the VIEs (through its equity interests in its subsidiaries) or the right to receive their economic benefits, the Group will no longer be able to consolidate the relevant VIEs and its subsidiaries, if any. In the opinion of management, the likelihood of loss in respect of the Group’s current ownership structure or the contractual arrangements with its VIEs is remote. The Group’s operations depend on the VIEs and their nominee shareholders to honor their contractual arrangements with the Group. These contractual arrangements are governed by PRC law and disputes arising out of these agreements are expected to be decided by arbitration in the PRC. The management believes that each of the contractual arrangements constitutes valid and legally binding obligations of each party to such contractual arrangements under the PRC laws. However, the interpretation and implementation of the laws and regulations in the PRC and their application on the legality, binding effect and enforceability of contracts are subject to the discretion of competent PRC

LI AUTO INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(All amounts in thousands, except for share and per share data)
1   ORGANIZATION AND NATURE OF OPERATIONS (Continued)
authorities, and therefore there is no assurance that relevant PRC authorities will take the same position as the Group herein in respect of the legality, binding effect and enforceability of each of the contractual arrangements. Meanwhile, since the PRC legal system continues to evolve, the interpretations of many laws, regulations and rules are not always uniform and enforcement of these laws, regulations and rules involve uncertainties, which may limit legal protections available to the Group to enforce the contractual arrangements should the VIEs or the nominee shareholders of the VIEs fail to perform their obligations under those arrangements.
The following consolidated financial information of the Group’s VIEs and VIEs’ subsidiaries as of December 31, 2019 and 2020 and for the years ended December 31, 2018, 2019 and 2020 were included in the accompanying Group’s consolidated financial statements as follows:
	As of December 31,
	2019	2020
	RMB	RMB
Current assets:
Cash and cash equivalents	240,933	1,546,193
Restricted cash	14,455	1,234,178
Short-term investments	1,278,153	2,581,690
Trade receivable	8,303	103,271
Intra-group receivables	1,927,560	7,704,630
Inventories	389,031	271,379
Prepayments and other current assets	556,112	254,061
Assets held for sale, current	17,599	—
Non-current assets:
Long-term investments	600,615	707,685
Property, plant and equipment, net	1,755,686	2,335,824
Operating lease right-of-use assets, net	508,871	1,182,134
Intangible assets, net	673,517	682,083
Other non-current assets	130,749	218,531
Assets held for sale, non-current	30,253	—
Total assets	8,131,837	18,821,659

LI AUTO INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(All amounts in thousands, except for share and per share data)
1   ORGANIZATION AND NATURE OF OPERATIONS (Continued)
	As of December 31,
	2019	2020
	RMB	RMB
Current liabilities:
Short-term borrowings	238,957	—
Trade and notes payable	616,340	3,107,646
Intra-group payable	3,732,883	12,203,705
Amounts due to related parties	5,469	19,206
Operating lease liabilities, current	176,669	170,033
Finance lease liabilities, current	360,781	—
Deferred revenue, current	56,695	230,720
Accruals and other current liabilities	660,010	453,731
Convertible debts, current	692,520	—
Liabilities held for sale, current	2,862	—
Non-current liabilities:
Long-term borrowings	—	511,638
Deferred revenue, non-current	5,943	102,898
Operating lease liabilities, non-current	241,109	973,455
Finance lease liabilities, non-current	—	366,883
Deferred tax liabilities	—	36,309
Other non-current liabilities	5,519	157,907
Total liabilities	6,795,757	18,334,131

These balances have been reflected in the Group’s consolidated financial statements with intercompany transactions eliminated.
	For the year ended December 31,
	2018	2019	2020
	RMB	RMB	RMB
Net loss from continuing operations	(1,076,613)	(1,234,283)	(495,209)
Net (loss)/income from discontinued operations	(367,022)	(20,662)	14,373

LI AUTO INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(All amounts in thousands, except for share and per share data)
1   ORGANIZATION AND NATURE OF OPERATIONS (Continued)
	For the year ended December 31,
	2018	2019	2020
	RMB	RMB	RMB
Net cash (used in)/provided by operating activities	(1,223,050)	(1,607,435)	3,540,411
Net cash used in investing activities	(214,027)	(1,976,964)	(1,665,982)
Net cash provided by financing activities	1,019,824	3,782,378	650,595
Effects of exchange rate changes on cash, cash equivalents and restricted cash	(1,320)	19,746	(188)
Net (decrease)/increase in cash, cash equivalents and restricted cash	(418,573)	217,725	2,524,836
Cash, cash equivalents and restricted cash at beginning of the year	456,383	37,810	255,535
Cash, cash equivalents and restricted cash at end of the year	37,810	255,535	2,780,371
Less: Cash, cash equivalents and restricted cash of discontinued operations at end of the year	331	147	—
Cash, cash equivalents and restricted cash of continuing operations at end of the year	37,479	255,388	2,780,371
The Company’s involvement with the VIEs is through the contractual arrangements disclosed in Note 1(c). All recognized assets held by the VIEs are disclosed in the table above.
In accordance with the contractual arrangements between Wheels Technology, the VIEs and the VIEs’ shareholders, Wheels Technology has the power to direct activities of the Group’s consolidated VIEs and VIEs’ subsidiaries, and can have assets transferred out of the Group’s consolidated VIEs and VIEs’ subsidiaries. Therefore, it is considered that there is no asset in the Group’s consolidated VIEs and VIEs’ subsidiaries that can be used only to settle their obligations except for registered capitals and PRC statutory reserves of the Group’s consolidated VIEs amounting to RMB6,429,134 and RMB7,930,831 as of December 31, 2019 and 2020, respectively. As the Group’s consolidated VIEs and VIEs’ subsidiaries are incorporated as limited liability companies under the PRC Company Law, the creditors do not have recourse to the general credit of Wheels Technology for all the liabilities of the Group’s consolidated VIEs and VIEs’ subsidiaries. The total shareholders’ deficit of the Group’s consolidated VIEs and VIEs’ subsidiaries was RMB3,296,997 and RMB3,772,758 as of December 31, 2019 and 2020, respectively.
Currently there is no contractual arrangement that could require the Company, Wheels Technology or other subsidiaries of the Company to provide additional financial support to the Group’s consolidated VIEs and VIEs’ subsidiaries. As the Company is conducting certain businesses in the PRC through the consolidated VIEs and VIEs’ subsidiaries, the Company may provide additional financial support on a discretionary basis in the future, which could expose the Group to a loss.
(e)   Impact of the COVID-19
Due to the COVID-19 pandemic and the related nationwide precautionary and control measures that were adopted in China starting in January 2020, the Company postponed the production in its Changzhou manufacturing facility after the Chinese New Year holiday in February 2020, and also experienced short term delays in the suppliers’delivery of certain raw materials needed for production. Subsequent to March 31, 2020, the Group continuously increased their production capacity and delivery to normal level as the Group had recovered from the adverse impact of COVID-19 across China. The

LI AUTO INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(All amounts in thousands, except for share and per share data)
1   ORGANIZATION AND NATURE OF OPERATIONS (Continued)
Group concluded that there would be no material impact on the Group’s long-term forecast.
2   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
(a)   Basis of presentation
The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).
Significant accounting policies followed by the Group in the preparation of its accompanying consolidated financial statements are summarized below.
(b)   Principles of consolidation
The consolidated financial statements include the financial statements of the Company, its subsidiaries, VIEs and VIEs’ subsidiaries for which the Company is the ultimate primary beneficiary.
A subsidiary is an entity in which the Company, directly or indirectly, controls more than one half of the voting power; has the power to appoint or remove the majority of the members of the board of directors (the “Board”); to cast majority of votes at the meeting of the Board or to govern the financial and operating policies of the investee under a statute or agreement among the shareholders or equity holders.
A VIE is an entity in which the Company, or its subsidiary, through contractual arrangements, bears the risks of, and enjoys the rewards normally associated with, ownership of the entity, and therefore the Company or its subsidiary is the primary beneficiary of the entity.
All significant transactions and balances between the Company, its subsidiaries, VIEs and VIEs’ subsidiaries have been eliminated upon consolidation.
(c)   Use of estimates
The preparation of the consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, related disclosures of contingent assets and liabilities at the balance sheet date, and the reported revenue and expenses during the reported period in the consolidated financial statements and accompanying notes.
Significant accounting estimates reflected in the consolidated financial statements mainly include, but are not limited to, standalone selling price of each distinct performance obligation in revenue recognition and determination of the amortization period of these obligations, the valuation of share-based compensation arrangements, fair value of investments, fair value of warrant liabilities and derivative liabilities, useful lives of property, plant and equipment, useful lives of intangible assets, assessment for impairment of long-lived assets and intangible assets, the collectability of financial assets, lower of cost and net realizable value of inventories, product warranties, determination of vendor rebate, assessment of variable lease payment, and valuation allowance for deferred tax assets. Actual results could differ from those estimates.
(d)   Functional currency and foreign currency translation
The Group’s reporting currency is RMB. The functional currency of the Company and its subsidiary which is incorporated in Hong Kong is United States dollars (“US$”). The functional currencies of the other

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2   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)
subsidiaries, the VIEs and VIEs’ subsidiaries are their respective local currencies. The determination of the respective functional currency is based on the criteria set out by ASC 830, Foreign Currency Matters.
Transactions denominated in currencies other than the functional currency are translated into the functional currency using the exchange rates prevailing at the transaction dates. Monetary assets and liabilities denominated in foreign currencies are translated into functional currency using the applicable exchange rates at the balance sheet date. Non-monetary items that are measured in terms of historical cost in foreign currency are measured using the exchange rates at the dates of the initial transactions.
The financial statements of the Group’s entities of which the functional currency is not RMB are translated from their respective functional currency into RMB. Assets and liabilities denominated in foreign currencies are translated into RMB at the exchange rates at the balance sheet date. Equity accounts other than earnings generated in current period are translated into RMB at the appropriate historical rates. Income and expense items are translated into RMB using the periodic average exchange rates. The resulting foreign currency translation adjustments are recorded in other comprehensive income in the consolidated statements of comprehensive loss, and the accumulated foreign currency translation adjustments are presented as a component of accumulated other comprehensive income in the consolidated statements of shareholders’(deficit)/equity. Total foreign currency translation adjustment income were RMB12,954 and RMB2,851 for the years ended December 31, 2018 and 2019, respectively, and the foreign currency translation adjustment loss was RMB1,020,728 for the year ended December 31, 2020.
(e)   Convenience translation
Translations of balances in the consolidated balance sheets, consolidated statements of comprehensive loss and consolidated statements of cash flows from RMB into US$ as of and for the year ended December 31, 2020 are solely for the convenience of the reader and were calculated at the rate of US$1.00 = RMB6.5250, representing the noon buying rate set forth in the H.10 statistical release of the U.S. Federal Reserve Board on December 31, 2020. No representation is made that the RMB amounts represent or could have been, or could be, converted, realized or settled into US$ at that rate on December 31, 2020, or at any other rate.
(f)   Cash, cash equivalents and restricted cash
Cash and cash equivalents represent cash on hand, time deposits and highly-liquid investments placed with banks or other financial institutions, which are unrestricted as to withdrawal and use, and which have original maturities of three months or less. As of December 31, 2019 and 2020, the Group had cash held in accounts managed by online payment platforms such as China Union Pay in connection with the collection of vehicle sales for a total amount of RMB5,243 and RMB17,844, respectively, which have been classified as cash and cash equivalents on the consolidated financial statements.
Cash that is restricted as to withdrawal for use or pledged as security is reported separately on the face of the consolidated balance sheets, and is not included in the total cash and cash equivalents in the consolidated statements of cash flows. The Group’s restricted cash mainly represents (a) the secured deposits held in designated bank accounts for issuance of letter of credit, bank guarantee and bank acceptance bill; (b) the deposits held in designated bank accounts for security of the repayment of the notes payable (Note 13).

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2   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)
Cash, cash equivalents and restricted cash as reported in the consolidated statements of cash flows are presented separately on our consolidated balance sheets as follows:
	As of December 31,
	2019	2020
Cash and cash equivalents	1,296,215	8,938,341
Restricted cash	140,027	1,234,178
Total cash, cash equivalents and restricted cash of continuing operations	1,436,242	10,172,519
(g)   Time deposits and short-term investments
Time deposits are those balances placed with the banks with original maturities longer than three months but less than one year.
Short-term investments are investments in financial instruments with variable interest rates. These financial instruments have maturity dates within one year and are classified as short-term investments. The Group elected the fair value method at the date of initial recognition and carried these investments subsequently at fair value. Fair value is estimated based on quoted prices of similar financial products provided by financial institutions at the end of each period. Changes in the fair value are reflected in the consolidated statements of comprehensive loss as “Investment income, net.”
(h)   Trade receivable and allowance for doubtful accounts
Trade receivable primarily include amounts of vehicle sales related to government subsidy to be collected from government on behalf of customers. The Group provides an allowance against trade receivable to the amount we reasonably believe will be collected. The Group writes off trade receivable when they are deemed uncollectible. No allowance for doubtful accounts were recognized for the years ended December 31, 2018, 2019 and 2020.
(i)   Inventories
Inventories are stated at the lower of cost or net realizable value. Cost is calculated on the weighted average basis and includes all costs to acquire and other costs to bring the inventories to their present location and condition. The Group records inventory write-downs for excess or obsolete inventories based upon assumptions on current and future demand forecasts. If the inventory on hand is in excess of future demand forecast, the excess amounts are written off. The Group also reviews inventory to determine whether its carrying value exceeds the net amount realizable upon the ultimate sale of the inventory. This requires the determination of the estimated selling price of the vehicles less the estimated cost to convert inventory on hand into a finished product. Once inventory is written-down, a new, lower-cost basis for that inventory is established and subsequent changes in facts and circumstances do not result in the restoration or increase in that newly established cost basis. No inventory write-downs were recognized for the years ended December 31, 2018, 2019 and 2020.
(j)   Assets held for sale
The Group classifies long-lived assets as held for sale in the period that (i) it has approved and committed to a plan to sell the asset or asset group (“asset”), (ii) the asset is available for immediate sale in its present condition, (iii) an active program to locate a buyer and other actions required to sell

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2   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)
the asset have been initiated, (iv) the sale of the asset is probable and transfer of the asset is expected to qualify for recognition as a completed sale within one year (subject to certain events or circumstances), (v) the asset is being actively marketed for sale at a price that is reasonable in relation to its current fair value, and (vi) it is unlikely that significant changes to the plan will be made or that the plan will be withdrawn. The Group initially and subsequently measures a long-lived asset that is classified as held for sale at the lower of its carrying value or fair value less any costs to sell. Any loss resulting from this measurement is recognized in impairment of long-lived assets in the period in which the held for sale criteria are met. Conversely, gains are generally not recognized on the sale of a long-lived asset until the date of sale. Upon designation as an asset held for sale, the Group stops recording depreciation expense on the asset. The Group assesses the fair value of assets held for sale less any costs to sell at each reporting period until the asset is no longer classified as held for sale.
(k)   Property, plant and equipment, net
Property, plant and equipment are stated at cost less accumulated depreciation and impairment loss, if any. Property, plant and equipment are depreciated at rates sufficient to write off their costs less impairment and residual value, if any, over their estimated useful lives on a straight-line basis. Leasehold improvements are amortized over the shorter of the lease term or the estimated useful lives of the related assets. Direct costs that are related to the construction of property, equipment and software and incurred in connection with bringing the assets to their intended use are capitalized as construction in progress. Construction in progress is transferred to specific property, equipment and software items and the depreciation of these assets commences when the assets are ready for their intended use.
The estimated useful lives are as follows:
Useful lives
Buildings	20 years
Buildings improvements	5 to 10 years
Production facilities	5 to 10 years
Equipment	3 to 5 years
Motor vehicles	4 years
Mold and tooling	Unit-of-production
Leasehold improvements	Shorter of the estimated useful life or lease term
The cost of maintenance and repairs is expensed as incurred, whereas the cost of renewals and betterment that extends the useful lives of property, plant and equipment is capitalized as additions to the related assets. When assets are retired or otherwise disposed of, the cost and related accumulated depreciation and amortization are removed from their respective accounts, and any gain or loss on such sale or disposal is reflected in the consolidated statements of comprehensive loss.
(l)   Intangible assets, net
Intangible assets are carried at cost less accumulated amortization and impairment, if any. Intangible assets are amortized using the straight-line method over the estimated useful lives as below:
Useful lives
Automotive Manufacturing Permission	Indefinite
Software and Patents	5 to 10 years

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2   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)
No useful life was determined in the contract terms when the Company acquired the automotive manufacturing permission. The Company expects that the automotive manufacturing permission is unlikely to be terminated based on industry experience and will continue to contribute revenue in the future. Therefore, the Company considers the useful life of such intangible assets to be indefinite.
The Company estimates the useful life of the software and patents to be 5 to 10 years based on the contract terms, expected technical obsolescence and innovations and industry experience of such intangible assets.
(m)   Impairment of long-lived assets and intangible assets with indefinite lives
Long-lived assets include property, plant and equipment and intangible assets with definite lives. Long-lived assets are assessed for impairment, whenever events or changes in circumstances (such as a significant adverse change to market conditions that will impact the future use of the assets) indicate the carrying value of an asset may not be recoverable in accordance with ASC 360. The Company measures the carrying amount of long-lived assets against the estimated undiscounted future cash flows associated with it. The impairment exists when the estimated undiscounted future cash flows are less than the carrying value of the asset being evaluated. Impairment loss is calculated as the amount by which the carrying value of the asset exceeds its fair value. Nil, RMB18,066 and RMB30,381 impairment of long-lived assets were recognized for the years ended December 31, 2018, 2019 and 2020, respectively.
Intangible assets with indefinite lives are tested for impairment at least annually and more frequently if events or changes in circumstances indicate that it is more likely than not that the asset is impaired in accordance with ASC 350. The Company first performs a qualitative assessment to assess all relevant events and circumstances that could affect the significant inputs used to determine the fair value of the indefinite-lived intangible asset. If after performing the qualitative assessment, the Company determines that it is more likely than not that the indefinite-lived intangible asset is impaired, the Company calculates the fair value of the intangible asset and perform the quantitative impairment test by comparing the fair value of the asset with its carrying amount. If the carrying amount of an indefinite-lived intangible asset exceeds its fair value, the Company recognizes an impairment loss in an amount equal to that excess. In consideration of the growing electric vehicle industry in China, the Group’s improving financial performance, the stable macroeconomic conditions in China and the Group’s future manufacturing plans, the Company determined that it is not likely that the indefinite-lived intangible assets was impaired as of December 31, 2019 and 2020.
(n)   Long-term investments
Long-term investments are comprised of investments in publicly traded companies and privately-held companies.
The Group adopted ASU 2016-01 on January 1, 2018. The Group measures equity investments other than equity method investments at fair value through earnings. For those equity investments without readily determinable fair values, the Group elects to record these investments at cost, less impairment, and plus or minus subsequent adjustments for observable price changes. Under this measurement alternative, changes in the carrying value of the equity investment are required to be made whenever there are observable price changes in orderly transactions for the identical or similar investment of the same issuer. The implementation guidance notes that an entity should make a “reasonable efforts”to identify price changes that are known or that can reasonably be known.
Pursuant to ASC 321, for equity investments measured at fair value with changes in fair value recorded in earnings, the Group does not assess whether those securities are impaired. For those

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2   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)
equity investments that the Group elects to use the measurement alternative, the Group makes a qualitative assessment of whether the investment is impaired at each reporting date. If a qualitative assessment indicates that the investment is impaired, the Group estimates the investment’s fair value in accordance with the principles of ASC 820. If the fair value is less than the investment’s carrying value, the Group recognizes an impairment loss equal to the difference between the carrying value and fair value.
Investments in entities over which the Group can exercise significant influence and hold an investment in common shares or in-substance common shares (or both) of the investee but do not own a majority equity interest or control are accounted for using the equity method of accounting in accordance with ASC topic 323, Investment—Equity Method and Joint Ventures (“ASC 323”). Under the equity method, the Group initially records its investments at cost and the difference between the cost of the equity investee and the fair value of the underlying equity in the net assets of the equity investee is recognized as equity method goodwill, which is included in the equity method investment on our consolidated balance sheets. The Group subsequently adjusts the carrying amount of the investments to recognize our proportionate share of each equity investee’s net income or loss into earnings after the date of investment. The Group evaluates the equity method investments for impairment under ASC 323. An impairment loss on the equity method investments is recognized in earnings when the decline in value is determined to be other-than-temporary.
The Group assesses its investments in privately-held companies for impairment by considering factors including, but not limited to, current economic and market conditions, operating performance of the companies, including current earnings trends and undiscounted cash flows, and other company-specific information, such as recent financing rounds. The fair value determination, particularly for investments in privately-held companies whose revenue model is still unclear, requires significant judgment to determine appropriate estimates and assumptions. Changes in these estimates and assumptions could affect the calculation of the fair value of the investments. If this assessment indicates that an impairment exists, the Group estimates the fair value of the investment and writes down the investment to its fair value, taking the corresponding charge to the consolidated statements of comprehensive loss.
(o)   Employee benefits
Full time employees of the Group in the PRC participate in a government mandated defined contribution plan, pursuant to which certain pension benefits, medical care, employee housing fund and other welfare benefits are provided to the employees. Chinese labor regulations require that the PRC subsidiaries and VIEs and VIEs’ subsidiaries of the Group make contributions to the government for these benefits based on certain percentages of the employees’ salaries, up to a maximum amount specified by the local government. The Group has no legal obligation for the benefits beyond the contributions made. Total amounts of such employee benefit expenses, which were expensed as incurred, were approximately RMB110,800, RMB168,019 and RMB133,162 for the years ended December 31, 2018, 2019 and 2020, respectively.
(p)   Product warranties
The Group provides product warranties on all new vehicles based on the contracts with its customers at the time of sale of vehicles. The Group accrues a warranty reserve for the vehicles sold by multiplying the expected unit costs for warranty services by the sales volume, which includes the best estimate of projected costs to repair or replace items under warranties. These estimates are primarily based on the estimates of the nature, frequency and average costs of future claims. These estimates are

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2   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)
inherently uncertain given the Group’s relatively short history of sales, and changes to the historical or projected warranty experience may cause material changes to the warranty reserve in the future. The portion of the warranty reserve expected to be incurred within the next 12 months is included within the accrued and other current liabilities while the remaining balance is included within other non-current liabilities in the consolidated balance sheets. Warranty cost is recorded as a component of cost of sales in the consolidated statements of comprehensive loss. The Group reevaluates the adequacy of the warranty accrual on a regular basis.
The Group recognizes the benefit from a recovery of the costs associated with the warranty when specifics of the recovery have been agreed with the Group’s suppliers and the amount of the recovery is virtually certain.
The accrued warranty activity consists of the following (in thousands):
	For the Year Ended December 31,
	2018	2019	2020
Accrued warranty at beginning of the year	—	—	6,996
Warranty cost incurred	—	(163)	(8,258)
Provision for warranty	—	7,159	234,628
Accrued warranty at end of the year	—	6,996	233,366
Including: Accrued warranty, current	—	1,477	55,138
Accrued warranty, non-current	—	5,519	178,228
(q)   Revenue recognition
The Group launched the first volume manufactured extended-range electric vehicle, Li ONE, to the public in October 2018 and started making deliveries to customers in the fourth quarter of 2019. Revenues of the Group is primarily derived from sales of vehicle and embedded products and services, as well as the sales of Li Plus Membership.
The Group adopted ASC 606, Revenue from Contracts with Customers, on January 1, 2018 by applying the full retrospective method.
Revenue is recognized when or as the control of the goods or services is transferred to a customer. Depending on the terms of the contract and the laws that apply to the contract, control of the goods and services may be transferred over time or at a point in time. Control of the goods and services is transferred over time if the Group’s performance:
•
provides all of the benefits received and consumed simultaneously by the customer;

•
creates and enhances an asset that the customer controls as the Group performs; or

•
does not create an asset with an alternative use to the Group and the Group has an enforceable right to payment for performance completed to date.

If control of the goods and services transfers over time, revenue is recognized over the period of the contract by reference to the progress towards complete satisfaction of that performance obligation. Otherwise, revenue is recognized at a point in time when the customer obtains control of the goods and services.

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2   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)
Contracts with customers may include multiple performance obligations. For such arrangements, the Group allocates revenue to each performance obligation based on its relative standalone selling price. The Group generally determines standalone selling prices based on the prices charged to customers. If the standalone selling price is not directly observable, it is estimated using expected cost plus a margin, depending on the availability of observable information. Assumptions and estimations have been made in estimating the relative selling price of each distinct performance obligation, and changes in judgments on these assumptions and estimates may impact the revenue recognition.
When either party to a contract has performed, the Group presents the contract in the statement of financial position as a contract asset or a contract liability, depending on the relationship between the entity’s performance and the customer’s payment.
A contract asset is the Group’s right to consideration in exchange for goods and services that the Group has transferred to a customer. A receivable is recorded when the Group has an unconditional right to consideration. A right to consideration is unconditional if only the passage of time is required before payment of that consideration is due.
If a customer pays consideration or the Group has a right to an amount of consideration that is unconditional, before the Group transfers a good or service to the customer, the Group presents the contract liability when the payment is made, or a receivable is recorded (whichever is earlier). A contract liability is the Group’s obligation to transfer goods or services to a customer for which the Group has received consideration (or an amount of consideration is due) from the customer.
Vehicle sales
The Group recognizes revenue from sales of vehicles, currently the Li ONE, together with a number of embedded products and services. There are multiple distinct performance obligations explicitly stated in the sales contracts including sales of Li ONE, charging stalls, vehicle internet connection services, firmware over-the-air upgrades (or “FOTA upgrades”) and initial owner extended lifetime warranty subject to certain conditions, which are accounted for in accordance with ASC 606. The standard warranty provided by the Group is accounted for in accordance with ASC 460, Guarantees, and the estimated costs are recorded as a liability when the Group transfers the control of Li ONE to a customer.
Customers only pay the amount after deducting the government subsidies to which they are entitled for the purchase of new energy vehicles, which is applied on their behalf and collected by the Group from the government according to the applicable government policy. The Group has concluded that government subsidies should be considered as a part of the transaction price it charges the customers for the new energy vehicles, as the subsidy is granted to the purchaser of the new energy vehicles and the purchaser remains liable for such amount in the event the subsidies were not received by the Group due to his fault such as refusal or delay of providing application information.
The overall contract price is allocated to each distinct performance obligation based on the relative estimated standalone selling price in accordance with ASC 606. The revenue for sales of the Li ONE and charging stalls are recognized at a point in time when the control of the product is transferred to the customer. For the vehicle internet connection service and FOTA upgrades, the Group recognizes the revenue using a straight-line method over the service period. As for the initial owner extended lifetime warranty, given the limited operating history and lack of historical data, the Group recognizes the revenue over time based on a straight-line method over the extended warranty period initially, and will continue monitoring the cost pattern periodically and adjust the revenue recognition pattern to reflect the actual cost pattern as it becomes available.

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(All amounts in thousands, except for share and per share data)
2   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)
As the contract price for the vehicle and all embedded products and services must be paid in advance, which means the payments are received prior to the transfer of goods or services by the Group, the Group records a contract liability (deferred revenue) for the allocated amount regarding those unperformed obligations.
Sales of Li Plus Membership
The Group also sells the Li Plus Membership to enrich the ownership experience of customers. Total Li Plus Membership fee is allocated to each performance obligation based on the relative estimated standalone selling price. And the revenue for each performance obligation is recognized either over the service period or at a point in time when the relevant goods or service is delivered or when the membership expired, whichever is earlier.
Customer loyalty points
Beginning in January 2020, the Group offers customer loyalty points, which can be used in the Group’s online store to redeem the Group’s merchandise or services. The Group determines the value of each customer loyalty point based on cost of the Group’s merchandise or service that can be obtained through redemption of customer loyalty points.
The Group concludes the customer loyalty points offered to customers in connection with the purchase of the Li ONE is a material right and is considered as a separate performance obligation according to ASC 606, and should be taken into consideration when allocating the transaction price of the sales of vehicle. The amount allocated to the customer loyalty points as separate performance obligation is recorded as contract liability (deferred revenue) and revenue should be recognized when the customer loyalty points are used or expired.
Customers or users of the mobile application can also obtain customer loyalty points through other ways, such as referring new customers to purchase the vehicles via the mobile application. The Group offers these customer loyalty points to encourage user engagement and generate market awareness. As a result, the Group accounts for such points as selling and marketing expenses with a corresponding liability recorded under accruals and other current liabilities upon the points offering.
Practical expedients and exemptions
The Group elects to expense the costs to obtain a contract as incurred given the majority of the contract considerations for vehicle sales are allocated to the sales of Li ONE and recognized as revenue upon transfer of control of the vehicles, which is within one year after entering the sales contracts.
(r)   Cost of sales
Cost of sales consists of direct production and material costs, labor costs, manufacturing overhead (including depreciation of assets associated with the production), shipping and logistic costs and reserves for estimated warranty costs. The cost of sales also includes adjustments to warranty costs and charges to write-down the carrying value of the inventory when it exceeds its estimated net realizable value and to provide for on-hand inventory that is either obsolete or in excess of forecasted demand.
(s)   Research and development expenses
Research and development (“R&D”) expenses are primary comprised of salaries, bonuses and benefits for those employees engaged in research, design and development activities; design and

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(All amounts in thousands, except for share and per share data)
2   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)
development expenses, primarily including consultation fees, validation and testing fees; depreciation and amortization expenses of equipment and software of R&D activities and other expenses. R&D costs are expensed as incurred.
(t)   Sales and marketing expenses
Sales and marketing expenses consist primarily of salaries and other compensation related expenses for sales and marketing personnel, marketing and promotional expenses, rental and related expenses for retail stores and delivery and servicing centers and other expenses.
(u)   General and administrative expenses
General and administrative expenses consist primarily of salaries, bonuses and benefits for employees involved in general corporate functions, including finance, legal and human resources, depreciation and amortization expenses primarily relating to leasehold improvements, factory buildings, facilities, and equipment prior to the start of production, rental and other general corporate related expenses.
(v)   Fair value
Fair value is defined as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurement for assets and liabilities required or permitted to be either recorded or disclosed at fair value, the Group considers the principal or most advantageous market in which it would transact, and it also considers assumptions that market participants would use when pricing the asset or liability.
Accounting guidance establishes a fair value hierarchy that requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. Accounting guidance establishes three levels of inputs that may be used to measure fair value:
Level 1—
Quoted prices (unadjusted) in active markets for identical assets or liabilities.

Level 2—
Observable, market-based inputs, other than quoted prices, in active markets for identical assets or liabilities.

Level 3—
Unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

When available, the Group uses quoted market prices to determine the fair value of an asset or liability. If quoted market prices are not available, the Group will measure fair value using valuation techniques that use, when possible, current market-based or independently sourced market parameters, such as interest rates and currency rates.
(w)   Share-based compensation
The Company grants share options to eligible employees, directors and consultants and accounts for share-based compensation in accordance with ASC 718, Compensation—Stock Compensation.
Employees’share-based compensation awards granted with service conditions and the occurrence of an IPO as performance condition, are measured at the grant date fair value. Cumulative share-based

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NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(All amounts in thousands, except for share and per share data)
2   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)
compensation expenses for the options that have satisfied the service condition will be recorded upon the completion of the IPO, using the graded-vesting method. This performance condition was met upon the completion of the Company’ IPO in August 2020 and the associated share-based compensation expense for awards vested as of that date were recognized. Employees’ share-based compensation awards granted with only service conditions are recognized as expenses over the vesting period, using the graded vesting method, net of estimated forfeitures.
The binomial option-pricing model is used to measure the value of share options. The determination of the fair value is affected by the fair value of the ordinary shares as well as assumptions regarding a number of complex and subjective variables, including the expected share price volatility, risk-free interest rates and expected dividends. The fair value of these awards was determined taking into account these factors.
The assumptions used in share-based compensation expense recognition represent management’s best estimates, but these estimates involve inherent uncertainties and application of management judgment. If factors change or different assumptions are used, the share-based compensation expenses could be materially different for any period. Moreover, the estimates of fair value of the awards are not intended to predict actual future events or the value that ultimately will be realized by grantees who receive share-based awards, and subsequent events are not indicative of the reasonableness of the original estimates of fair value made by the Company for accounting purposes.
(x)   Taxation
Current income taxes are recorded in accordance with the regulations of the relevant tax jurisdiction. The Group accounts for income taxes under the asset and liability method in accordance with ASC 740, Income Tax. Under this method, deferred tax assets and liabilities are recognized for the tax consequences attributable to differences between carrying amounts of existing assets and liabilities in the financial statements and their respective tax basis, and operating loss carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred taxes of a change in tax rates is recognized in the consolidated statements of comprehensive loss in the period of change. Valuation allowances are established when necessary to reduce the amount of deferred tax assets if it is considered more likely than not that amount of the deferred tax assets will not be realized.
The Group records liabilities related to uncertain tax positions when, despite the Group’s belief that the Group’s tax return positions are supportable, the Group believes that it is more likely than not that those positions may not be fully sustained upon review by tax authorities. Accrued interest and penalties related to unrecognized tax benefits are classified as income tax expense. The Group did not recognize uncertain tax positions as of December 31, 2019 and 2020.
(y)   Discontinued operations
Discontinued operations are reported when a component of the Group comprising operations and cash flows that can be clearly distinguished, operationally and for financial reporting purposes, from the rest of the Group is classified as held for disposal or has been disposed of, if the disposal of the component (1) represents a strategic shift and (2) have a major impact on the Group’s financial results. In the consolidated statements of comprehensive loss, results from discontinued operations is reported separately from the income and expenses from continuing operations and prior periods are presented on a comparative basis. Cash flows for discontinuing operations are presented separately in the consolidated statements of cash flow and Note 21. In order to present the financial effects of the

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NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(All amounts in thousands, except for share and per share data)
2   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)
continuing operations and discontinued operations, revenues and expenses arising from intra-group transactions are eliminated except for those revenues and expenses that are considered to continue after the disposal of the discontinued operations.
(z)   Leases
The Group accounts for leases in accordance with ASC 842, Leases(“ASC 842”), which requires lessees to recognize leases on the balance sheet and disclose key information about leasing arrangements. The Group adopted ASC 842 on January 1, 2018, along with all subsequent ASU clarifications and improvements that are applicable to the Group, to each lease that existed in the periods presented in the financial statements, using the modified retrospective transition method and used the commencement date of the leases as the date of initial application. Consequently, financial information and the disclosures required under ASC 842 are provided for dates and periods presented in the financial statements. The Company elected not to apply the recognition requirements of ASC 842 to short-term leases. The Company also elected not to separate non-lease components from lease components, therefore, it will account for lease component and the non-lease components as a single lease component when there is only one vendor in the lease contract. The adoption of ASC 842 resulted in recognition of right of use (“ROU”) assets of RMB158,770, current operating lease liabilities of RMB14,575 and non-current operating lease liabilities of RMB142,751 upon the adoption date.
The Group determines if a contract contains a lease based on whether it has the right to obtain substantially all of the economic benefits from the use of an identified asset which the Group does not own and whether it has the right to direct the use of an identified asset in exchange for consideration. ROU assets represent the Group’s right to use an underlying asset for the lease term and lease liabilities represent the Group’s obligation to make lease payments arising from the lease. ROU assets are recognized as the amount of the lease liability, adjusted for lease incentives received. Lease liabilities are recognized at the present value of the future lease payments at the lease commencement date. The interest rate used to determine the present value of the future lease payments is the Group’s incremental borrowing rate (“IBR”), because the interest rate implicit in most of the Group’s leases is not readily determinable. The IBR is a hypothetical rate based on the Group’s understanding of what its credit rating would be to borrow and resulting interest the Group would pay to borrow an amount equal to the lease payments in a similar economic environment over the lease term on a collateralized basis. Lease payments may be fixed or variable, however, only fixed payments or in-substance fixed payments are included in the Group’s lease liability calculation. Variable lease payments are recognized in operating expenses in the period in which the obligation for those payments are incurred.
The land use rights are operating leases with term of about 50 years. Other than the land use rights, the lease terms of operating and finance leases vary from more than a year to 20 years. Operating leases are included in operating lease right of use assets, current and non-current operating lease liabilities on the Group’s consolidated balance sheets. Finance leases are included in property, plant and equipment, net, current and non-current finance lease liabilities on the Group’s consolidated balance sheets. As of December 31, 2020, all of the Group’s ROU assets were generated from leased assets in the PRC.
In a sale and leaseback transaction, one party (the seller-lessee) sells an asset it owns to another party (the buyer-lessor) and simultaneously leases back all or a portion of the same asset for all, or part of, the asset’s remaining economic life. The seller-lessee transfers legal ownership of the asset to the buyer-lessor in exchange for consideration, and then makes periodic rental payments to the buyer-lessor to retain the use of the asset. The Company applies requirements in Topic 606 on revenue from contracts with customers when determining whether the transfer of an asset shall be accounted for as a sale of the asset.

LI AUTO INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(All amounts in thousands, except for share and per share data)
2   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)
An option for the seller-lessee to repurchase the asset would preclude accounting for the transfer of the asset as a sale of the asset unless both of the following criteria are met:
a
The exercise price of the option is the fair value of the asset at the time the option is exercised.

b
There are alternative assets, substantially the same as the transferred asset, readily available in the marketplace.

(aa)   Loss per share
Basic net loss per share is computed using the weighted average number of ordinary shares outstanding during the period using the two-class method. Diluted net loss per share is computed using the weighted average number of ordinary shares and potential ordinary shares outstanding during the period. Potential ordinary shares include ordinary shares issuable upon the conversion of the Preferred Shares, using the if-converted method, for periods prior to the completion of the IPO, and ordinary shares issuable upon the exercise of outstanding share options using the treasury stock method. The computation of diluted net loss per share does not assume conversion, exercise, or contingent issuance of securities that would have an anti-dilutive effect (i.e. an increase in earnings per share amounts or a decrease in loss per share amounts) on net loss per share. After the completion of the IPO, net loss per ordinary share is computed on Class A ordinary shares and Class B ordinary shares on the combined basis, because both classes have the same dividend rights in the Company’s undistributed net income.
(ab)   Comprehensive loss
Comprehensive loss is defined to include all changes in equity/(deficit) of the Group during a period arising from transactions and other events and circumstances excluding transactions resulting from investments by shareholders and distributions to shareholders. Accumulated other comprehensive income, as presented in the consolidated balance sheets, consists of accumulated foreign currency translation adjustments.
(ac)   Segment reporting
ASC 280, Segment Reporting, establishes standards for companies to report in their financial statements information about operating segments, products, services, geographic areas, and major customers.
Based on the criteria established by ASC 280, the Group’s chief operating decision maker (“CODM”) has been identified as the Chief Executive Officer, who reviews consolidated results when making decisions about allocating resources and assessing performance of the Group as a whole, and hence, the Group has only one reportable segment. The Group does not distinguish between markets or segments for the purpose of internal reporting. As the Group’s long-lived assets are substantially located in the PRC, no geographical segments are presented.
3   RECENT ACCOUNTING PRONOUNCEMENTS
In June 2016, the FASB issued ASU No. 2016-13 (ASU 2016-13), Financial Instruments-Credit Losses, which introduces new guidance for credit losses on instruments within its scope. The new guidance introduces an approach based on expected losses to estimate credit losses on certain types of financial instruments, including, but not limited to, trade and other receivables, held-to-maturity debt securities, loans and net investments in leases. The new guidance also modifies the impairment model for available-for-sale debt securities and requires the entities to determine whether all or a portion

LI AUTO INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(All amounts in thousands, except for share and per share data)
3   RECENT ACCOUNTING PRONOUNCEMENTS (Continued)
of the unrealized loss on an available-for-sale debt security is a credit loss. The standard also indicates that entities may not use the length of time a security has been in an unrealized loss position as a factor in concluding whether a credit loss exists. In October 2019, the FASB issued ASU No. 2019-10 (ASU 2019-10), Financial Instruments-Credit Losses, which amends the effective date for Credit Losses as follows. Public business entities that meet the definition of an SEC filer, excluding entities eligible to be SRCs as defined by the SEC, for fiscal years beginning after December 15, 2019, including interim periods within those fiscal years. All other entities for fiscal years beginning after December 15, 2022, including interim periods within those fiscal years. Early adoption is permitted for all entities for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. The Group will adopt the ASU 2016-13 on January 1, 2021 using a modified retrospective method for all financial assets measured at amortized cost. The Group assessed that trade receivable, prepayments and other current assets, and other non-current assets are within the scope of ASC Topic 326. The Group has identified the relevant risk characteristics of trade receivables, prepayments and other current assets, and other non-current assets which include size, type of the services or the products the Group provides, or a combination of these characteristics, the historical credit loss experience, current economic conditions, supportable forecasts of future economic conditions, and any recoveries in assessing the lifetime expected credit losses, etc. The Group assessed there were no significant expected credit losses identified to impact the consolidated financial statements from January 1, 2021.
In December 2019, the FASB issued ASU 2019-12, Simplifying the Accounting for Income Taxes, to remove specific exceptions to the general principles in Topic 740 and to simplify accounting for income taxes. The standard is effective for public companies for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2020. Early adoption is permitted. The Group will adopt this ASU from January 1, 2021. The ASU is currently not expected to have a material impact on the consolidated financial statements.
4   CONCENTRATION AND RISKS
(a)   Concentration of credit risk
Assets that potentially subject the Group to significant concentrations of credit risk primarily consist of cash and cash equivalents, restricted cash, time deposits and short-term investments. The maximum exposure of such assets to credit risk is their carrying amounts as of the balance sheet dates. As of December 31, 2019 and 2020, most of the Group’s cash and cash equivalents, restricted cash and time deposits and short-term investments were held by major financial institutions located in the PRC and Hong Kong which management believes are of high credit quality. The PRC does not have an official deposit insurance program, nor does it have an agency similar to the Federal Deposit Insurance Corporation (“FDIC”) in the United States. However, the Group believes that the risk of failure of any of these PRC banks is remote. Bank failure is uncommon in China and the Group believes that those Chinese banks that hold the Group’s cash and cash equivalents, restricted cash and time deposits and short-term investments are financially sound based on publicly available information.
(b)   Currency convertibility risk
The PRC government imposes controls on the convertibility of RMB into foreign currencies. The Group’s cash and cash equivalents, restricted cash and time deposits and short-term investments denominated in RMB that are subject to such government controls amounted to RMB1,646,275 and RMB5,384,769 as of December 31, 2019 and 2020, respectively. The value of RMB is subject to changes in the central government policies and to international economic and political developments affecting supply and demand in the PRC foreign exchange trading system market. In the PRC, certain foreign

LI AUTO INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(All amounts in thousands, except for share and per share data)
4   CONCENTRATION AND RISKS (Continued)
exchange transactions are required by law to be transacted only by authorized financial institutions at exchange rates set by the People’s Bank of China (the “PBOC”). Remittances in currencies other than RMB by the Group in the PRC must be processed through PBOC or other Chinese foreign exchange regulatory bodies which require certain supporting documentation in order to process the remittance.
(c)   Foreign currency exchange rate risk
Since July 21,2005, the RMB has been permitted to fluctuate within a narrow and managed band against a basket of certain foreign currencies, and the RMB appreciated more than 15% against the US$ over the following three years. Between July 2008 and June 2010, this appreciation halted and the exchange rate between the RMB and the US$ remained within a narrow band. Since June 2010, the RMB has fluctuated against the US$, at times significantly and unpredictably. The appreciation of the RMB against the US$ was approximately 5.8% in 2017. The depreciation of the RMB against the US$ was approximately 5.0% and 1.6% in 2018 and 2019, respectively and the appreciation of the RMB against the US$ was approximately 6.5% in 2020. It is difficult to predict how market forces or PRC or U.S. government policy may impact the exchange rate between the RMB and the US$ in the future.
5   ACQUISITION OF CHONGQING ZHIZAO
On December 28, 2018, the Company, through a wholly-owned subsidiary of Beijing CHJ, Chongqing Xinfan Machinery Co., Ltd. (the “Buyer”or “Xinfan”), entered into an acquisition agreement (the “Lifan Acquisition Agreement”) with Lifan Industry (Group) Co., Ltd. (“Lifan Industry”or the “Seller”) and its two wholly-owned subsidiaries Chongqing Zhizao (the “Target”) and Chongqing Lifan Passenger Vehicle Co., Ltd. (“Lifan Passenger Vehicle” or the “Divestiture Recipient”), to acquire 100% equity interest of Chongqing Zhizao (the “Acquisition”). Chongqing Zhizao was formerly known as Chongqing Lifan Automobile Co., Ltd.
Prior to the completion of the Acquisition, Chongqing Zhizao transferred most of its assets and liabilities and the related rights and obligations to Lifan Passenger Vehicle in November 2018 (the “Divestiture”). After the Divestiture, Chongqing Zhizao still retained its Automotive Manufacturing Permission, working capitals and certain lease contracts, and other financial assets or liabilities (hereinafter referred to as “Retained Assets and Liabilities”).
Key operating assets including plants, equipment, vehicle design and development technologies and raw materials had been transferred out from Chongqing Zhizao to Lifan Industry or Lifan Passenger Vehicle prior to the Acquisition. All employee contracts, operational systems and processes have also been transferred to Lifan Passenger Vehicle. No system, standard, protocol, convention, or rule that can create or has the ability to contribute to the creation of outputs were obtained by Xinfan. This Acquisition is determined to be an asset acquisition as no sufficient inputs and processes were acquired to produce outputs.
The Acquisition was completed on December 29, 2018 (the “Acquisition Date”) when the legal procedures were completed. Total consideration for the Acquisition was RMB650,000 in cash, of which RMB535,000 was paid in 2019 and RMB35,448 was paid in August 2020. The remaining consideration of RMB79,552 will be paid in 2021.
On December 19, 2019, Xinfan entered into a share transfer agreement (the “Lifan Disposal Agreement”) to dispose 100% equity interest of Chongqing Zhizao, with cash consideration of RMB0.001. The Retained Assets and Liabilities of Chongqing Zhizao not related to the manufacturing of Li ONE were transferred out upon the completion of the disposal of Chongqing Zhizao. A disposal loss of RMB4,503 was recognized on December 26, 2019, the disposal date of the transaction.

LI AUTO INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(All amounts in thousands, except for share and per share data)
5   ACQUISITION OF CHONGQING ZHIZAO (Continued)
The following table summarizes the balance of the assets acquired and liabilities assumed as of the date of acquisition and disposed as of the date of disposal, respectively:
	As of the date of acquisition	As of the date of disposal
Cash and cash equivalents and restricted cash	25,004	119
Short-term borrowing(1)	(20,000)	(18,115)
Working capital(2)	(382,350)	(177,231)
Finance lease liabilities, current(3)	(66,111)	(76,654)
Finance lease liabilities, non-current(3)	(19,547)	—
Indemnification Receivables(4)	465,830	276,384
Net assets acquired/disposed	2,826	4,503
Intangible assets:
Automotive Manufacturing Permission(5)	647,174	—
Total	650,000	4,503

(1)
Short-term borrowing represents the outstanding bank loan principal, with the amount of RMB20,000 due by February 7, 2019, of which RMB1,885 has been repaid as of December 26, 2019.

(2)
Working capital primarily included prepayments, trade payables, notes payable and accrued liabilities.

(3)
Chongqing Zhizao had existing lease agreements with two third-party lessors for certain manufacturing equipment, which had been accounted for as finance lease.

(4)
The balance represents the receivables from Lifan Passenger Vehicle intended to indemnify for all the Retained Assets and Liabilities that could not be legally transferred out before the Acquisition.

(5)
As there’s no limit to the valid period of the Automotive Manufacturing Permission, the Automotive Manufacturing Permission was classified as an intangible asset with indefinite lives. As of December 31, 2019 and 2020, no impairment was recognized for the Automotive Manufacturing Permission.

6   INVENTORIES
Inventories consist of the following:
	As of December 31,
	2019	2020
Finished products	144,543	820,168
Raw materials, work in process and supplies	373,543	227,836
Total	518,086	1,048,004
Raw materials, work in process and supplies as of December 31, 2019 and 2020 primarily consist of materials for volume production which will be transferred into production cost when incurred as well as spare parts used for after sales services.
Finished products included vehicles ready for transit at production plants, vehicles in transit to fulfill customers’ orders, new vehicles available for immediate sales at the Group’s sales and servicing center locations.

LI AUTO INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(All amounts in thousands, except for share and per share data)
7
PREPAYMENTS AND OTHER CURRENT ASSETS

Prepayments and other current assets consist of the following:
	As of December 31,
	2019	2020
Deductible VAT input	495,150	196,021
Prepayments to vendors	217,883	104,271
Prepaid rental and deposits	67,969	30,357
Loan receivable from Lifan Holdings(1)	8,000	8,000
Others	23,954	15,006
Total	812,956	353,655

(1)
Loan receivable from Lifan Holdings will be repaid when the Group pays the remaining consideration of the Acquisition, as stipulated in the loan agreement.

8   PROPERTY, PLANT AND EQUIPMENT, NET
Property, plant and equipment and related accumulated depreciation were as follows:
	As of December 31,
	2019	2020
Mold and tooling	950,140	987,316
Production facilities	904,239	787,970
Buildings	431,075	404,772
Buildings improvements	307,174	311,947
Leasehold improvements	139,118	249,879
Equipment	138,102	175,887
Construction in process	110,341	53,579
Motor vehicles	28,384	36,409
Total	3,008,573	3,007,759
Less: Accumulated depreciation	(195,385)	(498,691)
Less: Accumulated impairment loss	(18,066)	(30,381)
Total property, plant and equipment, net	2,795,122	2,478,687
The Group recorded depreciation expenses of RMB55,897, RMB107,173 and RMB312,011 for the years ended December 31, 2018, 2019 and 2020, respectively.
An impairment of nil, RMB18,066 and RMB30,381 was recognized for property, plant and equipment for the years ended December 31, 2018, 2019 and 2020, respectively. The Group made a full impairment provision on the production facilities and leasehold improvements in connection with the production of electric battery as the Group determined to terminate the design, development and self-production of electric battery via one of the Group’s subsidiaries.

LI AUTO INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(All amounts in thousands, except for share and per share data)
9   INTANGIBLE ASSETS, NET
Intangible assets and related accumulated amortization were as follows:
	As of December 31,
	2019	2020
Automotive Manufacturing Permission (Note 5)	647,174	647,174
Indefinite-lived intangible assets, net	647,174	647,174
Software	39,698	58,097
Patents	694	694
Definite-lived intangible assets	40,392	58,791
Less: Accumulated amortization
Software	(13,022)	(21,990)
Patents	(677)	(694)
Accumulated amortization	(13,699)	(22,684)
Definite-lived intangible assets, net	26,693	36,107
Total intangible assets, net	673,867	683,281
The Group recorded amortization expenses of RMB4,599, RMB9,218 and RMB8,985 for the years ended December 31, 2018, 2019 and 2020, respectively.
As of December 31, 2020, amortization expenses related to intangible assets for future periods are estimated to be as follows:
As of December 31, 2020
2021	9,008
2022	8,415
2023	5,983
2024	3,203
2025 and thereafter	9,498
Total	36,107

LI AUTO INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(All amounts in thousands, except for share and per share data)
10   LEASES
Operating leases of the Group mainly include land use rights and leases of offices, retail stores and delivery and servicing centers, while finance lease mainly include leases of production plants.
The components of lease expenses were as follows:
	For the year ended December 31,
	2018	2019	2020
Lease cost
Finance lease cost:
Amortization of assets	15,501	15,501	15,346
Interest of lease liabilities	18,841	19,943	21,851
Operating lease cost	22,811	86,365	176,788
Short-term lease cost	2,682	6,801	4,937
Total	59,835	128,610	218,922
Operating lease cost is recognized as rental expenses in consolidated statements of comprehensive loss.
Short-term lease cost is recognized as rental expenses in consolidated statements of comprehensive loss on a straight-line basis over the lease term.
Supplemental cash flows information related to leases was as follows:
	For the year ended December 31,
	2018	2019	2020
Cash paid for amounts included in the measurement of lease liabilities:
Operating cash flows payment from operating leases	121,681	77,643	126,418
Right-of-use assets obtained in exchange for lease liabilities:
Right-of-use assets obtained in exchange for new operating lease liabilities	114,322	207,902	896,804
Supplemental balance sheet information related to leases was as follows (in thousands, except lease terms and discount rate):
	As of December 31,
	2019	2020
Operating Leases
Land use rights, net (i, ii)	183,383	181,505
Operating lease right-of-use assets, net (excluding land use rights)	326,844	1,095,501
Total operating lease assets	510,227	1,277,006
Operating lease liabilities, current	177,526	210,531
Operating lease liabilities, non-current	241,109	1,025,253
Total operating lease liabilities	418,635	1,235,784

LI AUTO INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(All amounts in thousands, except for share and per share data)
10   LEASES (Continued)
	As of December 31,
	2019	2020
Finance Leases
Property, plant and equipment, at cost (i)	310,018	294,269
Accumulated depreciation	(41,336)	(56,682)
Property, plant and equipment, net	268,682	237,587
Finance lease liabilities, current	360,781	—
Finance lease liabilities, non-current	—	366,883
Total finance leases liabilities	360,781	366,883
	As of December 31,
	2019	2020
Weighted-average remaining lease term
Land use rights	48 years	47 years
Operating leases	5 years	11 years
Finance leases	17 years	16 years
Weighted-average discount rate
Land use rights	5.7%	6.2%
Operating leases	5.7%	5.8%
Finance leases	5.7%	6.2%
Maturities of lease liabilities were as follows:
	As of December 31, 2020
	Operating leases	Finance leases
2021	213,064	21,070
2022	274,457	392,378
2023	145,219	—
2024	104,132	—
2025	88,748	—
Thereafter	882,938	—
Total undiscounted lease payments	1,708,558	413,448
Less: imputed interest	(472,774)	(46,565)
Total lease liabilities	1,235,784	366,883
The Group, through its VIEs and VIE’s subsidiaries, entered into a cooperation agreement and supplementary agreements (collectively “Changzhou Cooperation Agreements”) in February 2016 and September 2016 for the establishment of the Group’s Changzhou Production Base with the Changzhou

LI AUTO INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(All amounts in thousands, except for share and per share data)
10   LEASES (Continued)
Wujin District People’s Government and an enterprise affiliated with it (“the Developer”). The Company intends to establish the Production Base, which are used to design, develop, manufacture premium electric vehicle in China.
According to the Changzhou Cooperation Agreement, the Developer will be responsible to construct the Changzhou Production Base which consists of manufacturing plants, the underlying land use right, and manufacturing equipment and facilities, etc. in accordance with the Group’s requirements.
The Developer obtained the land use right from Changzhou government for both of Phase I and Phase II Land, and the lease term is from September 11, 2018 to March 14, 2067.
(i)   Changzhou Production Base—Phase I
The Group entered into a lease contract with the Developer to lease the Phase I Land and Plants from May 1,2017 to December 31, 2020, and further obtained an option to purchase the Phase I Plant and underlying land use right at the construction cost before the end of lease term.
Given the indefinite life of the land, the lease of the Phase I Land or a purchased land use right can only be classified as an operating lease. As the Company has an option to purchase the Phase I Plants at the cost and the assets are designed for the use of the Company, so the option is reasonably certain to be exercised, and accordingly, the lease of the Phase I Plants was classified as a financing lease. Hence, on the lease commerce date, the right of use assets for the Phase I Land and Plants were recorded with the amount of RMB70,508 and RMB310,018 respectively, being the present value of the lease payment and the exercise price of the purchase option. The initial direct cost, and lease payment made on or before the lease commerce date, and the incentive received prior to the lease commerce date were immaterial.
(ii)   Changzhou Production Base—Phase II
In September 2018, the Group and the Developer further entered into lease agreements for the Group to purchase the land use right of Phase II Land from the Developer to use and construct on Phase II Land. The lease term is from September 11, 2018 to March 14, 2067. The purchased land use right of the Phase II Land was also classified as an operating lease, for which total rental in the amount of RMB24,420 has been fully paid upfront in 2018. The right of use assets for the Phase II Land was RMB23,080 exclusive VAT.
The Group then constructed another manufacturing plant (the “Phase II Plants”) located on the Phase II Land with the total amount of the construction of RMB102,251. Construction of the Production Phase II was completed on January 1, 2019.
In August 2019, the Group entered into an asset transfer agreement to sell the Production Base-Phase II (including the Phase II Land use right and the Phase II Plants) to the Developer with the total consideration of RMB103,060, including VAT. Immediately after the transfer, the Group enter into a lease agreement with the developer to lease back the Production Base-Phase II for the period starting from September 1, 2019 (the actual lease commencement date is the date of change of ownership) to December 31, 2020, and further obtain an option to repurchase the Phase II Land use right and Plants with the amount of RMB103,060 prior to December 31, 2020.
As the repurchase option is not at the fair value of the assets when the option is exercised, and the assets repurchased are designed for the use of the Company, so no alternative assets that are substantially the same as the transferred assets are readily available in the market, as a result, the transaction did not qualify for the sale accounting, and was accounted for as a financing transaction. As

LI AUTO INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(All amounts in thousands, except for share and per share data)
10   LEASES (Continued)
of December 31, 2019, the Group has fully received the sales consideration from the third-party Developer, and recorded as the short-term borrowing in the consolidated balance sheets.
In June 2020, the Group entered into a series of supplemental agreements with the lessor to extend the purchase option to December 31, 2022, and the purchase price remained the same as the original agreement. In addition, the annual lease payment from 2020 to 2022 are subject to achievement of annual sales volume of the Group. If the Group achieves the pre-determined annual sales volume of electric vehicle, the annual lease payment of that year will be waived (equal to zero) by the lessor. Otherwise, the Group will pay the rental fees as agreed in the modified contract.
As the lessor did not provide the additional manufacturing land or plants to the Group, the modified lease contracts do not result in separate new leases, and the lease classifications remained as an operating lease for Phase I Land and a financing lease for Phase I Plants. Accordingly, the lease liabilities were re-measured based on the modified term and reclassified as long-term liabilities. The discount rate for the modified leases at the re-measurement was updated on the basis of the remaining lease term and lease payments. The lease of Phase II Plants remained classified as a financing transaction. Accordingly, the liabilities were re-measured based on the modified term and reclassified as a long-term borrowing. The discount rate for the modified borrowing at the re-measurement was updated on the basis of the remaining borrowing term and payments.
For the year ended December 31, 2020, the pre-determined annual sales volume was achieved. And the Group considered it was similar to a negative variable lease payment, and therefore should be accounted for as a period item when the contingency was resolved (i.e. annual sales target would be achieved at the end of each year). Accordingly, the liabilities were re-measured base on the waived annual lease payment.
11   OTHER NON-CURRENT ASSETS
Other non-current assets consist of the following:
	As of December 31,
	2019	2020
Long-term deposits	121,007	149,235
Prepayments for purchase of property, plant and equipment	11,754	126,006
Prepayments for purchase of land use rights	175,582	—
Others	3,590	45,943
Total	311,933	321,184

LI AUTO INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(All amounts in thousands, except for share and per share data)
12   LONG-TERM INVESTMENTS
The Group’s long-term investments on the consolidated balance sheets consisted of the following:
	Equity method	Equity security with readily determinable fair values	Equity securities without readily determinable fair values	Total
Balance as of January 1, 2018	4,364	—	18,150	22,514
Additions	98,000	—	115,303	213,303
Shares of loss of equity method investees	(35,826)	—	—	(35,826)
Changes from investments without readily determinable fair value to readily determinable fair value	—	100,303	(100,303)	—
Fair value change through earnings	—	(28,780)	—	(28,780)
Foreign currency translation	—	5,930	—	5,930
Balance as of December 31, 2018	66,538	77,453	33,150	177,141
Additions	98,000	—	—	98,000
Shares of loss of equity method investees	(162,725)	—	—	(162,725)
Fair value change through earnings	—	12,550	—	12,550
Changes of interest in the equity method investees	5,494	—	—	5,494
Impairment	—	—	(5,000)	(5,000)
Foreign currency translation	—	721	—	721
Balance as of December 31, 2019	7,307	90,724	28,150	126,181
Additions	—	—	65,000	65,000
Shares of loss of equity method investees	(2,520)	—	—	(2,520)
Fair value change through earnings	—	(21,975)	—	(21,975)
Foreign currency translation	—	(3,833)	—	(3,833)
Balance as of December 31, 2020	4,787	64,916	93,150	162,853
Equity Method
On September 11, 2018, the Group acquired 49% entity interest in Investee A, which is a joint venture with the other shareholder holding 51% interest established to design, develop and produce BEV equipped with vehicle intelligence and optimized for ride sharing service, with cash consideration of RMB98,000. On January 30, 2019, the Group invested another RMB98,000 into Investee A proportionately with the other investor of Investee A, therefore kept the Group’s 49% shareholding percentage unchanged. The Group has significant influence in Investee A and therefore the investment is accounted for using the equity method.
The proportionate share of the net loss of equity method investees are recorded in “Share of loss of equity method investees” in the consolidated statements of comprehensive loss. The share of loss of

LI AUTO INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(All amounts in thousands, except for share and per share data)
12   LONG-TERM INVESTMENTS (Continued)
equity method investees for the year ended December 31, 2019 was mainly attributed to the share of loss of Investee A. During the year ended December 31, 2019, Investee A decided to abandon its business, resulting in significant potential impairment loss of certain assets and the Group’s share of net loss exceeding the opening carrying value of the investment in Investee A. Therefore, the Group recognized the share of net loss of Investee A to the extent that the carrying value of the investment in Investee A reduced to zero, which amounted to RMB160,560.
The Group performs impairment of its investment under equity method whenever events or changes in circumstances indicate that the carrying value of the investment may not be fully recoverable. No impairment of equity method investments was recognized for the years ended December 31, 2018, 2019 and 2020.
Equity Security with Readily Determinable Fair Values
Equity security with readily determinable fair values are marketable equity security which is publicly traded stocks measured at fair value.
The following table shows the carrying amount and fair value of equity securities with readily determinable fair values:
Cango Inc.	Cost basis	Unrealized loss	Foreign currency translation	Fair value
As of December 31, 2019	100,303	(16,230)	6,651	90,724
As of December 31, 2020	100,303	(38,205)	2,818	64,916
The Company purchased 2,633,644 shares of Series C preferred shares issued by Cango Inc. (“Cango”), with a total cash consideration of US$15,634 (RMB100,303) in 2018. This investment was initially recorded under the equity securities without readily determinable fair value given Cango was still a privately-held company at that time. In July 2018, Cango completed its listing on the New York Stock Exchange (“Cango IPO”) and the Series C preferred shares held by the Company were converted to Class A ordinary shares of Cango.
Upon the completion of Cango IPO, the Company reclassified this investment from equity securities without readily determinable fair value to equity securities with readily determinable fair value. These securities are valued using the market approach based on the quoted prices in active markets at the reporting date. The Company classifies the valuation techniques that use these inputs as Level 1 of fair value measurements.
The unrealized loss are recognized in investment income, net in consolidated statements of comprehensive loss.
Equity Securities without Readily Determinable Fair Values
Equity securities without determinable fair value represent investments in privately held companies with no readily determinable fair value. The Group’s investments are not common stock or in substance common stock. Upon adoption of ASU 2016-01 on January 1, 2018, the Group elected measurement alternative and recorded these investments at cost, less impairment, adjusted for subsequent observable price changes.
In the first quarter of 2020, the Group sold the discontinued Low-Speed Small Electric Vehicles (“SEV”) battery packs business to an affiliate of the Group with the total consideration of RMB60,000

LI AUTO INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(All amounts in thousands, except for share and per share data)
12   LONG-TERM INVESTMENTS (Continued)
(Note 21). The Group further invested RMB60,000 in cash in this affiliate, together with other investors. Therefore, the Group’s equity interests in this affiliate increased from 12.24% to 19.82% on a fully diluted basis as a result of the additional investment.
Impairment charges of nil, RMB5,000 and nil were recorded in investment income, net in the consolidated statements of comprehensive loss for the years ended December 31, 2018, 2019 and 2020, respectively.
13   SHORT-TERM BORROWINGS AND LONG-TERM BORROWINGS
Short-term and long-term borrowings consist of the following:
	Maturity date	Principal amount	Interest rate per annum	As of December 31,
				2019	2020
Secured note payable(1)	February 11, 2020	108,737	5.5163%	113,935	—
Secured borrowing(2)	December 31, 2020	94,550	5.7000%	95,022	—
Unsecured bank loan(3)	October 7, 2020	30,000	5.6550%	30,000	—
Total short-term borrowings				238,957	—
	Maturity date	Principal amount	Interest rate per annum	As of December 31,
				2019	2020
Secured borrowing(2)	December 31, 2022	94,550	6.1750%	—	98,717
Unsecured corporate loan(4)	June 30, 2022	401,073	6.1750%	—	412,921
Total long-term borrowings				—	511,638

(1)
In February 2019, Leading Ideal HK pledged a deposit with the amount of US$18,000 (RMB114,700) and the same maturity date to secure the repayment of the note. The Company repaid the note with the amount of RMB114,700 in February 2020, and the deposit of US$18,000 (RMB114,700) pledged was released accordingly.

(2)
As the transaction in relation to Changzhou Production Base II did not qualify the sales accounting, the consideration received excluding the related taxes was treated as a secured borrowing and recorded as a short-term borrowing as of December 31, 2019. In June 2020, the Group entered into a series of supplemental agreements with the lessor. Pursuant to the supplemental agreements, the maturity date of the borrowing was extended to December 31, 2022. As a result, the borrowing was recorded as a long-term borrowing as of December 31, 2020.

(3)
On October 12, 2019, Beijing CHJ entered into a loan agreement with commercial bank A, with the amount of RMB30,000, which is repayable within one year. The interest rate for the outstanding borrowing was 5.6550%. The Group repaid the bank loan in the second quarter of 2020.

(4)
Pursuant to the supplemental agreements of the convertible loan in June 2020 (Note 16), the conversion right in relation to convert the outstanding principal of the convertible loan into equity interest of Beijing CHJ was waived. In addition, the maturity date of the convertible loan was extended to June 30, 2022. As a result, the convertible loan was extinguished, and a new loan was recorded as a long-term borrowing as of December 31, 2020.

LI AUTO INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(All amounts in thousands, except for share and per share data)
14   ACCRUALS AND OTHER CURRENT LIABILITIES
Accruals and other current liabilities consist of the following:
	As of December 31,
	2019	2020
Salaries and benefits payable	129,657	187,972
Payables for purchase of property, plant and equipment	403,761	118,181
Payables for acquisition of Chongqing Zhizao (Note 5)	115,000	79,552
Accrued warranty	1,477	55,138
Tax payable	3,331	50,088
Payables for research and development expenses	94,222	35,032
Advance from customers	30,740	9,285
Deposits from vendors	18,150	9,120
Payables for issuance cost	20,929	—
Other payables	49,992	103,091
Total	867,259	647,459
15   TRADE AND NOTES PAYABLE
Trade and notes payable consist of the following:
	As of December 31,
	2019	2020
Trade payable for raw materials	624,666	2,991,538
Notes payable	—	168,977
Total	624,666	3,160,515
16   CONVERTIBLE DEBTS
Convertible Loan
In November 2017, Beijing CHJ entered into a convertible loan agreement with Changzhou Wunan New Energy Vehicle Investment Co., Ltd (“Wunan”) to obtain a convertible loan with aggregated principal amount of RMB600,000 at a simple interest of 8% per annum. RMB450,000 of the principal was received in December 2017, and RMB150,000 was received in January 2018. The principal and accrued interest shall be due and payable by Beijing CHJ on the earlier of (i) 3 years following the issuance date; or (ii) upon the reformation of Beijing CHJ from a limited liability company to a corporate. Pursuant to the convertible loan agreement, Wunan may convert the outstanding principal of the convertible loan into equity interest of Beijing CHJ, which effectively indicates a fixed conversion price equal to the issue price of Series B-1 Preferred Shares, at any time before maturity date. Accrued interests shall be waived upon conversion. The Company evaluated that the convertible loan was measured at amortized cost in their entirety with any difference between the initial carrying value and the repayment amount as interest expenses using the effective interest method over the period from the issuance date to the maturity date. The convertible loan was not separate into debt and equity components.
In June 2020, Beijing CHJ entered into a series of supplemental agreements with Wunan. Pursuant to the supplemental agreements, the maturity date of the convertible loan was extended to June 30, 2022,

LI AUTO INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(All amounts in thousands, except for share and per share data)
16   CONVERTIBLE DEBTS (Continued)
and the conversion right in relation to convert the outstanding principal of the convertible loan into equity interest of Beijing CHJ was waived by Wunan. In accordance with the supplemental contracts, Wunan also agreed to return the prepayment for purchase of land use right of RMB175,582 and reimburse certain eligible expenditures with the amount of RMB143,838. The return of the prepayment and the reimbursements were used as a settlement of the unpaid interests and part of the outstanding principal of the convertible loan. The outstanding loan principal was reduced to RMB401,073 with a revised interest rate of 6.175% per annum. As a result, the convertible loan was extinguished, and a new loan with the principle amount of RMB401,073, being the difference between the carrying value of the convertible loan and the settlement amount of RMB319,420, was recorded as a long-term borrowing. The balance of the new loan and accrued interest payable was RMB412,921 as of December 31, 2020.
Convertible Promissory Notes
In January and March 2019, the Company issued convertible promissory notes with the aggregated principal amount of US$25,000 (RMB168,070) with simple interest of 8% per annum. The principal and accrued interest shall be due and payable by the Company 12 months following the date of issuance. Pursuant to the convertible promissory notes agreements, the entire convertible promissory notes shall be converted into 11,873,086 shares of Series B-3 Preferred Shares of the Company at the issuance price of Series B-3 Preferred Shares upon the closing of the Reorganization. Holders have the right to convert any portion or the entire principal into Series B-3 preferred equity interest of Beijing CHJ, if the Reorganization has not been completed before maturity, or if there occurs any change in control, disposition of all or substantially all of the assets or IPO of Beijing CHJ. Accrued interests shall be waived if the investors elect to exercise the conversion options. The Company evaluated that the convertible promissory notes were measured at amortized cost in their entirety with any difference between the initial carrying value and the repayment amount as interest expenses using the effective interest method over the period from the issuance date to the maturity date. The convertible promissory notes were not separate into debt and equity components.
The convertible promissory notes documents provided that the existing indebtedness of the Company rank pari passu with the convertible promissory notes. If any future indebtedness of the Company shall rank senior to this convertible promissory notes, such future indebtedness shall subject to the convertible promissory notes holders’prior written consent.
Before conversion, the holders of the convertible promissory notes are entitled to all rights granted to Series B-3 Preferred Shareholders, such as dividend rights, redemption rights, pre-emptive right, right of first refusal, rights of co-sale, right of anti-dilution, liquidation preference rights. The convertible promissory notes holders were also granted:
(a)
the right to obtain additional shares to be issued in the next round of new financing for free to keep their shareholding percentage (or as converted shareholding percentage for convertible promissory notes holders) unchanged (the “Series B-3 Anti-Dilution Warrant”); and

(b)
the right to acquire additional shares to be issued in the next two rounds of financing at a 15% discount of purchase price, up to the subscription amount equal to the investment amount in their Series B-3 Preferred Shares and convertible promissory notes (the “Series B-3 Additional Warrant”).

The Series B-3 Anti-Dilution Warrant and the Series B-3 Additional Warrant issued together with the convertible promissory notes are considered freestanding financial liabilities under ASC 480, and are classified as a liability at their issuance date fair value in accordance with ASC 480-10-55, and are subsequently measured at fair value, with changes in fair value recorded in consolidated statement of

LI AUTO INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(All amounts in thousands, except for share and per share data)
16   CONVERTIBLE DEBTS (Continued)
comprehensive loss. The initial fair value of the Series B-3 Anti-Dilution Warrant and the Series B-3 Additional Warrant granted to holders of convertible promissory notes were RMB14,161. For details see Note 23.
In the event of a change in control or disposition of all or substantially all of the Company’s assets, if so requested by the convertible promissory notes holders, the holders shall enjoy the same liquidation preference rights as Series B-3 Preferred Shareholders as if the conversion has already occurred, the convertible promissory notes shall be deemed as fully repaid after paying such liquidation preference amount.
On July 2, 2019, in conjunction with the Reorganization of the Group, all convertible promissory notes were converted into Series B-3 Preferred Shares. The principal amount of US$25,000 and accrued interest of US$1,376 (RMB9,428) less the initial fair value of the Series B-3 Anti-Dilution Warrant and the Series B-3 Additional Warrant granted to holders of convertible promissory notes, were recognized as the initial carrying value of related B-3 Preferred Shares.
17   REVENUE DISAGGREGATION
Revenues by source consist of the following:
	For the year ended December 31,
	2018	2019	2020
Vehicle sales	—	280,967	9,282,703
Other sales and services	—	3,400	173,906
Total	—	284,367	9,456,609
Revenue by timing of recognition is analyzed as follows:
	For the year ended December 31,
	2018	2019	2020
Revenue recognized at a point in time	—	284,195	9,436,095
Revenue recognized over time	—	172	20,514
Total	—	284,367	9,456,609
Revenues arising from vehicle sales are recognized at a point in time when the control of the products are transferred to the users. Included in revenues from other sales and services are (i) revenue arising from sales of charging stalls and certain services under the Li Plus Membership which are recognized at a point in time when the control of the products and services are transferred to the users; and (ii) revenue arising from vehicle internet connection services, FOTA upgrades and certain services under the Li Plus Membership are recognized over time throughout the service period.

LI AUTO INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(All amounts in thousands, except for share and per share data)
18   DEFERRED REVENUE
The following table shows a reconciliation in the current reporting period related to carried-forward deferred revenue.
	For the year ended December 31,
	2018	2019	2020
Deferred revenue – at beginning of the year	—	—	62,638
Additions	—	338,702	9,687,382
Recognition	—	(276,064)	(9,342,852)
Deferred revenue – at end of the year	—	62,638	407,168
Including:
Deferred revenue, current	—	56,695	271,510
Deferred revenue, non-current	—	5,943	135,658
Deferred revenue are contract liabilities allocated to the performance obligations that are unsatisfied, or partially satisfied.
The Group expects that RMB271,510 of the transaction price allocated to unsatisfied performance obligation as at December 31, 2020 will be recognized as revenue during the period from January 1, 2021 to December 31, 2021. The remaining RMB135,658 will be recognized in 2022 and thereafter.
19   RESEARCH AND DEVELOPMENT EXPENSES
Research and development expenses consist of the following:
	For the year ended December 31,
	2018	2019	2020
Employee compensation	311,214	461,922	580,157
Design and development expenses	423,721	603,332	406,216
Depreciation and amortization expenses	19,461	39,648	44,977
Rental and related expenses	11,761	14,269	18,818
Travel expenses	12,827	21,815	9,360
Others	14,733	28,154	40,329
Total	793,717	1,169,140	1,099,857

LI AUTO INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(All amounts in thousands, except for share and per share data)
20   SELLING, GENERAL AND ADMINISTRATIVE EXPENSES
Selling, general and administrative expenses consist of the following:
	For the year ended December 31,
	2018	2019	2020
Employee compensation	171,948	238,368	449,109
Marketing and promotional expenses	35,134	176,383	264,814
Rental and related expenses	13,732	78,897	162,907
Depreciation and amortization expenses	41,035	57,650	37,923
Impairment of property, plant and equipment	—	18,066	30,381
Travel expenses	13,803	20,171	20,806
Others	61,548	99,844	152,879
Total	337,200	689,379	1,118,819
21   DISCONTINUED OPERATIONS
Historically, the Group had a strategy of developing Low-Speed Small Electric Vehicles (“SEV”) and producing and selling its related battery packs.
In the first quarter of 2018, the Group determined to dispose the SEV business due to the shift on the Group’s business and product strategy. As a result, the long-lived assets related to SEV production, including manufacturing facilities and IP, etc. have ceased to be used, and these assets were considered effectively abandoned. Accordingly, the related assets and liabilities of the SEV business were fully impaired with the impairment amount of RMB292,795 recognized in 2018.
Subsequent to the termination of the SEV business, the Group still sold the SEV battery packs to external customers, and in September 2019, the Group further decided to dispose the SEV battery packs business and located a potential buyer. Accordingly, the Company concluded that as of September 30, 2019, the SEV battery packs business met all of the held for sale criteria. In the first quarter of 2020, the Company completed the sale of the SEV battery packs business to an affiliate of the Company for a total cash consideration of RMB60,000.
The abandonment or the disposal of the SEV business and the related battery packs business represented strategic shifts of the Group and had a major impact on the Group’s financial results, and met the criteria for the discontinued operations. Therefore, the historical financial results of the SEV related business were classified as discontinued operation and the related assets and liabilities associated with the discontinued operations of the prior year were reclassified as assets/liabilities held for sale to provide comparable financial information.
The following tables set forth the assets, liabilities, results of operations and cash flows of the discontinued operations, which were included in the Group’s consolidated financial statements.

LI AUTO INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(All amounts in thousands, except for share and per share data)
21   DISCONTINUED OPERATIONS (Continued)
	As of
	December 31, 2019	Disposal date
Cash and cash equivalents	147	295
Trade receivable	191	608
Amount due from related parties	832	832
Inventories	7,385	5,594
Prepayments and other current assets	9,044	9,066
Assets held for sale, current	17,599	16,395
Property, plant and equipment, net	29,539	29,010
Operating lease right-of-use assets, net	186	—
Other non-current assets	528	528
Assets held for sale, non-current	30,253	29,538
Total assets held for sale	47,852	45,933
Trade and notes payable	423	542
Operating lease liabilities, current	47	—
Accruals and other current liabilities	2,392	2,754
Total liabilities held for sale	2,862	3,296
	For the year ended December 31,
	2018	2019	2020
Revenues	8,376	9,654	870
Cost of sales	(12,264)	(18,981)	(2,437)
Gross loss	(3,888)	(9,327)	(1,567)
Operating expenses	(70,401)	(11,359)	(1,423)
Impairment of long-lived assets	(292,795)	—	—
Loss from operations of discontinued operations	(367,084)	(20,686)	(2,990)
Others, net	62	24	—
Loss from discontinued operations before income tax expense	(367,022)	(20,662)	(2,990)
Income tax expense	—	—	—
Net loss from discontinued operations, net of tax	(367,022)	(20,662)	(2,990)

LI AUTO INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(All amounts in thousands, except for share and per share data)
21   DISCONTINUED OPERATIONS (Continued)
	For the year ended December 31,
	2018	2019	2020
Net cash (used in)/provided by discontinued operating activities	(65,925)	(11,395)	148
Net cash (used in)/provided by discontinued investing activities	(83,963)	(10,565)	59,705
The following table presents the gain on disposal of discontinued operations related to the disposal of SEV battery packs business for the year ended December 31, 2020:
For the year ended December 31, 2020
Cash consideration received for sale of SEV battery packs business	60,000
Carrying value of net assets transferred	(42,637)
Gain on disposal of discontinued operations	17,363
22   ORDINARY SHARES
In April 2017, the Company was incorporated as a limited liability company in the Cayman Islands. In July 2019, the Company became the holding company of the Group pursuant to the Reorganization described in Note 1. In connection with the Reorganization and issuance of Series C convertible redeemable preferred shares (“Series C Preferred Shares”), 3,830,157,186 authorized shares of the Company were designated as Class A Ordinary Shares, and 240,000,000 authorized shares were designated as Class B ordinary shares. Each Class A Ordinary Share is entitled to one vote, and is not convertible into Class B Ordinary Shares under any circumstances. Each Class B Ordinary Share is entitled to ten votes, subject to certain conditions, and is convertible into one Class A Ordinary Share at any time by the holder thereof. Upon the Reorganization, the Company issued ordinary shares and Series Pre-A, A-1, A-2, A-3, B-1, B-2 and B-3 convertible redeemable preferred shares (the “Series Pre-A, A-1, A-2, A-3, B-1, B-2 and B-3 Preferred Shares”) to shareholders of Beijing CHJ in exchange for respective equity interests that they held in Beijing CHJ immediately before the Reorganization. Series Pre-A, A-1, A-2, A-3, B-1, B-2 and B-3 Preferred Shares would be converted into Class A Ordinary Shares based on the then-effective conversion price.
On July 4, 2016, Beijing CHJ issued Series Pre-A shares (“Series Pre-A Ordinary Shares”) with cash consideration of RMB100,000. Series Pre-A Ordinary Shares were classified as equity as they were not redeemable. In July 2017, upon Series A-2 financing, certain rights were granted to holders of Series Pre-A Ordinary Shares, including contingent redemption rights. Series Pre-A Ordinary Shares were effectively re-designated to Series Pre-A Preferred Shares. Such re-designation was accounted for as a repurchase and cancelation of Series Pre-A Ordinary Shares and a separate issuance of Series Pre-A Preferred Shares. Accordingly, the excess of fair value of the Series Pre-A Preferred Shares over the fair value of the Series Pre-A Ordinary Shares repurchased from employee shareholders was recorded as an employee compensation. While for other non-employee Series Pre-A shareholders, such difference was recognized as a deemed dividend given to these shareholders. The excess of the fair value of all Series Pre-A Ordinary Shares over the carrying value of these shares was accounted for as a retirement of the Series Pre-A Ordinary Shares. The Company elected to charge the excess entirely to accumulated deficits.

LI AUTO INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(All amounts in thousands, except for share and per share data)
22   ORDINARY SHARES (Continued)
In August 2020, the Company completed its IPO and 190,000,000 Class A Ordinary Shares were issued with proceeds of US$1,042,137, net of underwriter commissions and relevant offering expenses. Concurrently with completion of the IPO, 66,086,955 Class A Ordinary Shares were issued for a consideration of US$380,000. On August 7, 2020, the Company issued an additional 28,500,000 Class A Ordinary Shares upon the exercise of underwriters’ over-allotment option for a consideration of US$157,320.
All of the Preferred Shares (other than those beneficially owned by Mr. Li Xiang, the founder and the CEO of the Company) were automatically converted to 1,045,789,275 Class A Ordinary Shares immediately upon the completion of the IPO. Concurrently, all Preferred Shares beneficially owned by Mr. Li Xiang were automatically converted to 115,812,080 Class B Ordinary Shares.
In December 2020, the Company completed a follow-on offering of 108,100,000 Class A Ordinary Shares, which included 14,100,000 Class A Ordinary Shares issued in connection with the underwriters’ full exercise of their over-allotment option.
As of December 31, 2019 and 2020, the Company had issued and outstanding ordinary shares of 255,000,000 and 1,809,288,310, respectively.
23   CONVERTIBLE REDEEMABLE PREFERRED SHARES AND WARRANTS
The following table summarizes the issuances of convertible redeemable preferred shares as of December 31, 2020:
Series	Issuance date	Shares issued	Issue price per share	Proceeds from issuance
Pre-A(1)	July 21,2017	50,000,000	RMB2.00	100,000
A-1	July 4, 2016	129,409,092	RMB6.03	780,000
A-2	July 21,2017	126,771,562	RMB7.89	1,000,000
A-3	September 5, 2017	65,498,640	RMB9.47	620,000
B-1	November 28, 2017	115,209,526	RMB13.11	1,510,000
B-2	June 6, 2018	55,804,773	RMB14.16	790,000
B-3(2)	January 7/July 2, 2019	119,950,686	RMB14.16	1,701,283
C(3)	July 2/December 2, 2019/January 23, 2020	267,198,535	US$2.23/US$1.89	3,626,924
D	July 1, 2020	231,758,541	US$2.64/US$2.35	3,851,034

(1)
Upon the issuance of Series A-2 Preferred Shares, Series Pre-A Ordinary Shares were redesignated to Series Pre-A Preferred Shares (see Note 22).

(2)
Including 11,873,086 Series B-3 Preferred Shares converted from the convertible promissory notes issued by the Company in January 2019 (see Note 16). The Series B-3 Preferred Shareholders and convertible promissory notes holders were granted:

(a)
the right to obtain additional shares to be issued in the next round of new financing for free to keep their shareholding percentage (or as converted shareholding percentage for convertible promissory notes holders) unchanged (the “Series B-3 Anti-Dilution Warrant”); and

(b)
the right to acquire additional shares to be issued in next two rounds of financing at a 15% discount of purchase price, up to the subscription amount equal to the investment amount in their Series B-3 Preferred Shares and convertible promissory notes (the “Series B-3 Additional Warrant”).

(3)
Including 78,334,557 shares of Series C Preferred Shares issued upon the exercise of the Series B-3 Additional Warrant by certain Series B-3 Shareholders and all convertible promissory notes holders at a cash exercise price of RMB1,022,045, or RMB13.02 per share. The leading investor of Series C Preferred Shareholders was granted the right

LI AUTO INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(All amounts in thousands, except for share and per share data)
23   CONVERTIBLE REDEEMABLE PREFERRED SHARES AND WARRANTS (Continued)
to acquire additional shares to be issued in next round of financing at a 15% discount of purchase price, up to the subscription amount equal to the investment amount in Series C Preferred Shares (the “Series C Additional Warrant”). All non-refundable cash considerations for the issuance of Series C Preferred Shares, including 4,109,127 shares registered subsequently on January 3, 2020, were received in full as of December 31, 2019 and accordingly all shares are considered issued and outstanding from accounting perspective.
On January 23, 2020, 18,916,548 shares of Series C Preferred Shares were issued upon the exercise of the Series B-3 Anti-Dilution Warrant.
The Series B-3 Anti-Dilution Warrant, the Series B-3 Additional Warrant and the Series C Additional Warrant (collectively referred as “Warrants”) were determined to be freestanding liability instruments and recorded at fair value upon initial recognition. Proceeds received from issuance of Series B-3 Preferred Shares and convertible promissory notes, and Series C Preferred Shares were first allocated to the Warrants based on their initial fair values. The Warrants were marked to the market with the changes recorded in the consolidated statements of comprehensive loss in the applicable subsequent reporting period. The Warrants shall terminate upon the earlier of the consummation of an IPO or the occurrence of a Deemed Liquidation Event. The balance of Warrants was reduced to zero as the Warrants terminated upon the issuance of Series D.
The Series Pre-A, A-1, A-2, A-3, B-1, B-2, B-3, C and D Preferred Shares are collectively referred to as the “Preferred Shares.” All series of Preferred Shares have the same par value of US$0.0001 per share.
The major rights, preferences and privileges of the Preferred Shares are as follows:
Conversion
Preferred Shares of the Company are convertible to Class A Ordinary Shares at any time at the option of the holders, and would automatically be converted into Class A Ordinary Shares 1) upon a Qualified IPO (“QIPO”); or 2) upon the written consent of the holders of a majority of the outstanding Preferred Shares of each class with respect to conversion of each class.
The initial conversion ratio of Preferred Shares to ordinary shares shall be 1:1, and shall be subject to adjustment and readjustment from time to time for share splits and combinations, ordinary share (on an as converted basis) dividends and distributions, reorganizations, mergers, consolidations, reclassifications, exchanges, substitutions, and dilutive issuance.
Redemption
The Company shall redeem, at the option of any holder of outstanding Preferred Shares, all of the outstanding Preferred Shares (other than the unpaid shares) held by the requesting holder, at any time after the earliest to occur of (a) the Company fails to consummate a qualified IPO (“QIPO”) by June 30, 2023, or b) any occurrence of a material breach or any material change of the relevant laws or the occurrence of any other factors, which has resulted or is likely to result in the Company’s inability to control and consolidate the financial statements of any of the PRC subsidiaries or VIEs, each Preferred Share shall be redeemable at the option of such Preferred Shareholder, out of funds legally available therefor by the Company.
The redemption amount payable for each Preferred Share (other than the unpaid shares) will be an amount equal to 100% of the Preferred Shares’ original issue price, plus all accrued but unpaid dividends thereon up to the date of redemption and simple interest on the Preferred Shares’ original issue price at the rate of 8% per annum, proportionally adjusted for share subdivisions, share dividends, reorganizations, reclassifications, consolidations, mergers or similar transactions.

LI AUTO INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(All amounts in thousands, except for share and per share data)
23   CONVERTIBLE REDEEMABLE PREFERRED SHARES AND WARRANTS (Continued)
Upon the redemption, Series D Preferred Shares shall rank senior to Series C Preferred Shares, Series C Preferred Shares shall rank senior to Series B-3 Preferred Shares, Series B-3 Preferred Shares shall rank senior to Series B-2 Preferred Shares, Series B-2 Preferred Shares shall rank senior to Series B-1 Preferred Shares, Series B-1 Preferred Shares shall rank senior to Series A-3 Preferred Shares, Series A-3 Preferred Shares shall rank senior to Series A-2 Preferred Shares, Series A-2 Preferred Shares shall rank senior to Series A-1 Preferred Shares, Series A-1 Preferred Shares shall rank senior to Series Pre-A Preferred Shares.
Upon the Reorganization, QIPO definition of Series Pre-A, A-1, A-2, A-3, B-1, B-2 and B-3 Preferred Shares was revised to be the same as Series C Preferred Shares, and all Preferred Shareholders (including Series D issued on July 1, 2020) were given the option to, in the event that the funds of the Company legally available for redemption on the redemption date are insufficient to redeem the total number of redeeming shares required to be redeemed, 1) request the Company to issue a convertible promissory note (“Redemption Note”) for the unpaid portion of the redemption price or 2) allow the Company to carry forward and redeem the shares when legally funds are sufficient to do so. Such Redemption Note shall be due and payable no later than 24 months of the redemption date with a simple rate of 8% per annum. Each holder of such Redemption Note shall have the right, at its option, to convert the unpaid principal amount of the Redemption Note and the accrued but unpaid interest thereon, into the same class of Preferred Shares requested to be redeemed at a per share conversion price equal to the applicable original issue price.
Voting Rights
The holders of the Preferred Shares shall have the right to one vote for each ordinary share into which each outstanding Preferred Share held could then be converted. The holders of the Preferred Shares vote together with the Ordinary Shareholders, and not as a separate class or series, on all matters put before the shareholders.
Dividends
Each Preferred Shareholder and Ordinary Shareholder shall be entitled to receive dividends for each share held by such holder, payable out of funds or assets when and as such funds or assets become legally available therefor pari passu with each other on a pro rata basis. Such dividends shall be payable only when, as, and if declared by the Board of Directors and shall be non-cumulative.
No dividends on preferred and ordinary shares have been declared since the issuance date until December 31, 2020.
Liquidation
In the event of any liquidation, the holders of Preferred Shares (except for Series Pre-A Preferred Shares) have preference over holders of Series Pre-A Preferred Shares and ordinary shares with respect to payment of dividends and distribution of assets. Upon Liquidation, Series D Preferred Shares shall rank senior to Series C Preferred Shares, Series C Preferred Shares shall rank senior to Series B-3 Preferred Shares, Series B-3 Preferred Shares shall rank senior to Series B-2 Preferred Shares, Series B-2 Preferred Shares shall rank senior to Series B-1 Preferred Shares, Series B-1 Preferred Shares shall rank senior to Series A-3 Preferred Shares, Series A-3 Preferred Shares shall rank senior to Series A-2 Preferred Shares, Series A-2 Preferred Shares shall rank senior to Series A-1 Preferred Shares, Series A-1 Preferred Shares shall rank senior to Series Pre-A Preferred Shares and ordinary shares.

LI AUTO INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(All amounts in thousands, except for share and per share data)
23   CONVERTIBLE REDEEMABLE PREFERRED SHARES AND WARRANTS (Continued)
The holders of Preferred Shares (exclusive of unpaid shares and Series Pre-A Preferred Shares) shall be entitled to receive an amount per share equal to an amount equal to the higher of (1) 100% of the original issue price of such Preferred Shares, plus an aggregate interests calculated at a simple rate of 8% per annum and multiplied by a fraction and (2) the amount receivable by the Preferred Shareholders if all the assets of the Company available for distribution to shareholders is distributed ratably among all the Members on an as-converted basis. If there are still assets of the Company legally available for distribution, such remaining assets of the Company shall be distributed to the holders of issued and outstanding Series Pre-A Preferred Shares and ordinary shares.
Conversion upon IPO
In August 2020, in connection with the completion of IPO, all of the Preferred Shares were automatically converted to 1,045,789,275 Class A ordinary shares and 115,812,080 Class B ordinary shares based on the aforementioned conversion price.
Accounting for Preferred Shares
The Company classified the Preferred Shares as mezzanine equity in the consolidated balance sheets because they were redeemable at the holders’ option upon the occurrence of certain deemed liquidation events and certain event outside of the Company’s control. The Preferred Shares are recorded initially at fair value, net of issuance costs.
The Company recognized accretion to the respective redemption value of the Preferred Shares over the period starting from issuance date to July 4, 2022, the earliest redemption date. The Company recognized accretion of the Preferred Shares amounted to RMB317,320, RMB743,100 and RMB651,190 for the years ended December 31, 2018, 2019 and 2020, respectively.
Prior to the Reorganization, the Company has determined that host contract of the Series Pre-A, A-1, A-2, A-3, B-1, B-2 and B-3 Preferred Shares were more akin to an equity host. The conversion feature embedded in the Preferred Shares is considered to meet the definition of derivative in accordance with ASC 815-15-25, due to the optional redemption settlement mechanism upon deemed liquidation could give rise to net settlement of the conversion provision in cash if the per share distribution amount is higher than the fixed redemption amount, instead of the settlement by delivery of the ordinary shares of the Company. This equity-like conversion feature was considered clearly and closely related to the equity host, therefore does not warrant bifurcation. The Company also assessed the redemption features and liquidation feature and determined that these features as a freestanding instrument, would not meet the definition of a derivative, and therefore need not be bifurcated and separately accounted for.
After the Reorganization, host contract of the Preferred Shares is more akin to a debt host, given the Preferred Shares holders have potential creditors’ right in the event of insufficient fund upon redemption, along with other debt-like features in the terms of the Preferred Shares, including the redemption rights. Company considered extinguishment accounting should be applied for all Preferred Shares issued prior to the Reorganization from a qualitative perspective, although from quantitative perspective, the changes of these preferred shares’ fair value before and after the modification was immaterial. Hence, accumulated deficit was increased by the difference between the fair value of Series Pre-A, A-1, A-2, A-3, B-1, B-2 and B-3 Preferred Shares after modification and the carrying amount of these Preferred Shares immediately before the modification.
The Company also reassessed the conversion feature, redemption feature and liquidation preference of all Preferred Shares after the Reorganization. The equity-like conversion feature is

LI AUTO INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(All amounts in thousands, except for share and per share data)
23   CONVERTIBLE REDEEMABLE PREFERRED SHARES AND WARRANTS (Continued)
considered not clearly and closely related to the debt host, and therefore was bifurcated and separately accounted for using fair value. For redemption feature, as it would not result in any substantial premium or discount, nor would it accelerate the repayment of the contractual principal amount, it is clearly and closely related to the debt host, and therefore shall not be bifurcated and accounted for separately. The liquidation preference, on the other hand, may result in substantial premium and could accelerate repayment of the principal upon occurrence of contingent redemption events. Hence, the liquidation preference is considered not clearly and closely related to the debt host and should be bifurcated and accounted for separately. The Company determined the fair value of these derivative liabilities and concluded that the fair value of the bifurcated liquidation features was insignificant. The derivative liabilities of conversion features was bifurcated from the preferred shares initially at fair value, and subsequently was marked to market value with the fair value change recognized in the consolidated statements of comprehensive loss in the applicable subsequent reporting period. Upon the consummation of IPO and conversion of preferred shares, the conversion feature of preferred shares were automatically exercised, consequently, the derivative liabilities of conversion features was reduced to zero.
The movement of the Warrants and conversion feature derivative liabilities are summarized below:
	Warrants liabilities	Derivative liabilities	Total
Balance as of December 31, 2018	—	—	—
Issuance	174,846	1,066,013	1,240,859
Fair value change	292,305	211,859	504,164
Exercise	(45,858)	—	(45,858)
Expire (*)	(77,739)	—	(77,739)
Translation to reporting currency	8,196	19,068	27,264
Balance as of December 31, 2019	351,750	1,296,940	1,648,690
Issuance	—	328,461	328,461
Fair value change	(46,812)	(225,515)	(272,327)
Exercise	(305,333)	(1,400,670)	(1,706,003)
Translation to reporting currency	395	784	1,179
Balance as of December 31, 2020	—	—	—

(*)
Upon the completion of the issuance of the Series C Preferred Shares in December 2019, the unvested Series B-3 Additional Warrant to acquire additional Series C Preferred Shares at a 15% discount of purchase price expired, as such the fair value of such Series B-3 Additional Warrant reduced to zero accordingly.

LI AUTO INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(All amounts in thousands, except for share and per share data)
23   CONVERTIBLE REDEEMABLE PREFERRED SHARES AND WARRANTS (Continued)
The Company’s convertible redeemable preferred shares activities for the years ended December 31, 2018, 2019 and 2020 are summarized below:
	Series Pre-A		Series A-1		Series A-2		Series A-3		Series B-1		Series B-2		Series B-3		Series C		Total
	Number of shares	Amount RMB	Number of shares	Amount RMB	Number of shares	Amount RMB	Number of shares	Amount RMB	Number of shares	Amount RMB	Number of shares	Amount RMB	Number of shares	Amount RMB	Number of shares	Amount RMB	Number of shares	Amount RMB
Balances as of January 1, 2018	50,000,000	175,847	129,409,092	847,530	126,771,562	1,027,497	65,498,640	631,803	93,464,682	1,228,448	—	—	—	—	—	—	465,143,976	3,911,125
Proceeds from Series B-1 Preferred Shares	—	—	—	—	—	—	—	—	21,744,844	285,000	—	—	—	—	—	—	21,744,844	285,000
Issuance of preferred shares	—	—	—	—	—	—	—	—	—	—	48,656,111	685,594	—	—	—	—	48,656,111	685,594
Accretion on convertible redeemable preferred shares to redemption value	—	—	—	60,128	—	72,319	—	44,655	—	108,113	—	32,105	—	—	—	—	—	317,320
Balances as of December 31, 2018	50,000,000	175,847	129,409,902	907,658	126,771,562	1,099,816	65,498,640	676,458	115,209,526	1,621,561	48,656,111	717,699	—	—	—	—	535,544,931	5,199,039
Proceeds from Series B-2 preferred shares	—	—	—	—	—	—	—	—	—	—	7,148,662	101,200	—	—	—	—	7,148,662	101,200
Conversion of convertible promissory notes into Series B-3 Preferred Shares	—	—	—	—	—	—	—	—	—	—	—	—	11,873,086	166,549	—	—	11,873,086	166,549
Issuance of Series B-3 Preferred Shares	—	—	—	—	—	—	—	—	—	—	—	—	108,077,600	1,395,015	—	—	108,077,600	1,395,015
Issuance of Series C Preferred Shares	—	—	—	—	—	—	—	—	—	—	—	—	—	—	248,281,987	3,616,801	248,281,987	3,616,801
Deemed dividend to/(contribution from) preferred shareholders upon extinguishment	—	281,638	—	284,655	—	115,806	—	(15,139)	—	(310,359)	—	(130,312)	—	(8,927)	—	—	—	217,362
Bifurcation of conversion feature	—	(14,549)	—	(254,121)	—	(212,055)	—	(92,256)	—	(105,702)	—	(47,231)	—	(108,190)	—	(231,909)	—	(1,066,013)
Accretion on convertible redeemable preferred shares to redemption value	—	—	—	60,249	—	90,077	—	61,299	—	164,540	—	80,891	—	133,798	—	152,246	—	743,100
Effect of exchange rate changes on preferred shares	—	(8,050)	—	(17,492)	—	(18,685)	—	(10,592)	—	(22,433)	—	(11,944)	—	(27,165)	—	(1,030)	—	(117,391)
Balances as of December 31, 2019	50,000,000	434,886	129,409,092	980,949	126,771,562	1,074,959	65,498,640	619,770	115,209,526	1,347,607	55,804,773	710,303	119,950,686	1,551,080	248,281,987	3,536,108	910,926,266	10,255,662

LI AUTO INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(All amounts in thousands, except for share and per share data)
23   CONVERTIBLE REDEEMABLE PREFERRED SHARES AND WARRANTS (Continued)
	Series Pre-A		Series A-1		Series A-2		Series A-3		Series B-1		Series B-2		Series B-3		Series C		Series D		Total
	Number of shares	Amount RMB	Number of shares	Amount RMB	Number of shares	Amount RMB	Number of shares	Amount RMB	Number of shares	Amount RMB	Number of shares	Amount RMB	Number of shares	Amount RMB	Number of shares	Amount RMB	Number of shares	Amount RMB	Number of shares	Amount RMB
Balances as of December 31, 2019	50,000,000	434,886	129,409,092	980,949	126,771,562	1,074,959	65,498,640	619,770	115,209,526	1,347,607	55,804,773	710,303	119,950,686	1,551,080	248,281,987	3,536,108	—	—	910,926,266	10,255,662
Exercise of Series B-3 Anti-Dilution Warrant	—	—	—	—	—	—	—	—	—	—	—	—	—	—	18,916,548	305,333	—	—	18,916,548	305,333
Bifurcation of conversion feature	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	(81,082)	—	—	—	(81,082)
Issuance of preferred shares- Series D	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	231,758,541	3,603,655	231,758,541	3,603,655
Accretion on convertible redeemable preferred shares to redemption value	—	—	—	34,229	—	63,363	—	46,738	—	136,567	—	64,859	—	80,635	—	178,007	—	46,792	—	651,190
Effect of exchange rate changes on preferred shares	—	(858)	—	(1,746)	—	(1,770)	—	(964)	—	(1,899)	—	(1,040)	—	(2,613)	—	28	—	—	—	(10,862)
Conversion of preferred shares to ordinary shares	(50,000,000)	(434,028)	(129,409,092)	(1,013,432)	(126,771,562)	(1,136,552)	(65,498,640)	(665,544)	(115,209,526)	(1,482,275)	(55,804,773)	(774,122)	(119,950,686)	(1,629,102)	(267,198,535)	(3,938,394)	(231,758,541)	(3,650,447)	(1,161,601,355)	(14,723,896)
Balances as of December 31, 2020	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—

LI AUTO INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(All amounts in thousands, except for share and per share data)
24   LOSS PER SHARE
Basic loss per share and diluted loss per share have been calculated in accordance with ASC 260 for the years ended December 31, 2018, 2019 and 2020 as follows:
	For the year ended December 31,
	2018	2019	2020
Numerator:
Net loss	(1,532,318)	(2,438,536)	(151,657)
Accretion on convertible redeemable preferred shares to redemption value	(317,320)	(743,100)	(651,190)
Deemed dividend to preferred shareholders upon extinguishment, net	—	(217,362)	—
Effect of exchange rate changes on convertible redeemable preferred shares	—	117,391	10,862
Net loss attributable to ordinary shareholders of Li Auto Inc.	(1,849,638)	(3,281,607)	(791,985)
Including: Net loss from continuing operations attributable to ordinary shareholders of Li Auto Inc.	(1,482,616)	(3,260,945)	(806,358)
Net (loss)/income from discontinued operations attributable to ordinary shareholders of Li Auto Inc.	(367,022)	(20,662)	14,373

Denominator:
Weighted average ordinary shares outstanding–basic and diluted	255,000,000	255,000,000	870,003,278

Basic and diluted net loss per share from continuing operations attributable to ordinary shareholders of Li Auto Inc.	(5.81)	(12.79)	(0.93)
Basic and diluted net (loss)/income per share from discontinued operations attributable to ordinary shareholders of Li Auto Inc.	(1.44)	(0.08)	0.02
Basic and diluted net loss per share attributable to ordinary shareholders of Li Auto Inc.	(7.25)	(12.87)	(0.91)
For the years ended December 31, 2018, 2019 and 2020, the Company had ordinary equivalent shares, including preferred shares, options granted and convertible debts. As the Group incurred loss for the years ended December 31, 2018, 2019 and 2020, these ordinary equivalent shares were anti-dilutive and excluded from the calculation of diluted loss per share of the Company. The weighted-average numbers of preferred shares, options granted and convertible debts excluded from the calculation of diluted loss per share of the Company were 518,689,896, 21,658,638 and 45,778,620 for the year ended December 31, 2018, 767,751,031, 30,434,096 and 51,503,724 for the year ended December 31, 2019, 669,666,355, 54,605,925 and 22,639,154 for the year ended December 31, 2020, respectively.

LI AUTO INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(All amounts in thousands, except for share and per share data)
25   SHARE-BASED COMPENSATION
Compensation expenses recognized for share-based awards granted by the Company were as follows:
	For the year ended December 31,
	2018	2019	2020
Cost of sales	—	—	1,515
Research and development expenses	—	—	60,789
Selling, general and administrative expenses	—	—	80,491
Total	—	—	142,795
In July 2019, the Group adopted the 2019 Share Incentive Plan (the “2019 Plan”), which allows the Company to grant options of the Group to its employees, directors and consultants. As of December 31, 2020, the maximum number of Class A ordinary shares that may be issued under the 2019 Plan is 141,083,452.
The Group began to grant share options to employees from 2015. In conjunction with the Company’s Reorganization in July 2019, the Group transferred share options from Beijing CHJ to the Company according to the 2019 Plan. The share options of the Group under the 2019 Plan have a contractual term of ten years from the grant date. The options granted have both service and performance condition. The options are generally scheduled to be vested over five years, one-fifth of the awards shall be vested upon the end of the calendar year in which the awards were granted. Meanwhile, the options granted are only exercisable upon the occurrence of an IPO by the Group.
These awards have a service condition and a performance condition related to an IPO. For share options granted with performance condition, the share-based compensation expenses are recorded when the performance condition is considered probable. As a result, the cumulative share-based compensation expenses for these options that have satisfied the service condition were recorded upon the completion of the IPO in the third quarter of 2020. The Group recognized the share options of the Company granted to the employees using graded-vesting method over the vesting term of the awards, net of estimated forfeitures.
In July 2020, the Group adopted the 2020 Share Incentive Plan (the “2020 Plan”), which allows the Company to grant options of the Group to its employees, directors and consultants. The 2020 Plan allows the Company to grant share options units up to a maximum of 30,000,000 Shares, subject to automatic annual increase. As of December 31, 2020, no award has been granted under the 2020 Plan.

LI AUTO INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(All amounts in thousands, except for share and per share data)
25   SHARE-BASED COMPENSATION (Continued)
The following table summarizes activities of the Company’s share options under the 2019 Plan for the years ended December 31, 2018, 2019 and 2020:
	Number of options outstanding	Weighted average exercise price	Weighted average remaining contractual life	Aggregate intrinsic value
		US$	In Years	US$
Outstanding as of December 31, 2017	45,390,000	0.10	8.33	30,411
Granted	6,250,000	0.10
Forfeited	—	—
Outstanding as of December 31, 2018	51,640,000	0.10	7.57	41,312
Granted	3,430,000	0.10
Forfeited	(310,000)	0.10
Outstanding as of December 31, 2019	54,760,000	0.10	6.73	73,926
Granted	4,224,000	0.10
Forfeited	(2,070,000)	0.10
Outstanding as of December 31, 2020	56,914,000	0.10	5.95	814,724
The aggregate intrinsic value is calculated as the difference between the exercise price of the underlying awards and the estimated fair value of the underlying stock at each reporting date.
The weighted-average grant date fair value for options granted under the Company’s 2019 Plans for the years ended December 31, 2018, 2019 and 2020 was US$0.75, US$0.99 and US$1.71, respectively, computed using the binomial option pricing model.
The number of vested and exercisable options as of December 31, 2020 was 40,410,000, with average exercise price of US$0.10 while none options were vested as of December 31, 2019.

LI AUTO INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(All amounts in thousands, except for share and per share data)
25   SHARE-BASED COMPENSATION (Continued)
The fair value of each option granted under the Company’s 2019 Plans for the years ended December 31, 2018, 2019 and 2020 was estimated on the date of each grant using the binomial option pricing model with the assumptions (or ranges thereof) in the following table:
	For the Year Ended December 31,
	2018	2019	2020
Exercise price (US$)	0.10	0.10	0.10
Fair value of the ordinary shares on the date of option grant (US$)	0.77 – 0.89	0.90 – 1.45	1.35 – 1.90
Risk-free interest rate	3.69% – 3.92%	1.98% – 3.17%	0.69% – 1.92%
Expected term (in years)	10.00	10.00	10.00
Expected dividend yield	0%	0%	0%
Expected volatility	50% – 51%	47% – 48%	45% – 46%
Risk-free interest rate is estimated based on the yield curve of US Sovereign Bond as of the option valuation date. The expected volatility at the grant date and each option valuation date is estimated based on annualized standard deviation of daily stock price return of comparable companies with a time horizon close to the expected expiry of the term of the options. The Group has never declared or paid any cash dividends on its capital stock, and the Group does not anticipate any dividend payments in the foreseeable future. Expected term is the contract life of the options.
As of December 31, 2020, there were US$7,241 of unrecognized compensation expenses related to the share options granted to the Group’s employees, which are expected to be recognized over a weighted-average period of 3.94 years and may be adjusted for future changes in forfeitures.
26   TAXATION
(a)   Value added tax
The Group is subject to statutory VAT rate of 13% for revenue from sales of vehicles and spare parts in the PRC.
(b)   Income taxes
Cayman Islands
The Company was incorporated in the Cayman Islands and conducts most of its business through its subsidiaries located in Mainland China and Hong Kong. Under the current laws of the Cayman Islands, the Company is not subject to tax on either income or capital gain. Additionally, upon payments of dividends to the shareholders, no Cayman Islands withholding tax will be imposed.
PRC
Beijing CHJ is qualified as a “high and new technology enterprise” under the EIT Law and is eligible for a preferential enterprise income tax rate of 15%. Other Chinese companies are subject to enterprise income tax (“EIT”) at a uniform rate of 25%.
Under the EIT Law enacted by the National People’s Congress of PRC on March 16, 2007 and its implementation rules which became effective on January 1, 2008, dividends generated after January 1,

LI AUTO INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(All amounts in thousands, except for share and per share data)
26   TAXATION (Continued)
2008 and payable by a foreign investment enterprise in the PRC to its foreign investors who are non-resident enterprises are subject to a 10% withholding tax, unless any such foreign investor’s jurisdiction of incorporation has a tax treaty with the PRC that provides for a different withholding arrangement. Under the taxation arrangement between the PRC and Hong Kong, a qualified Hong Kong tax resident which is the “beneficial owner” and directly holds 25% or more of the equity interest in a PRC resident enterprise is entitled to a reduced withholding tax rate of 5%. The Cayman Islands, where the Company was incorporated, does not have a tax treaty with PRC.
The EIT Law also provides that an enterprise established under the laws of a foreign country or region but whose “de facto management body” is located in the PRC be treated as a resident enterprise for PRC tax purposes and consequently be subject to the PRC income tax at the rate of 25% for its global income. The Implementing Rules of the EIT Law merely define the location of the “de facto management body” as “the place where the exercising, in substance, of the overall management and control of the production and business operation, personnel, accounting, properties, etc., of a non-PRC company is located.” Based on a review of surrounding facts and circumstances, the Group does not believe that it is likely that its operations outside of the PRC will be considered a resident enterprise for PRC tax purposes. However, due to limited guidance and implementation history of the EIT Law, there is uncertainty as to the application of the EIT Law. Should the Company be treated as a resident enterprise for PRC tax purposes, the Company will be subject to PRC income tax on worldwide income at a uniform tax rate of 25%.
According to relevant laws and regulations promulgated by the State Administration of Tax of the PRC effective from 2008 onwards, enterprises engaging in R&D activities are entitled to claim 175% of their qualified research and development expenses so incurred as tax deductible expenses when determining their assessable profits for the year (‘Super Deduction’). The additional deduction of 75% of qualified research and development expenses can only be claimed directly in the annual EIT filing and subject to the approval from the relevant tax authorities.
Hong Kong
Under the current Hong Kong Inland Revenue Ordinance, the subsidiaries of the Group incorporated in Hong Kong are subject to 16.5% Hong Kong profit tax on their taxable income generated from operations in Hong Kong. Additionally, payments of dividends by the subsidiaries incorporated in Hong Kong to the Company are not subject to any Hong Kong withholding tax.
Composition of income tax benefit for the periods presented is as follows:
	For the year ended December 31,
	2018	2019	2020
Deferred income tax benefit	—	—	(22,847)

LI AUTO INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(All amounts in thousands, except for share and per share data)
26   TAXATION (Continued)
Reconciliations of the income tax expense computed by applying the PRC statutory income tax rate of 25% to the Group’s income tax expense of the years presented are as follows:
	For the year ended December 31,
	2018	2019	2020
Loss before income tax expense	(1,165,296)	(2,417,874)	(188,877)
Income tax credit computed at PRC statutory income tax rate of 25%	(291,324)	(604,468)	(47,219)
Tax effect of tax-exempt entity and preferential tax rate	97,549	230,669	30,140
Tax effect of Super Deduction and others	(139,331)	(121,177)	(144,503)
Non-deductible expenses	109	27,031	21,511
Change in valuation allowance	332,997	467,945	117,224
Income tax benefit	—	—	(22,847)
(c)   Deferred tax
The Group considers positive and negative evidence to determine whether some portion or all of the deferred tax assets will be more-likely-than-not realized. This assessment considers, among other matters, the nature, frequency and severity of recent loss and forecasts of future profitability. These assumptions require significant judgment and the forecasts of future taxable income are consistent with the plans and estimates the Group is using to manage the underlying business. The statutory income tax rate of 25% or applicable preferential income tax rates were applied when calculating deferred tax assets.

LI AUTO INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(All amounts in thousands, except for share and per share data)
26   TAXATION (Continued)
The Group’s deferred tax assets/(liabilities) consist of the following components:
	For the Year Ended December 31,
	2018	2019	2020
Deferred tax assets
Net operating loss carryforwards	321,077	717,495	1,144,397
Accrued expenses and others	7,385	12,545	66,773
Depreciation and amortization	5,549	26,946	16,220
Impairment of long-lived assets	68,754	73,271	7,694
Unrealized financing cost	11,401	27,520	13,125
Unrealized investment loss	5,330	29,664	—
Total deferred tax assets	419,496	887,441	1,248,209
Less: Valuation allowance	(419,496)	(887,441)	(1,004,665)
Total deferred tax assets, net of valuation allowance	—	—	243,544
Deferred tax liabilities
Accelerated tax depreciation and others	—	—	(215,030)
Fair value change of certain investments	—	—	(5,667)
Total deferred tax liabilities	—	—	(220,697)
Deferred tax assets, net of valuation allowance and deferred tax liabilities	—	—	22,847
A valuation allowance is provided against deferred tax assets when the Group determines that it is more-likely-than-not that the deferred tax assets will not be utilized in the future. Movement of valuation allowance is as follow:
	For the Year Ended December 31,
	2018	2019	2020
Valuation allowance
Balance at beginning of the year	86,499	419,496	887,441
Additions	332,997	467,945	148,458
Reversal	—	—	(31,234)
Balance at ending of the year	419,496	887,441	1,004,665
For the year ended December 31, 2020, Wheels Technology and Chongqing Lixiang had achieved pre-tax profit, and the Group forecasted these two subsidiaries are likely to continue to achieve pre-tax profit in 2021. As a result, the Group made an assessment and considered that the deferred tax assets for these two subsidiaries are more-likely-than-not to be utilized in the future, and therefore concluded that the previously recognized valuation allowance for these two subsidiaries should be reversed in income statement as an income tax benefit (i.e. a credit of income tax expense).
As of December 31, 2020, the Group had net operating loss carryforwards of approximately RMB5,841,910 mainly arose from the Group’s certain subsidiaries, VIEs and the VIEs’ subsidiaries

LI AUTO INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(All amounts in thousands, except for share and per share data)
26   TAXATION (Continued)
established in the PRC, which can be carried forward to offset future taxable income and will expire during the period from 2021 to 2030. As of December 31, 2020, deferred tax assets arose from the net operating loss carryforwards amounting to RMB908,888 were provided for full valuation allowance, while the remaining RMB235,509 were expected to be utilized prior to expiration considering future taxable income for respective entities.
Uncertain Tax Position
The Group did not identify any significant unrecognized tax benefits for each of the periods presented. The Group did not incur any interest related to unrecognized tax benefits, did not recognize any penalties as income tax expense and also does not anticipate any significant change in unrecognized tax benefits within 12 months from December 31, 2020.
27   FAIR VALUE MEASUREMENT
(a)   Assets and liabilities measured at fair value on a recurring basis
Assets and liabilities measured at fair value on a recurring basis include: short-term investments, investment in equity securities with readily determinable fair value, and warrants and derivative liabilities.
The following table sets the major financial instruments measured at fair value, by level within the fair value hierarchy as of December 31, 2019 and 2020.
	Fair value as of December 31, 2019	Fair value measurement at reporting date using
		Quoted prices in active markets for identical assets (Level 1)	Significant other observable inputs (Level 2)	Significant unobservable inputs (Level 3)
Assets
Short-term investments	1,814,108	—	1,814,108	—
Equity securities with readily determinable fair value	90,724	90,724	—	—
Total assets	1,904,832	90,724	1,814,108	—
Liabilities
Warrant liabilities	351,750	—	—	351,750
Derivative liabilities	1,296,940	—	—	1,296,940
Total liabilities	1,648,690	—	—	1,648,690

LI AUTO INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(All amounts in thousands, except for share and per share data)
27   FAIR VALUE MEASUREMENT (Continued)
	Fair value as of December 31, 2020	Fair value measurement at reporting date using
		Quoted prices in active markets for identical assets (Level 1)	Significant other observable inputs (Level 2)	Significant unobservable inputs (Level 3)
Assets
Short-term investments	18,850,462	—	18,850,462	—
Equity securities with readily determinable fair value	64,916	64,916	—	—
Total assets	18,915,378	64,916	18,850,462	—
Valuation Techniques
Short-term investments: Short-term investments are investments in financial instruments with variable interest rates and maturity dates within one year. Fair value is estimated based on quoted prices of similar financial products provided by the banks at the end of each period (Level 2). The gain/(loss) are recognized in “investment income, net”in the consolidated statements of comprehensive loss.
Equity securities with readily determinable fair value: Equity security with readily determinable fair values are marketable equity security which is publicly traded stocks measured at fair value. These securities are valued using the market approach based on the quoted prices in active markets at the reporting date. The Company classifies the valuation techniques that use these inputs as Level 1 of fair value measurements. The gain/(loss) are recognized in “investment income, net”in the consolidated statements of comprehensive loss.
Warrants and derivative liabilities: as the Group’s warrants and derivative liabilities are not traded in an active market with readily observable quoted prices, the Group uses significant unobservable inputs (Level 3) to measure the fair value of these warrants and derivative liabilities at inception and at each subsequent balance sheet date. The Group has not identified a reasonable possibility of change in any of the significant unobservable inputs that could cause the significant difference in the fair value measurement of the Group’s warrant liabilities and derivative liabilities.
Significant factors, assumptions and methodologies used in determining the fair value of these warrants and derivative liabilities, include applying the discounted cash flow approach, and such approach involves certain significant estimates which are as follows:

LI AUTO INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(All amounts in thousands, except for share and per share data)
27   FAIR VALUE MEASUREMENT (Continued)
Discount rates
Date	Discount rate
January 7, 2019	31%
March 31, 2019	31%
June 30, 2019	30%
July 2, 2019	30%
September 30, 2019	29%
December 31, 2019	29%
March 31, 2020	30%
June 30, 2020	29%
The discount rates listed out in the table above were based on the cost of equity, which was calculated using the capital asset pricing model, or CAPM, the most commonly adopted method for estimating the required rate of return for equity. Under CAPM, the cost of equity was determined by considering a number of factors including risk-free rate, systematic risk, equity market premium, size of our company and our ability to achieve forecasted projections.
Comparable companies
In deriving the cost of equity as the discount rates under the income approach, certain publicly traded companies were selected for reference as our guideline companies. The guideline companies were selected based on the following criteria: (i) they design, develop, manufacture and sell new energy vehicles and (ii) their shares are publicly traded in Hong Kong or the United States.
The following summarizes the rollforward of the beginning and ending balance of the Level 3 warrants and derivative liabilities:
Total
Fair value of Level 3 warrants and derivative liabilities as of December 31, 2018	—
Issuance	1,240,859
Unrealized fair value change loss	504,164
Exercise	(45,858)
Expire	(77,739)
Translation to reporting currency	27,264
Fair value of Level 3 warrants and derivative liabilities as of December 31, 2019	1,648,690
Issuance	328,461
Unrealized fair value change gain	(272,327)
Exercise	(1,706,003)
Translation to reporting currency	1,179
Fair value of Level 3 warrants and derivative liabilities as of December 31, 2020	—

LI AUTO INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(All amounts in thousands, except for share and per share data)
27   FAIR VALUE MEASUREMENT (Continued)
Unrealized fair value change loss/(gain) and expire are recorded “Changes in fair value of warrants and derivative liabilities” in the consolidated statements of comprehensive loss.
(b)   Assets measured at fair value on a nonrecurring basis
Assets measured at fair value on a non-recurring basis include: investments in equity securities without readily determinable fair value, equity method investments, long-lived assets held for use and assets held for sale. For investments in equity securities without readily determinable fair value, no measurement event occurred during the periods presented. Impairment charges of nil, RMB5,000 and nil were recognized for the years ended December 31, 2018, 2019 and 2020, respectively. For equity method investments, no impairment loss is recognized for all years presented. The Group recorded RMB292,795 impairment loss of long-lived assets of SEV business, which has been classified as discontinued operations, in the year ended December 31, 2018, and RMB18,066 and RMB30,381 impairment loss of property, plant and equipment for the year ended December 31, 2019 and 2020, respectively.
(c)   Assets and liabilities not measured at fair value but fair value disclosure is required
Financial assets and liabilities not measured at fair value include cash equivalent, time deposits, restricted cash, trade receivable, amounts due from related parties, prepayments and other current assets, short-term borrowings, trade and notes payable, amounts due to related parties, accruals and other current liabilities, other non-current assets, other non-current liabilities, long-term borrowings and convertible debts.
The Group values its time deposits held in certain bank accounts using quoted prices for securities with similar characteristics and other observable inputs, and accordingly, the Group classifies the valuation techniques that use these inputs as Level 2. The Group classifies the valuation techniques that use the inputs as Level 2 for short-term borrowing as the rates of interest under the loan agreements with the lending banks were determined based on the prevailing interest rates in the market.
Trade receivable, amounts due from related parties, prepayments and other current assets, trade and notes payable, amounts due to related parties and accruals and other current liabilities are measured at amortized cost, their fair values approximate their carrying values given their short maturities.
Long-term borrowings and convertible debts are measured at amortized cost. Their fair value was estimated by discounting the scheduled cash flows through to estimated maturity using estimated discount rates based on current offering rates of comparable institutions with similar services. The fair value of these long-term borrowing obligations approximate their carrying value as the borrowing rates are similar to the market rates that are currently available to the Group for financing obligations with similar terms and credit risks and represent a level 2 measurement.
28   COMMITMENTS AND CONTINGENCIES
(a)   Capital commitments
The Group’s capital commitments primarily relate to commitments on construction and purchase of production facilities, equipment and tooling. Total capital commitments contracted but not yet reflected in the consolidated financial statements as of December 31, 2020 were as follows:
	Total	Less than one year	1-3 years	3-5 years	Over 5 years
Capital commitments	259,234	233,002	26,232	—	—

LI AUTO INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(All amounts in thousands, except for share and per share data)
28   COMMITMENTS AND CONTINGENCIES (Continued)
(b)   Purchase obligations
The Group’s purchase obligations primarily relate to commitments on purchase of raw material. Total purchase obligations contracted but not yet reflected in the consolidated financial statements as of December 31, 2020 were as follows:
	Total	Less than one year	1-3 years	3-5 years	Over 5 years
Purchase obligations	2,547,799	2,547,799	—	—	—
(c)   Legal proceedings
The Group records a liability when it is both probable that a liability has been incurred and the amount of the loss can be reasonably estimated. The Group reviews the need for any such liability on a regular basis.
Chongqing Zhizao was subject to ongoing legal proceedings arising from disputes of contracts entered into prior to the Company’s acquisition of Chongqing Zhizao in December 2018. Most of these legal proceedings were still at preliminary stages, and the Company was unable to predict the outcome of these cases, or reasonably estimate a range of the possible loss, if any, given the current status of the proceedings. Other than the unpaid contract amount that the Company assumed from Lifan Acquisition and included as the Retained Assets and Liabilities, the Company did not record any accrual for expected loss payments with respect to these cases as of December 26, 2019. In addition to the indemnification of the Retained Assets and Liabilities the Company obtained from Lifan Passenger Vehicle, Lifan Industry also agreed in the Lifan Acquisition Agreement that, it will indemnify any damages and loss arising from disputes of contracts entered into by Chongqing Zhizao prior to the Company’s acquisition of Chongqing Zhizao, including but not limited to above legal proceedings.
On December 26, 2019, the Group disposed 100% equity interest of Chongqing Zhizao (Note 5), and the ongoing legal proceedings of Chongqing Zhizao were transferred out.
Other than the above legal proceedings, the Group does not have any material litigation, and has not recorded any material liabilities in this regard as of December 31, 2019 and 2020.
29   RELATED PARTY BALANCES AND TRANSACTIONS
The principal related party with which the Group had transactions during the years presented is as follows:
Name of entity or individual	Relationship with the Company
Beijing Yihang Intelligent Technology Co., Ltd. (“Beijing Yihang”)	Affiliate
Neolix Technologies Co., Ltd. (“Neolix Technologies”)	Affiliate
Airx (Beijing) Technology Co., Ltd. (“Airx”)	Affiliate

LI AUTO INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(All amounts in thousands, except for share and per share data)
29   RELATED PARTY BALANCES AND TRANSACTIONS (Continued)
	For the year ended December 31,
	2018	2019	2020
Purchase materials from Beijing Yihang	31	6,914	58,361
Purchase R&D service from Beijing Yihang	2,412	25,106	4,368
Purchase equipment and installation service from Airx	3,233	1,994	—
Sales of battery packs and materials to Neolix Technologies	3,359	1,943	—
The Group had the following significant related party balances:
	As of December 31,
	2019	2020
Due from Neolix Technologies – trade	1,510	678
	As of December 31,
	2019	2020
Due to Beijing Yihang – trade	9,243	19,183
Due to Airx – trade	521	23
Total	9,764	19,206
30   RESTRICTED NET ASSETS
The Group’s ability to pay dividends is primarily dependent on the Group receiving distributions of funds from its subsidiaries. Relevant PRC statutory laws and regulations permit payments of dividends by the Group’s subsidiaries, consolidated VIEs and VIEs’ subsidiaries incorporated in PRC only out of their retained earnings, if any, as determined in accordance with PRC accounting standards and regulations. The results of operations reflected in the financial statements prepared in accordance with U.S. GAAP differ from those reflected in the statutory financial statements of the Group’s subsidiaries.
In accordance with the PRC Regulations on Enterprises with Foreign Investment, a foreign invested enterprise established in the PRC is required to provide certain statutory reserve funds, namely general reserve fund, the enterprise expansion fund and staff welfare and bonus fund which are appropriated from net profits as reported in the enterprise’s PRC statutory financial statements. A foreign invested enterprise is required to allocate at least 10% of its annual after-tax profits to the general reserve fund until such reserve fund has reached 50% of its registered capital based on the enterprise’s PRC statutory financial statements. Appropriations to the enterprise expansion fund and staff welfare and bonus fund are at the discretion of the board of directors for all foreign invested enterprises. The aforementioned reserved funds can only be used for specific purposes and are not distributable as cash dividends.
Additionally, in accordance with the Company Law of the PRC, a domestic enterprise is required to provide statutory surplus fund at least 10% of its annual after-tax profits until such statutory surplus fund has reached 50% of its registered capital based on the enterprise’s PRC statutory financial statements. A domestic enterprise is also required to provide discretionary surplus fund, at the discretion of the board of directors, from the net profits reported in the enterprise’s PRC statutory financial statements. The aforementioned reserve funds can only be used for specific purposes and are not distributable as cash dividends.

LI AUTO INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(All amounts in thousands, except for share and per share data)
30   RESTRICTED NET ASSETS (Continued)
As a result of these PRC laws and regulations that require annual appropriations of 10% of net after-tax profits to be set aside prior to payment of dividends as general reserve fund or statutory surplus fund, the Group’s PRC subsidiaries, consolidated VIEs and VIEs’ subsidiaries are restricted in their ability to transfer a portion of their net assets to the Company.
Amounts restricted include paid-in capital and statutory reserve funds, less accumulate deficit if as determined pursuant to PRC GAAP, totaling approximately RMB8,288,297 and RMB7,644,467 as of December 31, 2019 and 2020, respectively; therefore in accordance with Rules 4-08 (e) (3) of Regulation S-X, the condensed parent company only financial statements as of December 31, 2019 and 2020 and for the years ended December 31, 2018, 2019 and 2020 are disclosed in Note 31.
31   PARENT COMPANY ONLY CONDENSED FINANCIAL INFORMATION
The Company performed a test on the restricted net assets of its consolidated subsidiaries and VIEs in accordance with Securities and Exchange Commission Regulation S-X Rule 4-08 (e) (3), General Notes to Financial Statements and concluded that it was applicable for the Company to disclose the financial information for the Company only.
The subsidiaries did not pay any dividend to the Company for the years presented. The amounts due from subsidiaries were unsecured, interest free and had no repayment term. Certain information and footnote disclosures generally included in financial statements prepared in accordance with U.S. GAAP have been condensed and omitted. The footnote disclosures contain supplemental information relating to the operations of the Company, as such, these statements are not the general-purpose financial statements of the reporting entity and should be read in conjunction with the notes to the consolidated financial statements of the Company.
The Company did not have significant capital and other commitments, or guarantees as of December 31, 2019 and 2020.

LI AUTO INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(All amounts in thousands, except for share and per share data)
31   PARENT COMPANY ONLY CONDENSED FINANCIAL INFORMATION (Continued)
Condensed balance sheets
	As of December 31,
	2019	2020	2020
	RMB	RMB	US$ Note 2(e)
Assets
Current assets:
Cash and cash equivalents	641,007	1,149,374	176,149
Time deposits and short-term investments	493,522	14,486,070	2,220,087
Amounts due from subsidiaries of the Group	4,917,305	14,065,341	2,155,609
Prepayments and other current assets	15,205	—	—
Total current assets	6,067,039	29,700,785	4,551,845
Non-current assets:
Investments in subsidiaries, VIEs and VIEs’ subsidiaries	81,077	42,754	6,553
Long-term investments	90,724	64,916	9,949
Total non-current assets	171,801	107,670	16,502
Total assets	6,238,840	29,808,455	4,568,347
Liabilities
Current liabilities:
Accruals and other current liabilities	9,019	4,858	744
Warrants and derivative liabilities	1,648,690	—	—
Total current liabilities	1,657,709	4,858	744
Total liabilities	1,657,709	4,858	744
Mezzanine equity
Series Pre-A convertible redeemable preferred shares	434,886	—	—
Series A-1 convertible redeemable preferred shares	980,949	—	—
Series A-2 convertible redeemable preferred shares	1,074,959	—	—
Series A-3 convertible redeemable preferred shares	619,770	—	—
Series B-1 convertible redeemable preferred shares	1,347,607	—	—
Series B-2 convertible redeemable preferred shares	710,303	—	—
Series B-3 convertible redeemable preferred shares	1,551,080	—	—
Series C convertible redeemable preferred shares	3,536,108	—	—
Receivable from holders of Series B-2 convertible redeemable preferred shares	—	—	—
Total mezzanine equity	10,255,662	—	—
Shareholders’ (deficit)/equity
Class A ordinary shares	10	1,010	145
Class B ordinary shares	155	235	36
Additional paid in capital	—	37,289,761	5,714,907
Accumulated other comprehensive income/(loss)	15,544	(1,005,184)	(154,041)
Accumulated deficit	(5,690,240)	(6,482,225)	(993,444)
Total shareholders’ (deficit)/equity	(5,674,531)	29,803,597	4,567,603
Total liabilities, mezzanine equity and shareholders’ (deficit)/equity	6,238,840	29,808,455	4,568,347

LI AUTO INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(All amounts in thousands, except for share and per share data)
31   PARENT COMPANY ONLY CONDENSED FINANCIAL INFORMATION (Continued)
Condensed statements of comprehensive loss
	For the Year Ended December 31,
	2018	2019	2020	2020
	RMB	RMB	RMB	US$ Note 2(e)
Operating expenses:
Selling, general and administrative	(14,643)	(5,114)	(9,424)	(1,444)
Total operating expenses	(14,643)	(5,114)	(9,424)	(1,444)
Loss from operations	(14,643)	(5,114)	(9,424)	(1,444)
Other income/(expense)
Interest expense	—	(9,332)	—	—
Interest income	598	20,505	4,467	685
Equity in loss of subsidiaries, VIEs and VIEs’ subsidiaries	(1,487,183)	(2,031,371)	(520,093)	(79,708)
Change in fair value of warrants and derivative liabilities	—	(426,425)	272,327	41,736
Investment (loss)/income, net	(28,780)	14,880	106,823	16,371
Foreign exchange loss	(2,310)	(1,084)	(5,861)	(898)
Others, net	—	(595)	104	15
Loss before income tax expense	(1,532,318)	(2,438,536)	(151,657)	(23,243)
Income tax expense	—	—	—	—
Net loss	(1,532,318)	(2,438,536)	(151,657)	(23,243)
Accretion on convertible redeemable preferred shares to redemption value	(317,320)	(743,100)	(651,190)	(99,799)
Deemed dividend to preferred shareholders upon extinguishment, net	—	(217,362)	—	—
Effect of exchange rate changes on convertible redeemable preferred shares	—	117,391	10,862	1,665
Net loss attributable to ordinary shareholders of Li Auto Inc.	(1,849,638)	(3,281,607)	(791,985)	(121,377)

Net loss	(1,532,318)	(2,438,536)	(151,657)	(23,243)
Other comprehensive income/(loss), net of tax
Foreign currency translation adjustment, net of tax	12,954	2,851	(1,020,728)	(156,423)
Total comprehensive loss, net of tax	(1,519,364)	(2,435,685)	(1,172,385)	(179,666)

LI AUTO INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(All amounts in thousands, except for share and per share data)
31   PARENT COMPANY ONLY CONDENSED FINANCIAL INFORMATION (Continued)
Condensed statements of cash flows
	For the Year Ended December 31,
	2018	2019	2020	2020
	RMB	RMB	RMB	US$ Note 2(e)
Cash flows from operating activities
Net cash used in operating activities	224,318	26,492	109,961	16,852
Cash flows from investing activities
Payments to, and investments in subsidiaries, VIEs and VIEs’ subsidiaries	(1,099,424)	(4,384,396)	(10,006,889)	(1,533,623)
Purchase of long-term investments	(100,303)	—	—	—
Placement of time deposit	—	(1,725,148)	—	—
Withdraw of time deposit	—	1,265,877	463,527	71,039
Placement of short-term investments	—	(35,157)	(75,367,086)	(11,550,511)
Withdraw of short-term investments	—	—	60,452,428	9,264,740
Net cash used in investing activities	(1,199,727)	(4,878,824)	(24,458,020)	(3,748,355)
Cash flows from financing activities
Proceeds from issuance of convertible redeemable preferred shares, net of issuance costs	958,658	5,254,333	3,851,034	590,197
Proceeds from issuance of convertible promissory note	—	168,070	—	—
Proceeds from IPO and concurrent private placements, net of issuance cost	—	—	11,034,685	1,691,139
Proceeds from follow-on offering, net of issuance cost	—	—	9,990,955	1,531,181
Net cash provided by financing activities	958,658	5,422,403	24,876,674	3,812,517
Effects of exchange rate changes on cash and cash equivalents	4,716	25,595	(20,248)	(3,104)
Net (decrease)/increase in cash, cash equivalents	(12,035)	595,666	508,367	77,910
Cash, cash equivalents at beginning of the year	57,376	45,341	641,007	98,239
Cash, cash equivalents at end of the year	45,341	641,007	1,149,374	176,149

LI AUTO INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(All amounts in thousands, except for share and per share data)
31   PARENT COMPANY ONLY CONDENSED FINANCIAL INFORMATION (Continued)
Basis of presentation
The Company’s accounting policies are the same as the Group’s accounting policies with the exception of the accounting for the investments in subsidiaries and VIEs.
For the Company only condensed financial information, the Company records its investments in subsidiaries and VIEs under the equity method of accounting as prescribed in ASC 323, Investments—Equity Method and Joint Ventures.
Such investments are presented on the condensed balance sheets as “Investments in subsidiaries, VIEs and VIEs’ subsidiaries”and shares in the subsidiaries and VIEs’ loss are presented as “Equity in loss of subsidiaries, VIEs and VIEs’ subsidiaries”in the condensed statements of comprehensive loss. The parent company only condensed financial information should be read in conjunction with the Group’ consolidated financial statements.
32   SUBSEQUENT EVENTS
In March 2021, the Group adopted 2021 Share Incentive Plan and granted options to purchase 108,557,400 Class B ordinary shares to Mr. Li Xiang, the founder and the CEO of the Company, with certain performance-based vesting conditions.

LI AUTO INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(All amounts in thousands, except for share and per share data)
	As of December 31,	As of March 31,
	2020	2021
	RMB	RMB	US$ Note 2(e)
Assets
Current assets:
Cash and cash equivalents	8,938,341	6,070,720	926,573
Restricted cash	1,234,178	2,111,642	322,300
Time deposits and short-term investments	19,701,382	22,175,797	3,384,688
Trade receivable, net of allowance for credit losses of nil and RMB315 as of December 31, 2020 and March 31, 2021, respectively	115,549	114,456	17,469
Inventories	1,048,004	1,383,740	211,200
Prepayments and other current assets, net of allowance for credit losses of nil and RMB582 as of December 31, 2020 and March 31, 2021, respectively	353,655	478,555	73,042
Total current assets	31,391,109	32,334,910	4,935,272
Non-current assets:
Long-term investments	162,853	176,068	26,873
Property, plant and equipment, net	2,478,687	2,547,281	388,791
Operating lease right-of-use assets, net	1,277,006	1,331,713	203,259
Intangible assets, net	683,281	684,555	104,484
Other non-current assets, net of allowance for credit losses of nil and RMB1,160 as of December 31, 2020 and March 31, 2021, respectively	321,184	610,458	93,174
Deferred tax assets	59,156	59,156	9,029
Total non-current assets	4,982,167	5,409,231	825,610
Total assets	36,373,276	37,744,141	5,760,882
Liabilities
Current liabilities:
Trade and notes payable	3,160,515	4,311,223	658,021
Amounts due to related parties	19,206	16,135	2,463
Deferred revenue, current	271,510	235,131	35,888
Operating lease liabilities, current	210,531	244,962	37,389
Accruals and other current liabilities	647,459	742,154	113,275
Total current liabilities	4,309,221	5,549,605	847,036
Non-current liabilities:
Long-term borrowings	511,638	518,631	79,159
Deferred revenue, non-current	135,658	198,554	30,305
Operating lease liabilities, non-current	1,025,253	1,055,909	161,163
Finance lease liabilities, non-current	366,883	372,576	56,866
Deferred tax liabilities	36,309	62,264	9,503
Other non-current liabilities	184,717	253,942	38,759
Total non-current liabilities	2,260,458	2,461,876	375,755
Total liabilities	6,569,679	8,011,481	1,222,791
Commitments and contingencies (Note 28)
Shareholders’ (deficit)/equity
Class A ordinary shares
(US$0.0001 par value; 4,000,000,000 shares authorized,1,453,476,230 shares issued and outstanding as of December 31, 2020; 4,000,000,000 shares authorized, 1,487,476,230 shares issued and 1,454,109,242 shares outstanding as of March 31, 2021)	1,010	1,032	148
Class B ordinary shares
(US$0.0001 par value; 500,000,000 shares authorized, 355,812,080 shares issued and outstanding as of December 31, 2020 and March 31, 2021)	235	235	36
Treasury shares	—	(22)	(3)
Additional paid-in capital	37,289,761	37,473,102	5,719,513
Accumulated other comprehensive loss	(1,005,184)	(897,540)	(136,982)
Accumulated deficit	(6,482,225)	(6,844,147)	(1,044,621)
Total shareholders’ (deficit)/equity	29,803,597	29,732,660	4,538,091
Total liabilities, mezzanine equity and shareholders’ (deficit)/equity	36,373,276	37,744,141	5,760,882
The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

LI AUTO INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS
(All amounts in thousands, except for share and per share data)
	For the three months ended March 31,
	2020	2021
	RMB	RMB	US$ Note 2(e)
Revenues:
Vehicle sales	841,058	3,463,673	528,660
Other sales and services	10,617	111,528	17,022
Total revenues	851,675	3,575,201	545,682
Cost of sales:
Vehicle sales	(769,996)	(2,878,994)	(439,420)
Other sales and services	(13,391)	(79,474)	(12,130)
Total cost of sales	(783,387)	(2,958,468)	(451,550)
Gross profit	68,288	616,733	94,132
Operating expenses:
Research and development	(189,690)	(514,500)	(78,528)
Selling, general and administrative	(112,761)	(509,924)	(77,830)
Total operating expenses	(302,451)	(1,024,424)	(156,358)
Loss from operations	(234,163)	(407,691)	(62,226)
Other (expense)/income:
Interest expense	(19,635)	(14,582)	(2,226)
Interest income	7,595	29,694	4,532
Investment (loss)/income, net	(23,770)	148,778	22,708
Share of loss of equity method investees	(420)	(322)	(49)
Foreign exchange gain/(loss), net	1,970	(93,494)	(14,270)
Changes in fair value of warrants and derivative liabilities	176,283	—	—
Others, net	654	3,605	550
Loss before income tax expense	(91,486)	(334,012)	(50,981)
Income tax expense	—	(25,955)	(3,962)
Net loss from continuing operations	(91,486)	(359,967)	(54,943)
Net income from discontinued operations, net of tax	14,373	—	—
Net loss	(77,113)	(359,967)	(54,943)
Accretion on convertible redeemable preferred shares to redemption value	(266,365)	—	—
Effect of exchange rate changes on convertible redeemable preferred shares	109,746	—	—
Net loss attributable to ordinary shareholders of Li Auto Inc.	(233,732)	(359,967)	(54,943)
Including: Net loss from continuing operations attributable to ordinary shareholders	(248,105)	(359,967)	(54,943)
Net income from discontinued operations attributable to ordinary shareholders	14,373	—	—
Weighted average number of ordinary shares used in computing net loss per share
Basic and diluted	255,000,000	1,809,393,256	1,809,393,256
Net (loss)/income per share attributable to ordinary shareholders
Basic and diluted
Continuing operations	(0.97)	(0.20)	(0.03)
Discontinued operations	0.06	—	—
Net loss per share	(0.91)	(0.20)	(0.03)
Net loss	(77,113)	(359,967)	(54,943)
Other comprehensive (loss)/income, net of tax
Foreign currency translation adjustment, net of tax	(5,088)	107,644	16,430
Total other comprehensive (loss)/income, net of tax	(5,088)	107,644	16,430
Total comprehensive loss, net of tax	(82,201)	(252,323)	(38,513)
Accretion on convertible redeemable preferred shares to redemption value	(266,365)	—	—
Effect of exchange rate changes on convertible redeemable preferred shares	109,746	—	—
Comprehensive loss attributable to ordinary shareholders of Li Auto Inc.	(238,820)	(252,323)	(38,513)
The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

LI AUTO INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ (DEFICIT)/EQUITY
(All amounts in thousands, except for share and per share data)
	Class A ordinary shares		Class B ordinary shares		Treasury Shares		Additional paid-in capital	Accumulated other comprehensive (loss)/income	Accumulated deficit	Total shareholders’ (deficit)/equity
	Number of shares	Amount	Number of shares	Amount	Shares	Amount
		RMB		RMB		RMB	RMB	RMB	RMB	RMB
Balance as of December 31, 2019	15,000,000	10	240,000,000	155	—	—	—	15,544	(5,690,240)	(5,674,531)
Accretion on convertible redeemable preferred shares to redemption value	—	—	—	—	—	—	—	—	(266,365)	(266,365)
Effect of exchange rate changes on convertible redeemable preferred shares	—	—	—	—	—	—	—	—	109,746	109,746
Foreign currency translation adjustment, net of tax	—	—	—	—	—	—	—	(5,088)	—	(5,088)
Net loss	—	—	—	—	—	—	—	—	(77,113)	(77,113)
Balance as of March 31, 2020	15,000,000	10	240,000,000	155	—	—	—	10,456	(5,923,972)	(5,913,351)
Balance as of December 31, 2020	1,453,476,230	1,010	355,812,080	235	—	—	37,289,761	(1,005,184)	(6,482,225)	29,803,597
Cumulative effect of adoption of credit loss guidance (Note 2(h))	—	—	—	—	—	—	—	—	(1,955)	(1,955)
Issuance of ordinary shares	34,000,000	22	—	—	(34,000,000)	(22)	—	—	—	—
Exercise of share options	—	—	—	—	633,012	—	413	—	—	413
Share-based compensation	—	—	—	—	—	—	182,928	—	—	182,928
Foreign currency translation adjustment, net of tax	—	—	—	—	—	—	—	107,644	—	107,644
Net loss	—	—	—	—	—	—	—	—	(359,967)	(359,967)
Balance as of March 31, 2021	1,487,476,230	1,032	355,812,080	235	(33,366,988)	(22)	37,473,102	(897,540)	(6,844,147)	29,732,660
The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

LI AUTO INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(All amounts in thousands, except for share and per share data)
	For the three months ended March 31,
	2020	2021
	RMB	RMB	US$ Note 2(e)
Cash flows from operating activities
Net loss	(77,113)	(359,967)	(54,943)
Net income from discontinued operations, net of tax	(14,373)	—	—
Adjustments to reconcile net loss to net cash (used in)/provided by operating activities:
Depreciation and amortization	55,354	97,276	14,847
Share-based compensation expenses	—	182,928	27,921
Foreign exchange (gain)/loss	(1,970)	144,229	22,014
Unrealized investment loss	28,703	35,535	5,424
Allowance for credit losses	—	102	16
Interest expense	19,007	12,687	1,936
Share of loss of equity method investees	420	322	49
Changes in fair value of warrants and derivative liabilities	(176,283)	—	—
Deferred income tax, net	—	25,955	3,962
(Gain)/loss on disposal of property, plant and equipment	(209)	19,843	3,029
Changes in operating assets and liabilities:
Prepayments and other current assets	42,044	(124,768)	(19,043)
Inventories	(189,621)	(330,253)	(50,406)
Changes of operating lease right-of-use assets	(1,157)	(54,707)	(8,350)
Changes of operating lease liabilities	10,010	65,087	9,934
Other non-current assets	1,858	(10,525)	(1,606)
Trade receivable	(26,401)	776	118
Deferred revenue	42,132	26,517	4,047
Trade and notes payable	238,194	1,066,210	162,735
Amounts due to related parties	376	(3,071)	(469)
Accruals and other current liabilities	(29,894)	62,942	9,607
Other non-current liabilities	15,768	69,225	10,566
Net cash (used in)/provided by continuing operating activities	(63,155)	926,343	141,388
Net cash provided by discontinued operating activities	148	—	—
Net cash (used in)/provided by operating activities	(63,007)	926,343	141,388
Cash flows from investing activities
Purchase of property, plant and equipment and intangible assets	(122,146)	(356,131)	(54,356)
Disposal of property, plant and equipment	535	—	—
Purchase of long-term investments	(60,000)	—	—
Placement of time deposits	—	(797,268)	(121,687)
Withdraw of time deposits	139,581	129,643	19,787
Placement of short-term investments	(3,928,647)	(86,873,023)	(13,259,413)
Withdraw of short-term investments	3,729,555	85,004,683	12,974,249
Cash paid related to acquisition of Chongqing Zhizao Automobile Co., Ltd. (“Chongqing Zhizao”), net of cash acquired	—	(300)	(46)
Net cash used in continuing investing activities	(241,122)	(2,892,396)	(441,466)
Net cash provided by discontinued investing activities	59,705	—	—
Net cash used in investing activities	(181,417)	(2,892,396)	(441,466)
Cash flows from financing activities
Repayment of short-term borrowings	(114,700)	—	—
Payment of issuance costs related to issuance of convertible redeemable preferred shares	(21,277)	—	—
Net cash used in continuing financing activities	(135,977)	—	—
Net cash used in financing activities	(135,977)	—	—
Effects of exchange rate changes on cash and cash equivalents and restricted cash	4,660	(24,104)	(3,679)
Net decrease in cash, cash equivalents and restricted cash	(375,741)	(1,990,157)	(303,757)
Cash, cash equivalents and restricted cash at beginning of the period	1,436,389	10,172,519	1,552,630
Cash, cash equivalents and restricted cash at end of the period	1,060,648	8,182,362	1,248,873
Supplemental schedule of non-cash investing and financing activities
Payable related to acquisition of Chongqing Zhizao	(115,000)	(79,252)	(12,096)
Payable related to purchase of property, plant and equipment	(321,897)	(154,602)	(23,597)
Exercise of Series B-3 Anti-Dilution Warrant	(305,333)	—	—
The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

LI AUTO INC.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(All amounts in thousands, except for share and per share data)
1   ORGANIZATION AND NATURE OF OPERATIONS
(a)   Principal activities
Li Auto Inc. (“Li Auto”, or the “Company”) was incorporated under the laws of the Cayman Islands in April 2017 as an exempted company with limited liability. The Company, through its consolidated subsidiaries and consolidated variable interest entities (the “VIEs”) and VIEs’ subsidiaries (collectively, the “Group”), is primarily engaged in the design, development, manufacturing, and sales of new energy vehicles in the People’s Republic of China (the “PRC”).
(b)   History of the Group and basis of presentation for the Reorganization
Prior to the incorporation of the Company and starting in April 2015, the Group’s business was carried out under Beijing CHJ Information Technology Co., Ltd. (or “Beijing CHJ”) and its subsidiaries. Concurrently with the incorporation of the Company in April 2017, Beijing CHJ, through one of its wholly-owned subsidiaries, entered into a shareholding entrustment agreement with the management team (the legal owners of the Company at that time) to obtain full control over the Company (the “Cayman Shareholding Entrustment Agreement”). In the same year, the Company set up its subsidiaries Leading Ideal HK Limited (“Leading Ideal HK”), Beijing Co Wheels Technology Co., Ltd. (“Wheels Technology”or “WOFE”), and a consolidated VIE, Beijing Xindian Transport Information Technology Co., Ltd. (“Xindian Information”). The Company, together with its subsidiaries and VIE, were controlled and consolidated by Beijing CHJ prior to the Reorganization.
The Group underwent a reorganization (the “Reorganization”) in July 2019. The major reorganization steps are described as follows:
•
Beijing CHJ terminated the Cayman Shareholding Entrustment Agreement, and concurrently the WOFE entered into contractual agreements with Beijing CHJ and its legal shareholders so that Beijing CHJ became a consolidated VIE of the WOFE;

•
the Company issued ordinary shares and Series Pre-A, A-1, A-2, A-3, B-1, B-2 and B-3 convertible redeemable preferred shares to shareholders of Beijing CHJ in exchange for respective equity interests that they held in Beijing CHJ immediately before the Reorganization.

All Reorganization related contracts were signed by all relevant parties on July 2, 2019, and all administrative procedures of the Reorganization, including but not limited to remitting share capital of Beijing CHJ overseas for reinjecting into the Company were completed by December 31, 2019.
As the shareholdings in the Company and Beijing CHJ were with a high degree of common ownership immediately before and after the Reorganization, even though no single investor controlled Beijing CHJ or Li Auto, the transaction of the Reorganization was determined to be a recapitalization with lack of economic substance, and was accounted for in a manner similar to a common control transaction. Consequently, the financial information of the Group is presented on a carryover basis for all periods presented. The number of outstanding shares in the unaudited condensed consolidated balance sheets, the unaudited condensed consolidated statements of changes in shareholders’ (deficit)/equity, and per share information including the net loss per share have been presented retrospectively as of the beginning of the earliest period presented on the unaudited condensed consolidated financial statements to be comparable with the final number of shares issued in the Reorganization. Accordingly, the effect of the ordinary shares and the preferred shares issued by the Company pursuant to the Reorganization have been presented retrospectively as of the beginning of the earliest period presented in the unaudited condensed consolidated financial statement or the original issue date, whichever is later, as if such shares were issued by the Company when the Group issued such interests.

LI AUTO INC.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(All amounts in thousands, except for share and per share data)
1   ORGANIZATION AND NATURE OF OPERATIONS (Continued)
The unaudited condensed consolidated financial statements include the financial statements of the Company, its subsidiaries, consolidated VIEs and VIEs’ subsidiaries.
As of March 31, 2021, the Company’s principal subsidiaries, consolidated VIEs and VIEs’ subsidiaries are as follows:
	Equity interest held	Date of incorporation or date of acquisition	Place of incorporation	Principal activities
Subsidiaries:
Leading Ideal HK Limited (“Leading Ideal HK”)	100%	May 15, 2017	Hong Kong, China	Investment holding
Beijing Co Wheels Technology Co., Ltd. (“Wheels Technology”)	100%	December 19, 2017	Beijing, PRC	Technology development and corporate management
Leading (Xiamen) Private Equity Investment Co., Ltd. (“Xiamen Leading”)	100%	May 14, 2019	Xiamen, PRC	Investment holding
Beijing Leading Automobile Sales Co., Ltd. (“Beijing Leading”)	100%	August 6, 2019	Beijing, PRC	Sales and after sales management
VIEs
Beijing CHJ Information Technology Co., Ltd. (“Beijing CHJ”)	100%	April 10, 2015	Beijing, PRC	Technology development
Beijing Xindian Transport Information Technology Co., Ltd. (“Xindian Information”)	100%	March 27, 2017	Beijing, PRC	Technology development
VIE’s subsidiaries
Jiangsu Chehejia Automobile Co., Ltd. (“Jiangsu Chehejia”)	100%	June 23, 2016	Changzhou, PRC	Purchase of manufacturing equipment
Beijing Xindian Intelligence Technology Co., Ltd. (“Beijing XDIT”)	100%	January 05, 2017	Beijing, PRC	Technology development
Jiangsu Xindian Interactive Sales and Services Co., Ltd. (“Xindian Interactive”)	100%	May 08, 2017	Changzhou, PRC	Sales and after sales management
Beijing Chelixing Information Technology Co., Ltd. (“Beijing CLX”)	100%	June 25, 2018	Beijing, PRC	Technology development
Chongqing Lixiang Automobile Co., Ltd. (“Chongqing Lixiang”)	100%	October 11, 2019	Chongqing, PRC	Manufacturing of automobile

LI AUTO INC.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(All amounts in thousands, except for share and per share data)
1   ORGANIZATION AND NATURE OF OPERATIONS (Continued)
(c)   Variable interest entity
The Company’s subsidiary Wheels Technology has entered into contractual arrangements with Beijing CHJ, Xindian Information (collectively the “VIEs”) and their respective shareholders, through which, the Company exercises control over the operations of the VIEs and receives substantially all of their economic benefits and residual returns.
The following is a summary of the contractual arrangements by and among Wheels Technology, the VIEs, and their respective shareholders.
Powers of Attorney and Business Operation Agreement.
Each shareholder of Beijing CHJ signed a power of attorney to irrevocably authorize Wheels Technology to act as his or her attorney in-fact to exercise all of his or her rights as a shareholder of Beijing CHJ, including the right to convene shareholder meetings, the right to vote and sign any resolution as a shareholder, the right to appoint directors, supervisors, and officers, and the right to sell, transfer, pledge, and dispose of all or a portion of the equity interest held by such shareholder. These powers of attorney will remain in force for 10 years. Upon request by Wheels Technology, each shareholder of Beijing CHJ shall extend the term of its authorization prior to its expiration.
Pursuant to the Business Operation Agreement by and among Wheels Technology, Xindian Information, and each of the shareholders of Xindian Information, Xindian Information will not take any action that may have a material adverse effect on its assets, businesses, human resources, rights, obligations, or business operations without prior written consent of Wheels Technology. Xindian Information and its shareholders further agreed to accept and strictly follow Wheels Technology’s instructions relating to Xindian Information’s daily operations, financial management, and election of directors appointed by Wheels Technology. The shareholders of Xindian Information agree to transfer any dividends or any other income or interests they receive as the shareholders of Xindian Information immediately and unconditionally to Wheels Technology. Unless Wheels Technology terminates this agreement in advance, this agreement will remain effective for 10 years and can be renewed upon request by Wheels Technology prior to its expiration. Xindian Information and its shareholders have no right to terminate this agreement unilaterally. Pursuant to the Business Operation Agreement, each shareholder of Xindian Information has executed a power of attorney to irrevocably authorize Wheels Technology to act as his or her attorney-in-fact to exercise all of his or her rights as a shareholder of Xindian Information. The terms of these powers of attorney are substantially similar to the powers of attorney executed by the shareholders of Beijing CHJ described above.
Spousal Consent Letters.
Spouses of three shareholders of Beijing CHJ, who collectively hold 100% of equity interests in Beijing CHJ, have each signed a spousal consent letter. Each signing spouse of the relevant shareholder acknowledges that the equity interests in Beijing CHJ held by the relevant shareholder of Beijing CHJ are the personal assets of that shareholder and not jointly owned by the married couple. Each signing spouse also has unconditionally and irrevocably disclaimed his or her rights to the relevant equity interests and any associated economic rights or interests to which he or she may be entitled pursuant to applicable laws, and has undertaken not to make any assertion of rights to such equity interests and the underlying assets. Each signing spouse has agreed and undertaken that he or she will not carry out in any circumstances any conducts that are contradictory to the contractual arrangements and the spousal consent letter.

LI AUTO INC.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(All amounts in thousands, except for share and per share data)
1   ORGANIZATION AND NATURE OF OPERATIONS (Continued)
Spouses of ten shareholders of Xindian Information, who collectively hold 100% equity interests in Xindian Information, have each signed a spousal consent letter, which includes terms substantially similar to the spousal consent letter relating to Beijing CHJ described above.
Exclusive Consultation and Service Agreements.
Pursuant to the Exclusive Consultation and Service Agreement by and between Wheels Technology, and Beijing CHJ, Wheels Technology has the exclusive right to provide Beijing CHJ with software technology development, technology consulting, and technical services required by Beijing CHJ’s business. Without Wheels Technology’ prior written consent, Beijing CHJ cannot accept any same or similar services subject to this agreement from any third party. Beijing CHJ agrees to pay Wheels Technology an annual service fee at an amount that is equal to 100% of its quarterly net income or an amount that is adjusted in accordance with Wheels Technology’ sole discretion for the relevant quarter and also the mutually agreed amount for certain other technical services, both of which should be paid within 10 days after Wheels Technology sends invoice within 30 days after the end of the relevant calendar quarter. Wheels Technology has exclusive ownership of all the intellectual property rights created as a result of the performance of the Exclusive Consultation and Service Agreement, to the extent permitted by applicable PRC laws. To guarantee Beijing CHJ’s performance of its obligations thereunder, the shareholders have agreed to pledge their equity interests in Beijing CHJ to Wheels Technology pursuant to the Equity Pledge Agreement. The Exclusive Consultation and Service Agreement will remain effective for 10 years, unless otherwise terminated by Wheels Technology. Upon request by Wheels Technology, the term of this agreement can be renewed prior to its expiration.
The Exclusive Consultation and Service Agreement by and between Wheels Technology and Xindian Information includes terms substantially similar to the Exclusive Consultation and Service Agreement relating to Beijing CHJ described above.
Equity Option Agreements.
Pursuant to the Equity Option Agreement by and among Wheels Technology, Beijing CHJ, and each of the shareholders of Beijing CHJ, the shareholders of Beijing CHJ have irrevocably granted Wheels Technology an exclusive option to purchase all or part of their equity interests in Beijing CHJ, and Beijing CHJ has irrevocably granted Wheels Technology an exclusive option to purchase all or part of its assets. Wheels Technology or its designated person may exercise such options to purchase equity interests at the lower of the amount of their respective paid-in capital in Beijing CHJ and the lowest price permitted under applicable PRC laws. Wheels Technology or its designated person may exercise the options to purchase assets at the lowest price permitted under applicable PRC laws. The shareholders of Beijing CHJ have undertaken that, without Wheels Technology’s prior written consent, they will not, among other things, (i) transfer or otherwise dispose of their equity interests in Beijing CHJ, (ii) create any pledge or encumbrance on their equity interests in Beijing CHJ, (iii) change Beijing CHJ’s registered capital, (iv) merge Beijing CHJ with any other entity, (v) dispose of Beijing CHJ’s material assets (except in the ordinary course of business), or (vi) amend Beijing CHJ’s articles of association. The Exclusive Option Agreement will remain effective for 10 years and can be renewed upon request by Wheels Technology.
The Equity Option Agreement by and between Wheels Technology, Xindian Information, and each of the shareholders of Xindian Information includes terms substantially similar to the Equity Option Agreement relating to Beijing CHJ described above.

LI AUTO INC.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(All amounts in thousands, except for share and per share data)
1   ORGANIZATION AND NATURE OF OPERATIONS (Continued)
Equity Pledge Agreements.
Pursuant to the Equity Pledge Agreement by and between Wheels Technology and the shareholders of Beijing CHJ, the shareholders of Beijing CHJ have agreed to pledge 100% of equity interests in Beijing CHJ to Wheels Technology to guarantee the performance by the shareholders of their obligations under the Exclusive Option Agreement and the Powers of Attorney, as well as the performance by Beijing CHJ of its obligations under the Exclusive Option Agreement, the Powers of Attorney, and payment of services fees to Wheels Technology under the Exclusive Consultation and Service Agreement. In the event of a breach by Beijing CHJ or any shareholder of contractual obligations under the Equity Pledge Agreement, Wheels Technology, as pledgee, will have the right to dispose of the pledged equity interests in Beijing CHJ and will have priority in receiving the proceeds from such disposal. The shareholders of Beijing CHJ also have undertaken that, without prior written consent of Wheels Technology, they will not dispose of, create, or allow any encumbrance on the pledged equity interests.
Wheels Technology and the shareholders of Xindian Information entered into an Equity Pledge Agreement, which includes terms substantially similar to the Equity Pledge Agreement relating to Beijing CHJ described above.
Registration of the equity pledge relating to Beijing CHJ and Xindian Information with the local branch of the SAMR in accordance with the PRC Property Law has been completed.
(d)   Risks in relations to the VIE structure
According to the Guidance Catalog of Industries for Foreign Investment promulgated in 2017, or the Catalog, foreign ownership of certain areas of businesses are subject to restrictions under current PRC laws and regulations. For example, foreign investors are not allowed to own more than 50% of the equity interests in a value-added telecommunication service provider (except for e-commerce) or in an automaker that manufactures whole vehicles. The Catalog was amended in 2018 to lift restrictions on foreign investment in new energy vehicle manufacturers.
Part of the Group’s business is conducted through the VIEs of the Group, of which the Company is the ultimate primary beneficiary. In the opinion of the management, the contractual arrangements with the VIEs and the nominee shareholders are in compliance with PRC laws and regulations and are legally binding and enforceable. The nominee shareholders indicate they will not act contrary to the contractual arrangements. However, there are substantial uncertainties regarding the interpretation and application of the PRC laws and regulations including those that govern the contractual arrangements, which could limit the Group’s ability to enforce these contractual arrangements and if the nominee shareholders of the VIEs were to reduce their interests in the Group, their interest may diverge from that of the Group and that may potentially increase the risk that they would seek to act contrary to the contractual arrangements.
It is possible that the Group’s operations of certain of its businesses through the VIEs could be found by the PRC authorities to be in violation of the PRC laws and regulations prohibiting or restricting foreign ownership of companies that engage in such operations and businesses. While the Group’s management considers the possibility of such a finding by PRC regulatory authorities under current PRC law and regulations to be remote, on March 15, 2019, the National People’s Congress adopted the Foreign Investment Law of the PRC, which came into effect on January 1, 2020 and replaced the trio of existing laws regulating foreign investment in China, namely, the Sino-foreign Equity Joint Venture Enterprise Law, the Sino-foreign Cooperative Joint Venture Enterprise Law, and the Wholly Foreign-invested Enterprise Law, together with their implementation rules and ancillary regulations. The Foreign Investment Law of the PRC embodies an expected PRC regulatory trend to rationalize its foreign

LI AUTO INC.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(All amounts in thousands, except for share and per share data)
1   ORGANIZATION AND NATURE OF OPERATIONS (Continued)
investment regulatory regime in line with prevailing international practice and the legislative efforts to unify the corporate legal requirements for both foreign and domestic investments. However, since it is relatively new, uncertainties still exist in relation to its interpretation and implementation. For example, the Foreign Investment Law of the PRC adds a catch-all clause to the definition of “foreign investment” so that foreign investment, by its definition, includes “investments made by foreign investors in China through other means defined by other laws or administrative regulations or provisions promulgated by the State Council” without further elaboration on the meaning of “other means.”It leaves leeway for the future legislations promulgated by the State Council to provide for contractual arrangements as a form of foreign investment. It is therefore uncertain whether the Group’s corporate structure will be seen as violating the foreign investment rules as the Group are currently leveraging the contractual arrangements to operate certain businesses in which foreign investors are prohibited from or restricted to investing. Furthermore, if future legislations prescribed by the State Council mandate further actions to be taken by companies with respect to existing contractual arrangement, the Group may face substantial uncertainties as to whether the Group can complete such actions in a timely manner, or at all. If the Group fail to take appropriate and timely measures to comply with any of these or similar regulatory compliance requirements, the Group’s current corporate structure, corporate governance and business operations could be materially and adversely affected.
If the Group’s corporate structure or the contractual arrangements with the VIEs were found to be in violation of any existing or future PRC laws and regulations, the PRC regulatory authorities could, within their respective jurisdictions:
•
revoke the business licenses and/or operating licenses of such entities;

•
discontinue or place restrictions or onerous conditions on the Group’s operation through any transactions between the PRC subsidiaries and the VIEs;

•
impose fines, confiscate the income from the PRC subsidiaries or the VIEs, or imposing other requirements with which the VIEs may not be able to comply;

•
require the Group to restructure the ownership structure or operations, including terminating the contractual arrangements with the VIEs and deregistering the equity pledges of the VIEs, which in turn would affect the Group’s ability to consolidate, derive economic interests from, or exert effective control over the VIEs;

•
restrict or prohibit the Group’s use of the proceeds of this offering to finance the Group’s business and operations in China; or

•
take other regulatory or enforcement actions that could be harmful to the Group’s business.

The imposition of any of these penalties may result in a material and adverse effect on the Group’s ability to conduct the Group’s businesses. In addition, if the imposition of any of these penalties causes the Group to lose the right to direct the activities of any of the VIEs (through its equity interests in its subsidiaries) or the right to receive their economic benefits, the Group will no longer be able to consolidate the relevant VIEs and its subsidiaries, if any. In the opinion of management, the likelihood of loss in respect of the Group’s current ownership structure or the contractual arrangements with its VIEs is remote. The Group’s operations depend on the VIEs and their nominee shareholders to honor their contractual arrangements with the Group. These contractual arrangements are governed by PRC law and disputes arising out of these agreements are expected to be decided by arbitration in the PRC. The management believes that each of the contractual arrangements constitutes valid and legally binding obligations of each party to such contractual arrangements under the PRC laws. However, the interpretation and implementation of the laws and regulations in the PRC and their application on the legality, binding effect and enforceability of contracts are subject to the discretion of competent PRC

LI AUTO INC.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(All amounts in thousands, except for share and per share data)
1   ORGANIZATION AND NATURE OF OPERATIONS (Continued)
authorities, and therefore there is no assurance that relevant PRC authorities will take the same position as the Group herein in respect of the legality, binding effect and enforceability of each of the contractual arrangements. Meanwhile, since the PRC legal system continues to evolve, the interpretations of many laws, regulations and rules are not always uniform and enforcement of these laws, regulations and rules involve uncertainties, which may limit legal protections available to the Group to enforce the contractual arrangements should the VIEs or the nominee shareholders of the VIEs fail to perform their obligations under those arrangements.
The following unaudited condensed consolidated financial information of the Group’s VIEs and VIEs’ subsidiaries as of December 31, 2020 and March 31, 2021 and for the three months ended March 31, 2020 and 2021 were included in the accompanying Group’s unaudited condensed consolidated financial statements as follows:
	As of December 31,	As of March 31,
	2020	2021
	RMB	RMB
Current assets:
Cash and cash equivalents	1,546,193	2,584,861
Restricted cash	1,234,178	2,055,933
Short-term investments	2,581,690	3,405,125
Trade receivable	103,271	103,174
Intra-group receivables	7,704,630	9,443,811
Inventories	271,379	357,718
Prepayments and other current assets	254,061	316,986
Non-current assets:
Long-term investments	707,685	707,350
Property, plant and equipment, net	2,335,824	2,384,064
Operating lease right-of-use assets, net	1,182,134	1,185,767
Intangible assets, net	682,083	683,017
Other non-current assets	218,531	499,502
Total assets	18,821,659	23,727,308
Current liabilities:
Trade and notes payable	3,107,646	4,238,120
Intra-group payable	12,203,705	16,081,407
Amounts due to related parties	19,206	16,135
Operating lease liabilities, current	170,033	182,667
Deferred revenue, current	230,720	166,541
Accruals and other current liabilities	453,731	482,731
Non-current liabilities:
Long-term borrowings	511,638	518,631
Deferred revenue, non-current	102,898	139,546
Operating lease liabilities, non-current	973,455	975,405
Finance lease liabilities, non-current	366,883	372,576
Deferred tax liabilities	36,309	62,264
Other non-current liabilities	157,907	209,000
Total liabilities	18,334,131	23,445,023

LI AUTO INC.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(All amounts in thousands, except for share and per share data)
1   ORGANIZATION AND NATURE OF OPERATIONS (Continued)
These balances have been reflected in the Group’s unaudited condensed consolidated financial statements with intercompany transactions eliminated.
	For the three months ended March 31,
	2020	2021
	RMB	RMB
Net loss from continuing operations	(254,636)	(319,067)
Net income from discontinued operations	14,373	—
	For the three months ended March 31,
	2020	2021
	RMB	RMB
Net cash (used in)/provided by operating activities	(139,171)	3,077,820
Net cash used in investing activities	(403,490)	(1,217,397)
Net cash provided by financing activities	680,595	—
Effects of exchange rate changes on cash, cash equivalents and restricted cash	1,971	—
Net increase in cash, cash equivalents and restricted cash	139,905	1,860,423
Cash, cash equivalents and restricted cash at beginning of the period	255,535	2,780,371
Cash, cash equivalents and restricted cash at end of the period	395,440	4,640,794
The Company’s involvement with the VIEs is through the contractual arrangements disclosed in Note 1(c). All recognized assets held by the VIEs are disclosed in the table above.
In accordance with the contractual arrangements between Wheels Technology, the VIEs and the VIEs’ shareholders, Wheels Technology has the power to direct activities of the Group’s consolidated VIEs and VIEs’ subsidiaries, and can have assets transferred out of the Group’s consolidated VIEs and VIEs’ subsidiaries. Therefore, it is considered that there is no asset in the Group’s consolidated VIEs and VIEs’ subsidiaries that can be used only to settle their obligations except for registered capitals and PRC statutory reserves of the Group’s consolidated VIEs amounting to RMB7,930,831 and RMB6,894,723 as of December 31, 2020 and March 31, 2021, respectively. As the Group’s consolidated VIEs and VIEs’ subsidiaries are incorporated as limited liability companies under the PRC Company Law, the creditors do not have recourse to the general credit of Wheels Technology for all the liabilities of the Group’s consolidated VIEs and VIEs’ subsidiaries. The total shareholders’ deficit of the Group’s consolidated VIEs and VIEs’ subsidiaries was RMB3,772,758 and RMB4,093,279 as of December 31, 2020 and March 31, 2021, respectively.
Currently there is no contractual arrangement that could require the Company, Wheels Technology or other subsidiaries of the Company to provide additional financial support to the Group’s consolidated VIEs and VIEs’ subsidiaries. As the Company is conducting certain businesses in the PRC through

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NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(All amounts in thousands, except for share and per share data)
1   ORGANIZATION AND NATURE OF OPERATIONS (Continued)
the consolidated VIEs and VIEs’ subsidiaries, the Company may provide additional financial support on a discretionary basis in the future, which could expose the Group to a loss.
(e)   Impact of the COVID-19
Due to the COVID-19 pandemic and the related nationwide precautionary and control measures that were adopted in China starting in January 2020, the Company postponed the production in its Changzhou manufacturing facility after the Chinese New Year holiday in February 2020, and also experienced short term delays in the suppliers’ delivery of certain raw materials needed for production. Subsequent to March 31, 2020, the Group continuously increased their production capacity and delivery to normal level as the Group had recovered from the adverse impact of COVID-19 across China. The Group concluded that there would be no material impact on the Group’s long-term forecast.
2   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
(a)   Basis of presentation
The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for interim financial information. Accordingly, they do not include all of the information and footnotes required by U.S. GAAP for complete financial statements. Certain information and note disclosures normally included in the annual financial statements prepared in accordance with U.S. GAAP have been condensed or omitted consistent with Article 10 of Regulation S-X. The unaudited condensed consolidated financial statements have been prepared on the same basis as the audited financial statements and include all adjustments as necessary for the fair statement of the Company’s financial position as of March 31, 2021, results of operations and cash flows for the three months ended March 31, 2020 and 2021. The consolidated balance sheet at December 31, 2020 has been derived from the audited financial statements at that date but does not include all the information and footnotes required by U.S. GAAP. Interim results of operations are not necessarily indicative of the results, expected for the full fiscal year or any future period. These financial statements should be read in conjunction with the audited consolidated financial statements and related footnotes for the years ended December 31, 2019 and 2020 and related notes included in the Company’s audited consolidated financial statements.
(b)   Principles of consolidation
The unaudited condensed consolidated financial statements include the financial statements of the Company, its subsidiaries, VIEs and VIEs’ subsidiaries for which the Company is the ultimate primary beneficiary.
A subsidiary is an entity in which the Company, directly or indirectly, controls more than one half of the voting power; has the power to appoint or remove the majority of the members of the board of directors (the “Board”); to cast majority of votes at the meeting of the Board or to govern the financial and operating policies of the investee under a statute or agreement among the shareholders or equity holders.
A VIE is an entity in which the Company, or its subsidiary, through contractual arrangements, bears the risks of, and enjoys the rewards normally associated with, ownership of the entity, and therefore the Company or its subsidiary is the primary beneficiary of the entity.
All significant transactions and balances between the Company, its subsidiaries, VIEs and VIEs’ subsidiaries have been eliminated upon consolidation.

LI AUTO INC.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(All amounts in thousands, except for share and per share data)
2   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)
(c)   Use of estimates
The preparation of the unaudited condensed consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, related disclosures of contingent assets and liabilities at the balance sheet date, and the reported revenue and expenses during the reported period in the unaudited condensed consolidated financial statements and accompanying notes.
Significant accounting estimates reflected in the Group’s unaudited condensed consolidated financial statements mainly include, but are not limited to, standalone selling price of each distinct performance obligation in revenue recognition and determination of the amortization period of these obligations, the valuation of share-based compensation arrangements, fair value of investments and derivative instruments, fair value of warrant liabilities and derivative liabilities, useful lives of property, plant and equipment, useful lives of intangible assets, assessment for impairment of long-lived assets and intangible assets, the provision for financial assets, lower of cost and net realizable value of inventories, product warranties, determination of vendor rebate, assessment of variable lease payment, and valuation allowance for deferred tax assets. Actual results could differ from those estimates.
(d)
Functional currency and foreign currency translation

The Group’s reporting currency is RMB. The functional currency of the Company and its subsidiary which is incorporated in Hong Kong is United States dollars (“US$”). The functional currencies of the other subsidiaries, the VIEs and VIEs’ subsidiaries are their respective local currencies. The determination of the respective functional currency is based on the criteria set out by ASC 830, Foreign Currency Matters.
Transactions denominated in currencies other than the functional currency are translated into the functional currency using the exchange rates prevailing at the transaction dates. Monetary assets and liabilities denominated in foreign currencies are translated into functional currency using the applicable exchange rates at the balance sheet date. Non-monetary items that are measured in terms of historical cost in foreign currency are measured using the exchange rates at the dates of the initial transactions.
The financial statements of the Group’s entities of which the functional currency is not RMB are translated from their respective functional currency into RMB. Assets and liabilities denominated in foreign currencies are translated into RMB at the exchange rates at the balance sheet date. Equity accounts other than earnings generated in current period are translated into RMB at the appropriate historical rates. Income and expense items are translated into RMB using the periodic average exchange rates. The resulting foreign currency translation adjustments are recorded in other comprehensive income in the unaudited condensed consolidated statements of comprehensive loss, and the accumulated foreign currency translation adjustments are presented as a component of accumulated other comprehensive income in the unaudited condensed consolidated statements of shareholders’ (deficit)/equity. Total foreign currency translation adjustment loss was RMB5,088 for the three months ended March 31, 2020 and total foreign currency translation adjustment income was RMB107,644 for the three months ended March 31, 2021.
(e)
Convenience translation

Translations of balances in the unaudited condensed consolidated balance sheets, unaudited condensed consolidated statements of comprehensive loss and unaudited condensed consolidated statements of cash flows from RMB into US$ as of and for the three months ended March 31, 2021 are solely for the convenience of the reader and were calculated at the rate of US$1.00 = RMB6.5518, representing the noon buying rate set forth in the H.10 statistical release of the U.S. Federal Reserve

LI AUTO INC.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(All amounts in thousands, except for share and per share data)
2   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)
Board on March 31, 2021. No representation is made that the RMB amounts represent or could have been, or could be, converted, realized or settled into US$ at that rate on March 31, 2021, or at any other rate.
(f)   Cash, cash equivalents and restricted cash
Cash and cash equivalents represent cash on hand, time deposits and highly-liquid investments placed with banks or other financial institutions, which are unrestricted as to withdrawal and use, and which have original maturities of three months or less. As of December 31, 2020 and March 31 2021,the Group had cash held in accounts managed by online payment platforms such as China Union Pay in connection with the collection of vehicle sales for a total amount of RMB17,844 and RMB23,731, respectively, which have been classified as cash and cash equivalents on the unaudited condensed consolidated financial statements.
Cash that is restricted as to withdrawal for use or pledged as security is reported separately on the face of the unaudited condensed consolidated balance sheets, and is not included in the total cash and cash equivalents in the unaudited condensed consolidated statements of cash flows. The Group’s restricted cash mainly represents the secured deposits held in designated bank accounts for issuance of letter of credit, bank guarantee and bank acceptance bill.
Cash, cash equivalents and restricted cash as reported in the unaudited condensed consolidated statements of cash flows are presented separately on our unaudited condensed consolidated balance sheets as follows:
	As of December 31,	As of March 31,
	2020	2021
Cash and cash equivalents	8,938,341	6,070,720
Restricted cash	1,234,178	2,111,642
Total cash, cash equivalents and restricted cash of continuing operations	10,172,519	8,182,362
(g)   Time deposits and short-term investments
Time deposits are those balances placed with the banks with original maturities longer than three months but less than one year.
Short-term investments are investments in financial instruments with variable interest rates. These financial instruments have maturity dates within one year and are classified as short-term investments. The Group elected the fair value method at the date of initial recognition and carried these investments subsequently at fair value. Fair value is estimated based on quoted prices of similar financial products provided by financial institutions at the end of each period. Changes in the fair value are reflected in the unaudited condensed consolidated statements of comprehensive loss as “investment (loss)/income, net.”
(h)   Current expected credit losses
In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments-Credit Losses, which introduces an approach based on expected losses to estimate credit losses on certain types of financial instruments, including, but not limited to, trade and other receivables and net investments in leases.

LI AUTO INC.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(All amounts in thousands, except for share and per share data)
2   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)
The Group assessed that trade receivable, other current assets, and other non-current assets are within the scope of ASC 326. The Group has identified the relevant risk characteristics of trade receivables, other current assets, and other non-current assets which include size, type of the services or the products the Group provides, or a combination of these characteristics, the historical credit loss experience, current economic conditions, supportable forecasts of future economic conditions, and any recoveries in assessing the lifetime expected credit losses, etc. Other key factors that influence the expected credit loss analysis include industry-specific factors that could impact the credit quality of the Group’s receivables. This is assessed at each quarter based on the Group’s specific facts and circumstances. The Group adopted this ASC 326 and several associated ASUs on January 1, 2021 using a modified retrospective approach with a cumulative effect recorded as increase of accumulated deficit with amount of RMB1,955. As of January 1, 2021, upon the adoption, the expected credit loss provision for the current assets and non-current assets were RMB972 and RMB983, respectively. For the three months ended March 31, 2021, the Group recorded RMB102 expected credit losses in selling, general and administrative expenses. As of March 31, 2021, the expected credit loss provision for the current assets and non-current assets were RMB897 and RMB1,160, respectively.
The Group typically does not carry significant trade receivable related to vehicle sales and related sales as customer payments are due prior to vehicle delivery, except for amounts of vehicle sales in relation to government subsidy to be collected from government on behalf of customers. Other current assets and other non-current assets primarily consist of other receivables and deposits. The Group recorded a provision for current expected credit losses. The following table summarizes the activity in the allowance for credit losses related to trade receivable, other current assets and other non-current assets for the three months ended March 31, 2021:
For the three months ended March 31, 2021
Balance as of December 31, 2020	—
Adoption of ASC 326	1,955
Balance as of January 1, 2021	1,955
Current period provision	264
Reversal	(162)
Balance as of March 31, 2021	2,057
(i)   Trade receivable and allowance for doubtful accounts
Trade receivable primarily include amounts of vehicle sales related to government subsidy to be collected from government on behalf of customers. The Group provides an allowance against trade receivable based on expected credit loss approach and writes off trade receivable when they are deemed uncollectible. No allowance for doubtful accounts for trade receivable was recognized for the three months ended March 31, 2020. The Group recorded a provision for current expected credit losses for trade receivable amounting to RMB315 as of March 31, 2021.
(j)   Derivative instruments
Derivative instruments are measured at fair value and recognized as either assets or liabilities on the unaudited condensed consolidated balance sheets in either other current or non-current assets or

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NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(All amounts in thousands, except for share and per share data)
2   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)
other current liabilities or non-current liabilities depending upon maturity and commitment. Changes in the fair value of derivatives are either recognized periodically in the unaudited condensed consolidated statements of comprehensive income/(loss) or in other comprehensive income/(loss) depending on the use of the derivatives and whether they qualify for hedge accounting. The Group selectively uses financial instruments to manage market risk associated with exposure to fluctuations in interest rates and foreign currency rates. These financial exposures are monitored and managed by the Group as an integral part of its risk management program. The Group does not engage in derivative instruments for speculative or trading purposes. The Group’s derivative instruments are not qualified for hedge accounting, thus changes in fair value are recognized in “investment (loss)/income, net” in the unaudited condensed consolidated statements of comprehensive loss. The cash flows of derivative financial instruments are classified in the same category as the cash flows from the items subject to the economic hedging relationships. The estimated fair value of the derivatives is determined based on relevant market information. These estimates are calculated with reference to the market rates using industry standard valuation techniques.
Derivative instruments are presented as net if rights of setoff exist, with all of the following conditions met: (a) each of two parties owes the other determinable amounts; (b) the reporting party has the right to set off the amount owed with the amount owed by the other party; (c) the reporting party intends to set off; and (d) the right of setoff is enforceable at law.
The following table summarizes the details of the foreign exchange forwards and options entered into by the Group as at March 31, 2021:
Description	Gross amounts of recognized assets	Gross amounts offset in the statement of financial position	Net amounts of assets presented in the statement of financial position
Foreign exchange forwards and options	20,178	11,994	8,184
As of March 31, 2021, the Group had outstanding derivative instruments with notional amounts of US$405,000 and recorded RMB22,922 fair value loss for the three months ended March 31, 2021 in investment income/(loss), net.
(k)   Inventories
Inventories are stated at the lower of cost or net realizable value. Cost is calculated on the weighted average basis and includes all costs to acquire and other costs to bring the inventories to their present location and condition. The Group records inventory write-downs for excess or obsolete inventories based upon assumptions on current and future demand forecasts. If the inventory on hand is in excess of future demand forecast, the excess amounts are written off. The Group also reviews inventory to determine whether its carrying value exceeds the net amount realizable upon the ultimate sale of the inventory. This requires the determination of the estimated selling price of the vehicles less the estimated cost to convert inventory on hand into a finished product. Once inventory is written-down, a new, lower-cost basis for that inventory is established and subsequent changes in facts and circumstances do not result in the restoration or increase in that newly established cost basis. No inventory write-downs were recognized for the three months ended March 31, 2020 and 2021.
(l)   Property, plant and equipment, net
Property, plant and equipment are stated at cost less accumulated depreciation and impairment loss, if any. Property, plant and equipment are depreciated at rates sufficient to write off their costs less

LI AUTO INC.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(All amounts in thousands, except for share and per share data)
2   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)
impairment and residual value, if any, over their estimated useful lives on a straight-line basis. Leasehold improvements are amortized over the shorter of the lease term or the estimated useful lives of the related assets. Direct costs that are related to the construction of property, equipment and software and incurred in connection with bringing the assets to their intended use are capitalized as construction in progress. Construction in progress is transferred to specific property, equipment and software items and the depreciation of these assets commences when the assets are ready for their intended use.
The estimated useful lives are as follows:
Useful lives
Buildings	20 years
Buildings improvements	5 to 10 years
Production facilities	5 to 10 years
Equipment	3 to 5 years
Motor vehicles	4 years
Mold and tooling	Unit-of-production
Leasehold improvements	Shorter of the estimated useful life or lease term
The cost of maintenance and repairs is expensed as incurred, whereas the cost of renewals and betterment that extends the useful lives of property, plant and equipment is capitalized as additions to the related assets. When assets are retired or otherwise disposed of, the cost and related accumulated depreciation and amortization are removed from their respective accounts, and any gain or loss on such sale or disposal is reflected in the unaudited condensed consolidated statements of comprehensive loss.
(m)   Intangible assets, net
Intangible assets are carried at cost less accumulated amortization and impairment, if any. Intangible assets are amortized using the straight-line method over the estimated useful lives as below:
Useful lives
Automotive Manufacturing Permission	Indefinite
Software and Patents	5 to 10 years
No useful life was determined in the contract terms when the Company acquired the automotive manufacturing permission. The Company expects that the automotive manufacturing permission is unlikely to be terminated based on industry experience and will continue to contribute revenue in the future. Therefore, the Company considers the useful life of such intangible assets to be indefinite.
The Company estimates the useful life of the software and patents to be 5 to 10 years based on the contract terms, expected technical obsolescence and innovations and industry experience of such intangible assets.
(n)   Impairment of long-lived assets and intangible assets with indefinite lives
Long-lived assets include property, plant and equipment and intangible assets with definite lives. Long-lived assets are assessed for impairment, whenever events or changes in circumstances (such as a significant adverse change to market conditions that will impact the future use of the assets) indicate

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NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(All amounts in thousands, except for share and per share data)
2   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)
the carrying value of an asset may not be recoverable in accordance with ASC 360. The Company measures the carrying amount of long-lived assets against the estimated undiscounted future cash flows associated with it. The impairment exists when the estimated undiscounted future cash flows are less than the carrying value of the asset being evaluated. Impairment loss is calculated as the amount by which the carrying value of the asset exceeds its fair value. No impairment of long-lived assets was recognized for the three months ended March 31, 2020 and 2021.
Intangible assets with indefinite lives are tested for impairment at least annually and more frequently if events or changes in circumstances indicate that it is more likely than not that the asset is impaired in accordance with ASC 350. The Company first performs a qualitative assessment to assess all relevant events and circumstances that could affect the significant inputs used to determine the fair value of the indefinite-lived intangible asset. If after performing the qualitative assessment, the Company determines that it is more likely than not that the indefinite-lived intangible asset is impaired, the Company calculates the fair value of the intangible asset and perform the quantitative impairment test by comparing the fair value of the asset with its carrying amount. If the carrying amount of an indefinite-lived intangible asset exceeds its fair value, the Company recognizes an impairment loss in an amount equal to that excess. In consideration of the growing electric vehicle industry in China, the Group’s improving financial performance, the stable macroeconomic conditions in China and the Group’s future manufacturing plans, the Company determined that it is not likely that the indefinite-lived intangible assets was impaired as of March 31, 2021.
(o)   Long-term investments
Long-term investments are comprised of investments in publicly traded companies and privately-held companies.
The Group adopted ASU 2016-01 on January 1, 2018. The Group measures equity investments other than equity method investments at fair value through earnings. For those equity investments without readily determinable fair values, the Group elects to record these investments at cost, less impairment, and plus or minus subsequent adjustments for observable price changes. Under this measurement alternative, changes in the carrying value of the equity investment are required to be made whenever there are observable price changes in orderly transactions for the identical or similar investment of the same issuer. The implementation guidance notes that an entity should make a “reasonable efforts”to identify price changes that are known or that can reasonably be known.
Pursuant to ASC 321, for equity investments measured at fair value with changes in fair value recorded in earnings, the Group does not assess whether those securities are impaired. For those equity investments that the Group elects to use the measurement alternative, the Group makes a qualitative assessment of whether the investment is impaired at each reporting date. If a qualitative assessment indicates that the investment is impaired, the Group estimates the investment’s fair value in accordance with the principles of ASC 820. If the fair value is less than the investment’s carrying value, the Group recognizes an impairment loss equal to the difference between the carrying value and fair value.
Investments in entities over which the Group can exercise significant influence and hold an investment in common shares or in-substance common shares (or both) of the investee but do not own a majority equity interest or control are accounted for using the equity method of accounting in accordance with ASC topic 323, Investment-Equity Method and Joint Ventures(“ASC 323”). Under the equity method, the Group initially records its investments at cost and the difference between the cost of the equity investee and the fair value of the underlying equity in the net assets of the equity investee is recognized as equity method goodwill, which is included in the equity method investment on our

LI AUTO INC.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(All amounts in thousands, except for share and per share data)
2   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)
unaudited condensed consolidated balance sheets. The Group subsequently adjusts the carrying amount of the investments to recognize our proportionate share of each equity investee’s net income or loss into earnings after the date of investment. The Group evaluates the equity method investments for impairment under ASC 323. An impairment loss on the equity method investments is recognized in earnings when the decline in value is determined to be other-than-temporary.
The Group assesses its investments in privately-held companies for impairment by considering factors including, but not limited to, current economic and market conditions, operating performance of the companies, including current earnings trends and undiscounted cash flows, and other company-specific information, such as recent financing rounds. The fair value determination, particularly for investments in privately-held companies whose revenue model is still unclear, requires significant judgment to determine appropriate estimates and assumptions. Changes in these estimates and assumptions could affect the calculation of the fair value of the investments. If this assessment indicates that an impairment exists, the Group estimates the fair value of the investment and writes down the investment to its fair value, taking the corresponding charge to the unaudited condensed consolidated statements of comprehensive loss.
(p)   Employee benefits
Full time employees of the Group in the PRC participate in a government mandated defined contribution plan, pursuant to which certain pension benefits, medical care, employee housing fund and other welfare benefits are provided to the employees. Chinese labor regulations require that the PRC subsidiaries and VIEs and VIEs’ subsidiaries of the Group make contributions to the government for these benefits based on certain percentages of the employees’ salaries, up to a maximum amount specified by the local government. The Group has no legal obligation for the benefits beyond the contributions made. Total amounts of such employee benefit expenses, which were expensed as incurred, were approximately RMB37,550 and RMB73,618 for the three months ended March 31, 2020 and 2021, respectively.
(q)   Product warranties
The Group provides product warranties on all new vehicles based on the contracts with its customers at the time of sale of vehicles. The Group accrues a warranty reserve for the vehicles sold by multiplying the expected unit costs for warranty services by the sales volume, which includes the best estimate of projected costs to repair or replace items under warranties. These estimates are primarily based on the estimates of the nature, frequency and average costs of future claims. These estimates are inherently uncertain given the Group’s relatively short history of sales, and changes to the historical or projected warranty experience may cause material changes to the warranty reserve in the future. The portion of the warranty reserve expected to be incurred within the next 12 months is included within the accrued and other current liabilities while the remaining balance is included within other non-current liabilities in the unaudited condensed consolidated balance sheets. Warranty cost is recorded as a component of cost of sales in the unaudited condensed consolidated statements of comprehensive loss. The Group reevaluates the adequacy of the warranty accrual on a regular basis.
The Group recognizes the benefit from a recovery of the costs associated with the warranty when specifics of the recovery have been agreed with the Group’s suppliers and the amount of the recovery is virtually certain.

LI AUTO INC.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(All amounts in thousands, except for share and per share data)
2   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)
The accrued warranty activity consists of the following (in thousands):
	For the three months ended March 31,
	2020	2021
Accrued warranty at beginning of the period	6,996	233,366
Warranty cost incurred	(48)	(3,467)
Provision for warranty	20,211	87,789
Accrued warranty at end of the period	27,159	317,688
Including: Accrued warranty, current	5,871	72,229
Accrued warranty, non-current	21,288	245,459
(r)   Revenue recognition
The Group launched the first volume manufactured extended-range electric vehicle, Li ONE, to the public in October 2018 and started making deliveries to customers in the fourth quarter of 2019. Revenues of the Group is primarily derived from sales of vehicle and embedded products and services, as well as the sales of Li Plus Membership.
The Group adopted ASC 606, Revenue from Contracts with Customers, on January 1, 2018 by applying the full retrospective method.
Revenue is recognized when or as the control of the goods or services is transferred to a customer. Depending on the terms of the contract and the laws that apply to the contract, control of the goods and services may be transferred over time or at a point in time. Control of the goods and services is transferred over time if the Group’s performance:
•
provides all of the benefits received and consumed simultaneously by the customer;

•
creates and enhances an asset that the customer controls as the Group performs; or

•
does not create an asset with an alternative use to the Group and the Group has an enforceable right to payment for performance completed to date.

If control of the goods and services transfers over time, revenue is recognized over the period of the contract by reference to the progress towards complete satisfaction of that performance obligation. Otherwise, revenue is recognized at a point in time when the customer obtains control of the goods and services.
Contracts with customers may include multiple performance obligations. For such arrangements, the Group allocates revenue to each performance obligation based on its relative standalone selling price. The Group generally determines standalone selling prices based on the prices charged to customers. If the standalone selling price is not directly observable, it is estimated using expected cost plus a margin, depending on the availability of observable information. Assumptions and estimations have been made in estimating the relative selling price of each distinct performance obligation, and changes in judgments on these assumptions and estimates may impact the revenue recognition.
When either party to a contract has performed, the Group presents the contract in the statement of financial position as a contract asset or a contract liability, depending on the relationship between the entity’s performance and the customer’s payment.

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2   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)
A contract asset is the Group’s right to consideration in exchange for goods and services that the Group has transferred to a customer. A receivable is recorded when the Group has an unconditional right to consideration. A right to consideration is unconditional if only the passage of time is required before payment of that consideration is due.
If a customer pays consideration or the Group has a right to an amount of consideration that is unconditional, before the Group transfers a good or service to the customer, the Group presents the contract liability when the payment is made, or a receivable is recorded (whichever is earlier). A contract liability is the Group’s obligation to transfer goods or services to a customer for which the Group has received consideration (or an amount of consideration is due) from the customer.
Vehicle sales
The Group recognizes revenue from sales of vehicles, currently the Li ONE, together with a number of embedded products and services. There are multiple distinct performance obligations explicitly stated in the sales contracts including sales of Li ONE, charging stalls, vehicle internet connection services, firmware over-the-air upgrades (or “FOTA upgrades”) and initial owner extended lifetime warranty subject to certain conditions, which are accounted for in accordance with ASC 606. The standard warranty provided by the Group is accounted for in accordance with ASC 460, Guarantees, and the estimated costs are recorded as a liability when the Group transfers the control of Li ONE to a customer.
Customers only pay the amount after deducting the government subsidies to which they are entitled for the purchase of new energy vehicles, which is applied on their behalf and collected by the Group from the government according to the applicable government policy. The Group has concluded that government subsidies should be considered as a part of the transaction price it charges the customers for the new energy vehicles, as the subsidy is granted to the purchaser of the new energy vehicles and the purchaser remains liable for such amount in the event the subsidies were not received by the Group due to his fault such as refusal or delay of providing application information.
The overall contract price is allocated to each distinct performance obligation based on the relative estimated standalone selling price in accordance with ASC 606. The revenue for sales of the Li ONE and charging stalls are recognized at a point in time when the control of the product is transferred to the customer. For the vehicle internet connection service and FOTA upgrades, the Group recognizes the revenue using a straight-line method over the service period. As for the initial owner extended lifetime warranty, given the limited operating history and lack of historical data, the Group recognizes the revenue over time based on a straight-line method over the extended warranty period initially, and will continue monitoring the cost pattern periodically and adjust the revenue recognition pattern to reflect the actual cost pattern as it becomes available.
As the contract price for the vehicle and all embedded products and services must be paid in advance, which means the payments are received prior to the transfer of goods or services by the Group, the Group records a contract liability (deferred revenue) for the allocated amount regarding those unperformed obligations.
Sales of Li Plus Membership
The Group also sells the Li Plus Membership to enrich the ownership experience of customers. Total Li Plus Membership fee is allocated to each performance obligation based on the relative estimated standalone selling price. And the revenue for each performance obligation is recognized either over

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2   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)
the service period or at a point in time when the relevant goods or service is delivered or when the membership expired, whichever is earlier.
Customer loyalty points
Beginning in January 2020, the Group offers customer loyalty points, which can be used in the Group’s online store to redeem the Group’s merchandise or services. The Group determines the value of each customer loyalty point based on cost of the Group’s merchandise or service that can be obtained through redemption of customer loyalty points.
The Group concludes the customer loyalty points offered to customers in connection with the purchase of the Li ONE is a material right and is considered as a separate performance obligation according to ASC 606, and should be taken into consideration when allocating the transaction price of the sales of vehicle. The amount allocated to the customer loyalty points as separate performance obligation is recorded as contract liability (deferred revenue) and revenue should be recognized when the customer loyalty points are used or expired.
Customers or users of the mobile application can also obtain customer loyalty points through other ways, such as referring new customers to purchase the vehicles via the mobile application. The Group offers these customer loyalty points to encourage user engagement and generate market awareness. As a result, the Group accounts for such points as selling and marketing expenses with a corresponding liability recorded under accruals and other current liabilities upon the points offering.
Practical expedients and exemptions
The Group elects to expense the costs to obtain a contract as incurred given the majority of the contract considerations for vehicle sales are allocated to the sales of Li ONE and recognized as revenue upon transfer of control of the vehicles, which is within one year after entering the sales contracts.
(s)   Cost of sales
Cost of sales consists of direct production and material costs, labor costs, manufacturing overhead (including depreciation of assets associated with the production), shipping and logistic costs and reserves for estimated warranty costs. The cost of sales also includes adjustments to warranty costs and charges to write-down the carrying value of the inventory when it exceeds its estimated net realizable value and to provide for on-hand inventory that is either obsolete or in excess of forecasted demand.
(t)   Research and development expenses
Research and development (“R&D”) expenses are primary comprised of salaries, bonuses and benefits for those employees engaged in research, design and development activities; design and development expenses, primarily including consultation fees, validation and testing fees; depreciation and amortization expenses of equipment and software of R&D activities and other expenses. R&D costs are expensed as incurred.
(u)   Sales and marketing expenses
Sales and marketing expenses consist primarily of salaries and other compensation related expenses for sales and marketing personnel, marketing and promotional expenses, rental and related expenses for retail stores and delivery and servicing centers and other expenses.

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2   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)
(v)   General and administrative expenses
General and administrative expenses consist primarily of salaries, bonuses and benefits for employees involved in general corporate functions, including finance, legal and human resources, depreciation and amortization expenses primarily relating to leasehold improvements, factory buildings, facilities, and equipment prior to the start of production, rental and other general corporate related expenses.
(w)   Fair value
Fair value is defined as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurement for assets and liabilities required or permitted to be either recorded or disclosed at fair value, the Group considers the principal or most advantageous market in which it would transact, and it also considers assumptions that market participants would use when pricing the asset or liability.
Accounting guidance establishes a fair value hierarchy that requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. Accounting guidance establishes three levels of inputs that may be used to measure fair value:
Level 1 —
Quoted prices (unadjusted) in active markets for identical assets or liabilities.

Level 2 —
Observable, market-based inputs, other than quoted prices, in active markets for identical assets or liabilities.

Level 3 —
Unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

When available, the Group uses quoted market prices to determine the fair value of an asset or liability. If quoted market prices are not available, the Group will measure fair value using valuation techniques that use, when possible, current market-based or independently sourced market parameters, such as interest rates and currency rates.
(x)   Share-based compensation
The Company grants share options to eligible employees, directors and consultants and accounts for share-based compensation in accordance with ASC 718, Compensation-Stock Compensation.
Employees’share-based compensation awards granted with service conditions and the occurrence of an IPO as performance condition, are measured at the grant date fair value. Cumulative share-based compensation expenses for the options that have satisfied the service condition will be recorded upon the completion of the IPO, using the graded-vesting method. This performance condition was met upon the completion of the Company’ IPO in August 2020 and the associated share-based compensation expense for awards vested as of that date were recognized. Employees’ share-based compensation awards granted with only service conditions are recognized as expenses over the vesting period, using the graded vesting method, net of estimated forfeitures.
The binomial option-pricing model is used to measure the value of share options. The determination of the fair value is affected by the fair value of the ordinary shares as well as assumptions regarding a

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2   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)
number of complex and subjective variables, including the expected share price volatility, risk-free interest rates and expected dividends. The fair value of these awards was determined taking into account these factors.
The assumptions used in share-based compensation expense recognition represent management’s best estimates, but these estimates involve inherent uncertainties and application of management judgment. If factors change or different assumptions are used, the share-based compensation expenses could be materially different for any period. Moreover, the estimates of fair value of the awards are not intended to predict actual future events or the value that ultimately will be realized by grantees who receive share-based awards, and subsequent events are not indicative of the reasonableness of the original estimates of fair value made by the Company for accounting purposes.
(y)   Taxation
Current income taxes are recorded in accordance with the regulations of the relevant tax jurisdiction. The Group accounts for income taxes under the asset and liability method in accordance with ASC 740, Income Tax. Under this method, deferred tax assets and liabilities are recognized for the tax consequences attributable to differences between carrying amounts of existing assets and liabilities in the financial statements and their respective tax basis, and operating loss carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred taxes of a change in tax rates is recognized in the unaudited condensed consolidated statements of comprehensive loss in the period of change. Valuation allowances are established when necessary to reduce the amount of deferred tax assets if it is considered more likely than not that amount of the deferred tax assets will not be realized.
The Group records liabilities related to uncertain tax positions when, despite the Group’s belief that the Group’s tax return positions are supportable, the Group believes that it is more likely than not that those positions may not be fully sustained upon review by tax authorities. Accrued interest and penalties related to unrecognized tax benefits are classified as income tax expense. The Group did not recognize uncertain tax positions as of December 31, 2020 and March 31, 2021.
(z)   Discontinued operations
Discontinued operations are reported when a component of the Group comprising operations and cash flows that can be clearly distinguished, operationally and for financial reporting purposes, from the rest of the Group is classified as held for disposal or has been disposed of, if the disposal of the component (1) represents a strategic shift and (2) have a major impact on the Group’s financial results. In the unaudited condensed consolidated statements of comprehensive loss, results from discontinued operations is reported separately from the income and expenses from continuing operations and prior periods are presented on a comparative basis. Cash flows for discontinuing operations are presented separately in the unaudited condensed consolidated statements of cash flow and Note 21. In order to present the financial effects of the continuing operations and discontinued operations, revenues and expenses arising from intra-group transactions are eliminated except for those revenues and expenses that are considered to continue after the disposal of the discontinued operations.
(aa)   Leases
The Group accounts for leases in accordance with ASC 842, Leases(“ASC 842”), which requires lessees to recognize leases on the balance sheet and disclose key information about leasing arrangements. The Group adopted ASC 842 on January 1, 2018, along with all subsequent ASU

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2   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)
clarifications and improvements that are applicable to the Group, to each lease that existed in the periods presented in the financial statements, using the modified retrospective transition method and used the commencement date of the leases as the date of initial application. Consequently, financial information and the disclosures required under ASC 842 are provided for dates and periods presented in the financial statements. The Company elected not to apply the recognition requirements of ASC 842 to short-term leases. The Company also elected not to separate non-lease components from lease components, therefore, it will account for lease component and the non-lease components as a single lease component when there is only one vendor in the lease contract. The adoption of ASC 842 resulted in recognition of right of use (“ROU”) assets of RMB158,770, current operating lease liabilities of RMB14,575 and non-current operating lease liabilities of RMB142,751 upon the adoption date.
The Group determines if a contract contains a lease based on whether it has the right to obtain substantially all of the economic benefits from the use of an identified asset which the Group does not own and whether it has the right to direct the use of an identified asset in exchange for consideration. ROU assets represent the Group’s right to use an underlying asset for the lease term and lease liabilities represent the Group’s obligation to make lease payments arising from the lease. ROU assets are recognized as the amount of the lease liability, adjusted for lease incentives received. Lease liabilities are recognized at the present value of the future lease payments at the lease commencement date. The interest rate used to determine the present value of the future lease payments is the Group’s incremental borrowing rate (“IBR”), because the interest rate implicit in most of the Group’s leases is not readily determinable. The IBR is a hypothetical rate based on the Group’s understanding of what its credit rating would be to borrow and resulting interest the Group would pay to borrow an amount equal to the lease payments in a similar economic environment over the lease term on a collateralized basis. Lease payments may be fixed or variable, however, only fixed payments or in-substance fixed payments are included in the Group’s lease liability calculation. Variable lease payments are recognized in operating expenses in the period in which the obligation for those payments are incurred.
The land use rights are operating leases with term of about 50 years. Other than the land use rights, the lease terms of operating and finance leases vary from more than a year to 20 years. Operating leases are included in operating lease right of use assets, current and non-current operating lease liabilities on the Group’s unaudited condensed consolidated balance sheets. Finance leases are included in property, plant and equipment, net, current and non-current finance lease liabilities on the Group’s unaudited condensed consolidated balance sheets. As of March 31, 2021, all of the Group’s ROU assets were generated from leased assets in the PRC.
In a sale and leaseback transaction, one party (the seller-lessee) sells an asset it owns to another party (the buyer-lessor) and simultaneously leases back all or a portion of the same asset for all, or part of, the asset’s remaining economic life. The seller-lessee transfers legal ownership of the asset to the buyer-lessor in exchange for consideration, and then makes periodic rental payments to the buyer-lessor to retain the use of the asset. The Company applies requirements in Topic 606 on revenue from contracts with customers when determining whether the transfer of an asset shall be accounted for as a sale of the asset.
An option for the seller-lessee to repurchase the asset would preclude accounting for the transfer of the asset as a sale of the asset unless both of the following criteria are met:
a
The exercise price of the option is the fair value of the asset at the time the option is exercised.

b
There are alternative assets, substantially the same as the transferred asset, readily available in the marketplace.

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2   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)
(ab)   Loss per share
Basic net loss per share is computed using the weighted average number of ordinary shares outstanding during the period using the two-class method. Diluted net loss per share is computed using the weighted average number of ordinary shares and potential ordinary shares outstanding during the period. Potential ordinary shares include ordinary shares issuable upon the conversion of the Preferred Shares, using the if-converted method, for periods prior to the completion of the IPO, and ordinary shares issuable upon the exercise of outstanding share options using the treasury stock method. The computation of diluted net loss per share does not assume conversion, exercise, or contingent issuance of securities that would have an anti-dilutive effect (i.e. an increase in earnings per share amounts or a decrease in loss per share amounts) on net loss per share. After the completion of the IPO, net loss per ordinary share is computed on Class A ordinary shares and Class B ordinary shares on the combined basis, because both classes have the same dividend rights in the Company’s undistributed net income.
(ac)   Comprehensive loss
Comprehensive loss is defined to include all changes in equity/(deficit) of the Group during a period arising from transactions and other events and circumstances excluding transactions resulting from investments by shareholders and distributions to shareholders. Accumulated other comprehensive income, as presented in the unaudited condensed consolidated balance sheets, consists of accumulated foreign currency translation adjustments.
(ad)   Segment reporting
ASC 280, Segment Reporting, establishes standards for companies to report in their financial statements information about operating segments, products, services, geographic areas, and major customers.
Based on the criteria established by ASC 280, the Group’s chief operating decision maker (“CODM”) has been identified as the Chief Executive Officer, who reviews unaudited condensed consolidated results when making decisions about allocating resources and assessing performance of the Group as a whole, and hence, the Group has only one reportable segment. The Group does not distinguish between markets or segments for the purpose of internal reporting. As the Group’s long-lived assets are substantially located in the PRC, no geographical segments are presented.
3   RECENT ACCOUNTING PRONOUNCEMENTS
In August 2020, the FASB issued ASU 2020-06, a new accounting update relating to convertible instruments and contracts in an entity’s own equity. For convertible instruments, the accounting update reduces the number of accounting models for convertible debt instruments and convertible preferred stock. Limiting the accounting models results in fewer embedded conversion features being separately recognized from the host contract as compared with current U.S. GAAP. The accounting update amends the guidance for the derivatives scope exception for contracts in an entity’s own equity to reduce form-over-substance-based accounting conclusions. The accounting update also simplifies the diluted earnings per share calculation in certain areas. For public business entities, the update is effective for fiscal years beginning after December 15, 2021, including interim periods within those fiscal years. Early adoption is permitted for fiscal years beginning after December 15, 2020 and interim periods within those fiscal years. Entities are allowed to apply this update on either a full or modified retrospective basis. The Company early adopted this ASU 2020-06 from January 1, 2021. The ASU does not have any material impact on the unaudited condensed consolidated financial statements for the three months ended March 31, 2021.

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4   CONCENTRATION AND RISKS
(a)   Concentration of credit risk
Assets that potentially subject the Group to significant concentrations of credit risk primarily consist of cash and cash equivalents, restricted cash, time deposits and short-term investments. The maximum exposure of such assets to credit risk is their carrying amounts as of the balance sheet dates. As of December 31, 2020 and March 31, 2021, most of the Group’s cash and cash equivalents, restricted cash and time deposits and short-term investments were held by major financial institutions located in the PRC and Hong Kong which management believes are of high credit quality. The PRC does not have an official deposit insurance program, nor does it have an agency similar to the Federal Deposit Insurance Corporation (“FDIC”) in the United States. However, the Group believes that the risk of failure of any of these PRC banks is remote. Bank failure is uncommon in China and the Group believes that those Chinese banks that hold the Group’s cash and cash equivalents, restricted cash and time deposits and short-term investments are financially sound based on publicly available information.
(b)   Currency convertibility risk
The PRC government imposes controls on the convertibility of RMB into foreign currencies. The Group’s cash and cash equivalents, restricted cash and time deposits and short-term investments denominated in RMB that are subject to such government controls amounted to RMB5,384,769 and RMB20,583,974 as of December 31, 2020 and March 31, 2021, respectively. The value of RMB is subject to changes in the central government policies and to international economic and political developments affecting supply and demand in the PRC foreign exchange trading system market. In the PRC, certain foreign exchange transactions are required by law to be transacted only by authorized financial institutions at exchange rates set by the People’s Bank of China (the “PBOC”). Remittances in currencies other than RMB by the Group in the PRC must be processed through PBOC or other Chinese foreign exchange regulatory bodies which require certain supporting documentation in order to process the remittance.
(c)   Foreign currency exchange rate risk
Since July 21,2005, the RMB has been permitted to fluctuate within a narrow and managed band against a basket of certain foreign currencies, and the RMB appreciated more than 15% against the US$ over the following three years. Between July 2008 and June 2010, this appreciation halted and the exchange rate between the RMB and the US$ remained within a narrow band. Since June 2010, the RMB has fluctuated against the US$, at times significantly and unpredictably. The appreciation of the RMB against the US$ was approximately 5.8% in 2017. The depreciation of the RMB against the US$ was approximately 5.0% and 1.6% in 2018 and 2019, respectively and the appreciation of the RMB against the US$ was approximately 6.5% in 2020. The depreciation of the RMB against the US$ was approximately 0.4% for the three months ended for March 31, 2021. It is difficult to predict how market forces or PRC or U.S. government policy may impact the exchange rate between the RMB and the US$ in the future.
5   ACQUISITION OF CHONGQING ZHIZAO
On December 28, 2018, the Company, through a wholly-owned subsidiary of Beijing CHJ, Chongqing Xinfan Machinery Co., Ltd. (the “Buyer”or “Xinfan”), entered into an acquisition agreement (the “Lifan Acquisition Agreement”) with Lifan Industry (Group) Co., Ltd. (“Lifan Industry”or the “Seller”) and its two wholly-owned subsidiaries Chongqing Zhizao (the “Target”) and Chongqing Lifan Passenger Vehicle Co., Ltd. (“Lifan Passenger Vehicle” or the “Divestiture Recipient”), to acquire 100% equity interest of Chongqing Zhizao (the “Acquisition”). Chongqing Zhizao was formerly known as Chongqing Lifan Automobile Co., Ltd.

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5   ACQUISITION OF CHONGQING ZHIZAO (Continued)
Prior to the completion of the Acquisition, Chongqing Zhizao transferred most of its assets and liabilities and the related rights and obligations to Lifan Passenger Vehicle in November 2018 (the “Divestiture”). After the Divestiture, Chongqing Zhizao still retained its Automotive Manufacturing Permission, working capitals and certain lease contracts, and other financial assets or liabilities (hereinafter referred to as “Retained Assets and Liabilities”).
Key operating assets including plants, equipment, vehicle design and development technologies and raw materials had been transferred out from Chongqing Zhizao to Lifan Industry or Lifan Passenger Vehicle prior to the Acquisition. All employee contracts, operational systems and processes have also been transferred to Lifan Passenger Vehicle. No system, standard, protocol, convention, or rule that can create or has the ability to contribute to the creation of outputs were obtained by Xinfan. This Acquisition is determined to be an asset acquisition as no sufficient inputs and processes were acquired to produce outputs.
The Acquisition was completed on December 29, 2018 (the “Acquisition Date”) when the legal procedures were completed. Total consideration for the Acquisition was RMB650,000 in cash, of which nil and RMB300 were paid for the three months ended March 31, 2020 and 2021, respectively. RMB648,000 in the aggregate was settled up to the date of the report.
On December 19, 2019, Xinfan entered into a share transfer agreement (the “Lifan Disposal Agreement”) to dispose 100% equity interest of Chongqing Zhizao, with cash consideration of RMB0.001. The Retained Assets and Liabilities of Chongqing Zhizao not related to the manufacturing of Li ONE were transferred out upon the completion of the disposal of Chongqing Zhizao. A disposal loss of RMB4,503 was recognized on December 26, 2019, the disposal date of the transaction.
The following table summarizes the balance of the assets acquired and liabilities assumed as of the date of acquisition and disposed as of the date of disposal, respectively:
	As of the date of acquisition	As of the date of disposal
Cash and cash equivalents and restricted cash	25,004	119
Short-term borrowing(1)	(20,000)	(18,115)
Working capital(2)	(382,350)	(177,231)
Finance lease liabilities, current(3)	(66,111)	(76,654)
Finance lease liabilities, non-current(3)	(19,547)	—
Indemnification Receivables(4)	465,830	276,384
Net assets acquired/disposed	2,826	4,503
Intangible assets:
Automotive Manufacturing Permission(5)	647,174	—
Total	650,000	4,503

(1)
Short-term borrowing represents the outstanding bank loan principal, with the amount of RMB20,000 due by February 7, 2019, of which RMB1,885 has been repaid as of December 26, 2019.

(2)
Working capital primarily included prepayments, trade payables, notes payable and accrued liabilities.

(3)
Chongqing Zhizao had existing lease agreements with two third-party lessors for certain manufacturing equipment, which had been accounted for as finance lease.

(4)
The balance represents the receivables from Lifan Passenger Vehicle intended to indemnify for all the Retained Assets and Liabilities that could not be legally transferred out before the Acquisition.

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5   ACQUISITION OF CHONGQING ZHIZAO (Continued)
(5)
As there’s no limit to the valid period of the Automotive Manufacturing Permission, the Automotive Manufacturing Permission was classified as an intangible asset with indefinite lives. As of December 31, 2020 and March 31, 2021, no impairment was recognized for the Automotive Manufacturing Permission.

6   INVENTORIES
Inventories consist of the following:
	As of December 31,	As of March 31,
	2020	2021
Finished products	820,168	1,013,067
Raw materials, work in process and supplies	227,836	370,673
Total	1,048,004	1,383,740
Raw materials, work in process and supplies as of December 31, 2020 and March 31, 2021 primarily consist of materials for volume production which will be transferred into production cost when incurred as well as spare parts used for after sales services.
Finished products included vehicles ready for transit at production plants, vehicles in transit to fulfill customers’ orders, new vehicles available for immediate sales at the Group’s sales and servicing center locations.
7   PREPAYMENTS AND OTHER CURRENT ASSETS
Prepayments and other current assets consist of the following:
	As of December 31,	As of March 31,
	2020	2021
Deductible VAT input	196,021	233,474
Prepayments to vendors	104,271	166,793
Prepaid rental and deposits	30,357	36,475
Loan receivable from Lifan Holdings(1)	8,000	8,000
Others	15,006	34,395
Less: Allowance for credit losses	—	(582)
Total	353,655	478,555

(1)
In April 2021, the outstanding loan receivable balance of RMB8,000 was settled against the consideration payables for acquisition of Chongqing Zhizao.

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(All amounts in thousands, except for share and per share data)
8   PROPERTY, PLANT AND EQUIPMENT, NET
Property, plant and equipment and related accumulated depreciation were as follows:
	As of December 31,	As of March 31,
	2020	2021
Mold and tooling	987,316	995,245
Production facilities	787,970	787,877
Buildings	404,772	404,772
Buildings improvements	311,947	297,150
Leasehold improvements	249,879	264,071
Construction in process	53,579	197,528
Equipment	175,887	190,394
Motor vehicles	36,409	36,369
Total	3,007,759	3,173,406
Less: Accumulated depreciation	(498,691)	(595,744)
Less: Accumulated impairment loss	(30,381)	(30,381)
Total property, plant and equipment, net	2,478,687	2,547,281
The Group recorded depreciation expenses of RMB53,219 and RMB94,778 for the three months ended March 31, 2020 and 2021, respectively.
No impairment was recognized for property, plant and equipment for the three months ended March 31, 2020 and 2021. The Group made a full impairment provision on the production facilities and leasehold improvements in connection with the production of electric battery as the Group determined to terminate the design, development and self-production of electric battery via one of the Group’s subsidiaries.

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(All amounts in thousands, except for share and per share data)
9   INTANGIBLE ASSETS, NET
Intangible assets and related accumulated amortization were as follows:
	As of December 31,	As of March 31,
	2020	2021
Automotive Manufacturing Permission (Note 5)	647,174	647,174
Indefinite-lived intangible assets, net	647,174	647,174
Software	58,097	61,869
Patents	694	694
Definite-lived intangible assets	58,791	62,563
Less: Accumulated amortization
Software	(21,990)	(24,488)
Patents	(694)	(694)
Accumulated amortization	(22,684)	(25,182)
Definite-lived intangible assets, net	36,107	37,381
Total intangible assets, net	683,281	684,555
The Group recorded amortization expenses of RMB2,135 and RMB2,498 for the three months ended March 31, 2020 and 2021, respectively.
As of March 31, 2021, amortization expenses related to intangible assets for future periods are estimated to be as follows:
As of March 31, 2021
Year ending March 31, 2022	9,349
Year ending March 31, 2023	8,528
Year ending March 31, 2024	5,664
Year ending March 31, 2025	3,372
Thereafter	10,468
Total	37,381
10   LEASES
Operating leases of the Group mainly include land use rights and leases of offices, retail stores and delivery and servicing centers, while finance lease mainly include leases of production plants.

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(All amounts in thousands, except for share and per share data)
10   LEASES (Continued)
The components of lease expenses were as follows:
	For the three months ended March 31,
	2020	2021
Lease cost
Finance lease cost:
Amortization of assets	3,875	3,637
Interest of lease liabilities	5,166	5,693
Operating lease cost	25,491	59,968
Short-term lease cost	1,009	4,041
Total	35,541	73,339
Operating lease cost is recognized as rental expenses in the unaudited condensed consolidated statements of comprehensive loss.
Short-term lease cost is recognized as rental expenses in the unaudited condensed consolidated statements of comprehensive loss on a straight-line basis over the lease term.
Supplemental cash flows information related to leases was as follows:
	For the three months ended March 31,
	2020	2021
Cash paid for amounts included in the measurement of lease liabilities:
Operating cash flows payment from operating leases	16,638	49,588
Right-of-use assets obtained in exchange for lease liabilities:
Right-of-use assets obtained in exchange for new operating lease liabilities	20,569	98,151
Supplemental balance sheet information related to leases was as follows (in thousands, except lease terms and discount rate):

LI AUTO INC.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(All amounts in thousands, except for share and per share data)
10   LEASES (Continued)
	As of December 31,	As of March 31,
	2020	2021
Operating Leases
Land use rights, net (i, ii)	181,505	181,787
Operating lease right-of-use assets, net (excluding land use rights)	1,095,501	1,149,926
Total operating lease assets	1,277,006	1,331,713
Operating lease liabilities, current	210,531	244,962
Operating lease liabilities, non-current	1,025,253	1,055,909
Total operating lease liabilities	1,253,784	1,300,871
	As of December 31,	As of March 31,
	2020	2021
Finance Leases
Property, plant and equipment, at cost (i)	294,269	294,269
Accumulated depreciation	(56,682)	(60,318)
Property, plant and equipment, net	237,587	233,951
Finance lease liabilities, non-current	366,883	372,576
Total finance leases liabilities	366,883	372,576
	As of December 31,	As of March 31,
	2020	2021
Weighted-average remaining lease term
Land use rights	47 years	47 years
Operating leases	11 years	10 years
Finance leases	16 years	16 years
Weighted-average discount rate
Land use rights	6.2%	6.2%
Operating leases	5.8%	5.8%
Finance leases	6.2%	6.2%

LI AUTO INC.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(All amounts in thousands, except for share and per share data)
10   LEASES (Continued)
Maturities of lease liabilities were as follows:
	As of March 31, 2021
	Operating leases	Finance leases
Year ending March 31, 2022	250,241	21,070
Year ending March 31, 2023	293,797	392,378
Year ending March 31, 2024	149,575	—
Year ending March 31, 2025	104,936	—
Year ending March 31, 2026	94,346	—
Thereafter	877,484	—
Total undiscounted lease payments	1,770,379	413,448
Less: imputed interest	(469,508)	(40,872)
Total lease liabilities	1,300,871	372,576
The Group, through its VIEs and VIE’s subsidiaries, entered into a cooperation agreement and supplementary agreements (collectively “Changzhou Cooperation Agreements”) in February 2016 and September 2016 for the establishment of the Group’s Changzhou Production Base with the Changzhou Wujin District People’s Government and an enterprise affiliated with it (“the Developer”). The Company intends to establish the Production Base, which are used to design, develop, manufacture premium electric vehicle in China.
According to the Changzhou Cooperation Agreement, the Developer will be responsible to construct the Changzhou Production Base which consists of manufacturing plants, the underlying land use right, and manufacturing equipment and facilities, etc. in accordance with the Group’s requirements.
The Developer obtained the land use right from Changzhou government for both of Phase I and Phase II Land, and the lease term is from September 11, 2018 to March 14, 2067.
(i)   Changzhou Production Base-Phase I
The Group entered into a lease contract with the Developer to lease the Phase I Land and Plants from May 1, 2017 to December 31, 2020, and further obtained an option to purchase the Phase I Plant and underlying land use right at the construction cost before the end of lease term.
Given the indefinite life of the land, the lease of the Phase I Land or a purchased land use right can only be classified as an operating lease. As the Company has an option to purchase the Phase I Plants at the cost and the assets are designed for the use of the Company, so the option is reasonably certain to be exercised, and accordingly, the lease of the Phase I Plants was classified as a financing lease. Hence, on the lease commerce date, the right of use assets for the Phase I Land and Plants were recorded with the amount of RMB70,508 and RMB310,018 respectively, being the present value of the lease payment and the exercise price of the purchase option. The initial direct cost, and lease payment made on or before the lease commerce date, and the incentive received prior to the lease commerce date were immaterial.
(ii)   Changzhou Production Base-Phase II
In September 2018, the Group and the Developer further entered into lease agreements for the Group to purchase the land use right of Phase II Land from the Developer to use and construct on

LI AUTO INC.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(All amounts in thousands, except for share and per share data)
10   LEASES (Continued)
Phase II Land. The lease term is from September 11, 2018 to March 14, 2067. The purchased land use right of the Phase II Land was also classified as an operating lease, for which total rental in the amount of RMB24,420 has been fully paid upfront in 2018. The right of use assets for the Phase II Land was RMB23,080 exclusive VAT.
The Group then constructed another manufacturing plant (the “Phase II Plants”) located on the Phase II Land with the total amount of the construction of RMB102,251. Construction of the Production Phase II was completed on January 1, 2019.
In August 2019, the Group entered into an asset transfer agreement to sell the Production Base-Phase II (including the Phase II Land use right and the Phase II Plants) to the Developer with the total consideration of RMB103,060, including VAT. Immediately after the transfer, the Group enter into a lease agreement with the developer to lease back the Production Base-Phase II for the period starting from September 1, 2019 (the actual lease commencement date is the date of change of ownership) to December 31, 2020, and further obtain an option to repurchase the Phase II Land use right and Plants with the amount of RMB103,060 prior to December 31, 2020.
As the repurchase option is not at the fair value of the assets when the option is exercised, and the assets repurchased are designed for the use of the Company, so no alternative assets that are substantially the same as the transferred assets are readily available in the market, as a result, the transaction did not qualify for the sale accounting, and was accounted for as a financing transaction.
In June 2020, the Group entered into a series of supplemental agreements with the lessor to extend the purchase option to December 31, 2022, and the purchase price remained the same as the original agreement. In addition, the annual lease payment from 2020 to 2022 are subject to achievement of annual sales volume of the Group. If the Group achieves the pre-determined annual sales volume of electric vehicle, the annual lease payment of that year will be waived (equal to zero) by the lessor. Otherwise, the Group will pay the rental fees as agreed in the modified contract.
As the lessor did not provide the additional manufacturing land or plants to the Group, the modified lease contracts do not result in separate new leases, and the lease classifications remained as an operating lease for Phase I Land and a financing lease for Phase I Plants. Accordingly, the lease liabilities were re-measured based on the modified term and reclassified as long-term liabilities. The discount rate for the modified leases at the re-measurement was updated on the basis of the remaining lease term and lease payments. The lease of Phase II Plants remained classified as a financing transaction. Accordingly, the liabilities were re-measured based on the modified term and reclassified as a long-term borrowing. The discount rate for the modified borrowing at the re-measurement was updated on the basis of the remaining borrowing term and payments.
For the year ended December 31, 2020, the pre-determined annual sales volume was achieved. And the Group considered it was similar to a negative variable lease payment, and therefore should be accounted for as a period item when the contingency was resolved (i.e. annual sales target would be achieved at the end of each year). Accordingly, the liabilities were re-measured base on the waived annual lease payment.

LI AUTO INC.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(All amounts in thousands, except for share and per share data)
11   OTHER NON-CURRENT ASSETS
Other non-current assets consist of the following:
	As of December 31,	As of March 31,
	2020	2021
Prepayments for purchase of property, plant and equipment	126,006	409,652
Long-term deposits	149,235	159,760
Others	45,943	42,206
Less: Allowance for credit losses	—	(1,160)
Total	321,184	610,458
12   LONG-TERM INVESTMENTS
The Group’s long-term investments on the unaudited condensed consolidated balance sheets consisted of the following:
	Equity method	Equity security with readily determinable fair values	Equity securities without readily determinable fair values	Total
Balance as of December 31, 2019	7,307	90,724	28,150	126,181
Additions	—	—	60,000	60,000
Shares of loss of equity method investees	(420)	—	—	(420)
Fair value change through earnings	—	(35,313)	—	(35,313)
Foreign currency translation	—	880	—	880
Balance as of March 31, 2020	6,887	56,291	88,150	151,328
Balance as of December 31, 2020	4,787	64,916	93,150	162,853
Shares of loss of equity method investees	(322)	—	—	(322)
Fair value change through earnings	—	12,903	—	12,903
Foreign currency translation	—	634	—	634
Balance as of March 31, 2021	4,465	78,453	93,150	176,068
Equity Method
On September 11, 2018, the Group acquired 49% entity interest in Investee A, which is a joint venture with the other shareholder holding 51% interest established to design, develop and produce BEV equipped with vehicle intelligence and optimized for ride sharing service, with cash consideration of RMB98,000. On January 30, 2019, the Group invested another RMB98,000 into Investee A proportionately with the other investor of Investee A, therefore kept the Group’s 49% shareholding percentage unchanged. The Group has significant influence in Investee A and therefore the investment is accounted for using the equity method.
The proportionate share of the net loss of equity method investees are recorded in “Share of loss of equity method investees” in the unaudited condensed consolidated statements of comprehensive loss.

LI AUTO INC.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(All amounts in thousands, except for share and per share data)
12   LONG-TERM INVESTMENTS (Continued)
The Group performs impairment of its investment under equity method whenever events or changes in circumstances indicate that the carrying value of the investment may not be fully recoverable. No impairment of equity method investments was recognized for the three months ended March 31, 2020 and 2021.
Equity Security with Readily Determinable Fair Values
Equity security with readily determinable fair values are marketable equity security which is publicly traded stocks measured at fair value.
The following table shows the carrying amount and fair value of equity securities with readily determinable fair values:
Cango Inc.	Cost basis	Unrealized loss	Foreign currency translation	Fair value
As of December 31, 2020	100,303	(38,205)	2,818	64,916
As of March 31, 2021	100,303	(25,302)	3,452	78,453
The Company purchased 2,633,644 shares of Series C preferred shares issued by Cango Inc. (“Cango”), with a total cash consideration of US$15,634 (RMB100,303) in 2018. This investment was initially recorded under the equity securities without readily determinable fair value given Cango was still a privately-held company at that time. In July 2018, Cango completed its listing on the New York Stock Exchange (“Cango IPO”) and the Series C preferred shares held by the Company were converted to Class A ordinary shares of Cango.
Upon the completion of Cango IPO, the Company reclassified this investment from equity securities without readily determinable fair value to equity securities with readily determinable fair value. These securities are valued using the market approach based on the quoted prices in active markets at the reporting date. The Company classifies the valuation techniques that use these inputs as Level 1 of fair value measurements.
The unrealized loss are recognized in “investment (loss)/income, net”in unaudited condensed consolidated statements of comprehensive loss.
Equity Securities without Readily Determinable Fair Values
Equity securities without determinable fair value represent investments in privately held companies with no readily determinable fair value. The Group’s investments are not common stock or in substance common stock. Upon adoption of ASU 2016-01 on January 1, 2018, the Group elected measurement alternative and recorded these investments at cost, less impairment, adjusted for subsequent observable price changes.
In the first quarter of 2020, the Group sold the discontinued Low-Speed Small Electric Vehicles (“SEV”) battery packs business to an affiliate of the Group with the total consideration of RMB60,000 (Note 21). The Group further invested RMB60,000 in cash in this affiliate, together with other investors. Therefore, the Group’s equity interests in this affiliate increased from 12.24% to 19.82% on a fully diluted basis as a result of the additional investment.
No impairment charges were recorded in “investment (loss)/income, net”in the unaudited condensed consolidated statements of comprehensive loss for the three months ended March 31, 2020 and 2021, respectively.

LI AUTO INC.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(All amounts in thousands, except for share and per share data)
13   LONG-TERM BORROWINGS
Long-term borrowings consist of the following:
	Maturity date	Principal amount	Interest rate per annum	As of December 31,	As of March 31,
				2020	2021
Secured borrowing(1)	December 31, 2022	94,550	6.1750%	98,717	99,656
Unsecured corporate loan(2)	June 30, 2022	401,073	6.1750%	412,921	418,975
Total				511,638	518,631

(1)
As the transaction in relation to Changzhou Production Base II did not qualify the sales accounting, the consideration received excluding the related taxes was treated as a secured borrowing and recorded as a short-term borrowing as of December 31, 2019. In June 2020, the Group entered into a series of supplemental agreements with the lessor. Pursuant to the supplemental agreements, the maturity date of the borrowing was extended to December 31, 2022. As a result, the borrowing was recorded as a long-term borrowing as of December 31, 2020 and March 31, 2021.

(2)
Pursuant to the supplemental agreements of the convertible loan in June 2020 (Note 16), the conversion right in relation to convert the outstanding principal of the convertible loan into equity interest of Beijing CHJ was waived. In addition, the maturity date of the convertible loan was extended to June 30, 2022. As a result, the convertible loan was extinguished, and a new loan was recorded as a long-term borrowing as of December 31, 2020 and March 31, 2021.

14   ACCRUALS AND OTHER CURRENT LIABILITIES
Accruals and other current liabilities consist of the following:
	As of December 31,	As of March 31,
	2020	2021
Payables for purchase of property, plant and equipment	118,181	154,602
Salaries and benefits payable	187,972	149,089
Payables for acquisition of Chongqing Zhizao (Note 5)	79,552	79,252
Accrued warranty	55,138	72,229
Payables for logistics expenses	43,571	55,285
Tax payable	50,088	34,350
Payables for research and development expenses	35,032	27,127
Foreign exchange forwards and options	—	25,538
Deposits from vendors	9,120	15,174
Advance from customers	9,285	7,505
Other payables	59,520	122,003
Total	647,459	742,154

LI AUTO INC.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(All amounts in thousands, except for share and per share data)
15   TRADE AND NOTES PAYABLE
Trade and notes payable consist of the following:
	As of December 31,	As of March 31,
	2020	2021
Trade payable for raw materials	2,991,538	3,177,733
Notes payable	168,977	1,133,490
Total	3,160,515	4,311,223
16   CONVERTIBLE DEBTS
In November 2017, Beijing CHJ entered into a convertible loan agreement with Changzhou Wunan New Energy Vehicle Investment Co., Ltd (“Wunan”) to obtain a convertible loan with aggregated principal amount of RMB600,000 at a simple interest of 8% per annum. RMB450,000 of the principal was received in December 2017, and RMB150,000 was received in January 2018. The principal and accrued interest shall be due and payable by Beijing CHJ on the earlier of (i) 3 years following the issuance date; or (ii) upon the reformation of Beijing CHJ from a limited liability company to a corporate. Pursuant to the convertible loan agreement, Wunan may convert the outstanding principal of the convertible loan into equity interest of Beijing CHJ, which effectively indicates a fixed conversion price equal to the issue price of Series B-1 Preferred Shares, at any time before maturity date. Accrued interests shall be waived upon conversion. The Company evaluated that the convertible loan was measured at amortized cost in their entirety with any difference between the initial carrying value and the repayment amount as interest expenses using the effective interest method over the period from the issuance date to the maturity date. The convertible loan was not separate into debt and equity components.
In June 2020, Beijing CHJ entered into a series of supplemental agreements with Wunan. Pursuant to the supplemental agreements, the maturity date of the convertible loan was extended to June 30, 2022, and the conversion right in relation to convert the outstanding principal of the convertible loan into equity interest of Beijing CHJ was waived by Wunan. In accordance with the supplemental contracts, Wunan also agreed to return the prepayment for purchase of land use right of RMB175,582 and reimburse certain eligible expenditures with the amount of RMB143,838. The return of the prepayment and the reimbursements were used as a settlement of the unpaid interests and part of the outstanding principal of the convertible loan. The outstanding loan principal was reduced to RMB401,073 with a revised interest rate of 6.175% per annum. As a result, the convertible loan was extinguished, and a new loan with the principle amount of RMB401,073, being the difference between the carrying value of the convertible loan and the settlement amount of RMB319,420, was recorded as a long-term borrowing. The balance of the new loan and accrued interest payable was RMB412,921 as of December 31, 2020 and RMB418,975 as of March 31, 2021.
17   REVENUE DISAGGREGATION
Revenues by source consist of the following:
	For the three months ended March 31,
	2020	2021
Vehicle sales	841,058	3,463,673
Other sales and services	10,617	111,528
Total	851,675	3,575,201

LI AUTO INC.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(All amounts in thousands, except for share and per share data)
17   REVENUE DISAGGREGATION (Continued)
Revenue by timing of recognition is analyzed as follows:
	For the three months ended March 31,
	2020	2021
Revenue recognized at a point in time	850,195	3,559,806
Revenue recognized over time	1,480	15,395
Total	851,675	3,575,201
Revenues arising from vehicle sales are recognized at a point in time when the control of the products are transferred to the users. Included in revenues from other sales and services are (i) revenue arising from sales of charging stalls and certain services under the Li Plus Membership which are recognized at a point in time when the control of the products and services are transferred to the users; and (ii) revenue arising from vehicle internet connection services, FOTA upgrades and certain services under the Li Plus Membership are recognized over time throughout the service period.
18   DEFERRED REVENUE
The following table shows a reconciliation in the current reporting period related to carried-forward deferred revenue.
	For the three months ended March 31,
	2020	2021
Deferred revenue – at beginning of the period	62,638	407,168
Additions	870,160	3,638,853
Recognition	(828,028)	(3,612,336)
Deferred revenue – at end of the period	104,770	433,685
Including:
Deferred revenue, current	91,169	235,131
Deferred revenue, non-current	13,601	198,554
Deferred revenue are contract liabilities allocated to the performance obligations that are unsatisfied, or partially satisfied.
The Group expects that RMB235,131 of the transaction price allocated to unsatisfied performance obligation as at March 31, 2021 will be recognized as revenue during the period from April 1, 2021 to March 31, 2022. The remaining RMB198,554 will be recognized in April 1, 2022 and thereafter.

LI AUTO INC.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(All amounts in thousands, except for share and per share data)
19   RESEARCH AND DEVELOPMENT EXPENSES
Research and development expenses consist of the following:
	For the three months ended March 31,
	2020	2021
Employee compensation	113,942	319,271
Design and development expenses	54,689	155,364
Depreciation and amortization expenses	10,444	12,221
Rental and related expenses	3,619	9,614
Travel expenses	1,511	3,088
Others	5,485	14,942
Total	189,690	514,500
20   SELLING, GENERAL AND ADMINISTRATIVE EXPENSES
Selling, general and administrative expenses consist of the following:
	For the three months ended March 31,
	2020	2021
Employee compensation	60,850	216,592
Marketing and promotional expenses	3,719	161,161
Rental and related expenses	21,899	53,371
Depreciation and amortization expenses	8,918	13,095
Travel expenses	1,589	6,650
Expected credit losses	—	102
Others	15,786	58,953
Total	112,761	509,924

21
DISCONTINUED OPERATIONS

Historically, the Group had a strategy of developing Low-Speed Small Electric Vehicles (“SEV”) and producing and selling its related battery packs.
In the first quarter of 2018, the Group determined to dispose the SEV business due to the shift on the Group’s business and product strategy. As a result, the long-lived assets related to SEV production, including manufacturing facilities and IP, etc. have ceased to be used, and these assets were considered effectively abandoned. Accordingly, the related assets and liabilities of the SEV business were fully impaired with the impairment amount of RMB292,795 recognized in 2018.
Subsequent to the termination of the SEV business, the Group still sold the SEV battery packs to external customers, and in September 2019, the Group further decided to dispose the SEV battery packs business and located a potential buyer. Accordingly, the Company concluded that as of September 30, 2019, the SEV battery packs business met all of the held for sale criteria. In the first

LI AUTO INC.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(All amounts in thousands, except for share and per share data)
21
DISCONTINUED OPERATIONS (Continued)

quarter of 2020, the Company completed the sale of the SEV battery packs business to an affiliate of the Company for a total cash consideration of RMB60,000.
The abandonment or the disposal of the SEV business and the related battery packs business represented strategic shifts of the Group and had a major impact on the Group’s financial results, and met the criteria for the discontinued operations. Therefore, the historical financial results of the SEV related business were classified as discontinued operation and the related assets and liabilities associated with the discontinued operations of the prior year were reclassified as assets/liabilities held for sale to provide comparable financial information.
The following tables set forth the assets, liabilities, results of operations and cash flows of the discontinued operations, which were included in the unaudited condensed consolidated financial statements.
As of disposal date
Cash and cash equivalents	295
Trade receivable	608
Amount due from related parties	832
Inventories	5,594
Prepayments and other current assets	9,066
Assets held for sale, current	16,395
Property, plant and equipment, net	29,010
Operating lease right-of-use assets, net	—
Other non-current assets	528
Assets held for sale, non-current	29,538
Total assets held for sale	45,933
Trade and notes payable	542
Accruals and other current liabilities	2,754
Total liabilities held for sale	3,296
For the three months ended March 31, 2020
Revenues	870
Cost of sales	(2,437)
Gross loss	(1,567)
Operating expenses	(1,423)
Impairment of long-lived assets	—
Loss from operations of discontinued operations	(2,990)
Loss from discontinued operations before income tax expense	(2,990)
Income tax expense	—
Net loss from discontinued operations, net of tax	(2,990)

LI AUTO INC.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(All amounts in thousands, except for share and per share data)
21
DISCONTINUED OPERATIONS (Continued)

For the three months ended March 31, 2020
Net cash provided by discontinued operating activities	148
Net cash provided by discontinued investing activities	59,705
The following table presents the gain on disposal of discontinued operations related to the disposal of SEV battery packs business for the three months ended March 31, 2020:
For the three months ended March 31, 2020
Cash consideration received for sale of SEV battery packs business	60,000
Carrying value of net assets transferred	(42,637)
Gain on disposal of discontinued operations	17,363
22   ORDINARY SHARES
In April 2017, the Company was incorporated as a limited liability company in the Cayman Islands. In July 2019, the Company became the holding company of the Group pursuant to the Reorganization described in Note 1. In connection with the Reorganization and issuance of Series C convertible redeemable preferred shares (“Series C Preferred Shares”), 3,830,157,186 authorized shares of the Company were designated as Class A Ordinary Shares, and 240,000,000 authorized shares were designated as Class B ordinary shares. Each Class A Ordinary Share is entitled to one vote, and is not convertible into Class B Ordinary Shares under any circumstances. Each Class B Ordinary Share is entitled to ten votes, subject to certain conditions, and is convertible into one Class A Ordinary Share at any time by the holder thereof. Upon the Reorganization, the Company issued ordinary shares and Series Pre-A, A-1, A-2, A-3, B-1, B-2 and B-3 convertible redeemable preferred shares (the “Series Pre-A, A-1, A-2, A-3, B-1, B-2 and B-3 Preferred Shares”) to shareholders of Beijing CHJ in exchange for respective equity interests that they held in Beijing CHJ immediately before the Reorganization. Series Pre-A, A-1, A-2, A-3, B-1, B-2 and B-3 Preferred Shares would be converted into Class A Ordinary Shares based on the then-effective conversion price.
On July 4, 2016, Beijing CHJ issued Series Pre-A shares (“Series Pre-A Ordinary Shares”) with cash consideration of RMB100,000. Series Pre-A Ordinary Shares were classified as equity as they were not redeemable. In July 2017, upon Series A-2 financing, certain rights were granted to holders of Series Pre-A Ordinary Shares, including contingent redemption rights. Series Pre-A Ordinary Shares were effectively re-designated to Series Pre-A Preferred Shares. Such re-designation was accounted for as a repurchase and cancelation of Series Pre-A Ordinary Shares and a separate issuance of Series Pre-A Preferred Shares. Accordingly, the excess of fair value of the Series Pre-A Preferred Shares over the fair value of the Series Pre-A Ordinary Shares repurchased from employee shareholders was recorded as an employee compensation. While for other non-employee Series Pre-A shareholders, such difference was recognized as a deemed dividend given to these shareholders. The excess of the fair value of all Series Pre-A Ordinary Shares over the carrying value of these shares was accounted for as a retirement of the Series Pre-A Ordinary Shares. The Company elected to charge the excess entirely to accumulated deficits.
In August 2020, the Company completed its IPO and 190,000,000 Class A Ordinary Shares were issued with proceeds of US$1,042,137, net of underwriter commissions and relevant offering expenses.

LI AUTO INC.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(All amounts in thousands, except for share and per share data)
22   ORDINARY SHARES (Continued)
Concurrently with completion of the IPO, 66,086,955 Class A Ordinary Shares were issued for a consideration of US$380,000. On August 7, 2020, the Company issued an additional 28,500,000 Class A Ordinary Shares upon the exercise of underwriters’ over-allotment option for a consideration of US$157,320.
All of the Preferred Shares (other than those beneficially owned by Mr. Li Xiang, the founder and the CEO of the Company) were automatically converted to 1,045,789,275 Class A Ordinary Shares immediately upon the completion of the IPO. Concurrently, all Preferred Shares beneficially owned by Mr. Li Xiang were automatically converted to 115,812,080 Class B Ordinary Shares.
In December 2020, the Company completed a follow-on offering of 108,100,000 Class A Ordinary Shares, which included 14,100,000 Class A Ordinary Shares issued in connection with the underwriters’ full exercise of their over-allotment option.
In February 2021, the Company issued 34,000,000 Class A Ordinary Shares as treasury shares for future exercise of share options. As of March 31, 2021, 633,012 share options were exercised and the number of the remaining treasury shares was 33,366,988.
As of December 31, 2020 and March 31, 2021, the Company had issued and outstanding ordinary shares of 1,809,288,310 and 1,809,921,322, respectively.
23   CONVERTIBLE REDEEMABLE PREFERRED SHARES AND WARRANTS
The following table summarizes the issuances of convertible redeemable preferred shares as of March 31, 2021:
Series	Issuance date	Shares issued	Issue price per share	Proceeds from issuance
Pre-A(1)	July 21,2017	50,000,000	RMB2.00	100,000
A-1	July 4, 2016	129,409,092	RMB6.03	780,000
A-2	July 21,2017	126,771,562	RMB7.89	1,000,000
A-3	September 5, 2017	65,498,640	RMB9.47	620,000
B-1	November 28, 2017	115,209,526	RMB13.11	1,510,000
B-2	June 6, 2018	55,804,773	RMB14.16	790,000
B-3(2)	January 7/July 2, 2019	119,950,686	RMB14.16	1,701,283
C(3)	July 2/December 2, 2019/January 23, 2020	267,198,535	US$2.23/US$1.89	3,626,924
D	July 1, 2020	231,758,541	US$2.64/US$2.35	3,851,034

(1)
Upon the issuance of Series A-2 Preferred Shares, Series Pre-A Ordinary Shares were redesignated to Series Pre-A Preferred Shares (see Note 22).

(2)
Including 11,873,086 Series B-3 Preferred Shares converted from the convertible promissory notes issued by the Company in January 2019 (see Note 16). The Series B-3 Preferred Shareholders and convertible promissory notes holders were granted:

(a)
the right to obtain additional shares to be issued in the next round of new financing for free to keep their shareholding percentage (or as converted shareholding percentage for convertible promissory notes holders) unchanged (the “Series B-3 Anti-Dilution Warrant”); and

(b)
the right to acquire additional shares to be issued in next two rounds of financing at a 15% discount of purchase price, up to the subscription amount equal to the investment amount in their Series B-3 Preferred Shares and convertible promissory notes (the “Series B-3 Additional Warrant”).

(3)
Including 78,334,557 shares of Series C Preferred Shares issued upon the exercise of the Series B-3 Additional Warrant by certain Series B-3 Shareholders and all convertible promissory notes holders at a cash exercise price of

LI AUTO INC.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(All amounts in thousands, except for share and per share data)
23   CONVERTIBLE REDEEMABLE PREFERRED SHARES AND WARRANTS (Continued)
RMB1,022,045, or RMB13.02 per share. The leading investor of Series C Preferred Shareholders was granted the right to acquire additional shares to be issued in next round of financing at a 15% discount of purchase price, up to the subscription amount equal to the investment amount in Series C Preferred Shares (the “Series C Additional Warrant”). All non-refundable cash considerations for the issuance of Series C Preferred Shares, including 4,109,127 shares registered subsequently on January 3, 2020, were received in full as of December 31, 2019 and accordingly all shares are considered issued and outstanding from accounting perspective.
On January 23, 2020, 18,916,548 shares of Series C Preferred Shares were issued upon the exercise of the Series B-3 Anti-Dilution Warrant.
The Series B-3 Anti-Dilution Warrant, the Series B-3 Additional Warrant and the Series C Additional Warrant (collectively referred as “Warrants”) were determined to be freestanding liability instruments and recorded at fair value upon initial recognition. Proceeds received from issuance of Series B-3 Preferred Shares and convertible promissory notes, and Series C Preferred Shares were first allocated to the Warrants based on their initial fair values. The Warrants were marked to the market with the changes recorded in the unaudited condensed consolidated statements of comprehensive loss in the applicable subsequent reporting period. The Warrants shall terminate upon the earlier of the consummation of an IPO or the occurrence of a Deemed Liquidation Event. The balance of Warrants was reduced to zero as the Warrants terminated upon the issuance of Series D.
The Series Pre-A, A-1, A-2, A-3, B-1, B-2, B-3, C and D Preferred Shares are collectively referred to as the “Preferred Shares.” All series of Preferred Shares have the same par value of US$0.0001 per share.
The major rights, preferences and privileges of the Preferred Shares are as follows:
Conversion
Preferred Shares of the Company are convertible to Class A Ordinary Shares at any time at the option of the holders, and would automatically be converted into Class A Ordinary Shares 1) upon a Qualified IPO (“QIPO”); or 2) upon the written consent of the holders of a majority of the outstanding Preferred Shares of each class with respect to conversion of each class.
The initial conversion ratio of Preferred Shares to ordinary shares shall be 1:1, and shall be subject to adjustment and readjustment from time to time for share splits and combinations, ordinary share (on an as converted basis) dividends and distributions, reorganizations, mergers, consolidations, reclassifications, exchanges, substitutions, and dilutive issuance.
Redemption
The Company shall redeem, at the option of any holder of outstanding Preferred Shares, all of the outstanding Preferred Shares (other than the unpaid shares) held by the requesting holder, at any time after the earliest to occur of (a) the Company fails to consummate a qualified IPO (“QIPO”) by June 30, 2023, or b) any occurrence of a material breach or any material change of the relevant laws or the occurrence of any other factors, which has resulted or is likely to result in the Company’s inability to control and consolidate the financial statements of any of the PRC subsidiaries or VIEs, each Preferred Share shall be redeemable at the option of such Preferred Shareholder, out of funds legally available therefor by the Company.
The redemption amount payable for each Preferred Share (other than the unpaid shares) will be an amount equal to 100% of the Preferred Shares’ original issue price, plus all accrued but unpaid dividends thereon up to the date of redemption and simple interest on the Preferred Shares’ original issue price at the rate of 8% per annum, proportionally adjusted for share subdivisions, share dividends, reorganizations, reclassifications, consolidations, mergers or similar transactions.

LI AUTO INC.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(All amounts in thousands, except for share and per share data)
23   CONVERTIBLE REDEEMABLE PREFERRED SHARES AND WARRANTS (Continued)
Upon the redemption, Series D Preferred Shares shall rank senior to Series C Preferred Shares, Series C Preferred Shares shall rank senior to Series B-3 Preferred Shares, Series B-3 Preferred Shares shall rank senior to Series B-2 Preferred Shares, Series B-2 Preferred Shares shall rank senior to Series B-1 Preferred Shares, Series B-1 Preferred Shares shall rank senior to Series A-3 Preferred Shares, Series A-3 Preferred Shares shall rank senior to Series A-2 Preferred Shares, Series A-2 Preferred Shares shall rank senior to Series A-1 Preferred Shares, Series A-1 Preferred Shares shall rank senior to Series Pre-A Preferred Shares.
Upon the Reorganization, QIPO definition of Series Pre-A, A-1, A-2, A-3, B-1, B-2 and B-3 Preferred Shares was revised to be the same as Series C Preferred Shares, and all Preferred Shareholders (including Series D issued on July 1, 2020) were given the option to, in the event that the funds of the Company legally available for redemption on the redemption date are insufficient to redeem the total number of redeeming shares required to be redeemed, 1) request the Company to issue a convertible promissory note (“Redemption Note”) for the unpaid portion of the redemption price or 2) allow the Company to carry forward and redeem the shares when legally funds are sufficient to do so. Such Redemption Note shall be due and payable no later than 24 months of the redemption date with a simple rate of 8% per annum. Each holder of such Redemption Note shall have the right, at its option, to convert the unpaid principal amount of the Redemption Note and the accrued but unpaid interest thereon, into the same class of Preferred Shares requested to be redeemed at a per share conversion price equal to the applicable original issue price.
Voting Rights
The holders of the Preferred Shares shall have the right to one vote for each ordinary share into which each outstanding Preferred Share held could then be converted. The holders of the Preferred Shares vote together with the Ordinary Shareholders, and not as a separate class or series, on all matters put before the shareholders.
Dividends
Each Preferred Shareholder and Ordinary Shareholder shall be entitled to receive dividends for each share held by such holder, payable out of funds or assets when and as such funds or assets become legally available therefor pari passu with each other on a pro rata basis. Such dividends shall be payable only when, as, and if declared by the Board of Directors and shall be non-cumulative.
No dividends on preferred and ordinary shares have been declared since the issuance date until March 31, 2021.
Liquidation
In the event of any liquidation, the holders of Preferred Shares (except for Series Pre-A Preferred Shares) have preference over holders of Series Pre-A Preferred Shares and ordinary shares with respect to payment of dividends and distribution of assets. Upon Liquidation, Series D Preferred Shares shall rank senior to Series C Preferred Shares, Series C Preferred Shares shall rank senior to Series B-3 Preferred Shares, Series B-3 Preferred Shares shall rank senior to Series B-2 Preferred Shares, Series B-2 Preferred Shares shall rank senior to Series B-1 Preferred Shares, Series B-1 Preferred Shares shall rank senior to Series A-3 Preferred Shares, Series A-3 Preferred Shares shall rank senior to Series A-2 Preferred Shares, Series A-2 Preferred Shares shall rank senior to Series A-1 Preferred Shares, Series A-1 Preferred Shares shall rank senior to Series Pre-A Preferred Shares and ordinary shares.

LI AUTO INC.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(All amounts in thousands, except for share and per share data)
23   CONVERTIBLE REDEEMABLE PREFERRED SHARES AND WARRANTS (Continued)
The holders of Preferred Shares (exclusive of unpaid shares and Series Pre-A Preferred Shares) shall be entitled to receive an amount per share equal to an amount equal to the higher of (1) 100% of the original issue price of such Preferred Shares, plus an aggregate interests calculated at a simple rate of 8% per annum and multiplied by a fraction and (2) the amount receivable by the Preferred Shareholders if all the assets of the Company available for distribution to shareholders is distributed ratably among all the Members on an as-converted basis. If there are still assets of the Company legally available for distribution, such remaining assets of the Company shall be distributed to the holders of issued and outstanding Series Pre-A Preferred Shares and ordinary shares.
Conversion upon IPO
In August 2020, in connection with the completion of IPO, all of the Preferred Shares were automatically converted to 1,045,789,275 Class A ordinary shares and 115,812,080 Class B ordinary shares based on the aforementioned conversion price.
Accounting for Preferred Shares
The Company classified the Preferred Shares as mezzanine equity in the unaudited condensed consolidated balance sheets because they were redeemable at the holders’option upon the occurrence of certain deemed liquidation events and certain event outside of the Company’s control. The Preferred Shares are recorded initially at fair value, net of issuance costs.
The Company recognized accretion to the respective redemption value of the Preferred Shares over the period starting from issuance date to July 4, 2022, the earliest redemption date. The Company recognized accretion of the Preferred Shares amounted to RMB266,365 and nil for the three months ended March 31, 2020 and 2021, respectively.
Prior to the Reorganization, the Company has determined that host contract of the Series Pre-A, A-1, A-2, A-3, B-1, B-2 and B-3 Preferred Shares were more akin to an equity host. The conversion feature embedded in the Preferred Shares is considered to meet the definition of derivative in accordance with ASC 815-15-25, due to the optional redemption settlement mechanism upon deemed liquidation could give rise to net settlement of the conversion provision in cash if the per share distribution amount is higher than the fixed redemption amount, instead of the settlement by delivery of the ordinary shares of the Company. This equity-like conversion feature was considered clearly and closely related to the equity host, therefore does not warrant bifurcation. The Company also assessed the redemption features and liquidation feature and determined that these features as a freestanding instrument, would not meet the definition of a derivative, and therefore need not be bifurcated and separately accounted for.
After the Reorganization, host contract of the Preferred Shares is more akin to a debt host, given the Preferred Shares holders have potential creditors’ right in the event of insufficient fund upon redemption, along with other debt-like features in the terms of the Preferred Shares, including the redemption rights. Company considered extinguishment accounting should be applied for all Preferred Shares issued prior to the Reorganization from a qualitative perspective, although from quantitative perspective, the changes of these preferred shares’ fair value before and after the modification was immaterial. Hence, accumulated deficit was increased by the difference between the fair value of Series Pre-A, A-1, A-2, A-3, B-1, B-2 and B-3 Preferred Shares after modification and the carrying amount of these Preferred Shares immediately before the modification.
The Company also reassessed the conversion feature, redemption feature and liquidation preference of all Preferred Shares after the Reorganization. The equity-like conversion feature is

LI AUTO INC.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(All amounts in thousands, except for share and per share data)
23   CONVERTIBLE REDEEMABLE PREFERRED SHARES AND WARRANTS (Continued)
considered not clearly and closely related to the debt host, and therefore was bifurcated and separately accounted for using fair value. For redemption feature, as it would not result in any substantial premium or discount, nor would it accelerate the repayment of the contractual principal amount, it is clearly and closely related to the debt host, and therefore shall not be bifurcated and accounted for separately. The liquidation preference, on the other hand, may result in substantial premium and could accelerate repayment of the principal upon occurrence of contingent redemption events. Hence, the liquidation preference is considered not clearly and closely related to the debt host and should be bifurcated and accounted for separately. The Company determined the fair value of these derivative liabilities and concluded that the fair value of the bifurcated liquidation features was insignificant. The derivative liabilities of conversion features was bifurcated from the preferred shares initially at fair value, and subsequently was marked to market value with the fair value change recognized in the unaudited condensed consolidated statements of comprehensive loss in the applicable subsequent reporting period. Upon the consummation of IPO and conversion of preferred shares, the conversion feature of preferred shares were automatically exercised, consequently, the derivative liabilities of conversion features was reduced to zero.
The movement of the Warrants and conversion feature derivative liabilities are summarized below:
	Warrants liabilities	Derivative liabilities	Total
Balance as of December 31, 2019	351,750	1,296,940	1,648,690
Issuance	—	81,082	81,082
Fair value change	(19,618)	(156,665)	(176,283)
Exercise	(305,333)	—	(305,333)
Translation to reporting currency	420	20,300	20,720
Balance as of March 31, 2020	27,219	1,241,657	1,268,876

LI AUTO INC.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(All amounts in thousands, except for share and per share data)
23 CONVERTIBLE REDEEMABLE PREFERRED SHARES AND WARRANTS (Continued)
The Company’s convertible redeemable preferred shares activities for the three months ended March 31, 2020 are summarized below:
	Series Pre-A		Series A-1		Series A-2		Series A-3		Series B-1		Series B-2		Series B-3		Series C		Total
	Number of shares	Amount	Number of shares	Amount	Number of shares	Amount	Number of shares	Amount	Number of shares	Amount	Number of shares	Amount	Number of shares	Amount	Number of shares	Amount	Number of shares	Amount
		RMB		RMB		RMB		RMB		RMB		RMB		RMB		RMB		RMB
Balances as of December 31, 2019	50,000,000	434,886	129,409,092	980,949	126,771,562	1,074,959	65,498,640	619,770	115,209,526	1,347,607	55,804,773	710,303	119,950,686	1,551,080	248,281,987	3,536,108	910,926,266	10,255,662
Exercise of Series B-3 Anti-Dilution Warrant	—	—	—	—	—	—	—	—	—	—	—	—	—	—	18,916,548	305,333	18,916,548	305,333
Bifurcation of conversion feature	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	(81,082)	—	(81,082)
Accretion on convertible redeemable preferred shares to redemption value	—	—	—	14,788	—	27,811	—	20,630	—	60,587	—	28,709	—	35,169	—	78,671	—	266,365
Effect of exchange rate changes on preferred shares	—	(6,811)	—	(15,574)	—	(17,233)	—	(10,003)	—	(21,973)	—	(11,535)	—	(24,794)	—	(1,823)	—	(109,746)
Balances as of March 31, 2020	50,000,000	428,075	129,409,092	980,163	126,771,562	1,085,537	65,498,640	630,397	115,209,526	1,386,221	55,804,773	727,477	119,950,686	1,561,455	267,198,535	3,837,207	929,842,814	10,636,532

LI AUTO INC.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(All amounts in thousands, except for share and per share data)
24   LOSS PER SHARE
Basic loss per share and diluted loss per share have been calculated in accordance with ASC 260 for the three months ended March 31, 2020 and 2021 as follows:
	For the three months ended March 31,
	2020	2021
Numerator:
Net loss	(77,113)	(359,967)
Accretion on convertible redeemable preferred shares to redemption value	(266,365)	—
Effect of exchange rate changes on convertible redeemable preferred shares	109,746	—
Net loss attributable to ordinary shareholders of Li Auto Inc.	(233,732)	(359,967)
Including: Net loss from continuing operations attributable to ordinary shareholders of Li Auto Inc.	(248,105)	(359,967)
Net income from discontinued operations attributable to ordinary shareholders of Li Auto Inc.	14,373	—
Denominator:
Weighted average ordinary shares outstanding – basic and diluted	255,000,000	1,809,393,256
Basic and diluted net loss per share from continuing operations attributable to ordinary shareholders of Li Auto Inc.	(0.97)	(0.20)
Basic and diluted net income per share from discontinued operations attributable to ordinary shareholders of Li Auto Inc.	0.06	—
Basic and diluted net loss per share attributable to ordinary shareholders of Li Auto Inc.	(0.91)	(0.20)
For the three months ended March 31, 2020, the Company had ordinary equivalent shares, including preferred shares, options granted and convertible debts. For the three months ended March 31, 2021, the Company had ordinary equivalent shares, i.e. options granted. As the Group incurred loss for the three months ended March 31, 2020 and 2021, these ordinary equivalent shares were anti-dilutive and excluded from the calculation of diluted loss per share of the Company. The weighted-average numbers of preferred shares, options granted and convertible debts excluded from the calculation of diluted loss per share of the Company were 925,061,708, 33,636,643 and 45,778,620 for the three months ended March 31, 2020, and nil, 56,789,630, and nil for the three months ended March 31,2021, respectively.
25   SHARE-BASED COMPENSATION
Compensation expenses recognized for share-based awards granted by the Company were as follows:

LI AUTO INC.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(All amounts in thousands, except for share and per share data)
25   SHARE-BASED COMPENSATION (Continued)
	For the three months ended March 31,
	2020	2021
Cost of sales	—	6,209
Research and development expenses	—	116,609
Selling, general and administrative expenses	—	60,110
Total	—	182,928
(a)   2019 and 2020 Share Incentive Plan
In July 2019, the Group adopted the 2019 Share Incentive Plan (the “2019 Plan”), which allows the Company to grant options of the Group to its employees, directors and consultants. As of March 31, 2021, the maximum number of Class A ordinary shares that may be issued under the 2019 Plan is 141,083,452.
The Group began to grant share options to employees from 2015. In conjunction with the Company’s Reorganization in July 2019, the Group transferred share options from Beijing CHJ to the Company according to the 2019 Plan. The share options of the Group under the 2019 Plan have a contractual term of ten years from the grant date. The options granted have both service and performance condition. The options are generally scheduled to be vested over five years, one-fifth of the awards shall be vested upon the end of the calendar year in which the awards were granted. Meanwhile, the options granted are only exercisable upon the occurrence of an IPO by the Group.
These awards have a service condition and a performance condition related to an IPO. For share options granted with performance condition, the share-based compensation expenses are recorded when the performance condition is considered probable. As a result, the cumulative share-based compensation expenses for these options that have satisfied the service condition were recorded upon the completion of the IPO in the third quarter of 2020. The Group recognized the share options of the Company granted to the employees using graded-vesting method over the vesting term of the awards, net of estimated forfeitures.
In July 2020, the Group adopted the 2020 Share Incentive Plan (the “2020 Plan”), which allows the Company to grant options of the Group to its employees, directors and consultants. The 2020 Plan allows the Company to grant share options units up to a maximum of 30,000,000 Shares, subject to automatic annual increase. The Group began to grant share options from 2021 under 2020 Plan. The contractual term is ten years from the grant date and the options granted only have service condition. The options are generally scheduled to be vested over five years, one-fifth of the awards shall be vested upon the end of the calendar year in which the awards were granted.
The following table summarizes activities of the Company’s share options under the 2019 Plan and 2020 Plan for the three months ended March 31, 2020 and 2021:

LI AUTO INC.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(All amounts in thousands, except for share and per share data)
25   SHARE-BASED COMPENSATION (Continued)
	Number of options outstanding	Weighted average exercise price	Weighted average remaining contractual life	Aggregate intrinsic value
		US$	In Years	US$
Outstanding as of December 31, 2019	54,760,000	0.10	6.73	73,926
Granted	842,000	0.10
Forfeited	(850,000)	0.10
Outstanding as of March 31,2020	54,752,000	0.10	6.51	68,440
Outstanding as of December 31, 2020	56,914,000	0.10	5.95	814,724
Granted	19,134,700	0.10
Exercised	(633,012)	0.10
Forfeited	(771,000)	0.10
Outstanding as of March 31, 2021	74,644,688	0.10	6.70	925,594
Vested, expected to vest and exercise as of March 31, 2020	—	—	—	—
Vested and expected to vest as of March 31, 2021	71,350,787	0.10	6.60	884,750
Exercisable as of March 31, 2021	43,306,988	0.10	5.17	537,007
The aggregate intrinsic value is calculated as the difference between the exercise price of the underlying awards and the estimated fair value of the underlying stock at each reporting date.
The weighted-average grant date fair value for options granted under the Company’s 2019 Plan and 2020 Plan for the three months ended March 31, 2020 and 2021 was US$1.36 and US$14.41, respectively, computed using the binomial option pricing model.
The fair value of each option granted under the Company’s 2019 Plan and 2020 Plan was estimated on the date of each grant using the binomial option pricing model with the assumptions (or ranges thereof) in the following table:

LI AUTO INC.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(All amounts in thousands, except for share and per share data)
25   SHARE-BASED COMPENSATION (Continued)
	For the three months ended March 31,
	2020	2021
Exercise price (US$)	0.10	0.10
Fair value of the ordinary shares on the date of option grant (US$)	1.45	14.42
Risk-free interest rate	1.92%	0.93%
Expected term (in years)	10.00	10.00
Expected dividend yield	0%	0%
Expected volatility	45%	47%
Risk-free interest rate is estimated based on the yield curve of US Sovereign Bond as of the option valuation date. The expected volatility at the grant date and each option valuation date is estimated based on annualized standard deviation of daily stock price return of comparable companies with a time horizon close to the expected expiry of the term of the options. The Group has never declared or paid any cash dividends on its capital stock, and the Group does not anticipate any dividend payments in the foreseeable future. Expected term is the contract life of the options.
As of March 31, 2021, there were US$242,981 of unrecognized compensation expenses related to the share options granted to the Group’s employees, which are expected to be recognized over a weighted-average period of 4.73 years and may be adjusted for future changes in forfeitures.
(b)   2021 Share Incentive Plan
In March 2021, the Group adopted the 2021 Share Incentive Plan (the “2021 Plan”), which granted options to purchase 108,557,400 Class B ordinary shares to Mr. Xiang Li, the Company’s founder and chief executive officer. The exercise price of the options is US$14.63 per share, or US$29.26 per ADS. The date of expiration for this grant is March 8, 2031. The granted options are subject to performance-based vesting conditions. The granted options are divided into six equal tranches, or 18,092,900 each. The first tranche will become vested when the aggregate number of the Group’s vehicle deliveries in any 12 consecutive months exceeds 500,000. The second to sixth tranches will become vested when the aggregate number of vehicle deliveries in any 12 consecutive months exceeds 1,000,000, 1,500,000, 2,000,000, 2,500,000 and 3,000,000, respectively. As of March 31, 2021, the Group had not recognized any share-based compensation expenses for options granted, because the Group considers it is not probable that the performance-based vesting conditions will be satisfied as of March 31, 2021.
The following table summarizes activities of the Company’s share options under the 2021 Plan for the three months ended March 31, 2021:
	Number of options outstanding	Weighted average exercise price	Weighted average remaining contractual life	Aggregate intrinsic value
		US$	In Years	US$
Outstanding as of December 31, 2020	—	—	—	—
Granted	108,557,400	14.63
Outstanding as of March 31, 2021	108,557,400	14.63	9.94	—

LI AUTO INC.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(All amounts in thousands, except for share and per share data)
25   SHARE-BASED COMPENSATION (Continued)
The weighted-average grant date fair value for options granted under the Company’s 2021 Plan for the three months ended March 31, 2021 was US$4.96, computed using the binomial option pricing model.
The fair value of the option granted under the Company’s 2021 Plan was estimated on the date of grant using the binomial option pricing model with the assumptions (or ranges thereof) in the following table:
For the three months ended March 31,
2021
Exercise price (US$)	14.63
Fair value of the ordinary shares on the date of option grant (US$)	10.67
Risk-free interest rate	1.59%
Expected term (in years)	10.00
Expected dividend yield	0%
Expected volatility	47%
Risk-free interest rate is estimated based on the yield curve of US Sovereign Bond as of the option valuation date. The expected volatility at the grant date and each option valuation date is estimated based on annualized standard deviation of daily stock price return of comparable companies with a time horizon close to the expected expiry of the term of the options. The Group has never declared or paid any cash dividends on its capital stock, and the Group does not anticipate any dividend payments in the foreseeable future. Expected term is the contract life of the options.
As of March 31, 2021, there were US$538,445 of unrecognized compensation expenses related to the share options granted under 2021 Plan.
On May 5, 2021, the board of directors of the Company approved to replace the options to purchase 108,557,400 Class B ordinary shares of the Company under the Company’s 2021 Share Incentive Plan previously granted to Mr. Xiang Li on March 8, 2021 with the same amount of restricted Class B ordinary shares (the “Award Shares”) under the same plan, all of which will immediately become vested upon grant on May 5, 2021. Mr. Xiang Li has agreed, undertaken, and covenanted not to transfer or dispose of, directly or indirectly, any interest in the Class B ordinary shares acquired upon vesting of the Award Shares, which are subject to certain performance conditions substantially similar to the vesting conditions of the options being replaced. In addition to the performance conditions, Mr. Xiang Li is required to pay US$14.63 per share, which is equal to the exercise price of the options being replaced, to have the relevant tranche of the Award Shares released from the restrictions. Mr. Xiang Li also has agreed, undertaken, and covenanted not to cast any vote or claim any dividend paid on any Award Shares before such number of Award Shares are released from the restrictions. Any Award Shares that are not released from the restrictions by March 8, 2031 are subject to compulsory repurchase by the Company at their par value.

LI AUTO INC.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(All amounts in thousands, except for share and per share data)
26   TAXATION
(a)   Value added tax
The Group is subject to statutory VAT rate of 13% for revenue from sales of vehicles and spare parts in the PRC.
(b) Income taxes
Cayman Islands
The Company was incorporated in the Cayman Islands and conducts most of its business through its subsidiaries located in Mainland China and Hong Kong. Under the current laws of the Cayman Islands, the Company is not subject to tax on either income or capital gain. Additionally, upon payments of dividends to the shareholders, no Cayman Islands withholding tax will be imposed.
PRC
Beijing CHJ is qualified as a “high and new technology enterprise” under the EIT Law and is eligible for a preferential enterprise income tax rate of 15%. Other Chinese companies are subject to enterprise income tax (“EIT”) at a uniform rate of 25%.
Under the EIT Law enacted by the National People’s Congress of PRC on March 16, 2007 and its implementation rules which became effective on January 1, 2008, dividends generated after January 1, 2008 and payable by a foreign investment enterprise in the PRC to its foreign investors who are non-resident enterprises are subject to a 10% withholding tax, unless any such foreign investor’s jurisdiction of incorporation has a tax treaty with the PRC that provides for a different withholding arrangement. Under the taxation arrangement between the PRC and Hong Kong, a qualified Hong Kong tax resident which is the “beneficial owner” and directly holds 25% or more of the equity interest in a PRC resident enterprise is entitled to a reduced withholding tax rate of 5%. The Cayman Islands, where the Company was incorporated, does not have a tax treaty with PRC.
The EIT Law also provides that an enterprise established under the laws of a foreign country or region but whose “de facto management body” is located in the PRC be treated as a resident enterprise for PRC tax purposes and consequently be subject to the PRC income tax at the rate of 25% for its global income. The Implementing Rules of the EIT Law merely define the location of the “de facto management body” as “the place where the exercising, in substance, of the overall management and control of the production and business operation, personnel, accounting, properties, etc., of a non-PRC company is located.” Based on a review of surrounding facts and circumstances, the Group does not believe that it is likely that its operations outside of the PRC will be considered a resident enterprise for PRC tax purposes. However, due to limited guidance and implementation history of the EIT Law, there is uncertainty as to the application of the EIT Law. Should the Company be treated as a resident enterprise for PRC tax purposes, the Company will be subject to PRC income tax on worldwide income at a uniform tax rate of 25%.
According to relevant laws and regulations promulgated by the State Administration of Tax of the PRC effective from 2008 onwards, enterprises engaging in R&D activities are entitled to claim 175% of their qualified research and development expenses so incurred as tax deductible expenses when determining their assessable profits for the year (‘Super Deduction’). The additional deduction of 75% of qualified research and development expenses can only be claimed directly in the annual EIT filing and subject to the approval from the relevant tax authorities.

LI AUTO INC.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(All amounts in thousands, except for share and per share data)
26   TAXATION (Continued)
Hong Kong
Under the current Hong Kong Inland Revenue Ordinance, the subsidiaries of the Group incorporated in Hong Kong are subject to 16.5% Hong Kong profit tax on their taxable income generated from operations in Hong Kong. Additionally, payments of dividends by the subsidiaries incorporated in Hong Kong to the Company are not subject to any Hong Kong withholding tax.
Composition of income tax expense for the periods presented is as follows:
	For the three months ended March 31,
	2020	2021
Deferred income tax expense	—	25,955
Reconciliations of the income tax expense computed by applying the PRC statutory income tax rate of 25% to the Group’s income tax expense of the periods presented are as follows:
	For the three months ended March 31,
	2020	2021
Loss before income tax expense	(91,486)	(334,012)
Income tax credit computed at PRC statutory income tax rate of 25%	(22,872)	(83,503)
Tax effect of tax-exempt entity and preferential tax rate	(9,790)	(207)
Tax effect of Super Deduction and others	(33,701)	(25,851)
Non-deductible expenses	40	37,611
Change in valuation allowance	66,323	97,905
Income tax expense	—	25,955
(c)   Deferred tax
The Group considers positive and negative evidence to determine whether some portion or all of the deferred tax assets will be more-likely-than-not realized. This assessment considers, among other matters, the nature, frequency and severity of recent loss and forecasts of future profitability. These assumptions require significant judgment and the forecasts of future taxable income are consistent with the plans and estimates the Group is using to manage the underlying business. The statutory income tax rate of 25% or applicable preferential income tax rates were applied when calculating deferred tax assets.

LI AUTO INC.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(All amounts in thousands, except for share and per share data)
26   TAXATION (Continued)
The Group’s deferred tax assets/(liabilities) consist of the following components:
	As of December 31,	As of March 31,
	2020	2021
Deferred tax assets
Net operating loss carryforwards	1,144,397	1,177,930
Accrued expenses and others	66,773	88,197
Depreciation and amortization	16,220	17,189
Impairment of long-lived assets and allowance for credit losses	7,694	13,073
Unrealized financing cost	13,125	12,903
Total deferred tax assets	1,248,209	1,309,292
Less: Valuation allowance	(1,004,665)	(1,102,570)
Total deferred tax assets, net of valuation allowance	243,544	206,722
Deferred tax liabilities
Accelerated tax depreciation and others	(215,030)	(207,266)
Fair value change of certain investments	(5,667)	(2,564)
Total deferred tax liabilities	(220,697)	(209,830)
Deferred tax assets, net of valuation allowance and deferred tax liabilities	22,847	(3,108)
A valuation allowance is provided against deferred tax assets when the Group determines that it is more-likely-than-not that the deferred tax assets will not be utilized in the future. Movement of valuation allowance is as follow:
	For the three months ended March 31,
	2020	2021
Valuation allowance
Balance at beginning of the period	887,441	1,004,665
Additions	66,323	100,032
Reversal	—	(2,127)
Balance at ending of the period	953,764	1,102,570
For the year ended December 31, 2020, Wheels Technology and Chongqing Lixiang Automobile had achieved pre-tax profit, and the Group forecasted these two subsidiaries are likely to continue to achieve pre-tax profit in 2021. As a result, the Group made an assessment as of December 31, 2020 and considered that the deferred tax assets for these two subsidiaries are more likely than not to be utilized in the future, and therefore concluded that the previously recognized valuation allowance for these two subsidiaries should be reversed in income statement as an income tax benefit (i.e. a credit of income tax expense). For the three months ended March 31, 2021, some subsidiaries of the Group making profit and utilized the tax loss brought forward from prior years.

LI AUTO INC.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(All amounts in thousands, except for share and per share data)
26   TAXATION (Continued)
As of December 31, 2020 and March 31, 2021, the Group had net operating loss carryforwards of approximately RMB5,841,910 and RMB6,007,010, mainly arose from the Group’s certain subsidiaries, VIEs and the VIEs’ subsidiaries established in the PRC, which can be carried forward to offset future taxable income and will expier during the period from 2021 to 2031. As of December 31, 2020 and March 31, 2021, deferred tax assets arose from the net operating loss carryforwards amounted to RMB908,888 and RMB976,275 were provided for full valuation allowance, while the remaining RMB235,509 and RMB201,655 were expected to be utilized prior to expiration considering future taxable income for respective entities.
Uncertain Tax Position
The Group did not identify any significant unrecognized tax benefits for each of the periods presented. The Group did not incur any interest related to unrecognized tax benefits, did not recognize any penalties as income tax expense and also does not anticipate any significant change in unrecognized tax benefits within 12 months from March 31, 2021.
27   FAIR VALUE MEASUREMENT
(a) Assets and liabilities measured at fair value on a recurring basis
Assets and liabilities measured at fair value on a recurring basis include: short-term investments, investment in equity securities with readily determinable fair value, warrants and derivative liabilities, and foreign exchange forwards and options.
The following table sets the major financial instruments measured at fair value, by level within the fair value hierarchy as of December 31, 2020 and March 31, 2021.
	Fair value as of December 31, 2020	Fair value measurement at reporting date using
		Quoted prices in active markets for identical assets (Level 1)	Significant other observable inputs (Level 2)	Significant unobservable inputs (Level 3)
Assets
Short-term investments	18,850,462	—	18,850,462	—
Equity securities with readily determinable fair value	64,916	64,916	—	—
Total assets	18,915,378	64,916	18,850,462	—

LI AUTO INC.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(All amounts in thousands, except for share and per share data)
27   FAIR VALUE MEASUREMENT (Continued)
	Fair value as of March 31, 2021	Fair value measurement at reporting date using
		Quoted prices in active markets for identical assets (Level 1)	Significant other observable inputs (Level 2)	Significant unobservable inputs (Level 3)
Assets
Short-term investments	20,639,107	—	20,639,107	—
Equity securities with readily determinable fair value	78,453	78,453	—	—
Foreign exchange options	8,184	—	8,184	—
Total assets	20,725,744	78,453	20,647,291	—
Liabilities
Foreign exchange forwards and options	25,538	—	25,538	—
Total liabilities	25,538	—	25,538	—
Valuation Techniques
Short-term investments: Short-term investments are investments in financial instruments with variable interest rates and maturity dates within one year. Fair value is estimated based on quoted prices of similar financial products provided by the banks at the end of each period (Level 2). The gain/(loss) are recognized in “investment income/(loss), net” in the unaudited condensed consolidated statements of comprehensive loss.
Equity securities with readily determinable fair value: Equity security with readily determinable fair values are marketable equity security which is publicly traded stocks measured at fair value. These securities are valued using the market approach based on the quoted prices in active markets at the reporting date. The Company classifies the valuation techniques that use these inputs as Level 1 of fair value measurements. The gain/(loss) are recognized in “investment income/(loss), net” in the unaudited condensed consolidated statements of comprehensive loss.
Warrants and derivative liabilities: as the Group’s warrants and derivative liabilities are not traded in an active market with readily observable quoted prices, the Group uses significant unobservable inputs (Level 3) to measure the fair value of these warrants and derivative liabilities at inception and at each subsequent balance sheet date. The Group has not identified a reasonable possibility of change in any of the significant unobservable inputs that could cause the significant difference in the fair value measurement of the Group’s warrant liabilities and derivative liabilities.
Significant factors, assumptions and methodologies used in determining the fair value of these warrants and derivative liabilities, include applying the discounted cash flow approach, and such approach involves certain significant estimates which are as follows:

LI AUTO INC.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(All amounts in thousands, except for share and per share data)
27   FAIR VALUE MEASUREMENT (Continued)
Discount rates
Date	Discount rate
January 7, 2019	31%
March 31, 2019	31%
June 30, 2019	30%
July 2, 2019	30%
September 30, 2019	29%
December 31, 2019	29%
March 31, 2020	30%
June 30, 2020	29%
The discount rates listed out in the table above were based on the cost of equity, which was calculated using the capital asset pricing model, or CAPM, the most commonly adopted method for estimating the required rate of return for equity. Under CAPM, the cost of equity was determined by considering a number of factors including risk-free rate, systematic risk, equity market premium, size of our company and our ability to achieve forecasted projections.
Comparable companies
In deriving the cost of equity as the discount rates under the income approach, certain publicly traded companies were selected for reference as our guideline companies. The guideline companies were selected based on the following criteria: (i) they design, develop, manufacture and sell new energy vehicles and (ii) their shares are publicly traded in Hong Kong or the United States.
The following summarizes the rollforward of the beginning and ending balance of the Level 3 warrants and derivative liabilities:
Total
Fair value of Level 3 warrants and derivative liabilities as of December 31, 2019	1,648,690
Issuance	81,082
Unrealized fair value change gain	(176,283)
Exercise	(305,333)
Translation to reporting currency	20,720
Fair value of Level 3 warrants and derivative liabilities as of March 31, 2020	1,268,876
Unrealized fair value change loss/(gain) and expire are recorded “Changes in fair value of warrants and derivative liabilities” in the unaudited condensed consolidated statements of comprehensive loss.
Foreign exchange forwards and options are financial products issued by a commercial bank linked to forward exchange rates. Fair values are provided by the commercial bank using alternative pricing sources and models utilizing market observable inputs, and accordingly the Group classifies the valuation techniques that use these inputs as Level 2.
(b)   Assets measured at fair value on a non-recurring basis
Assets measured at fair value on a non-recurring basis include: investments in equity securities without readily determinable fair value, equity method investments, long-lived assets held for use and

LI AUTO INC.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(All amounts in thousands, except for share and per share data)
27   FAIR VALUE MEASUREMENT (Continued)
assets held for sale. For investments in equity securities without readily determinable fair value, no measurement event occurred during the periods presented. Impairment charges of nil were recognized for the three months ended March 31, 2020 and 2021, respectively. For equity method investments, no impairment loss is recognized for all periods presented. The Group recorded nil impairment loss of long-lived assets for the three months ended March 31, 2020 and 2021.
(c)   Assets and liabilities not measured at fair value but fair value disclosure is required
Financial assets and liabilities not measured at fair value include cash equivalent, time deposits, restricted cash, trade receivable, amounts due from related parties, prepayments and other current assets, short-term borrowings, trade and notes payable, amounts due to related parties, accruals and other current liabilities, other non-current assets, other non-current liabilities, long-term borrowings and convertible debts.
The Group values its time deposits held in certain bank accounts using quoted prices for securities with similar characteristics and other observable inputs, and accordingly, the Group classifies the valuation techniques that use these inputs as Level 2. The Group classifies the valuation techniques that use the inputs as Level 2 for short-term borrowing as the rates of interest under the loan agreements with the lending banks were determined based on the prevailing interest rates in the market.
Trade receivable, amounts due from related parties, prepayments and other current assets, trade and notes payable, amounts due to related parties and accruals and other current liabilities are measured at amortized cost, their fair values approximate their carrying values given their short maturities.
Long-term borrowings and convertible debts are measured at amortized cost. Their fair value was estimated by discounting the scheduled cash flows through to estimated maturity using estimated discount rates based on current offering rates of comparable institutions with similar services. The fair value of these long-term borrowing obligations approximate their carrying value as the borrowing rates are similar to the market rates that are currently available to the Group for financing obligations with similar terms and credit risks and represent a level 2 measurement.
28   COMMITMENTS AND CONTINGENCIES
(a)   Capital commitments
The Group’s capital commitments primarily relate to commitments on construction and purchase of production facilities, equipment and tooling. Total capital commitments contracted but not yet reflected in the unaudited condensed consolidated financial statements as of March 31, 2021 were as follows:
	Total	Less than one year	1 – 3 years	3 – 5 years	Over 5 years
Capital commitments	925,822	738,206	184,184	3,432	—
(b)   Purchase obligations
The Group’s purchase obligations primarily relate to commitments on purchase of raw material. Total purchase obligations contracted but not yet reflected in the unaudited condensed consolidated financial statements as of March 31, 2021 were as follows:
	Total	Less than one year	1 – 3 years	3 – 5 years	Over 5 years
Purchase obligations	3,368,019	3,368,019	—	—	—

LI AUTO INC.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(All amounts in thousands, except for share and per share data)
28   COMMITMENTS AND CONTINGENCIES (Continued)
(c)   Operating lease commitments
The Group had outstanding commitments on non-cancelable operating lease agreements which are expected to commence in April 2021. Operating lease commitments contracted but not yet reflected in the unaudited condensed consolidated financial statements as of March 31, 2021 were as follows:
	Total	Less than one year	1 – 3 years	3 – 5 years	Over 5 years
Operating lease commitments	41,297	7,231	20,054	10,189	3,823
(d)   Legal proceedings
The Group records a liability when it is both probable that a liability has been incurred and the amount of the loss can be reasonably estimated. The Group reviews the need for any such liability on a regular basis.
Chongqing Zhizao was subject to ongoing legal proceedings arising from disputes of contracts entered into prior to the Company’s acquisition of Chongqing Zhizao in December 2018. Most of these legal proceedings were still at preliminary stages, and the Company was unable to predict the outcome of these cases, or reasonably estimate a range of the possible loss, if any, given the current status of the proceedings. Other than the unpaid contract amount that the Company assumed from Lifan Acquisition and included as the Retained Assets and Liabilities, the Company did not record any accrual for expected loss payments with respect to these cases as of December 26, 2019. In addition to the indemnification of the Retained Assets and Liabilities the Company obtained from Lifan Passenger Vehicle, Lifan Industry also agreed in the Lifan Acquisition Agreement that, it will indemnify any damages and loss arising from disputes of contracts entered into by Chongqing Zhizao prior to the Company’s acquisition of Chongqing Zhizao, including but not limited to above legal proceedings.
On December 26, 2019, the Group disposed 100% equity interest of Chongqing Zhizao (Note 5), and the ongoing legal proceedings of Chongqing Zhizao were transferred out.
Other than the above legal proceedings, the Group does not have any material litigation, and has not recorded any material liabilities in this regard as of December 31, 2020 and March 31, 2021.
29   RELATED PARTY BALANCES AND TRANSACTIONS
The principal related party with which the Group had transactions during the periods presented is as follows:
Name of entity or individual	Relationship with the Company
Beijing Yihang Intelligent Technology Co., Ltd. (“Beijing Yihang”)	Affiliate
Neolix Technologies Co., Ltd. (“Neolix Technologies”)	Affiliate
Airx (Beijing) Technology Co., Ltd. (“Airx”)	Affiliate
	For the three months ended March 31,
	2020	2021
Purchase materials from Beijing Yihang	8,521	20,023

LI AUTO INC.
NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(All amounts in thousands, except for share and per share data)
29   RELATED PARTY BALANCES AND TRANSACTIONS (Continued)
The Group had the following significant related party balances:
	As of December 31,	As of March 31,
	2020	2021
Due from Neolix Technologies – trade	678	678
	As of December 31,	As of March 31,
	2020	2021
Due to Beijing Yihang – trade	19,183	16,112
Due to Airx – trade	23	23
Total	19,206	16,135
30   SUBSEQUENT EVENTS
In April 2021, the Company completed the offering of US$862.5 million in aggregate principal amount of its 0.25% convertible senior notes due 2028 and the net proceeds from this offering was approximately US$844.9 million (RMB5.5 billion). The related interest is payable semiannually in arrears on May 1 and November 1 of each year, beginning on November 1, 2021.

PROSPECTUS
Li Auto Inc.
Class A Ordinary Shares
We may from time to time in one or more offerings offer and sell our Class A ordinary shares, including Class A ordinary shares represented by American depositary shares, or ADSs.
In addition, from time to time, selling shareholders named in a prospectus supplement may offer and sell our Class A ordinary shares held by them. We will not receive any proceeds from the sale of our Class A ordinary shares by selling shareholders.
We will provide specific terms of any offering in a supplement to this prospectus. Any prospectus supplement may also add, update, or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement as well as the documents incorporated or deemed to be incorporated by reference in this prospectus before you purchase any of the securities offered hereby.
These securities may be offered and sold in the same offering or in separate offerings; to or through underwriters, dealers, and agents; or directly to purchasers. The names of any underwriters, dealers, or agents involved in the sale of our securities, their compensation and any options to purchase additional securities held by them will be described in the applicable prospectus supplement. For a more complete description of the plan of distribution of these securities, see the section entitled “Plan of Distribution” beginning on page 0 of this prospectus.
The ADSs are listed on the Nasdaq Global Select Market under the symbol “LI.” On July 30, 2021, the last reported sale price of the ADSs on the Nasdaq Global Select Market was US$33.39 per ADS.
Investing in our securities involves a high degree of risk. You should carefully consider the risks described under “Risk Factors” starting on page 4 of this prospectus, included in any prospectus supplement or in the documents incorporated by reference into this prospectus before you invest in our securities.
This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is August 2, 2021

i

ABOUT THIS PROSPECTUS
We are a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act. This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission, or the SEC. By using an automatic shelf registration statement, we or any selling shareholder may, at any time and from time to time, sell the securities described in this prospectus in one or more offerings. We may also add, update or change information contained in this prospectus by means of a prospectus supplement or by incorporating by reference information that we file or furnish to the SEC. As allowed by the SEC rules, this prospectus and any accompanying prospectus supplement do not contain all of the information included in the registration statement. For further information, we refer you to the registration statement, including its exhibits. Statements contained in this prospectus or any prospectus supplement about the provisions or contents of any agreement or other document are not necessarily complete. If the SEC’s rules and regulations require that an agreement or document be filed as an exhibit to the registration statement, please see that agreement or document for a complete description of these matters.
You should carefully read this document and any applicable prospectus supplement. You should also read the documents we have referred you to under “Where You Can Find More Information About Us” and “Incorporation of Documents by Reference” below for information on our company, the risks we face and our financial statements. The registration statement and exhibits can be read on the SEC’s website as described under “Where You Can Find More Information About Us.”
In this prospectus, unless otherwise indicated or unless the context otherwise requires:
•
“ADSs” refers to our American depositary shares, each of which represents two Class A ordinary shares;

•
“China” or “PRC” refers to the People’s Republic of China, excluding, for the purpose of this prospectus only, Taiwan, Hong Kong, and Macau;

•
“shares” or “ordinary shares” refers to our Class A and Class B ordinary shares, par value US$0.0001 per share;

•
“US$,” “U.S. dollars,” “$,” and “dollars” refer to the legal currency of the United States; and

•
“we,” “us,” “our company” and “our” refer to Li Auto Inc., a Cayman Islands exempted company, and its subsidiaries and its VIEs and their respective subsidiaries, as the context requires.

FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated by reference in this prospectus may contain forward-looking statements that reflect our current or then-current expectations and views of future events. All statements other than statements of historical facts are forward-looking statements. These forward-looking statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements.
You can identify some of these forward-looking statements by words or phrases such as “may,” “will,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “likely to” or other similar expressions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward-looking statements include, but are not limited to, statements about:
•
our goals and strategies;

•
our future business development, financial conditions and results of operations;

•
the expected outlook of the automotive market including the NEV market in China;

•
our expectations regarding demand for and market acceptance of our products;

•
our expectations regarding our relationships with customers, suppliers, third-party service providers, strategic partners and other stakeholders;

•
competition in our industry;

•
relevant government policies and regulations relating to our industry;

•
general economic and business conditions globally and in China; and

•
assumptions underlying or related to any of the foregoing.

The forward-looking statements included in this prospectus and the documents incorporated by reference are subject to risks, uncertainties and assumptions about our company. Our actual results of operations may differ materially from the forward-looking statements as a result of the risk factors disclosed in the documents incorporated by reference in this prospectus or in any accompanying prospectus supplement.
We would like to caution you not to place undue reliance on these forward-looking statements and you should read these statements in conjunction with the risk factors disclosed in the documents incorporated by reference in this prospectus or in any accompanying prospectus supplement for a more complete discussion of the risks of an investment in our securities. The forward-looking statements included in this prospectus or incorporated by reference into this prospectus are made only as of the date of this prospectus or the date of the incorporated document, and we do not undertake any obligation to update the forward-looking statements except as required under applicable law.

CORPORATE INFORMATION
Our principal executive offices are located at 11 Wenliang Street, Shunyi District, Beijing 101399, People’s Republic of China. Our telephone number at this address is +86 (10) 8742-7209. Our registered office in the Cayman Islands is located at PO Box 309, Ugland House, Grand Cayman KY1-1104, Cayman Islands. We have appointed Cogency Global Inc., located at 122 East 42nd Street, 18th Floor, New York, NY 10168, as our agent upon whom process may be served in any action brought against us under the securities laws of the United States in connection with offerings of securities registered by the registration statement of which this prospectus is a part.
The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at www.sec.gov. You can also find information on our website at http://ir.lixiang.com. The information contained on our website is not a part of this prospectus.

RISK FACTORS
Please see the factors set forth under “Item 3. Key Information—D. Risk Factors” in our annual report on Form 20-F for the year ended December 31, 2020, which is incorporated by reference in this prospectus, and any accompanying prospectus supplement before investing in any securities that may be offered pursuant to this prospectus.
Summary of Risk Factors
Below please find a summary of the principal risks we face, organized under relevant headings.
Risks Related to Our Business and Industry,
Risks and uncertainties related to our business and industry include, but are not limited to, the following:
•
We have a limited operating history and face significant challenges as a new entrant into our industry.

•
Our ability to develop, manufacture, and deliver automobiles of high quality and appeal to users, on schedule, and on a large scale is unproven and still evolving.

•
We currently depend on revenues generated from a single model of vehicles and in the foreseeable future from a limited number of models.

•
We are subject to risks associated with EREVs.

•
We recorded net losses and had negative net cash flows from operations in the past, and we have not been profitable, which may continue in the future.

•
Our vehicles may not perform in line with user expectations and may contain defects.

•
We may not be successful in the highly competitive China automotive market.

•
We may not succeed in continuing to establish, maintain, and strengthen our brand, and our brand and reputation could be harmed by negative publicity with respect to us, our directors, officers, employees, shareholders, peers, business partners, or our industry in general.

•
Our research and development efforts may not yield the results as expected.

•
We could experience disruptions in supply of raw materials or components used in our vehicles from our suppliers, some of which are our single-source suppliers for the components they supply.

•
Orders for Li ONE may be canceled by users despite their deposit payment and online confirmation.

Risks Related to Our Corporate Structure
We are also subject to risks and uncertainties related to our corporate structure, including, but not limited to, the following:
•
We are a Cayman Islands holding company with no equity ownership in our VIEs and we conduct our operations in China through (i) our PRC subsidiaries and (ii) our VIEs with which we have maintained contractual arrangements. Investors in our Class A ordinary shares or the ADSs thus are not purchasing equity interest in our VIEs in China but instead are purchasing equity interest in a Cayman Islands holding company. If the PRC government deems that our contractual arrangements with our VIEs do not comply with PRC regulatory restrictions on foreign investment in the relevant industries, or if these regulations or the interpretation of existing regulations change in the future, we could be subject to severe penalties or be forced to relinquish our interests in those operations. Our holding company in the Cayman Islands, our VIEs, and investors of our company face uncertainty about potential future actions by the PRC government that could affect the enforceability of the contractual arrangements with our VIEs and, consequently, significantly affect the financial performance of our VIEs and our company as a group.

•
We rely on contractual arrangements with our VIEs and their respective shareholders to exercise control over our business, which may not be as effective as direct ownership in providing operational control.

•
Our ability to enforce the equity pledge agreements between us and our VIEs’ shareholders may be subject to limitations based on PRC laws and regulations.

Risks Relating to Doing Business in China
We face risks and uncertainties related to doing business in China in general, including, but not limited to, the following:
•
The PRC government has significant authority to exert influence on the ability of a China-based company, such as us, to conduct its business. Therefore, investors of our company and our business face potential uncertainty from the PRC government. Changes in China’s economic, political or social conditions or government policies could have a material and adverse effect on our business and results of operations.

•
The approval of the CSRC or other PRC government authorities may be required in connection with our offshore offerings under PRC law, and, if required, we cannot predict whether or for how long we will be able to obtain such approval and, even if we obtain such CSRC approval, the approval could be rescinded. Any failure to obtain or delay in obtaining the CSRC approval for our offshore offerings, or a rescission of such CSRC approval if obtained by us, would subject us to sanctions imposed by the CSRC or other PRC regulatory authorities.

•
Uncertainties in the interpretation and enforcement of PRC laws and regulations could limit the legal protections available to you and us.

•
We may be adversely affected by the complexity, uncertainties, and changes in PRC regulations on automotive as well as internet-related businesses and companies.

•
Our ADSs may be delisted under the Holding Foreign Companies Accountable Act if the PCAOB is unable to inspect auditors who are located in China. The delisting of our ADSs, or the threat of their being delisted, may materially and adversely affect the value of your investment. Additionally, the inability of the PCAOB to conduct inspections deprives our investors with the benefits of such inspections.

Risks Relating to Our Class A Ordinary Shares and ADSs
Risks and uncertainties related to our Class A ordinary shares and ADSs include, but are not limited to, the following:
•
The trading price of our ADSs has been and may be, and the trading price of our Class A ordinary shares can be, volatile, which could result in substantial losses to investors.

•
Our dual-class voting structure will limit your ability to influence corporate matters and could discourage others from pursuing any change of control transactions that holders of our Class A ordinary shares or ADSs may view as beneficial.

•
Certain principal shareholders have substantial influence over our key corporate matters and will continue to have such influence.

Risks Relating to Our Business and Industry
We have a limited operating history and face significant challenges as a new entrant into our industry.
We were founded in 2015, started volume production of our first vehicle model, Li ONE, in November 2019, and delivered over 72,000 Li ONEs as of July 31, 2021. There is no historical basis for making judgments on the demand for our vehicles or our ability to develop, manufacture, and deliver vehicles, or our profitability in the future. It is difficult to predict our future revenues and appropriately budget for our expenses, and we may have limited insight into trends that may emerge and affect our business. You should consider our business and prospects in light of the risks and challenges we face as a new entrant into our industry, including with respect to our ability to continuously advance our EV technologies, such as EREV and HPC BEV technologies, to develop and manufacture safe, reliable, and quality vehicles that appeal to users; delivery and servicing of a large volume of vehicles; turn profitable; build a well-recognized and respected brand cost-effectively; expand our vehicle lineup; navigate the evolving regulatory environment; improve and maintain our operational efficiency; manage supply chain effectively; and adapt to changing market conditions, including technological developments and changes in competitive landscape; and manage our growth effectively.
While we currently focus on SUVs equipped with range extension systems, we will introduce new models in other categories or using other technologies that we have less experience in, such as BEV models or BEV technologies, as we may adjust our strategies and plans from time to time to remain competitive as a new entrant into our industry. If we fail to address any or all of these risks and challenges, our business may be materially and adversely affected.
Our ability to develop, manufacture, and deliver automobiles of high quality and appeal to users, on schedule, and on a large scale is unproven and still evolving.
The sustainability of our business depends, in large part, on our ability to timely execute our plan to develop, manufacture, and deliver on a large scale automobiles of high quality and appeal to users. The current annual production capacity of our own Changzhou manufacturing facility is 100,000 units with a utilization rate of approximately 36% in 2020, which we plan to fully utilize and increase to 200,000 vehicles in 2022. Our Changzhou manufacturing facility will continue to produce Li ONE and, with additional investment in necessary tooling and fixture upgrades, our planned full-size premium smart extended-range electric SUV. To date we have limited automobile manufacturing experience to balance production volume and vehicle quality and appeal, and therefore cannot assure you that we will be able to achieve our targeted production volume of commercially viable vehicles on a timely basis, or at all.
Our continued development, manufacturing, and delivery of automobiles of high quality to achieve our targeted production volume are and will be subject to risks, including with respect to:
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lack of necessary funding;

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delays or disruptions in our supply chain;

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delays in the research and development of technologies necessary for our vehicles;

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quality control deficiencies;

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compliance with environmental, workplace safety, and relevant regulations; and

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cost overruns.

Historically, automakers are expected to periodically introduce new and improved models to stay abreast of the market. To remain competitive, we may be required to introduce new vehicle models and perform facelifts on existing vehicle models earlier or more frequently than is originally planned. We cannot assure you that facelifts on Li ONE or any future models we launch will appeal to the users as we expect or that any introduction of new models or facelifts will not affect the sales of existing models.
Furthermore, we rely on third-party suppliers for the provision and development of many of the key components and materials used in our vehicles. To the extent our suppliers experience any difficulties in providing us with or developing necessary components, we could experience delays in delivering vehicles. Any delay in the development, manufacturing, and delivery of Li ONE or future models, or in performing facelifts to existing models, could subject us to user complaints and materially and adversely affect our reputation, demand for our vehicles, and our growth prospects.
Any of the foregoing could materially and adversely affect our business, financial condition, and results of operations.
We currently depend on revenues generated from a single model of vehicles and in the foreseeable future from a limited number of models.
Our business currently depends substantially on the sales and success of Li ONE, which is our only production model in the market until the introduction of our planned full-size premium smart extended-range electric SUV in 2022, and two more extended-range electric SUV models. Starting from 2023, we plan to launch at least two new HPC BEV models each year. To the extent our product variety and cycles do not meet consumer expectations, or cannot be achieved on our projected timelines and cost and volume targets, our future sales may be adversely affected. Given that for the foreseeable future our business will depend on a limited number of vehicle models, to the extent a particular model, such as our planned HPC BEV model, is not timely launched or well-received by the market, our sales volume could be materially and adversely affected, which in turn could materially and adversely affect our business, financial condition, and results of operations.
Our vehicles are designed and manufactured for Chinese families, and this is likely the case in the foreseeable future. If the demand for our vehicles significantly decreases, due to a significant change in the average spending power of Chinese families, significant decrease in the number of Chinese families, mismatched market positioning, or other reasons, our business, financial condition, results of operations, and prospects could be materially and adversely affected.
In addition, our single standard configuration with a flat price for Li ONE may not be as effective as we intend. We provide premium and technology features that are typically offered as costly add-ons by our competitors as standard in Li ONE, to save users’ time and money while alleviating our burden in production, sales, and support. However, we cannot assure you that such endeavors will succeed. Users may prefer personalized features based on diversified tastes and needs. In addition, our flat pricing could still exceed certain users’ budget significantly. To the extent that we are unable to meet various user needs in promoting our single standard configuration with flat pricing for Li ONE, our business may be materially and adversely affected.
We are subject to risks associated with EREVs.
EREVs accounted for only 2.8% of the NEV market in terms of sales volume in 2020, according to the CIC Report. EREV technologies are advanced technologies with limited instances of successful commercialization. There is no assurance that EREVs will be continue to be accepted by the market. Moreover, our business and future results of operations will depend on our ability to continue to develop our EREV technologies and improve the performance and efficiency in a cost-effective and timely manner. Our research and development efforts may not be sufficient to adapt to changes in the EREV technologies as well as developments in other EV technologies, including BEV technology, which may reduce the competitive advantages of EREV technology. As technologies evolve, we plan to upgrade or adapt our vehicles and introduce new models with the latest technologies, including EREV technologies. This will require us to invest resources in research and development and to cooperate effectively on new designs with our suppliers, develop actionable insights from data analysis and user feedback, and respond effectively to technological changes and policy and regulatory developments.
As a pioneer to successfully commercialize EREVs in China, we have limited experience to date in volume production of EREVs. We cannot assure you that we will be able to maintain efficient and automated manufacturing capabilities and processes, or reliable sources of component supply that will enable us to meet the quality, price, design, engineering, and production standards, as well as the production volumes to satisfy the market demand for Li ONE and future models.
We also believe that user confidence in EREVs is essential in promoting our vehicles. As a result, consumers will be less likely to purchase our EREVs if they are not convinced of the technical and functional superiority of EREVs. Any defects in or significant malfunctioning of the range extension system, or any negative perceptions of EREVs with or without any grounds, may weaken consumer confidence in EREVs, cause safety concerns among consumers and negatively impact our brand name, financial condition, and results of operations. Similarly, suppliers and other third parties will be less likely to invest time and resources in developing business relationships with us if they are not convinced that our business will succeed.
We recorded net losses and had negative net cash flows from operations in the past, and we have not been profitable, which may continue in the future.
We have not been profitable since our inception. We incurred net loss of RMB1.5 billion, RMB2.4 billion, RMB151.7 million (US$23.1 million), and RMB360.0 million (US$54.9 million) in 2018, 2019, and 2020 and for the three months ended March 31, 2021, respectively. We expect to continue to incur widening net loss in 2021 primarily due to our continuing investments in (i) the research and development of our future models and autonomous driving solutions, and (ii) the expansion of our production facilities and sales and servicing network. In addition, we had negative net cash flows from operating activities of RMB1.3 billion and RMB1.8 billion in 2018 and 2019, respectively. In 2020 and for the three months ended March 31, 2021, we had positive net cash flows from operating activities of RMB3.1 billion (US$479.2 million) and RMB926.3 million (US$141.4 million), respectively. We made capital expenditures of RMB970.7 million, RMB952.9 million, RMB675.2 million (US$103.1 million), and RMB356.1 million (US$54.4 million) in 2018, 2019, and 2020 and for the three months ended March 31, 2021, respectively. The pressure on us to generate or maintain positive cash flow may be further exacerbated by our contractual obligations, including capital commitments, operating lease obligations, purchase obligations, finance leases and borrowings. We expect to continue to invest in the production ramp-up of Li ONE, expansion of the Changzhou manufacturing facility, expansion of retail stores, galleries, and delivery and servicing centers, and research and development to further expand our business. These investments may not result in revenue increase, or at all, and we may have negative net cash flows from operations again in the future.
We may not generate sufficient revenues or continue to incur substantial losses for a number of reasons, including lack of demand for our vehicles, increasing competition, and other risks discussed herein, and we may incur unforeseen expenses, or encounter difficulties, complications, or delays in deriving revenues or achieving profitability.
Our research and development efforts may not yield the results as expected.
As an emerging automaker, we heavily rely on research and development to establish and strengthen our market position. We develop electric vehicle technologies, such as next-generation EREV powertrain system, high C-rate battery, high-voltage platform, ultra-fast charging technologies, autonomous driving technologies, next-generation intelligent cockpit, operating systems, and computing platforms. In 2018, 2019, and 2020 and for the three months ended March 31, 2021, our research and development expenses amounted to RMB793.7 million, RMB1.2 billion, RMB1.1 billion (US$167.9 million), and RMB514.5 million (US$78.5 million), respectively. Our research and development expenses accounted for 11.6% and 14.4% of our total revenues in 2020 and for the three months ended March 31, 2021, respectively. As technologies evolve, we plan to upgrade or adopt our vehicles and introduce new models with latest technologies, which will require us to invest resources in research and development. Therefore, we expect that our research and development expenses will continue to be significant. As research and development activities are inherently uncertain, we cannot assure you that we will continue to achieve desirable developments from our research and development activities and successfully commercialize such developments. Consequently, our significant research and development efforts may not yield the results as expected. If our research and development efforts fail to keep up with the latest technological developments, we could suffer a decline in our competitive position, which may materially and adversely affect our business, financial condition, and results of operations.
We could experience disruptions in supply of raw materials or components used in our vehicles from our suppliers, some of which are our single-source suppliers for the components they supply.
Li ONE uses over 1,900 parts, including battery cells and semiconductor chips, that we source from over 190 suppliers, some of which are currently our single-source suppliers selected from two or more suppliers that are readily available in the market for these components, and we expect that this may continue for our future vehicles that we may produce. We also rely on key raw materials, such as steel and aluminum, sourced from our suppliers. The supply chain exposes us to multiple potential sources of delivery failure or component shortages. Although we reserve the flexibility to obtain components from multiple sources whenever possible, similar to other players in our industry, many of the components used in our vehicles are purchased by us from a single source. Following the disruptions to semiconductor manufacturers due to the COVID-19 pandemic and an increase in global demand for personal computers for work-from-home economies, there is an ongoing global chip shortage, which would materially and adversely affect the automotive industry. The supply chain exposes us to multiple potential sources of delivery failure or component shortages.

We do not control our suppliers or their business practices. Accordingly, we cannot guarantee that the quality of the components manufactured by them will be consistent and maintained to a high standard.
Any defects of or quality issues with these components or any noncompliance incidents associated with these third-party suppliers could result in quality issues with our vehicles and hence compromise our brand image and results of operations. Additionally, we cannot guarantee the suppliers’ compliance with ethical business practices, such as environmental responsibilities, fair wage practices, and compliance with child labor laws, among others. A lack of demonstrated compliance could lead us to seek alternative suppliers, which could increase our costs and results in delayed delivery of our products, product shortages, or other disruptions of our operations.
Furthermore, qualifying alternate suppliers or developing our own replacements for certain highly customized components of Li ONE may be time consuming and costly. Any disruption in the supply of components, whether or not from a single-source supplier, could temporarily disrupt production of our vehicles until an alternative supplier is fully qualified by us or is otherwise able to supply us the required material. We cannot assure you that we would be able to successfully retain alternative suppliers or supplies on a timely basis, on acceptable terms, or at all. Changes in business conditions, force majeure, government changes, or other factors beyond our control or anticipation, could also affect our suppliers’ ability to deliver components to us on a timely basis. Moreover, if we experience a significant increase in demand or need to replace our existing suppliers, there can be no assurance that additional supplies will be available when required on terms that are favorable to us, or at all, or that any supplier would allocate sufficient supplies to us in order to meet our requirements or fill our orders in a timely manner. Any of the foregoing could materially and adversely affect our business, financial condition, results of operations, and prospects.
Orders for Li ONE may be canceled by users despite their deposit payment and online confirmation.
Our users may cancel their orders for many reasons outside of our control, and we have experienced cancelation of orders in the past. In addition, users may terminate their orders even after they have paid deposits and waited for 24 hours upon which their orders automatically become confirmed orders and the deposits become non-fundable. The potentially long wait from reservation to delivery could also impact user decisions on whether to ultimately make a purchase, due to potential changes in preferences, competitive developments, and other factors. If we encounter delays in the deliveries of Li ONE or future vehicle models, a significant number of orders may be canceled. As a result, we cannot assure you that orders will not be canceled and will ultimately result in the final purchase, delivery, and sale of the vehicles. Such cancelations could harm our business, brand image, financial condition, results of operations, and prospects.
Changes in PRC government policies that are favorable for NEVs or domestically manufactured vehicles could materially and adversely affect our business, financial condition, results of operations, and prospects.
The growth of our business benefits from PRC government policies at central and local levels that support the development of NEVs and domestically manufactured vehicles. There are uncertainties about governments’ support for HPC network, which is essential to our plan to launch HPC BEVs.
The PRC government has been implementing strict vehicle emission standards for ICE vehicles. On December 28, 2018, the PRC State Administration for Market Regulation, or the SAMR and the PRC National Standardization Administration jointly issued the Electric Vehicle Energy Consumption Standards, effective on July 1, 2019, to regulate electric vehicles regarding their energy efficiency. As an EREV, Li ONE is equipped with both an ICE-based range extension system and electric motors, and is thus required to comply with both standards. If the electric vehicle energy consumption standards and vehicle emission standards become significantly stricter, we may incur significant costs to obtain advanced energy technology to upgrade our vehicles or design new vehicles if we are able to at all, which could materially and adversely affect our business, financial condition, results of operations, and prospects.
In addition, changes in classification of NEVs and license plate policies have affected, and may continue to affect our business. In certain cities in China, municipal governments impose quotas and lottery or bidding systems to limit the number of license plates issued to ICE vehicles, but exempt NEVs from these restrictions to incentivize the development of the NEV market. Nevertheless, in January 2018, the Beijing municipal government announced that it would only allow BEVs to be considered the NEVs exempt from the license plate restrictions, and EREVs would be treated as ICE vehicles in Beijing for the purposes of obtaining license plates. On December 10, 2018, the NDRC, promulgated the Provisions on Administration of Investment in Automotive Industry, effective on January 10, 2019, which categorize EREVs as electric vehicles, although its impact on the Beijing municipal government’s license plate policy remained uncertain. Similarly, in February 2021, the local counterpart of the NDRC and other four governmental authorities in Shanghai announced similar arrangements that only BEVs would be considered the NEVs exempt from the license plate restrictions starting from January 1, 2023. As a result, Li ONEs sold in Beijing and Shanghai may not enjoy the exemptions from the license plate restrictions available to the BEVs. Two of the major markets for Li ONEs are Beijing and Shanghai, whose respective cumulative sales volume accounts for 6.3% and 9.4% of our total cumulative sales volume as of April 30, 2021, according to the CIC Report. It is uncertain whether the arrangements regarding license plate restrictions will reduce the demand for EREVs, and Li ONEs in particular, in Beijing and Shanghai. Although we are currently not aware of any government plan to adopt similar measures in areas other than Beijing and Shanghai, changes in government policies on the classification of NEVs and license plates, at a local or central level, may materially and adversely affect the demand for Li ONE and our future vehicles, which in turn could materially and adversely affect our business, results of operations, financial conditions, and prospects.
Furthermore, changes in government incentives or subsidies to support NEVs could adversely affect our business. EREVs enjoy certain favorable government incentives and subsidies, including exemption from vehicle purchase tax, one-time government subsidies, exemption from license plate restrictions in certain cities, exemption from driving restrictions in certain cities, and preferential utility rates for charging facilities. However, China’s central government has begun implementing a phase-out schedule for the subsidies provided for purchasers of certain NEVs, which provided that the amount of subsidies provided for purchasers of certain NEVs in 2019 and 2020 would be reduced by 48% as compared to 2017 levels. In April 2020, the PRC Ministry of Finance and other national regulatory authorities issued a circular to extend the original end date of subsidies for NEV purchasers to the end of 2022 and reduce the amount of subsidies in 10% increments each year commencing from 2020.
However, only NEVs with an MSRP of RMB300,000 or less before subsidies are eligible for such subsidies starting from July 2020, and the MSRP of Li ONE is higher than the threshold. Li ONE used to be eligible for a government subsidy of RMB10,000 per individual buyer before April 2020, which already had been effectively reflected in the then MSRP of RMB328,000 (approximately US$50,000). Such government subsidy was reduced to RMB8,500 per individual buyer from April to July 2020. After July 2020, Li ONE is no longer eligible for such government subsidy. The MSRP of the Li ONE had remained to be RMB328,000 (approximately US$50,000), regardless of whether Li ONE is eligible for the government subsidy, until the release of the 2021 Li ONE on May 25, 2021. Therefore, the phase- out and cease of the government subsidies have resulted in a decrease of our revenues per vehicle.
Moreover, there is no guarantee that we will be able to successfully commercialize or otherwise offer vehicles that meet this subsidy threshold. We cannot assure you that any further changes would be favorable to our business. Furthermore, any reduction, elimination or discriminatory application of government subsidies and economic incentives because of policy changes, the reduced need for such subsidies and incentives due to the perceived success of NEVs, fiscal tightening or other factors may affect government incentives or subsides and result in the diminished competitiveness of the NEV industry generally.
Our vehicles sales are also impacted by government policies including tariffs on imported cars. According to an announcement by the PRC government, the tariff on imported passenger vehicles (other than those originating in the United States of America) was reduced to 15% starting from July 1, 2018. As a result, pricing advantage of domestically manufactured vehicles could be diminished. Pursuant to the Special Administrative Measures for Market Access of Foreign Investment (2020), or the 2020 Negative List, which is jointly promulgated by the NDRC and the Ministry of Commerce and became effective on July 23, 2020, there is no limit on foreign ownership of automakers for NEVs. In addition, the limits on foreign ownership of automakers for ICE passenger vehicles would be lifted by 2022. As a result, foreign NEV competitors and in the future foreign ICE automakers could build wholly-owned facilities in China without the need for a domestic joint venture partner. For example, Tesla has completed its construction of a factory in Shanghai without a joint venture partner and has begun operations. These changes could intensify market competition and reduce our pricing advantage, which in turn could materially and adversely affect our business, results of operations, financial conditions, and prospects.

The global shortage in the supply of semiconductor chips may disrupt our operations and adversely affect our business, results of operations, and financial condition.
Since October 2020, the supply of semiconductor chips used for automotive manufacturing has been subject to a global shortage following the disruption to semiconductor manufacturers due to the COVID-19 pandemic and an increase in global demand for personal computers for work-from-home economies. Although as of the date of this prospectus, we had not experienced any disruption in the manufacture of our vehicles due to a shortage in the supply of chips, we cannot assure you that we will be able to continue to obtain sufficient amount of chips or other semiconductor components at a reasonable cost. In addition, similar to other components, many of the semiconductor components used in our vehicles are purchased by us from a single source although we reserve the flexibility to obtain the components from multiple sources. If the suppliers for the semiconductor components become unable to meet our demand on acceptable terms, or at all, we may be required to switch to other suppliers, which could be time consuming and costly. If we fail to find alternative suppliers in time, or at all, our production and deliveries could be materially disrupted, which may materially and adversely affect our business, results of operations, and financial condition.
The global shortage in the supply of battery packs may disrupt our operations and adversely affect our business, results of operations, and financial condition.
Our vehicles currently make use of lithium-ion battery cells, which we purchase from third-party suppliers. The prices for the battery cells fluctuate, and their available supply may be unstable, depending on market conditions and global demand for the battery cells and the materials used in the battery cells, such as lithium, nickel, cobalt, and manganese. There is a looming shortage of battery packs since mid-2020 as a result of an increase in global demand due to increased production of NEVs, rising demand for raw material of battery cells, and the disruption in the supply chain due to the COVID-19 pandemic. Although as of the date of this prospectus, we had not experienced any disruption in the manufacture of our vehicles due to a shortage in the supply of battery packs, we cannot assure you that we will be able to continue to obtain sufficient amount of battery packs at a reasonable cost. Our business is dependent on the continued supply of battery packs used in our vehicles. We purchase battery pack from CATL, with which we have developed close partnership for battery packs. If CATL becomes unable to meet our demand on acceptable terms, or at all, we may be required to switch to alternative suppliers. Any disruption in the supply of battery packs from CATL could disrupt production of our vehicles until such time as we find an alternative supplier. There can be no assurance that we would be able to successfully retain alternative suppliers on a timely basis, on acceptable terms or at all. If we fail to find alternative suppliers in time, our production and deliveries could be materially disrupted, which may materially and adversely affect our business, results of operations, and financial condition.
If we fail to effectively manage our inventory, our financial condition, results of operations, and prospects may be materially and adversely affected.
We are exposed to inventory risks that may adversely affect our financial condition, results of operations, and prospects as a result of increased competition, seasonality, new model launches, rapid changes in vehicle life cycles and pricing, defective vehicles, changes in consumer demand and consumer spending patterns, and other factors. In order to operate our business effectively and meet our users’ demands and expectations, we must maintain a certain level of inventory to avoid overstocking or understocking issues and ensure timely delivery. We determine our level of inventory based on our experience and assessment of user demands and number of orders from users.
However, forecasts are inherently uncertain, and the demand for our vehicles may change between the order date and the projected delivery date. If we fail to accurately forecast the demand, we may experience inventory obsolescence and inventory shortage risk. Inventory levels in excess of demand may result in inventory write-downs or write-offs and the sale of excess inventory at discounted prices, which could adversely affect our profitability. We did not recognize inventory write-downs in 2018, 2019, and 2020 and for the three months ended March 31, 2020 and 2021. In addition, if we underestimate the demand for our vehicles, we may not be able to manufacture a sufficient number of vehicles to meet such unanticipated demand, which could result in delays in the delivery of our vehicles and harm our reputation.

Any of the above may materially and adversely affect our financial condition and results of operations. As we plan to continue to expand our vehicle offerings, we may continue to face challenges in effectively managing our inventory.
We may be compelled to undertake product recalls or other actions, which could adversely affect our brand image, financial condition, results of operations, and growth prospects.
We may be subject to adverse publicity, damage to our brand, and costs for recalls of our vehicles. Effective on November 7, 2020, we voluntarily recalled 10,469 Li ONEs produced on or before June 1, 2020 to replace, free of charge, the control arm ball joint of the front suspension on these Li ONEs in accordance with the requirements by the SAMR. Li ONEs produced after June 1, 2020 are already equipped with an upgraded version of the control arm ball joint of the front suspension. As of the date of this prospectus, we completed over 98.5% of all the replacements and are not aware of any material accidents due to any defects in the control arm ball joint of the front suspension being replaced.
In the future, we may at various times, voluntarily or involuntarily, initiate a recall if any of our vehicles, including any systems or parts sourced from our suppliers, prove to be defective or noncompliant with applicable laws and regulations. Such recalls, whether voluntary or involuntary, could involve significant expense and could adversely affect our brand image in our target markets, as well as our business, financial condition, results of operations, and growth prospects.
Our business plans require a significant amount of capital. In addition, our future capital needs may require us to issue additional equity or debt securities that may dilute our shareholders or introduce covenants that may restrict our operations or our ability to pay dividends.
We will need significant capital to, among other things, conduct research and development, expand our production capacity, and roll out our retail stores, galleries, and delivery and servicing centers. As we ramp up our production capacity and operations we may also require significant capital to maintain our property, plant, and equipment and such costs may be greater than what we currently anticipate. We expect that our level of capital expenditures will be significantly affected by consumer demand for our products and services. The fact that we have a limited operating history means we have limited historical data on the demand for our products and services. As a result, our future capital requirements may be uncertain and actual capital requirements may be different from what we currently anticipate. We may seek equity or debt financing to finance a portion of our capital expenditures. Such financing might not be available to us in a timely manner or on terms that are acceptable, or at all. If we cannot obtain sufficient capital on acceptable terms, our business, financial condition, and prospects may be materially and adversely affected.
Our ability to obtain the necessary financing to carry out our business plan is subject to a number of factors, including general market conditions and investor acceptance of our business plan. These factors may make the timing, amount, terms and conditions of such financing unattractive or unavailable to us. If we are unable to raise sufficient funds, we will have to significantly reduce our spending, delay or cancel our planned activities, or substantially change our corporate structure. As of December 31, 2018 and 2019, we had shareholders’ deficit of RMB2.4 billion and RMB5.7 billion, respectively. As of December 31, 2020 and March 31, 2021, we had shareholders’ equity of RMB29.8 billion (US$4.5 billion) and RMB29.7 billion (US$4.5 billion), respectively. We may have shareholders’ deficit balance in the future, which may limit our ability to obtain financing and materially and adversely affect our liquidity and financial condition. We might not be able to obtain any funding or service any of the debts we incurred, and we might not have sufficient resources to conduct our business as projected, both of which could mean that we would be forced to curtail or discontinue our operations.
In addition, our future capital needs and other business reasons could require us to issue additional equity or debt securities or obtain a credit facility. The issuance of additional equity or equity-linked securities could dilute our shareholders and our memorandum and articles of association do not contain any anti-dilution provision. The incurrence of indebtedness would result in an increase in debt service obligations and could result in operating and financing covenants that would restrict our operations or our ability to pay dividends to our shareholders.

Our business is subject to various evolving PRC laws and regulations regarding data privacy and cybersecurity. Failure of cybersecurity and data privacy concerns could subject us to penalties, damage our reputation and brand, and harm our business and results of operations.
We face significant challenges with respect to cybersecurity and data privacy, including the storage, transmission, and sharing of confidential information. We transmit and store confidential and private information of our users, such as personal information, including names, user accounts, passwords, and payment or transaction-related information.
We are subject to various regulatory requirements relating to cybersecurity and data privacy, including, without limitation the PRC Cybersecurity Law. See “Regulations—Regulations on Internet Information Security and Privacy Protection” in the Exhibit 99.1 to our current report on Form 6-K furnished to the SEC on July 26, 2021, as amended. We are required by these laws and regulations to ensure the confidentiality, integrity, availability, and authenticity of the information of our users and distributors, which is also essential to maintaining their confidence in our vehicles and services. We have adopted strict information security policies and deployed advanced measures to implement the policies, including, among others, advanced encryption technologies. However, advances in technology, an increased level of sophistication and diversity of our products and services, an increased level of expertise of hackers, new discoveries in the field of cryptography or others can still result in a compromise or breach of our websites, the Li Auto App, or our vehicles’ electronic systems. If we are unable to protect our systems, and hence the information stored in our systems, from unauthorized access, use, disclosure, disruption, modification, or destruction, such problems or security breaches could cause a loss, give rise to our liabilities to the owners of confidential information, or subject us to fines and other penalties. In addition, complying with various laws and regulations could cause us to incur substantial costs or require us to change our business practices, including our data practices, in a manner adverse to our business, nor any material impact on the disclosure, including PRC counsel's opinion, taken as whole, as stated in“Risk Factors—Risk Relation to Our Corporate Structure—If the PRC government deems that our contractual arrangements with our VIEs do not comply with PRC regulatory restrictions on foreign investment in the relevant industries, or if these regulations or the interpretation of existing regulations change in the future, we could be subject to severe penalties or be forced to relinquish our interests in those operations.” and “Risk Factors—Risks Relating to Doing Business in China—The approval of the CSRC or other PRC government authorities may be required in connection with our offshore offerings under PRC law, and, if required, we cannot predict whether or for how long we will be able to obtain such approval.”.
In addition, regulatory requirements on cybersecurity and data privacy are constantly evolving and can be subject to varying interpretations or significant changes, resulting in uncertainties about the scope of our responsibilities in that regard. For example, the Cyberspace Administration of China issued the Several Provisions on Automobile Data Security Management (Draft for Comments) on May 12, 2021, which further elaborates the principles and requirements for the protection of personal information and important data in the automotive industry, and defines any enterprise or institution engaging in the automobile design, manufacture, and service as a relevant operator. Such operator is required to process personal information or important data in accordance with applicable laws during the automobile design, manufacture, sales, operation, maintenance, and management. On June 10, 2021, the Standing Committee of the National People’s Congress promulgated the PRC Data Security Law, which will take effect in September 2021. The Data Security Law provides for a security review procedure for the data activities that may affect national security. Furthermore, Measures for Cybersecurity Review, which became effective on June 1, 2020, set forth the cybersecurity review mechanism for critical information infrastructure operators, and provided that critical information infrastructure operators who intend to purchase internet products and services that affect or may affect national security shall be subject to a cybersecurity review. On July 10, 2021, the Cyberspace Administration of China published the Measures for Cybersecurity Review (Revised Draft for Comments), which further restates and expands the applicable scope of the cybersecurity review. Pursuant to the draft measures, critical information infrastructure operators that intend to purchase internet products and services and data processing operators engaging in data processing activities that affect or may affect national security must be subject to the cybersecurity review. The draft measures further stipulate that if an operator has personal information of over one million users and intends to be listed in a foreign country, it must be subject to the cybersecurity review. As advised by our PRC legal counsel, the draft measures were released for public comment only, and its operative provisions and the anticipated adoption or effective date may be subject to change with substantial uncertainty. The draft measures remain unclear on whether the relevant requirements will be applicable to companies that intend to be listed in Hong Kong or companies that have been listed in the United States and intend to be listed in Hong Kong, such as us. Furthermore, the exact scope of “critical information infrastructure operators” under the draft measures and the current regulatory regime remains unclear, and the PRC government authorities may have wide discretion in the interpretation and enforcement of these laws. Therefore, it is uncertain whether we would be deemed as a critical information infrastructure operator under PRC law. It also remains uncertain whether the future regulatory changes would impose additional restrictions on companies like us. We cannot predict the impact of the draft measures, if any, at this stage, and we will closely monitor and assess any development in the rule-making process. If the enacted version of the draft measures mandates clearance of cybersecurity review and other specific actions to be completed by companies like us, we face uncertainties as to whether such clearance can be timely obtained, or at all. If we are not able to comply with the cybersecurity and data privacy requirements in a timely manner, or at all, we may be subject to government enforcement actions and investigations, fines, penalties, suspension of our non-compliant operations, or removal of our app from the relevant application stores, among other sanctions, which could materially and adversely affect our business and results of operations.
Our warranty reserves may be insufficient to cover future warranty claims, which could adversely affect our financial condition and results of operations.
We provide a five-year or 100,000-kilometer limited warranty for new vehicles, and an eight-year or 120,000-kilometer limited warranty for battery packs, electric motors, and electric motor controllers. Currently, we also offer each initial owner extended lifetime warranty, subject to certain conditions. Our warranty program is similar to other automakers’ warranty programs and is intended to cover all parts and labor to repair defects in material or workmanship in the body, chassis, suspension, interior, electric systems, battery, powertrain, and brake system. It also covers free road assistance under the warranty coverage. We plan to record and adjust warranty reserves based on changes in estimated costs and actual warranty costs. However, because we only started the volume production of Li ONE in November 2019, our experience with warranty claims regarding our vehicles or with estimating warranty reserves is limited. We cannot assure you that our warranty reserves will be sufficient to cover future warranty claims. We could, in the future, become subject to a significant and unexpected warranty claims, resulting in significant expenses, which would in turn materially and adversely affect our financial condition, results of operations, and prospects.
We have granted, and may continue to grant options and other types of awards under our share incentive plan, which may result in increased share-based compensation expenses.
We adopted a share incentive plan in July 2019, or the 2019 Plan, for the purpose of granting share- based compensation awards to employees, directors, and consultants to incentivize their performance and align their interests with ours. We further adopted the 2020 Share Incentive Plan, or the 2020 Plan, in July 2020 and the 2021 Share Incentive Plan, or the 2021 Plan, in March 2021, in each case for the same purpose. Under the 2019 Plan, 2020 Plan, and 2021 Plan, we are authorized to grant options and other types of awards. The maximum number of Class A ordinary shares that may be issued pursuant to all awards under the 2019 Plan is 141,083,452 as of the date of this prospectus. The maximum number of Class A ordinary shares that may be issued pursuant to all awards under the 2020 Plan is 165,696,625. The maximum number of Class B ordinary shares that may be issued pursuant to all awards under the 2021 Plan is 108,557,400, all of which had been granted as CEO Award Shares and will be converted to Class A ordinary shares on a one-to-one basis with effect immediately upon the listing of the Class A ordinary shares on the main board of the Hong Kong Stock Exchange, or the Listing. As of the date of this prospectus, awards to purchase an aggregate amount of 55,393,578 Class A ordinary shares under the 2019 Plan and awards to purchase an aggregate amount of 35,792,086 Class A ordinary shares under the 2020 Plan had been granted and were outstanding, excluding awards that were forfeited or canceled after the relevant grant dates. On March 8, 2021, we granted options to purchase 108,557,400 Class B ordinary shares under our 2021 Share Incentive Plan to Mr. Xiang Li, our chairman and chief executive officer, with certain performance-based vesting conditions. On May 5, 2021, our board approved to replace such options with the same amount of Class B ordinary shares under the same plan, all of which have become vested upon grant on May 5, 2021, subject to certain undertakings of restrictions by Mr. Li based on certain performance conditions substantially similar to the vesting conditions of the options being replaced. These Class B ordinary shares will be converted to Class A ordinary shares on a one-to-one basis with effect immediately upon the Listing.
We believe the granting of share-based awards is of significant importance to our ability to attract and retain key personnel and employees, and we will continue to grant share-based compensation to employees in the future. As a result, our expenses associated with share-based compensation may increase, which may have an adverse effect on our results of operations.
Furthermore, perspective candidates and existing employees often consider the value of the equity awards they receive in connection with their employment. Thus, our ability to attract or retain highly skilled employees may be adversely affected by declines in the perceived value of our equity or equity awards. Furthermore, there are no assurances that the number of shares reserved for issuance under our share incentive plans will be sufficient to grant equity awards adequate to recruit new employees and to compensate existing employees.
As our patents may expire and may not be extended, our patent applications may not be granted, and our patent rights may be contested, circumvented, invalidated, or limited in scope, our patent rights may not protect us effectively. In particular, we may not be able to prevent others from developing or exploiting competing technologies, which could materially and adversely affect our business, financial condition, and results of operations.
As of March 31, 2021, we had 893 issued patents and 749 pending patent applications in China. We cannot assure you that all our pending patent applications will result in issued patents. Even if our patent applications succeed and we are issued patents accordingly, it is still uncertain whether these patents will be contested, circumvented, or invalidated in the future. In addition, the rights granted under any issued patents may not provide us with meaningful protection or competitive advantages. The claims under any patents may not be broad enough to prevent others from developing technologies that are similar or that achieve results similar to ours. It is also possible that the intellectual property rights of others could bar us from licensing and exploiting our patents. Numerous patents and pending patent applications owned by others exist in the fields where we have developed and are developing our technology. These patents and patent applications might have priority over our patent applications and could subject our patent applications to invalidation. Finally, in addition to those who may claim priority, any of our existing patents or pending patent applications may also be challenged by others on the basis that they are otherwise invalid or unenforceable.
We might not be able to fulfil our obligation in respect of deferred revenue, which might have impact on our cash or liquidity position.
Our recognition of deferred revenue is subject to future performance obligations. Our deferred revenue mainly includes the transaction price allocated to the performance obligations that are unsatisfied, or partially satisfied, which mainly arises from the undelivered vehicles, charging stalls, vehicle internet connection services, FOTA upgrades, and extended lifetime warranties for initial owners, as well as customer loyalty points offered in connection with the purchase of Li ONE. We may have multiple performance obligations identified in one vehicle sales contract and the purchase price for sales of our vehicles and all embedded products and services to a user for which we have received consideration, or an amount of consideration is due, from the user, is recorded as deferred revenue. Due to potential future changes in user preferences and the need for us to satisfactorily perform product support and other services, deferred revenue at any particular date may not be representative of actual revenue for any current or future period. Any failure to fulfil the obligations in respect of deferred revenue may have an adverse impact on our results of operations and liquidity.
Fluctuation of fair value change of short-term and long-term investments that we made may adversely affect our financial condition, results of operations, and prospects.
During 2018, 2019, 2020, and the three months ended March 31, 2021, our short-term investments primarily consisted of investments in financial instruments with variable interest rates and maturity dates within one year, and our long-term investments primarily consisted of investments in publicly traded companies and privately-held companies. The methodologies that we use to assess the fair value of the short-term and long-term investments involve a significant degree of management judgment and are inherently uncertain. In addition, we are exposed to credit risks in relation to our short-term and long-term investments, which may adversely affect the net changes in their fair value. We cannot assure you that market conditions will create fair value gains on our short-term and long-term investments or we will not incur any fair value losses on our short-term and long-term investments in the future. If we incur such fair value losses, our financial condition, results of operations, and prospects may be adversely affected.
We are or may be subject to risks associated with strategic alliances or acquisitions.
We have entered into and may in the future enter into strategic alliances, including joint ventures or minority equity investments, with various third parties to further our business purpose from time to time. These alliances could subject us to a number of risks, including risks associated with sharing proprietary information, non-performance by third parties, and increases in expenses in establishing new strategic alliances, any of which may materially and adversely affect our business. We may have limited ability to monitor or control the actions of these third parties and, to the extent any of these third parties suffers negative publicity or harm to their reputation from events relating to their businesses, we may also suffer negative publicity or harm to our reputation by virtue of our association with any such third party.
In addition, if appropriate opportunities arise, we may acquire additional assets, products, technologies, or businesses that are complementary to our existing business. In addition to possible shareholder approval, we may have to obtain approvals and licenses from relevant government authorities for the acquisitions and to comply with any applicable PRC laws and regulations, which could result in increasing delay and costs, and may derail our business strategy if we fail to do so. Moreover, the costs of identifying and consummating acquisitions may be significant. Furthermore, past and future acquisitions and the subsequent integration of new assets and businesses into our own require significant attention from our management and could result in a diversion of resources from our existing business, which in turn could have an adverse effect on our operations. Acquired assets or businesses may not generate the financial results we expect. Acquisitions could result in the use of substantial amount of cash, potentially dilutive issuances of equity securities, the occurrence of significant goodwill impairment charges, amortization expenses for other intangible assets, and exposure to potential unknown liabilities of the acquired business. As of December 31, 2018, 2019, and 2020 and March 31, 2021, we had net intangible assets of RMB671.4 million, RMB673.9 million, RMB683.3 million (US$104.3 million), and RMB684.6 million (US$104.5 million), respectively, which primarily consist of the automotive manufacturing permission, software, and patents. We test finite-lived intangible assets for impairment if impairment indicators arise. The indefinite-lived intangible assets are tested for impairment annually or more frequently if events or changes in circumstances indicate that the carrying value of the assets may not be recoverable. Although we recorded no impairment of intangible assets for the years ended December 31, 2018, 2019, and 2020 and for the three months ended March 31, 2021, any significant impairment loss charged against our intangible assets could materially and adversely affect our business, financial condition, and results of operations.
Furthermore, any acquired business may be involved in legal proceedings originating from historical periods prior to the acquisition, and we may not be fully indemnified, or at all, for any damage to us resulting from such legal proceedings, which could materially and adversely affect our financial position and results of operations.
If we update our manufacturing equipment more quickly than expected, we may have to shorten the useful lives of any equipment to be retired as a result of any such update, and the resulting acceleration in our depreciation could negatively affect our financial results.
We have invested and expect to continue to invest significantly in what we believe is modern tooling, machinery, and other manufacturing equipment for the product lines where Li ONE is manufactured, and we depreciate the cost of such equipment over their expected useful lives. However, manufacturing technology may evolve rapidly, and we may decide to update our manufacturing process with advanced equipment more quickly than expected. Moreover, as our engineering and manufacturing expertise and efficiency increase, we may be able to manufacture our products using less of our installed equipment. The useful life of any equipment that would be retired early as a result would be shortened, causing the depreciation on such equipment to be accelerated, and to the extent we own such equipment, our results of operations could be negatively impacted. We are planning on the reconfiguration of our Changzhou factory for our new model pipeline, especially the full-size premium SUV based on the X platform to be launched in 2022. The investment for the expansion and reconfiguration of our Changzhou factory is estimated to be approximately RMB1.6 billion, over 65% will be used for the purchase of production facilities and the remaining will be used for construction of manufacturing plants. Our increased investment in the manufacturing plants will result in an increase in depreciation cost upon expansion of our Changzhou factory, which could adversely affect our financial condition and results of operations.
Certain of our directors have been named as defendants in several shareholder class action lawsuits.
Several putative shareholder class action lawsuits have been filed against certain of our directors. We are currently unable to estimate the potential loss, if any, associated with the resolution of such lawsuits, if they proceed. We anticipate that we or certain of our directors or officers may be a target for lawsuits in the future, including putative class action lawsuits brought by our shareholders and lawsuits against our directors and officers as a result of their position in other public companies. We cannot assure you that our directors or officers and we will be able to prevail in their defense or reverse any unfavorable judgment on appeal, and our directors or officers and we may decide to settle lawsuits on unfavorable terms. Any adverse outcome of these cases, including any plaintiffs’ appeal of the judgment in these cases, could result in payments of substantial monetary damages or fines, or changes to our business practices, and thus materially and adversely affect our business, financial condition, results of operation, cash flows, and reputation. In addition, we cannot assure you that our insurance carriers will cover all or part of the defense costs, or any liabilities that may arise from these matters. The litigation process may utilize a significant portion of our cash resources and divert management’s attention from the day-to-day operations of our company, all of which could harm our business. We also may be subject to claims for indemnification related to these matters, and we cannot predict the impact that indemnification claims may have on our business or financial performance.
Risks Relating to Our Corporate Structure
If the PRC government deems that our contractual arrangements with our VIEs do not comply with PRC regulatory restrictions on foreign investment in the relevant industries, or if these regulations or the interpretation of existing regulations change in the future, we could be subject to severe penalties or be forced to relinquish our interests in those operations.
Current PRC laws and regulations place certain restrictions on foreign ownership of certain areas of businesses. For example, pursuant to the 2020 Negative List, foreign investors are not allowed to own more than 50% of the equity interests in a value-added telecommunication service provider (excluding e-commerce, domestic multiparty communications, store-and-forward and call centers). In addition, foreign investors are prohibited from investing in companies engaged in internet culture businesses (except for music) and radio and television program production businesses.
We are a Cayman Islands company and our PRC subsidiaries are considered foreign-invested enterprises, or FIEs. Therefore, neither we nor our FIEs are currently eligible to apply for the required licenses for providing internet information services or other value-added telecommunication services or conduct other businesses that foreign-owned companies are prohibited or restricted from conducting in China. To comply with applicable PRC laws and regulations, we conduct certain operations in China by entering into a series of contractual arrangements with our VIEs in China and its respective shareholders. In particular, Beijing CHJ holds a Surveying and Mapping Qualification Certificate. Beijing CLX, a wholly-owned subsidiary of Beijing CHJ, currently holds a Value-Added Telecommunication Business Operating License for Internet Information Service, or the ICP License, a Value-Added Telecommunication Business Operating License for Information Service (excluding internet information service), an Internet Culture Business Permit, and an Operating License for the Production and Dissemination of Radio and Television Programs. In addition, we manufacture our vehicles through Chongqing Lixiang, which is qualified to manufacture ICE vehicles and NEVs. Each of Beijing CHJ and one of our PRC subsidiaries holds 50% of the equity interest of Chongqing Lixiang. For a detailed description of these contractual arrangements, see “Item 4. Information on the Company—C. Organizational Structure” in our annual report on Form 20-F for the year ended December 31, 2020, which is incorporated in this prospectus by reference. We conduct our operations in China through (i) our PRC subsidiaries and (ii) our VIEs with which we maintained these contractual arrangements. Investors in our Class A ordinary shares or the ADSs thus are not purchasing equity interest in our VIEs in China but instead are purchasing equity interest in a Cayman Islands holding company with no equity ownership in our VIEs .
In the opinion of Han Kun Law Offices, our PRC legal counsel, (i) the ownership structures of our WFOE, Wheels Technology, and our VIEs in China are not in violation of any explicit provisions of PRC laws and regulations currently in effect; and (ii) each of the contracts among the WFOE, our VIEs, and their respective registered shareholders governed by PRC laws is valid and binding. However, we have been advised by our PRC legal counsel that there are substantial uncertainties regarding the interpretation and application of current and future PRC laws, regulations, and rules, and there can be no assurance that the PRC regulatory authorities will take a view that is consistent with the opinion of our PRC legal counsel.
Our holding company in the Cayman Islands, our VIEs, and investors of our company face uncertainty about potential future actions by the PRC government that could affect the enforceability of the contractual arrangements with our VIEs and, consequently, the business, financial condition, and results of operations of our VIEs and our company as a group. It is uncertain whether any new PRC laws or regulations relating to VIE structures will be adopted or if adopted, what they would provide. In particular, the National People’s Congress approved the Foreign Investment Law, or the 2019 PRC Foreign Investment Law on March 15, 2019, which came into effect on January 1, 2020. In addition, the PRC State Council approved the Implementation Rules of Foreign Investment Law on December 26, 2019, which came into effect on January 1, 2020. There are uncertainties as to how the 2019 PRC Foreign Investment Law and its Implementation Rules would be further interpreted and implemented, if it would represent a major change to the laws and regulations relating to the VIE structures. See “Item 3. Key Information—D. Risk Factors—Risks Relating to Doing Business in China—Substantial uncertainties exist with respect to the interpretation and implementation of newly enacted 2019 PRC Foreign Investment Law and its Implementation Rules and how they may impact the viability of our current corporate structure, corporate governance, and operations” in our annual report on Form 20-F for the year ended December 31, 2020, which is incorporated in this prospectus by reference.
If the ownership structure, contractual arrangements, and businesses of our PRC subsidiaries or our VIEs are found to be in violation of any existing or future PRC laws or regulations, or our PRC subsidiaries or our VIEs fail to obtain or maintain any of the required permits or approvals, the relevant PRC regulatory authorities would have broad discretion to take action in dealing with such violations or failures, including:
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revoking the business licenses or operating licenses of such entities;

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shutting down our servers or blocking our website or our mobile application, or discontinuing or placing restrictions or onerous conditions on our operation through any transactions between our PRC subsidiaries and VIEs;

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imposing fines, confiscating the income from our PRC subsidiaries or our VIEs, or imposing other requirements with which we or our VIEs may not be able to comply;

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requiring us to restructure our ownership structure or operations, including terminating the contractual arrangements with our VIEs and deregistering the equity pledge of our VIEs, which in turn would affect our ability to consolidate, derive economic interests from, or exert effective control over our VIEs; or

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restricting or prohibiting our use of proceeds of offshore offerings to finance our business and operations in China, and taking other regulatory or enforcement actions that could be harmful to our business.

Any of these actions could cause significant disruption to our business operations and severely damage our reputation, which would in turn materially and adversely affect our business, financial condition and results of operations. If any of these occurrences results in our inability to direct the activities of our VIEs that most significantly impact their economic performance, or our failure to receive the economic benefits from our VIEs, we may not be able to consolidate the entities in our consolidated financial statements in accordance with U.S. GAAP.

We rely on contractual arrangements with our VIEs and their respective shareholders to exercise control over our business, which may not be as effective as direct ownership in providing operational control.
We have relied and expect to continue to rely on contractual arrangements with our VIEs and their respective shareholders to conduct a portion of our operations in China. For a description of these contractual arrangements, see “C Item 4. Information on the Company—C. Organizational Structure” in our annual report on Form 20-F for the year ended December 31, 2020, which is incorporated in this prospectus by reference. The respective shareholders of our VIEs may not act in the best interests of our company or may not perform their obligations under these contracts. If we had direct ownership of our VIEs, we would be able to exercise our rights as a shareholder to control our VIEs to excise rights of shareholders to effect changes in the board of directors of our VIEs, which in turn could implement changes, subject to any applicable fiduciary obligations, at the management and operational level. However, under the contractual arrangements, we would rely on legal remedies under PRC laws for breach of contract in the event that our VIEs and their respective shareholders did not perform their obligations under the contracts. These legal remedies may not be as effective as direct ownership in providing us with control over our VIEs.
If our VIEs or their respective shareholders fail to perform their obligations under the contractual arrangements, we may have to incur substantial costs and expend additional resources to enforce such arrangements, and rely on legal remedies under PRC laws, including contractual remedies, which may not be sufficient or effective. All of the agreements under our contractual arrangements are governed by and interpreted in accordance with PRC laws, and disputes arising from these contractual arrangements will be resolved through arbitration in China. However, the legal framework and system in China, in particularly those relating to arbitration proceedings, are not as developed as in some other jurisdictions, such as Hong Kong or the United States. As a result, uncertainties in the PRC legal system could limit our ability to enforce these contractual arrangements. Meanwhile, there are very few precedents and little formal guidance as to how contractual arrangements in the context of a VIE should be interpreted or enforced under PRC law. There remain significant uncertainties regarding the ultimate outcome of such arbitration should legal action become necessary. In addition, under PRC laws, rulings by arbitrators are final, parties cannot appeal the arbitration results in courts, and if the losing parties fail to carry out the arbitration awards within a prescribed time limit, the prevailing parties may only enforce the arbitration awards in the PRC courts through arbitration award recognition proceedings, which would require additional expenses and delay. If we are unable to enforce these contractual arrangements, or if we suffer significant delay or face other obstacles in the process of enforcing these contractual arrangements, we may not be able to exert effective control over our VIEs, and our ability to conduct our business may be negatively affected. See “— Risks Relating to Doing Business in China—Uncertainties in the interpretation and enforcement of PRC laws and regulations could limit the legal protections available to you and us” in our annual report on Form 20-F for the year ended December 31, 2020, which is incorporated in this prospectus by reference.
Our ability to enforce the equity pledge agreements between us and our VIEs’ shareholders may be subject to limitations based on PRC laws and regulations.
Pursuant to the equity interest pledge agreements between Beijing CHJ and Xindian Information, our VIEs, their respective shareholders, and Wheels Technology, our wholly-owned PRC subsidiary, each shareholder of Beijing CHJ and Xindian Information agrees to pledge its equity interests in the relevant VIE to our subsidiary to secure Beijing CHJ and Xindian Information’s performance of the relevant VIE’s obligations under the relevant contractual arrangements. The equity interest pledge of shareholders of Beijing CHJ and Xindian Information has been registered with the local branch of the SAMR. The equity interest pledge agreements with our VIEs’ shareholders provide that the pledged equity interest shall constitute continuing security for any and all of the indebtedness, obligations and liabilities under the relevant agreements and the scope of pledge shall not be limited by the amount of the registered capital of that VIE. However, a PRC court may take the position that the amount listed on the equity pledge registration forms represents the full amount of the collateral that has been registered and perfected. If this is the case, the obligations that are supposed to be secured in the equity interest pledge agreements in excess of the amount listed on the equity pledge registration forms could be determined by the PRC court as unsecured debt, which typically takes last priority among creditors.

If we exercise the option to acquire equity ownership of our VIE, the ownership transfer may subject us to certain limitations and substantial costs.
Pursuant to the Provisions on Administration of Foreign-Invested Telecommunications Enterprises, the ultimate foreign equity ownership in a value-added telecommunications services provider cannot exceed 50%. In addition, the main foreign investor who invests in a value-added telecommunications business in China must possess prior experience in operating value-added telecommunications businesses and a proven track record of business operations in such industry, or the Qualification Requirements. Currently, none of the applicable PRC laws, regulations, or rules provides clear guidance or interpretation on the Qualification Requirements. Although we have taken many measures to meet the Qualification Requirements, we still face the risk of not satisfying the requirements promptly. If the PRC laws were revised to allow foreign investors to hold more than 50% of the equity interests of value- added telecommunications enterprises, we might be unable to unwind the Contractual Arrangements before we are able to comply with the Qualification Requirements, or if we attempt to unwind the Contractual Arrangements before we are able to comply with the Qualification Requirements, we may be ineligible to operate our value-added telecommunication enterprises and may be forced to suspend their operations, which could materially and adversely affect our business, financial condition, and results of operations.
Pursuant to the Contractual Arrangements, Wheels Technology or its designated person has the exclusive right to purchase all or part of the equity interests in our consolidated VIEs at the lower of the amount of their respective paid-in capital in the consolidated VIE and the lowest price permitted under applicable PRC laws. Subject to relevant laws and regulations, the shareholders of our consolidated VIEs shall return any amount of purchase price they have received to Wheels Technology. If such a transfer takes place, the relevant tax authority may ask Wheels Technology to pay enterprise income tax for ownership transfer income with reference to the market value, in which case the amount of tax could be substantial.
The registered shareholders of our VIEs may have potential conflicts of interest with us, which may materially and adversely affect our business and financial condition.
The registered shareholders of Beijing CHJ and Xindian Information, our VIEs, may have potential conflicts of interest with us. These shareholders may breach, or cause our VIEs to breach, or refuse to renew, the existing contractual arrangements we have with them and our VIEs, which would have a material and adverse effect on our ability to effectively control our VIEs and receive economic benefits from them. For example, the shareholders may be able to cause our agreements with our VIEs to be performed in a manner adverse to us by, among other things, failing to remit payments due under the contractual arrangements to us on a timely basis. We cannot assure you that when conflicts of interest arise, any or all of these shareholders will act in the best interests of our company or such conflicts will be resolved in our favor.
Currently, we do not have any arrangements to address potential conflicts of interest between these shareholders and our company, except that we could exercise our purchase option under the exclusive option agreements with these shareholders to request them to transfer all of their equity interests in our VIEs to a PRC entity or individual designated by us, to the extent permitted by PRC law. For individual shareholders who are also our directors, we rely on them to abide by the laws of the Cayman Islands and China, which provide that directors owe a fiduciary duty to the company that requires them to act in good faith and in what they believe to be the best interests of the company and not to use their position for personal gains. There is currently no specific and clear guidance under PRC laws that addresses any conflict between PRC laws and laws of Cayman Islands in respect of any conflict relating to corporate governance. If we cannot resolve any conflict of interest or dispute between us and the shareholders of our VIEs, we would have to rely on legal proceedings, which could result in disruption of our business and subject us to substantial uncertainty as to the outcome of any such legal proceedings.
The shareholders of our VIEs may be involved in personal disputes with third parties or other incidents that may have an adverse effect on their respective equity interests in the relevant VIEs and the validity or enforceability of our contractual arrangements with the relevant entity and its shareholders. For example, in the event that any of the shareholders of our VIEs divorces his or her spouse, the spouse may claim that the equity interest of the relevant VIE held by such shareholder is part of their community property and should be divided between such shareholder and his or her spouse. If such claim is supported by the court, the relevant equity interest may be obtained by the shareholder’s spouse or another third party who is not subject to obligations under our contractual arrangements, which could result in a loss of the effective control over the relevant VIE by us. Similarly, if any of the equity interests of our VIEs is inherited by a third party with whom the current contractual arrangements are not binding, we could lose our control over the relevant VIE or have to maintain such control by incurring unpredictable costs, which could cause significant disruption to our business and operations and harm our financial condition and results of operations.
Our contractual arrangements with our VIEs may be subject to scrutiny by the PRC tax authorities and they may determine that we or our VIEs owe additional taxes, which could negatively affect our financial condition and the value of your investment.
Under applicable PRC laws and regulations, arrangements and transactions among related parties may be subject to audit or challenge by the PRC tax authorities within ten years after the taxable year when the transactions are conducted. The PRC enterprise income tax law requires every enterprise in China to submit its annual enterprise income tax return together with a report on transactions with its related parties to the relevant tax authorities. The tax authorities may impose reasonable adjustments on taxation if they have identified any related party transactions that are inconsistent with arm’s length principles. We may face material and adverse tax consequences if the PRC tax authorities determine that the contractual arrangements were not entered into on an arm’s length basis in such a way as to result in an impermissible reduction in taxes under applicable PRC laws, rules and regulations, and adjust the income of our VIEs in the form of a transfer pricing adjustment. A transfer pricing adjustment could, among other things, result in a reduction of expense deductions recorded by our VIEs for PRC tax purposes, which could in turn increase its tax liabilities without reducing Wheels Technology’s tax expenses. In addition, if Wheels Technology requests the shareholders of our VIEs to transfer their equity interest in our VIEs at nominal or no value pursuant to the contractual agreements, such transfer could be viewed as a gift and subject Wheels Technology to PRC income tax. Furthermore, the PRC tax authorities may impose late payment fees and other penalties on our VIEs for the adjusted but unpaid taxes according to the applicable regulations. Our financial position could be materially and adversely affected if any of our VIEs’ tax liabilities increase or they are required to pay late payment fees and other penalties.
We may lose the ability to use and benefit from assets held by our VIEs that are material to the operation of our business if either of our VIEs goes bankrupt or becomes subject to dissolution or liquidation proceeding.
As part of our contractual arrangements with our VIEs, these entities may in the future hold certain assets that are material to the operation of our business. If either of our VIEs goes bankrupt and all or part of its assets become subject to liens or rights of third-party creditors, we may be unable to continue some or all of our business activities, which could materially and adversely affect our business, financial condition and results of operations. Under the contractual arrangements, our VIEs may not, in any manner, sell, transfer, mortgage or dispose of their assets or legal or beneficial interests in the business without our prior consent. If either of our VIEs undergoes voluntary or involuntary liquidation proceeding, unrelated third-party creditors may claim rights to some or all of these assets, thereby hindering our ability to operate our business, which could materially and adversely affect our business, financial condition and results of operations.
Risks Relating to Doing Business in China
Changes in China’s economic, political or social conditions or government policies could have a material and adverse effect on our business and results of operations.
We expect that substantially all of our revenues will be derived in China and substantially all of our operations, including all of our manufacturing, are conducted in China. Accordingly, our results of operations, financial condition and prospects are influenced by economic, political and legal developments in China. China’s economy differs from the economies of most developed countries in many respects, including with respect to the amount of government involvement, level of development, growth rate, control of foreign exchange and allocation of resources. Although the PRC government has implemented measures emphasizing the utilization of market forces for economic reform, the reduction of state ownership of productive assets, and the establishment of improved corporate governance in business enterprises, a substantial portion of productive assets in China is still owned by the government. The PRC government has significant authority to exert influence on the ability of a China-based company, such as us, to conduct its business. Therefore, investors of our company and our business face potential uncertainty from the PRC government. The PRC government also exercises significant control over China’s economic growth through strategically allocating resources, controlling the payment of foreign currency-denominated obligations, setting monetary policy and providing preferential treatment to particular industries or companies. While the PRC economy has experienced significant growth over the past decades, that growth has been uneven across different regions and between economic sectors and may not continue, as evidenced by the slowing of the growth of the Chinese economy since 2012. Any adverse changes in economic conditions in China, in the policies of the Chinese government or in the laws and regulations in China could have a material adverse effect on the overall economic growth of China. For example, COVID-19 had a severe and negative impact on the Chinese economy in the first quarter of 2020. Whether this will lead to a prolonged downturn in the Chinese economy is still unknown. Any prolonged economic downturn could adversely affect our business and operating results, leading to reduction in demand for our services and solutions and adversely affect our competitive position.
China’s M&A Rules and certain other PRC regulations establish complex procedures for certain acquisitions of PRC companies by foreign investors, which could make it more difficult for us to pursue growth through acquisitions in China.
A number of PRC laws and regulations have established procedures and requirements that could make merger and acquisition activities in China by foreign investors more time consuming and complex. In addition to the Anti-monopoly Law itself, these include the Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors, or the M&A Rules, adopted by six PRC regulatory agencies in 2006 and amended in 2009, and the Rules of the Ministry of Commerce on Implementation of Security Review System of Mergers and Acquisitions of Domestic Enterprises by Foreign Investors, or the Security Review Rules, promulgated in 2011. These laws and regulations impose requirements in some instances that the Ministry of Commerce be notified in advance of any change-of-control transaction in which a foreign investor takes control of a PRC domestic enterprise. In addition, the Anti- Monopoly Law requires that the anti-monopoly enforcement agency be notified in advance of any concentration of undertaking if certain thresholds are triggered. On February 7, 2021, the Anti- Monopoly Committee of the State Council published the Anti-Monopoly Guidelines for the Internet Platform Economy Sector, which stipulates that any concentration of undertakings involving variable interest entities is subject to anti-monopoly review. Moreover, the Security Review Rules specify that mergers and acquisitions by foreign investors that raise “national defense and security” concerns and mergers and acquisitions through which foreign investors may acquire de facto control over domestic enterprises that raise “national security” concerns are subject to strict review by the Ministry of Commerce, and prohibit any attempt to bypass a security review, including by structuring the transaction through a proxy or contractual control arrangement. On December 19, 2020, the NDRC and the Ministry of Commerce jointly issued the Measures for the Security Review for Foreign Investment, which took effect on January 18, 2021. These measures set forth the provisions concerning the security review mechanism on foreign investment, including, among others, the types of investments subject to review, and the review scopes and procedures. In the future, we may grow our business by acquiring complementary businesses. Complying with the requirements of the relevant regulations to complete such transactions could be time consuming, and any required approval processes, including approval from the Ministry of Commerce and other PRC government authorities, may delay or inhibit our ability to complete such transactions, which could affect our ability to expand our business or maintain our market share.
The approval of the CSRC or other PRC government authorities may be required in connection with our offshore offerings under PRC law, and, if required, we cannot predict whether or for how long we will be able to obtain such approval.
The M&A Rules requires an overseas special purpose vehicle formed for listing purposes through acquisitions of PRC domestic companies and controlled by PRC persons or entities to obtain the approval of the CSRC prior to the listing and trading of such special purpose vehicle’s securities on an overseas stock exchange. The interpretation and application of the regulations remain unclear, and our offshore offerings may ultimately require approval of the CSRC. If the CSRC approval is required, it is uncertain whether we can or how long it will take us to obtain the approval and, even if we obtain such CSRC approval, the approval could be rescinded. Any failure to obtain or delay in obtaining the CSRC approval for any of our offshore offerings, or a rescission of such approval if obtained by us, would subject us to sanctions imposed by the CSRC or other PRC regulatory authorities, which could include fines and penalties on our operations in China, restrictions or limitations on our ability to pay dividends outside of China, and other forms of sanctions that may materially and adversely affect our business, financial condition, and results of operations.
Our PRC legal counsel has advised us that, based on its understanding of the current PRC laws and regulations, we will not be required to submit an application to the CSRC for the approval of the listing and trading of our Class A ordinary shares because (i) the CSRC currently has not issued any definitive rule or interpretation concerning whether offerings like ours under this prospectus are subject to this regulation, (ii) our wholly-owned PRC subsidiaries were not established through a merger or requisition of the equity or assets of a “PRC domestic company” as such term is defined under the M&A Rules, and (iii) no provision in this regulation clearly classifies contractual arrangements as a type of transaction subject to its regulation. However, we cannot assure you that relevant PRC government authorities, including the CSRC, would reach the same conclusion as our PRC legal counsel. If it is determined that the CSRC approval is required for any of our offshore offerings, we may face regulatory actions or other sanctions from the CSRC or other PRC regulatory authorities. Recently, the relevant PRC government authorities issued Opinions on Strictly Cracking Down Illegal Securities Activities in Accordance with the Law. These opinions emphasized the need to strengthen the administration over illegal securities activities and the supervision on overseas listings by China-based companies and proposed to take effective measures, such as promoting the construction of relevant regulatory systems to deal with the risks and incidents faced by China-based overseas-listed companies. As these opinions are recently issued, official guidance and related implementation rules have not been issued yet and the interpretation of these opinions remains unclear at this stage. As such, we have not submitted any application to the CSRC or other PRC government authorities for the approval of listing and trading of our Class A ordinary shares. We cannot assure you that any new rules or regulations promulgated in the future will not impose additional requirements on us. If it is determined in the future that approval from the CSRC or other regulatory authorities or other procedures are required for our offshore offerings, it is uncertain whether we can or how long it will take us to obtain such approval or complete such procedures and any such approval or completion could be rescinded. Any failure to obtain or delay in obtaining such approval or completing such procedures for our offshore offerings, or a rescission of any such approval if obtained by us, would subject us to sanctions by the CSRC or other PRC regulatory authorities for failure to seek CSRC approval or other government authorization for our offshore offerings. These regulatory authorities may impose fines and penalties on our operations in China, limit our ability to pay dividends outside of China, limit our operating privileges in China, delay or restrict the repatriation of the proceeds from our offshore offerings into China or take other actions that could materially and adversely affect our business, financial condition, results of operations, and prospects, as well as the trading price of our shares. The CSRC or other PRC regulatory authorities also may take actions requiring us, or making it advisable for us, to halt our offshore offerings before settlement and delivery of the shares offered hereby. Consequently, if you engage in market trading or other activities in anticipation of and prior to settlement and delivery, you do so at the risk that settlement and delivery may not occur. In addition, if the CSRC or other regulatory authorities later promulgate new rules or explanations requiring that we obtain their approvals or accomplish the required filing or other regulatory procedures for our offshore offerings, we may be unable to obtain a waiver of such approval requirements, if and when procedures are established to obtain such a waiver. Any uncertainties or negative publicity regarding such approval requirement could materially and adversely affect our business, prospects, financial condition, reputation, and the trading price of the shares.
Our ADSs may be delisted under the Holding Foreign Companies Accountable Act if the PCAOB is unable to inspect auditors who are located in China. The delisting of our ADSs, or the threat of their being delisted, may materially and adversely affect the value of your investment. Additionally, the inability of the PCAOB to conduct inspections deprives our investors with the benefits of such inspections.
The Holding Foreign Companies Accountable Act, or the HFCA Act, was enacted on December 18, 2020. According to the HFCA Act, if the SEC determines that we have filed audit reports issued by a registered public accounting firm that has not been subject to inspection by the PCAOB for three consecutive years beginning in 2021, the SEC will prohibit our shares or ADSs from being traded on a national securities exchange or in the over-the-counter trading market in the United States.

Our auditor, the independent registered public accounting firm that issues the audit report included elsewhere in this prospectus, as an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB, is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess its compliance with the applicable professional standards. Since our auditor is located in China, a jurisdiction where the PCAOB has been unable to conduct inspections without the approval of the PRC authorities, our auditor is currently not inspected by the PCAOB.
On March 24, 2021, the SEC adopted interim final rules relating to the implementation of certain disclosure and documentation requirements of the HFCA Act. We will be required to comply with these rules if the SEC identifies us as having a “non-inspection” year under a process to be subsequently established by the SEC. The SEC is assessing how to implement other requirements of the HFCA Act, including the listing and trading prohibition requirements described above.
The SEC may propose additional regulatory or legislative requirements or guidance that could impact us if our auditor is not subject to PCAOB inspection. For example, on August 6, 2020, the President’s Working Group on Financial Markets, or the PWG, issued the Report on Protecting United States Investors from Significant Risks from Chinese Companies to the then President of the United States. This report recommended the SEC implement five recommendations to address companies from jurisdictions that do not provide the PCAOB with sufficient access to fulfill its statutory mandate. Some of the concepts of these recommendations were implemented with the enactment of the HFCA Act. However, some of the recommendations were more stringent than the HFCA Act. For example, if a company was not subject to PCAOB inspection, the report recommended that the transition period before a company would be delisted would end on January 1, 2022.
The SEC has announced that the SEC staff is preparing a consolidated proposal for the rules regarding the implementation of the HFCA Act and to address the recommendations in the PWG report. It is unclear when the SEC will complete its rulemaking and when such rules will become effective and what, if any, of the PWG recommendations will be adopted. The implications of this possible regulation in addition the requirements of the HFCA Act are uncertain. Such uncertainty could cause the market price of our ADSs to be materially and adversely affected, and our securities could be delisted or prohibited from being traded “over-the-counter” earlier than would be required by the HFCA Act. If our securities are unable to be listed on another securities exchange by then, such a delisting would substantially impair your ability to sell or purchase our ADSs when you wish to do so, and the risk and uncertainty associated with a potential delisting would have a negative impact on the price of our ADSs.
The PCAOB’s inability to conduct inspections in China prevents it from fully evaluating the audits and quality control procedures of our independent registered public accounting firm. As a result, we and investors in our ordinary shares or ADSs are deprived of the benefits of such PCAOB inspections. The inability of the PCAOB to conduct inspections of auditors in China makes it more difficult to evaluate the effectiveness of our independent registered public accounting firm’s audit procedures or quality control procedures as compared to auditors outside of China that are subject to the PCAOB inspections, which could cause investors and potential investors in our stock to lose confidence in our audit procedures and reported financial information and the quality of our financial statements.
In May 2013, the PCAOB announced that it had entered into a Memorandum of Understanding on Enforcement Cooperation with the CSRC and the PRC Ministry of Finance, which establishes a cooperative framework between the parties for the production and exchange of audit documents relevant to investigations undertaken by the PCAOB in China or by the CSRC or the PRC Ministry of Finance in the United States. The PCAOB continues to be in discussions with the CSRC and the PRC Ministry of Finance to permit joint inspections in China of audit firms that are registered with the PCAOB and audit Chinese companies that trade on U.S. exchanges.
Risks Relating to Our Class A Ordinary Shares and ADSs
Our dual-class voting structure will limit your ability to influence corporate matters and could discourage others from pursuing any change of control transactions that holders of our Class A ordinary shares or ADSs may view as beneficial.
Pursuant to our fourth memorandum and articles of association, our authorized and issued ordinary shares consist of Class A ordinary shares and Class B ordinary shares (with certain shares remaining undesignated, with power for our directors to designate and issue such classes of shares as they think fit). In respect of matters requiring the votes of shareholders, holders of Class A ordinary shares and Class B ordinary shares vote together as a single class except as may otherwise be required by law, and holders of Class A ordinary shares will be entitled to one vote per share while holders of Class B ordinary shares will be entitled to ten votes per share. Each Class B ordinary share is convertible into one Class A ordinary share at any time by the holder thereof, while Class A ordinary shares are not convertible into Class B ordinary shares under any circumstances. Upon (i) any direct or indirect sale, transfer, assignment, or disposition of Class B ordinary shares by a holder thereof to any person or entity that is not an affiliate of Mr. Xiang Li, or (ii) the direct or indirect sale, transfer, assignment, or disposition of a majority of the issued and outstanding voting securities of, or the direct or indirect transfer or assignment of the voting power attached to such voting securities through voting proxy or otherwise, or the direct or indirect sale, transfer, assignment, or disposition of all or substantially all of the assets of, a holder of Class B ordinary shares that is an entity to any person that is not an affiliate of Mr. Xiang Li, such Class B ordinary shares are automatically and immediately converted into an equal number of Class A ordinary shares.
As of the date of this prospectus, Mr. Xiang Li, our chairman and chief executive officer, beneficially owned 464,369,480 Class B ordinary shares (including 108,557,400 Class B ordinary shares subject to certain restrictions, all of which will be converted into Class A ordinary shares with one vote per share upon the Listing), representing 70.5% of the aggregate voting power of our total issued and outstanding ordinary shares assuming none of the performance-based conditions are met and no award premium is fully paid in respect of the 108,557,440 Class B ordinary shares subject to restrictions, due to the disparate voting powers associated with our dual-class voting structure. Mr. Li will continue to have considerable influence over matters requiring shareholder approval, such as electing directors and approving material mergers, acquisitions, or other business combination transactions. This concentration of ownership may discourage, delay, or prevent a change of control of our company, which could have the effect of depriving our other shareholders of the opportunity to receive a premium for their shares as part of a sale of our company and may reduce the price of our Class A ordinary shares or ADSs. This concentrated control will limit your ability to influence corporate matters and could discourage others from pursuing any potential merger, takeover, or other change of control transactions that holders of Class A ordinary shares or ADSs may view as beneficial.
Certain principal shareholders have substantial influence over our key corporate matters and will continue to have such influence.
Certain principal shareholders of our company have certain special rights with respect to our key corporate matters, in addition to voting power based on beneficial ownership in our company. Pursuant to our fourth amended and restated memorandum and articles of association, Amp Lee Ltd., an entity beneficially owned by Mr. Xiang Li, our chairman and chief executive officer, is entitled to appoint, remove, and replace at least one director, subject to certain conditions. Pursuant to an investor rights agreement dated July 9, 2020 with Inspired Elite Investments Limited, our shareholder and a wholly owned subsidiary of Meituan. Inspired Elite Investments Limited and certain related entities are entitled to a series of special rights, including the right to appoint, remove, and replace one director as well as to appoint the chairman of the board of directors, certain consent rights, and right of first refusal on change of control. These special rights enable these principal shareholders to have substantial influence over our key corporate matters and could discourage others from pursuing any change of control transaction that holders of our Class A ordinary shares or ADSs may view as beneficial. We will put forth a resolution at the first general shareholders meeting after the Listing to remove from our memorandum and articles of association the aforementioned special right of Amp Lee Ltd. and will, prior to the Listing, irrevocably undertake to the Hong Kong Stock Exchange to treat such special rights as terminated upon the Listing and before the existing memorandum and articles of associations are formally amended. The special rights, except the right of first refusal on change of control, of Inspired Elite Investments Limited and certain related entities will be automatically terminated upon the Listing.
Because we do not expect to pay dividends in the foreseeable future, you must rely on price appreciation of our Class A ordinary shares or ADSs for return on your investment.
We currently intend to retain most, if not all, of our available funds and any future earnings to fund the development and growth of our business. As a result, we do not expect to pay any cash dividends in the foreseeable future. Therefore, you should not rely on an investment in our Class A ordinary shares or ADSs as a source for any future dividend income.
Our board of directors has complete discretion as to whether to distribute dividends. Our shareholders may also by ordinary resolution declare dividends, but no dividend shall exceed the amount recommended by our board of directors. Even if our board of directors decides to declare and pay dividends, the timing, amount and form of future dividends, if any, will depend on, among other things, our future results of operations and cash flow, our capital requirements and surplus, the amount of distributions, if any, received by us from our subsidiary, our financial condition, contractual restrictions and other factors deemed relevant by our board of directors. Accordingly, the return on your investment in our Class A ordinary shares or ADSs will likely depend entirely upon any future price appreciation of our Class A ordinary shares or ADSs. There is no guarantee that our Class A ordinary shares or ADSs will appreciate in value or even maintain the price at which you purchased the Class A ordinary shares or ADSs. You may not realize a return on your investment in our Class A ordinary shares or ADSs and you may even lose your entire investment in our Class A ordinary shares or ADSs.
Our fourth amended and restated memorandum and articles of association give us power to take certain actions that could discourage a third party from acquiring us, which could limit our shareholders’ opportunity to sell their shares, including Class A ordinary shares represented by the ADSs, at a premium.
Our fourth amended and restated memorandum and articles of association give us power to take certain actions that could have the effect of depriving our shareholders of an opportunity to sell their shares at a premium over prevailing market prices by discouraging third parties from seeking to obtain control of our company in a tender offer or similar transaction. Our board of directors has the authority, without further action by our shareholders, to issue preferred shares in one or more series and to fix their designations, powers, preferences, privileges, and relative participating, optional or special rights and the qualifications, limitations or restrictions, including dividend rights, conversion rights, voting rights, terms of redemption and liquidation preferences, any or all of which may be greater than the rights associated with our Class A ordinary shares, in the form of ADSs or otherwise. Preferred shares could be issued quickly with terms calculated to delay or prevent a change in control of our company or make removal of management more difficult. If our board of directors decides to issue preferred shares, the price of our Class A ordinary shares or ADSs may fall and the voting and other rights of the holders of our Class A ordinary shares or ADSs may be materially and adversely affected. However, our exercise of any such power that may limit the ability of others to acquire control of our company or cause us to engage in change-of-control transactions under the memorandum and articles of association after the Listing will be subject to our overriding obligations to comply with all applicable Hong Kong laws and regulations, the Hong Kong Listing Rules, and the Codes on Takeovers and Mergers and Share Buy-backs. We will, at the first general meeting to be convened in or before January 2022, propose to our shareholders certain amendments to our memorandum and articles of association, including removing the directors’ discretion to, for the purpose of variation of rights attached to any class of shares, treat all the classes or any two or more classes as forming one class if they consider that all such classes would be affected in the same way by the proposals under consideration under article 19 of the memorandum and articles of association, the directors’ powers to authorize the division of Shares into any number of classes and to determine the relative rights and obligations as between the different classes and to issue such shares with preferred or other rights that may be greater than the rights of the Class A ordinary shares under article 9 of the existing memorandum and articles of association, as well as making the directors’ powers to issue preferred shares under article 9 to be subject to the memorandum and articles of association, compliance with the Listing Rules and the Takeovers Code and the conditions that (i) no new class of shares with voting rights superior to those of Class A ordinary shares will be created and (ii) any variations in the relative rights as between the different classes will not result in creating new class of shares with voting rights superior to those of Class A Ordinary Shares.
The conversion of the 2028 Notes or any convertible notes that we may issue in the future may dilute the ownership interest of the existing shareholders and existing ADS holders, including holders who had previously converted their notes.
We issued US$862.5 million 0.25% convertible senior notes due 2028 in April 2021, which may be converted, at an initial conversion rate of 35.2818 ADSs per US$1,000 principal amount of notes (which represents an initial conversion price of US$28.34 per ADS) at each holder’s option at any time on or after November 1, 2027, until the close of business on the second scheduled trading day immediately preceding the maturity date of May 1, 2028, or at the option of the holders upon satisfaction of certain conditions and during certain periods prior to the close of business on the business day immediately preceding November 1, 2027. As the conversion of the 2028 Notes may take place anytime during such periods if the relevant conditions are fulfilled, the conversion of the 2028 Notes and any convertible notes that we may issue in the future will dilute the ownership interests of existing shareholders and existing ADS holders. Any sales in the public market of the ADSs issuable upon such conversion may increase the opportunities to create short positions with respect to the ADSs, which could adversely affect prevailing trading prices of our ADSs. In addition, the existence of such convertible notes may encourage short selling by market participants because the conversion of such notes could depress the price of our ADSs. The price of our ADSs could be affected by possible sales of our ADSs by investors who view the convertible notes as a more attractive means of equity participation in us and by hedging or arbitrage trading activity, which we expect to occur involving our ADSs.
We may not have the ability to raise the funds necessary to settle conversion of the notes in cash, to repurchase the notes upon a fundamental change, to repurchase notes on May 1, 2024 and May 1, 2026, and our future debt may contain limitations on our ability to pay cash upon conversion or to repurchase the notes.
Holders of the 2028 Notes have the right to require us to repurchase their notes on May 1, 2024 and May 1, 2026 or upon the occurrence of a fundamental change (as defined in the indenture), in each case, at a repurchase price equal to 100% of the principal amount of the notes to be repurchased, plus accrued and unpaid interest. We may not have enough available cash or be able to obtain financing at the time we are required to make repurchases of the notes surrendered therefor or to settle the notes being converted. Our failure to repurchase the notes at a time when the repurchase is required by the indenture governing the notes or to pay any cash payable on future conversions of the notes as required by the indenture governing the notes would constitute a default under the indenture. A default under the indenture or a fundamental change itself could also lead to a default under agreements governing any of our future indebtedness outstanding at the time. If the repayment of any outstanding future indebtedness were to be accelerated after any applicable notice or grace periods, we may not have sufficient funds to repay the indebtedness and repurchase the notes or make cash payments upon conversions thereof.
Techniques employed by short sellers may drive down the market price of our Class A ordinary shares or ADSs.
Short selling is the practice of selling securities that a seller does not own but rather has borrowed from a third party with the intention of buying identical securities back at a later date to return to the lender. The short seller hopes to profit from a decline in the value of the securities between the sale of the borrowed securities and the purchase of the replacement shares, as the short seller expects to pay less in that purchase than it received in the sale. As it is in the short seller’s interest for the price of the security to decline, many short sellers publish, or arrange for the publication of, negative opinions regarding relevant issuers and their business prospects in order to create negative market momentum and generate profits for themselves after selling securities short.
Public companies listed in the United States that have substantially all of their operations in China have been the subject of short selling. Much of the scrutiny and negative publicity has centered on allegations of a lack of effective internal control over financial reporting resulting in financial and accounting irregularities and mistakes, inadequate corporate governance policies or a lack of adherence thereto and, in many cases, allegations of fraud. As a result, many of these companies are now conducting internal and external investigations into the allegations and, in the interim, are subject to shareholder lawsuits or SEC enforcement actions.
It is not clear what effect such negative publicity could have on us. If we were to become the subject of any unfavorable allegations, whether such allegations are proven to be true or untrue, we could have to expend a significant amount of resources to investigate such allegations or defend ourselves. While we would strongly defend against any such short seller attacks, we may be constrained in the manner in which we can proceed against the relevant short seller by principles of freedom of speech, applicable state law, or issues of commercial confidentiality. Such a situation could be costly and time-consuming and could distract our management from growing our business. Even if such allegations are ultimately proven to be groundless, allegations against us could severely impact our business operations and shareholders’ equity, and any investment in our Class A ordinary shares or ADSs could be greatly reduced or rendered worthless.

USE OF PROCEEDS
We intend to use the net proceeds from the sale of the securities we offer as set forth in the applicable prospectus supplement(s).
The specific allocations of the proceeds we receive from the sale of our securities will be described in the applicable prospectus supplement(s).

DESCRIPTION OF SHARE CAPITAL
We are a Cayman Islands company and our affairs are governed by our memorandum and articles of association, as amended from time to time, the Companies Act (As Revised) of the Cayman Islands, which we refer to as the Companies Act below, and the common law of the Cayman Islands.
As of the date of this prospectus, our authorized share capital is US$500,000 divided into 5,000,000,000 shares comprising of (i) 4,000,000,000 Class A ordinary shares of a par value of US$0.0001 each, (ii) 500,000,000 Class B ordinary shares of a par value of US$0.0001 each, and 500,000,000 shares of a par value of US$0.0001 each of such class or classes (however designated) as the board of directors may determine in accordance with our fourth amended and restated memorandum and articles of association.
The following are summaries of material provisions of our fourth amended and restated memorandum and articles of association and of the Companies Act, insofar as they relate to the material terms of our ordinary shares.
Ordinary Shares
Objects of Our Company.   Under our fourth amended and restated memorandum and articles of association, the objects of our company are unrestricted and we have the full power and authority to carry out any object not prohibited by the laws of the Cayman Islands.
Ordinary Shares.   Our ordinary shares are divided into Class A ordinary shares and Class B ordinary shares. Holders of our Class A ordinary shares and Class B ordinary shares will have the same rights except for voting and conversion rights. Our ordinary shares are issued in registered form and are issued when registered in our register of members. We may not issue shares to bearer. Our shareholders who are non-residents of the Cayman Islands may freely hold and vote their shares.
Register of Members.   Under Cayman Islands law, we must keep a register of members and there should be entered therein:
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the names and addresses of our members, together with a statement of the shares held by each member (including the amount paid, or agreed to be considered as paid, on the shares of each member, confirmation of the number and category of shares held by each member, and confirmation of whether each relevant category of shares held by each member carries voting rights under our articles of association, and if so, whether such voting rights are conditional);

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the date on which the name of any person was entered on the register as a member; and

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the date on which any person ceased to be a member.

Under Cayman Islands law, the register of members of our company is prima facie evidence of the matters set out therein (that is, the register of members will raise a presumption of fact on the matters referred to above unless rebutted) and a member registered in the register of members is deemed as a matter of Cayman Islands law to have legal title to the shares as set against its name in the register of members. Once our register of members has been so updated, the shareholders recorded in our register of members will be deemed to have legal title to the shares set against their names.
If the name of any person is, without sufficient cause, entered in or omitted from our register of members, or if default is made or unnecessary delay takes place in entering on our register the fact of any person having ceased to be a member, the person or member aggrieved or any member or our company itself may apply to the Cayman Islands Grand Court for an order that the register be rectified, and the Court may either refuse such application or it may, if satisfied of the justice of the case, make an order for the rectification of the register.
Conversion.   Each Class B ordinary share is convertible into one Class A ordinary share at any time by the holder thereof. Class A ordinary shares are not convertible into Class B ordinary shares under any circumstances. Upon (a) any direct or indirect sale, transfer, assignment, or disposition of such number of Class B ordinary shares by the holder thereof or the direct or indirect transfer or assignment of the voting power attached to such number of Class B ordinary shares through voting proxy or otherwise to any person that is not an Affiliate of the Founder (as defined under the fourth amended and restated memorandum and articles of association) or (b) the direct or indirect sale, transfer, assignment, or disposition of a majority of the issued and outstanding voting securities of, or the direct or indirect transfer or assignment of the voting power attached to such voting securities through voting proxy or otherwise, or the direct or indirect sale, transfer, assignment, or disposition of all or substantially all of the assets of, a holder of Class B ordinary shares that is an entity to any person that is not an Affiliate of the Founder, such Class B ordinary shares shall be automatically and immediately converted into an equal number of Class A ordinary shares.
Dividends.   Our directors may from time to time declare dividends (including interim dividends) and other distributions on our shares in issue and authorize payment of the same out of the funds of our company lawfully available therefor. In addition, our shareholders may declare dividends by ordinary resolution, but no dividend may exceed the amount recommended by our directors. Our fourth amended and restated memorandum and articles of association provide that dividends may be declared and paid out of the funds of our Company lawfully available therefor. Under the laws of the Cayman Islands, our company may pay a dividend out of either profit or share premium account; provided that in no circumstances may a dividend be paid if this would result in our company being unable to pay its debts as they fall due in the ordinary course of business.
Voting Rights.   In respect of all matters subject to a shareholders’ vote, each holder of Class A ordinary shares is entitled to one vote per share and each holder of Class B ordinary shares is entitled to ten votes per share on all matters subject to vote at our general meetings. Our Class A ordinary shares and Class B ordinary shares vote together as a single class on all matters submitted to a vote of our shareholders, except as may otherwise be required by law. Voting at any meeting of shareholders is by show of hands unless a poll is demanded. A poll may be demanded by the chairman of such meeting or any one shareholder holding not less than 10% of the votes attaching to the shares present in person or by proxy.
An ordinary resolution to be passed at a meeting by the shareholders requires the affirmative vote of a simple majority of the votes attaching to the ordinary shares cast at a meeting, while a special resolution requires the affirmative vote of no less than two-thirds of the votes cast attaching to the issued and outstanding ordinary shares at a meeting. A special resolution will be required for important matters such as a change of name or making changes to our fourth amended and restated memorandum and articles of association. Our shareholders may, among other things, divide or combine their shares by ordinary resolution.
General Meetings of Shareholders.   As a Cayman Islands exempted company, we are not obliged by the Companies Act to call shareholders’ annual general meetings. Our fourth amended and restated memorandum and articles of association provide that we may (but are not obliged to) in each year hold a general meeting as our annual general meeting in which case we will specify the meeting as such in the notices calling it, and the annual general meeting will be held at such time and place as may be determined by our directors.
Shareholders’ general meetings may be convened by the chairman of our board of directors or by our directors (acting by a resolution of our board of directors). Advance notice of at least seven days is required for the convening of our annual general shareholders’ meeting (if any) and any other general meeting of our shareholders. A quorum required for any general meeting of shareholders consists of one or more of our shareholders holding shares which carry in aggregate (or representing by proxy) not less than one-third of all votes attaching to the issued and outstanding shares in our company entitled to vote at such general meeting.
The Companies Act provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our fourth amended and restated memorandum and articles of association provide that upon the requisition of any one or more of our shareholders holding shares which carry in aggregate not less than one-third of all votes attaching to all issued and outstanding shares of our company entitled to vote at general meetings, our board of directors will convene an extraordinary general meeting and put the resolutions so requisitioned to a vote at such meeting. However, our fourth amended and restated memorandum and articles of association do not provide our shareholders with any right to put any proposals before annual general meetings or extraordinary general meetings not called by such shareholders.

Transfer of Ordinary Shares.   Subject to the restrictions set out below, any of our shareholders may transfer all or any of his or her ordinary shares by an instrument of transfer in the usual or common form or any other form approved by our board of directors.
Our board of directors may, in its absolute discretion, decline to register any transfer of any ordinary share which is not fully paid up or on which we have a lien. Our board of directors may also decline to register any transfer of any ordinary share unless:
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the instrument of transfer is lodged with us, accompanied by the certificate for the ordinary shares to which it relates and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer;

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the instrument of transfer is in respect of only one class of ordinary shares;

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the instrument of transfer is properly stamped, if required;

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in the case of a transfer to joint holders, the number of joint holders to whom the ordinary share is to be transferred does not exceed four; and

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a fee of such maximum sum as Nasdaq Global Select Market may determine to be payable or such lesser sum as our directors may from time to time require is paid to us in respect thereof.

If our directors refuse to register a transfer they must, within three months after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal.
The registration of transfers may, on ten calendar days’ notice being given by advertisement in such one or more newspapers, by electronic means or by any other means in accordance with the rules of the Nasdaq Global Select Market be suspended and the register closed at such times and for such periods as our board of directors may from time to time determine; provided, however, that the registration of transfers may not be suspended nor the register closed for more than 30 days in any year as our board may determine.
Liquidation.   On the winding up of our company, if the assets available for distribution amongst our shareholders will be more than sufficient to repay the whole of the share capital at the commencement of the winding up, the surplus will be distributed amongst our shareholders in proportion to the par value of the shares held by them at the commencement of the winding up, subject to a deduction from those shares in respect of which there are monies due, of all monies payable to our company for unpaid calls or otherwise. If our assets available for distribution are insufficient to repay all of the paid-up capital, such assets will be distributed so that, as nearly as may be, the losses are borne by our shareholders in proportion to the par value of the shares held by them.
Calls on Shares and Forfeiture of Shares.   Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their shares in a notice served to such shareholders at least 14 days prior to the specified time and place of payment. The shares that have been called upon and remain unpaid are subject to forfeiture.
Redemption, Repurchase and Surrender of Shares.   We may issue shares on terms that such shares are subject to redemption, at our option or at the option of the holders of these shares, on such terms and in such manner as may be determined, before the issue of such shares, by our board of directors or by our shareholders by special resolution. Our company may also repurchase any of our shares on such terms and in such manner as have been approved by our board of directors or by an ordinary resolution of our shareholders. Under the Companies Act, the redemption or repurchase of any share may be paid out of our Company’s profits or out of the proceeds of a new issue of shares made for the purpose of such redemption or repurchase, or out of capital (including share premium account and capital redemption reserve) if our company can, immediately following such payment, pay its debts as they fall due in the ordinary course of business. In addition, under the Companies Act no such share may be redeemed or repurchased (a) unless it is fully paid up, (b) if such redemption or repurchase would result in there being no shares outstanding or (c) if the company has commenced liquidation. In addition, our company may accept the surrender of any fully paid share for no consideration.

Variation of Rights of Shares.   Whenever the capital of our company is divided into different classes, the rights attached to any such class may, subject to any rights or restrictions for the time being attached to any class, only be materially adversely varied with the consent in writing of the holders of fifty percent of the issued shares of that class or with the sanction of an ordinary resolution passed at a separate meeting of the holders of the shares of that class. The rights conferred upon the holders of the shares of any class issued will not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be materially adversely varied by the creation, allotment, or issue of further shares ranking pari passu with such existing class of shares.
Issuance of Additional Shares.   Our fourth amended and restated memorandum and articles of association authorize our board of directors to issue additional ordinary shares from time to time as our board of directors may determine, to the extent of available authorized but unissued shares.
Our fourth amended and restated memorandum and articles of association also authorize our board of directors to establish from time to time one or more series of preference shares and to determine, with respect to any series of preference shares, the terms and rights of that series, including:
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the designation of the series;

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the number of shares of the series;

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the dividend rights, dividend rates, conversion rights, voting rights; and

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the rights and terms of redemption and liquidation preferences.

Our board of directors may issue preference shares without action by our shareholders to the extent authorized but unissued. Issuance of these shares may dilute the voting power of holders of ordinary shares.
Inspection of Books and Records.   Holders of our ordinary shares will have no general right under Cayman Islands law to inspect or obtain copies of our list of shareholders or our corporate records (other than copies of our memorandum and articles of association, our register of mortgages and charges, and any special resolutions passed by our shareholders). However, we intend to provide our shareholders with annual audited financial statements. See “Where You Can Find More Information about Us.”
Anti-Takeover Provisions.   Some provisions of our fourth amended and restated memorandum and articles of association may discourage, delay or prevent a change of control of our company or management that shareholders may consider favorable, including provisions that:
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authorize our board of directors to issue preference shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preference shares without any further vote or action by our shareholders; and

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limit the ability of shareholders to requisition and convene general meetings of shareholders.

However, under Cayman Islands law, our directors may only exercise the rights and powers granted to them under our fourth amended and restated memorandum and articles of association for a proper purpose and for what they believe in good faith to be in the best interests of our company.
Exempted Company.   We are an exempted company with limited liability under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except that an exempted company:
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does not have to file an annual return of its shareholders with the Registrar of Companies;

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is not required to open its register of members for inspection;

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does not have to hold an annual general meeting;

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may issue negotiable or bearer shares or shares with no par value;

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may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

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may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

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may register as a limited duration company; and

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may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).
Registered Office and Objects
Our registered office in the Cayman Islands is located at the offices of Maples Fund Services (Cayman) Limited, P.O. Box 309, Ugland House, Grand Cayman KY1-1104, Cayman Islands, or at such other location within the Cayman Islands as our directors may from time to time decide. The objects for which our company is established are unrestricted and we have full power and authority to carry out any object not prohibited by the Companies Act or any other law of the Cayman Islands.
Board of Directors
Our board of directors currently consists of six directors. A director is not required to hold any shares in our company by way of qualification. A director may vote with respect to any contract, proposed contract or arrangement in which he is materially interested, provided that (i) such director, if his or her interest in such contract or arrangement is material, has declared the nature of his or her interest at the earliest meeting of the board at which it is practicable for him or her to do so, either specifically or by way of a general notice and (ii) if such contract or arrangement is a transaction with a related party, such transaction has been approved by the audit committee. The directors may exercise all the powers of the company to borrow money, mortgage or charge its undertaking, property, and uncalled capital, and issue debentures or other securities whenever money is borrowed or as security for any debt, liability, or obligation of the company or of any third party. None of our directors has a service contract with us that provides for benefits upon termination of service as a director.
We have a compensation committee that assists the board in reviewing and approving the compensation structure and form of compensation of our directors and executive officers. Members of the compensation committee are not prohibited from direct involvement in determining their own compensation. Our chief executive officer may not be present at any committee meeting during which his compensation is deliberated.
Differences in Corporate Law
The Companies Act is derived, to a large extent, from the older Companies Acts of England but does not follow recent English statutory enactments, and accordingly there are significant differences between the Companies Act and the current Companies Act of England. In addition, the Companies Act differs from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of the significant differences between the provisions of the Companies Act applicable to us and the laws applicable to companies incorporated in the United States and their shareholders.
Mergers and Similar Arrangements.   The Companies Act permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies. For these purposes, (i) “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company, and (ii) a “consolidation” means the combination of two or more constituent companies into a consolidated company and the vesting of the undertaking, property and liabilities of such companies to the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (i) a special resolution of the shareholders of each constituent company, and (ii) such other authorization, if any, as may be specified in such constituent company’s articles of association. The written plan of merger or consolidation must be filed with the Registrar of Companies of the Cayman Islands together with a declaration as to the solvency of the surviving or consolidated company, a list of the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the members and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures.
A merger between a Cayman parent company and its Cayman subsidiary or subsidiaries does not require authorization by a resolution of shareholders of that Cayman subsidiary if a copy of the plan of merger is given to every member of that Cayman subsidiary to be merged unless that member agrees otherwise. For this purpose a company is a “parent” of a subsidiary if it holds issued shares that together represent at least 90% of the votes at a general meeting of the subsidiary.
The consent of each holder of a fixed or floating security interest over a constituent company is required unless this requirement is waived by a court in the Cayman Islands.
Save in certain limited circumstances, a shareholder of a Cayman constituent company who dissents from the merger or consolidation is entitled to payment of the fair value of his shares (which, if not agreed between the parties, will be determined by the Cayman Islands court) upon dissenting to the merger or consolidation, provided that the dissenting shareholder complies strictly with the procedures set out in the Companies Act. The exercise of dissenter rights will preclude the exercise by the dissenting shareholder of any other rights to which he or she might otherwise be entitled by virtue of holding shares, save for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.
Separate from the statutory provisions relating to mergers and consolidations, the Companies Act also contains statutory provisions that facilitate the reconstruction and amalgamation of companies by way of schemes of arrangement, provided that the arrangement is approved by a majority in number of each class of shareholders and creditors with whom the arrangement is to be made, and who must in addition represent three-fourths in value of each such class of shareholders or creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:
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the statutory provisions as to the required majority vote have been met;

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the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

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the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

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the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act.

The Companies Act also contains a statutory power of compulsory acquisition which may facilitate the “squeeze out” of dissentient minority shareholder upon a tender offer. When a tender offer is made and accepted by holders of 90% of the shares affected within four months, the offeror may, within a two-month period commencing on the expiration of such four-month period, require the holders of the remaining shares to transfer such shares to the offeror on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion.
If an arrangement and reconstruction by way of scheme of arrangement is thus approved and sanctioned, or if a tender offer is made and accepted, in accordance with the foregoing statutory procedure, a dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.
Shareholders’ Suits.   In principle, we will normally be the proper plaintiff and as a general rule a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, the Cayman Islands courts can be expected to follow and apply the common law principles (namely the rule in Foss v. Harbottle and the exceptions thereto) that a non-controlling shareholder may be permitted to commence a class action against, or derivative actions in the name of, our company to challenge actions where:
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a company acts or proposes to act illegally or ultra vires;

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the act complained of, although not ultra vires, could only be effected duly if authorized by more than a simple majority vote that has not been obtained; and

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those who control the company are perpetrating a “fraud on the minority.”

Indemnification of Directors and Executive Officers and Limitation of Liability.   Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our fourth amended and restated memorandum and articles of association provide that we shall indemnify our directors and officers, against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such directors or officer, other than by reason of such person’s dishonesty, willful default or fraud, in or about the conduct of our company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such director or officer in defending (whether successfully or otherwise) any civil proceedings concerning our company or its affairs in any court whether in the Cayman Islands or elsewhere. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation.
In addition, we have entered into indemnification agreements with our directors and executive officers that provide such persons with additional indemnification beyond that provided in our fourth amended and restated memorandum and articles of association.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
Directors’ Fiduciary Duties.   Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director acts in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, the director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.
As a matter of Cayman Islands law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company and therefore it is considered that he owes the following duties to the company—a duty to act in good faith in the best interests of the company, a duty not to make a personal profit based on his position as director (unless the company permits him to do so), a duty not to put himself in a position where the interests of the company conflict with his personal interest or his duty to a third party and a duty to exercise powers for the purpose for which such powers were intended. A director of a Cayman Islands company owes to the company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his duties a greater degree of skill than may reasonably be expected from a person of his knowledge and experience. However, English and Commonwealth courts have moved toward an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands.
Shareholder Action by Written Consent.   Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. Cayman Islands law and our fourth amended and restated articles of association provide that shareholders may approve corporate matters by way of a unanimous written resolution signed by or on behalf of each shareholder who would have been entitled to vote on such matter at a general meeting without a meeting being held.
Shareholder Proposals.   Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided that it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.
The Companies Act provide shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our fourth amended and restated articles of association allow our shareholders holding shares which carry in aggregate not less than one-third of all votes attaching to the outstanding shares of our company entitled to vote at general meetings to requisition an extraordinary general meeting of our shareholders, in which case our board is obliged to convene an extraordinary general meeting and to put the resolutions so requisitioned to a vote at such meeting. Other than this right to requisition a shareholders’ meeting, our fourth amended and restated articles of association do not provide our shareholders with any other right to put proposals before annual general meetings or extraordinary general meetings. As an exempted Cayman Islands company, we are not obliged by law to call shareholders’ annual general meetings.
Cumulative Voting.   Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. There are no prohibitions in relation to cumulative voting under the laws of the Cayman Islands but our fourth amended and restated articles of association do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.
Removal of Directors.   Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our fourth amended and restated articles of association, subject to certain restrictions as contained therein, directors may be removed with or without cause, by an ordinary resolution of our shareholders (other than a Founder Entity Appointed Director (as defined in the fourth amended and restated articles of association)). A director will hold office until the expiration of his or her term or his or her successor has been elected and qualified, or until his or her office is otherwise vacated. In addition, a director will cease to be a director if he (i) becomes bankrupt or makes any arrangement or composition with his creditors; (ii) dies or is found to be or becomes of unsound mind.; (iii) resigns his office by notice in writing; (iv) without special leave of absence from our board, is absent from meetings of our board for three consecutive meetings and our board resolves that his office be vacated; or (v) is removed from office pursuant to any other provision of our articles of association.

Transactions with Interested Shareholders.   The Delaware General Corporation Law contains a business combination statute applicable to Delaware corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting share within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.
Cayman Islands law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, it does provide that such transactions must be entered into bona fide in the best interests of the company and not with the effect of constituting a fraud on the minority shareholders.
Dissolution; Winding up.   Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board.
Under Cayman Islands law, a company may be wound up by either an order of the courts of the Cayman Islands or by a special resolution of its members or, if the company is unable to pay its debts as they fall due, by an ordinary resolution of its members. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so. Under the Companies Act and our fourth amended and restated articles of association, our company may be dissolved, liquidated or wound up by a special resolution of our shareholders.
Variation of Rights of Shares.   Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under our fourth amended and restated articles of association, whenever the capital of our company is divided into different classes, the rights attached to any such class may, subject to any rights or restrictions for the time being attached to any class, only be materially adversely varied with the consent in writing of the holders of fifty percent of the issued shares of that class or with the sanction of an ordinary resolution passed at a separate meeting of the holders of the shares of that class. The rights conferred upon the holders of the shares of any class issued will not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be materially adversely varied by the creation, allotment, or issue of further shares ranking pari passu with such existing class of shares.
Amendment of Governing Documents.   Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. As permitted by Cayman Islands law, our fourth amended and restated memorandum and articles of association may only be amended with a special resolution of our shareholders.
Rights of Non-resident or Foreign Shareholders.   There are no limitations imposed by our fourth amended and restated memorandum and articles of association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our fourth amended and restated memorandum and articles of association governing the ownership threshold above which shareholder ownership must be disclosed.

History of Securities Issuances
The following is a summary of our securities issuances in the past three years:
Ordinary Shares
On April 28, 2017, we issued (i) 1 ordinary share to Vistra (Cayman) Limited, which was immediately transferred to Amp Lee Ltd., (ii) 898,999 ordinary shares to Amp Lee Ltd., (iii) 54,000 ordinary shares to Da Gate Limited, and (iv) 47,000 ordinary shares to Sea Wave Overseas Limited.
On April 4, 2019, we effected a 100-for-1 share split whereby each of our then issued and outstanding ordinary shares was divided into 100 ordinary shares, par value of US$0.0001 each, and issued a total of 380,496,562 ordinary shares to C&J International Limited, Amp Lee Ltd., Da Gate Limited, Sea Wave Overseas Limited, Rainbow Six Limited, Angel Like Limited, Fresh Drive Limited, Light Room Limited, Wisdom Haoxin Limited, Hybrid Innovation Limited and Striver Holdings Limited at par value of US$0.0001 each.
On June 14, 2019, we repurchased and cancelled all ordinary shares, and issued 60,000,000 Class A ordinary shares to C&J International Limited, 15,000,000 Class A ordinary shares to Da Gate Limited and 240,000,000 Class B ordinary shares to Amp Lee Ltd at par value of US$0.0001 each.
On July 2, 2019, we repurchased and cancelled the 60,000,000 Class A ordinary shares issued to C&J International Limited.
Historically, Beijing CHJ issued certain equity interests. See Note 1 and 22 to our consolidated financial statements included in our annual report on Form 20-F for the year ended December 31, 2020, which is incorporated in this prospectus by reference.
In August 2020, we issued and sold a total of 218,500,000 Class A ordinary shares represented by ADSs at a public offering price of US$11.50 per ADS, including the underwriters’ full exercise of their option to purchase additional ADSs. On August 3, 2020, concurrently with the completion of our initial public offering, we issued and sold (i) 52,173,913 Class A ordinary shares to Inspired Elite Investments Limited for a consideration of US$300.0 million, (ii) 5,217,391 Class A ordinary shares to Bytedance (HK) Limited for a consideration of US$30.0 million, (iii) 5,217,391 Class A ordinary shares to Zijin Global Inc. for a consideration of US$30.0 million, and (iv) 3,478,260 Class A ordinary shares to Kevin Sunny Holding Limited for a consideration of US$20.0 million.
Preferred Shares
On June 14, 2019, we issued (i) an aggregate of 35,000,000 Series Pre-A preferred shares to Amp Lee Ltd., Sea Wave Overseas Limited, Rainbow Six Limited and Fresh Drive Limited, (ii) an aggregate of 8,295,455 Series A-1 preferred shares to Sea Wave Overseas Limited, Rainbow Six Limited and Angel Like Limited, (iii) an aggregate of 13,944,872 Series A-2 preferred shares to Angel Like Limited and Striver Holdings Ltd., (iv) an aggregate of 22,607,595 Series A-3 preferred shares to Amp Lee Ltd., Rainbow Six Limited, Light Room Limited and Wisdom Haoxin Limited, (v) an aggregate of 24,415,264 Series B-1 preferred shares to Amp Lee Ltd, Sea Wave Overseas Limited, Rainbow Six Limited and Wisdom Haoxin Limited, (vi) an aggregate of 20,969,173 Series B-2 preferred shares to Amp Lee Ltd., Rainbow Six Limited and Hybrid Innovation Limited, and (vii) an aggregate of 40,264,203 Series B-3 preferred shares to Amp Lee Ltd., Rainbow Six Limited, Angel Like Limited and Striver Holdings Ltd.
On July 2, 2019, we issued (i) an aggregate of 15,000,000 Series Pre-A preferred shares to RUNNING GOAL LIMITED, Future Capital Discovery Fund I, L.P. and Future Capital Discovery Fund II, L.P., (ii) an aggregate of 68,022,728 Series A-1 preferred shares to ZHEJIANG LEO (HONGKONG) LIMITED, Rainbow Six Limited and ROYDSWELL NOBLE LIMITED, (iii) an aggregate of 10,564,297 Series A-3 preferred shares to ZHEJIANG LEO (HONGKONG) LIMITED, (iv) an aggregate of 24,796,752 Series B-1 preferred shares to Tembusu Limited, GZ Limited, EAST JUMP MANAGEMENT LIMITED and Future Capital Discovery Fund II, L.P., (v) an aggregate of 9,405,576 Series B-2 preferred shares to GZ Limited, Future Capital Discovery Fund II, L.P. and Cango Inc., (vi) an aggregate of 26,000,877 Series B-3 preferred shares upon the conversion of convertible promissory notes to Future Capital Discovery

Fund I, L.P. and Future Capital Discovery Fund II, L.P., Cango Inc., BRV Aster Fund II, L.P., BRV Aster Opportunity Fund I, L.P. and Unicorn Partners II Investments Limited, and (vii) an aggregate of 217,394,164 Series C preferred shares for aggregate consideration of US$462,809,299.0 to Amp Lee Ltd., Zijin Global Inc., West Mountain Pond Limited, Lais Science and Technology Ltd., Raffles Fund SPC—GX Alternative SP, Bytedance (HK) Limited, Rainbow Six Limited, Angel Like Limited, Striver Holdings Ltd., Cango Inc., BRV Aster Fund II, L.P., Future Capital Discovery Fund I, L.P. and Unicorn Partners II Investments Limited.
On August 29, 2019, we issued (i) an aggregate of 53,090,909 Series A-1 preferred shares upon exercise of warrants held by Ningbo Meihuamingshi Investment Partnership (Limited Partnership), or Ningbo Meihuamingshi, Shanghai Huashenglingfei Equity Investment Partnership (Limited Partnership), or Shanghai Huashenglingfei, Jiaxing Zizhiyihao Equity Investment Partnership (Limited Partnership), or Jiaxing Zizhiyihao, and Xiamen Yuanjia Chuangye Investment Partnership (Limited Partnership), or Xiamen Yuanjia, (ii) an aggregate of 112,826,690 Series A-2 preferred shares upon exercise of warrants held by Tianjin Lanchixinhe Investment Centre (Limited Partnership), or Tianjin Lanchixinhe, Shanghai Jingheng Enterprise Management Consulting Partnership (Limited Partnership), or Shanghai Jingheng, Ningbo Meishan Bonded Port Area Ximao Equity Investment Partnership (Limited Partnership), or Ningbo Meishan Ximao, Shanghai Huashenglingfei, Ningbo Meishan Bonded Port Area Zhongka Investment Management Partnership (Limited Partnership), or Ningbo Meishan Zhongka, and Hangzhou Shangyijiacheng Investment Management Partnership (Limited Partnership), or Hangzhou Shangyijiacheng, (iii) an aggregate of 32,326,748 Series A-3 preferred shares upon exercise of warrants held by Tianjin Lanchixinhe, Shanghai Jingheng, Ningbo Meishan Bonded Port Area Hongzhan Equity Investment Partnership (Limited Partnership), or Ningbo Meishan Hongzhan, Jiaxing Zizhiyihao, Xiamen Yuanjia, Shenzhen Jiayuanqihang Chuangye Investment Enterprise (Limited Partnership), or Shenzhen Jiayuanqihang and Ningbo Meishan Zhongka, (iv) an aggregate of 65,997,510 Series B-1 preferred shares upon exercise of warrants held by Jiaxing Fanhe Investment Partnership (Limited Partnership), or Jiaxing Fanhe, Tianjin Lanchixinhe, Ningbo Meishan Bonded Port Area Shanxingshiji Equity Investment Partnership (Limited Partnership), or Ningbo Meishan Shanxingshiji, Hubei Meihuashengshi Equity Investment Partnership (Limited Partnership), or Humei Meihuashengshi, Xiamen Xinweidachuang Investment Partnership (Limited Partnership), or Xiamen Xinweidachuang, Hangzhou Yixing Investment Partnership (Limited Partnership), or Hangzhou Yixing, Beijing Qingmiaozhuang Management Consulting Partnership (Limited Partnership), or Beijing Qingmiaozhuang, Jiaxing Zizhiyihao, Xiamen Yuanjia, China TH Capital Limited, (v) an aggregate of 4,238,338 Series B-2 preferred shares upon exercise of warrants held by Ningbo Meishan Shanxingshiji and Ningbo Meishan Hongzhan, (vi) an aggregate of 32,493,920 Series B-3 preferred shares upon exercise of warrants held by Xiamen Xinweidachuang, Jiaxing Zizhiyihao, Qingdao Cheying Investment Partnership (Limited Partnership), or Qingdao Cheying, and Ningbo Tianshi Renhe Equity Investment Partnership, L.P., or Ningbo Tianshi Renhe, and (vii) an aggregate of 22,170,330 Series C preferred shares upon exercise of warrants held by Chemei (Shanghai) Enterprise Management Consulting Partnership (Limited Partnership), or Chemei Shanghai, Xingrui Capital Inc., and Xiamen Xinweidachuang.
On September 3, 2019, we issued (i) an aggregate of 21,191,686 Series B-2 preferred shares upon exercise of warrants held by Beijing Shouxin Jinyuan Management Consulting Centre (Limited Partnership), or Beijing Shouxin Jinyuan, (ii) an aggregate of 21,191,686 Series B-3 preferred shares upon exercise of warrants held by Jilin Shougang Chanye Zhenxing Fund Partnership (Limited Partnership), or Jilin Shougang Zhenxing, and Chengdu Shougang Silu Equity Investment Fund Limited, or Chengdu Shougang Silu, and (iii) an aggregate of 4,608,366 Series C preferred shares upon exercise of warrants held by Jilin Shougang Zhenxing.
On January 3, 2020, we issued (i) an aggregate of 1,958,556 Series C preferred shares upon exercise of the warrant held by Xiamen Haisi Qimeng Equity Investment Fund Partnership (Limited Partnership), or Xiamen Haisi, and (ii) an aggregate of 2,150,571 Series C preferred shares to Lighthouse KW Corp., or Lighthouse.
On January 23, 2020, we issued an aggregate of 18,916,548 Series C preferred shares to Amp Lee Ltd., Rainbow Six Limited, Angel Like Limited, Striver Holdings Ltd., Future Capital Discovery Fund II, L.P., Future Capital Discovery Fund I, L.P., Cango Inc., BRV Aster Fund II, L.P., BRV Aster Opportunity Fund I, L.P., Unicorn Partners II Investments Limited, Jiaxing Zizhiyihao, Xiamen Xinweidachuang,

Qingdao Cheying, Ningbo Tianshi Renhe, Jilin Shougang Zhenxing, Chengdu Shougang Silu, upon their exercise of their anti-dilution rights.
On January 23, 2020, we issued 3,051,908 Series B-1 preferred shares to Xiamen Xinweidachuang upon exercise of warrants held by Xiamen Xinweidachuang.
Historically, Beijing CHJ issued certain preferred equity interests. Starting from July 2019, we underwent a reorganization and issued Series Pre-A, A-1, A-2, A-3, B-1, B-2 and B-3 preferred shares to equity interest holders of Beijing CHJ in exchange for respective preferred equity interests that they held in Beijing CHJ immediately before the reorganization. See Note 1 and 22 to our consolidated financial statements included in our annual report on Form 20-F for the year ended December 31, 2020, which is incorporated in this prospectus by reference.
On July 1, 2020, we issued (i) 212,816,737 Series D preferred shares to Inspired Elite Investments Limited for a consideration of US$500,000,000, (ii) 7,576,722 Series D preferred shares to Kevin Sunny Holding Limited for a consideration of US$20,000,000, and (iii) 11,365,082 Series D preferred shares to Amp Lee Ltd. for a consideration of US$30,000,000.
Immediately prior to the completion of our initial public offering, all preferred shares that were issued and outstanding at the time were converted into our Class A ordinary shares on a one-for-one basis.
Convertible Promissory Notes
In January and March 2019, we issued convertible promissory notes with the aggregated principal amount of US$25.0 million with simple interest of 8% per annum to Future Capital Discovery Fund I, L.P., Future Capital Discovery Fund II, L.P., Unicorn Partners II Investments Limited, BRV Aster Opportunity Fund I, L.P., and BRV Aster Fund II, L.P. Pursuant to the convertible promissory notes agreements, the entire convertible promissory notes shall be converted into 11,873,086 shares of Series B-3 preferred shares upon the closing of our reorganization starting from July 2019. On July 2, 2019, in conjunction with the reorganization, all convertible promissory notes were converted into Series B-3 preferred shares.
Options and Warrants
On July 2, 2019, we issued warrants for an aggregate consideration of US$34,335.75 to Xiamen Yuanjia, Shanghai Huashenglingfei, Jiaxing Zizhiyihao, Ningbo Meihuamingshi, Hangzhou Shangyijiacheng, Tianjin Lanchixinhe, Shanghai Jingheng, Ningbo Meishan Zhongka, Ningbo Meishan Ximao, Ningbo Meishan Hongzhan, Shenzhen Jiayuanqihang, Jiaxing Fanhe, Xiamen Xinweidachuang, Ningbo Meishan Shanxingshiji, Hangzhou Yixing, Beijing Qingmiaozhuang, Hubei Meihuashengshi, Beijing Shouxin Jinyuan, Chengdu Shougang Silu, Jilin Shougang Zhenxing, Ningbo Meishan Bonded Port Area Taiyi Partnership, L.P., or Taiyi, Ningbo Tianshi Renhe and Qingdao Cheying to purchase an aggregate of 53,090,909 Series A-1 preferred shares, 112,826,690 Series A-2 preferred shares, 32,326,748 Series A-3 preferred shares, 65,997,510 Series B-1 preferred shares, 25,430,024 Series B-2 preferred shares and 53,685,606 Series B-3 preferred shares. As of the date of this prospectus, all of these warrants have been exercised in full.
On July 2, 2019, we issued warrants for an aggregate consideration of US$ 67,164,645 to Changsha Xiangjiang Longzhu Equity Fund Partnership, L.P., or Changsha Longzhu, Xiamen Xinweidachuang, Jilin Shougang Zhenxing, Jiaxing Yingyuan Equity Investment Partnership, L.P., or Jiaxing Yingyuan, Beijing Xingrui Future Technology Development Co. Limited, or Beijing Xingrui, and Xiamen Haisi to purchase an aggregate of 32,577,557 Series C preferred shares.
On January 3, 2020, we cancelled the warrant to purchase 3,840,305 Series C preferred shares surrendered to us by Jiaxing Yingyuan. On the same day, we cancelled the 3,051,908 Series B-1 preferred shares surrendered to us by Tembusu Limited and issued a warrant to purchase an aggregate of 3,051,908 Series B-1 preferred shares to Xiamen Xinweidachuang. All of the warrants we issued have been exercised in full or cancelled as of the date of this prospectus.
Issuance of warrants to purchase Series Pre-A, A-1, A-2, A-3, B-1, B-2 and B-3 preferred shares are just transitional arrangements as part of the reorganization in July 2019.

We have granted options to purchase our ordinary shares to certain of our directors, executive officers and employees. See “Item 6. Directors, Senior Management and Employees—B. Compensation of Directors and Executive Officers—Share Incentive Plans.” in our annual report on Form 20-F for the year ended December 31, 2020, which is incorporated in this prospectus by reference.
Shareholders Agreements
We entered into an amended and restated shareholders agreement on July 1, 2020 with our shareholders, which consist of holders of ordinary shares and preferred shares. The amended and restated shareholders agreement provides for certain shareholders’ rights, including preemptive rights, participation rights, rights of first refusal and co-sale rights, information and inspection rights, drag along rights, redemption rights, liquidation rights and anti-dilution co-investment preferences and contains provisions governing our board of directors and other corporate governance matters. The special rights, as well as the corporate governance provisions, automatically terminated upon the completion of our initial public offering.
Registration Rights
We have granted certain registration rights to our shareholders. Set forth below is a description of the registration rights granted under the shareholders agreement.
Demand Registration Rights.   At any time after the earlier of (i) June 30, 2023 or (ii) the expiry of one hundred eighty (180) days following August 3, 2020, holders of at least twenty-five percent (25%) of the voting power of the then outstanding registrable securities held by all such holders may request in writing that we effect a registration of at least twenty-five percent (25%) of the registrable securities.
We have a right to defer filing of a registration statement for the period during which such filing would be materially detrimental to us or our members on the condition that we furnish to the holders requesting registration a certificate signed by our chief executive officer stating that in the good faith judgment of our board of directors, it would be materially detrimental to us and our shareholders for such registration statement to be filed in the near future. However, we cannot exercise the deferral right more than once during any six (6)-month period and cannot register any other securities during such period. We are obligated to effect no more than two (2) demand registrations that have been declared effective. Further, if the registrable securities are offered by means of an underwritten offering and the managing underwriter advises us that marketing factors require a limitation of the number of securities to be underwritten, the underwriters may exclude up to seventy percent (70%) of the registrable securities requested to be registered but only after first excluding all other equity securities from the registration and underwritten offering and on the condition that the number of shares to be included in the registration on behalf of the non-excluded holders is allocated among all holders in proportion to the respective amounts of registrable securities requested by such holders to be included.
Registration on Form F-3 or Form S-3.   Holders of at least twenty-five percent (25%) of the voting power of the then outstanding registrable securities held by all holders may request us to effect a registration on Form F-3 or Form S-3 if we qualify for registration on such forms. We have a right to defer filing of a registration statement for the period during which such filing would be materially detrimental to us or our members on the condition that we furnish to the holders requesting registration a certificate signed by our chief executive officer stating that in the good faith judgment of our board of directors, it would be materially detrimental to us and our shareholders for such registration statement to be filed in the near future. However, we cannot exercise the deferral right more than once during any six-month period and cannot register any other securities during such period. We are obligated to effect no more than two (2) demand registrations that have been declared effective within any twelve (12)-month period. Further, if the registrable securities are offered by means of an underwritten offering, and the managing underwriter advises us that marketing factors require a limitation of the number of securities to be underwritten, the underwriters may exclude up to seventy percent (70%) of the registrable securities requested to be registered but only after first excluding all other equity securities from the registration and underwritten offering and on the condition that the number of shares to be included in the registration on behalf of the non-excluded holders is allocated among all holders in proportion to the respective amounts of registrable securities requested by such holders to be included.

Piggyback Registration Rights.   If we propose to register for our own account any of our equity securities, or for the account of any holder, other than a holder of registerable securities, of such holder’s equity securities, in connection with the public offering of such equity securities, we shall offer holders of our registrable securities an opportunity to be included in such registration. If the offering involves an underwriting of our equity securities and the managing underwriter advises us that marketing factors require a limitation of the number of securities to be underwritten, the underwriters may exclude (i) all of the registrable securities requested to be registered in our initial public offering and (ii) up to seventy percent (70%) of the registrable securities requested to be registered in any other public offering, but in each case only after first excluding all other equity securities (except for securities sold for our account) from the registration and underwritten offering and on the condition that the number of shares to be included in the registration on behalf of the non-excluded holders is allocated among all holders in proportion to the respective amounts of registrable securities requested by such holders to be included.
Expenses of Registration.   We will bear all registration expenses, other than the underwriting discounts and selling commissions applicable to the sale of registrable securities, incurred in connection with registrations, filings or qualification pursuant to the shareholders agreement.
Termination of Obligations.   We have no obligation to effect any demand or Form F-3 or Form S-3 registration upon the earlier of (i) the fifth (5th) anniversary of August 3, 2020, the date of closing of our initial public offering, and (ii) with respect to any holder, the date on which such holder may sell without registration, all of such holder’ registrable securities under Rule 144 of the Securities Act in any ninety (90)-day period.

DESCRIPTION OF AMERICAN DEPOSITARY SHARES
American Depositary Shares
Deutsche Bank Trust Company Americas, as depositary, will register and deliver the ADSs. Each ADS will represent ownership of two shares, deposited with Deutsche Bank AG, Hong Kong Branch, as custodian for the depositary. Each ADS will also represent ownership of any other securities, cash or other property which may be held by the depositary. The depositary’s corporate trust office at which the ADSs will be administered is located at 60 Wall Street, New York, New York 10005, United States. The principal executive office of the depositary is located at 60 Wall Street, New York, New York 10005, United States.
The Direct Registration System, or DRS, is a system administered by The Depository Trust Company, or DTC, pursuant to which the depositary may register the ownership of uncertificated ADSs, which ownership shall be evidenced by periodic statements issued by the depositary to the ADS holders entitled thereto.
We will not treat ADS holders as our shareholders and accordingly, you, as an ADS holder, will not have shareholder rights. Cayman Islands law governs shareholder rights. The depositary will be the holder of the ordinary shares underlying your ADSs. As a holder of ADSs, you will have ADS holder rights. A deposit agreement among us, the depositary and you, as an ADS holder, and the beneficial owners of ADSs sets out ADS holder rights as well as the rights and obligations of the depositary. The laws of the State of New York govern the deposit agreement and the ADSs. See “— Jurisdiction and Arbitration.”
The following is a summary of the material provisions of the deposit agreement. For more complete information, you should read the entire deposit agreement and the form of American Depositary Receipt. For directions on how to obtain copies of those documents, see “Where You Can Find More Information about Us.”
Holding the ADSs
How will you hold your ADSs?
You may hold ADSs either (i) directly (a) by having an American Depositary Receipt, or ADR, which is a certificate evidencing a specific number of ADSs, registered in your name, or (b) by holding ADSs in DRS, or (ii) indirectly through your broker or other financial institution. If you hold ADSs directly, you are an ADS holder. This description assumes you hold your ADSs directly. ADSs will be issued through DRS, unless you specifically request certificated ADRs. If you hold the ADSs indirectly, you must rely on the procedures of your broker or other financial institution to assert the rights of ADS holders described in this section. You should consult with your broker or financial institution to find out what those procedures are.
Dividends and Other Distributions
How will you receive dividends and other distributions on the shares?
The depositary has agreed to pay to you the cash dividends or other distributions it or the custodian receives on ordinary shares or other deposited securities, after deducting its fees and expenses. You will receive these distributions in proportion to the number of ordinary shares your ADSs represent as of the record date (which will be as close as practicable to the record date for our ordinary shares) set by the depositary with respect to the ADSs.
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Cash.   The depositary will convert or cause to be converted any cash dividend or other cash distribution we pay on the ordinary shares or any net proceeds from the sale of any ordinary shares, rights, securities, or other entitlements under the terms of the deposit agreement into U.S. dollars if it can do so on a practicable basis, and can transfer the U.S. dollars to the United States and will distribute promptly the amount thus received. If the depositary shall determine in its judgment that such conversions or transfers are not practical or lawful or if any government approval or license is needed and cannot be obtained at a reasonable cost within a reasonable period or otherwise sought, the deposit agreement allows the depositary to distribute the foreign currency only to those ADS holders to whom it is possible to do so. It will hold or cause the custodian to hold the foreign currency it cannot convert for the account of the ADS holders who have not been paid and such funds will be held for the respective accounts of the ADS holders. It will not invest the foreign currency and it will not be liable for any interest for the respective accounts of the ADS holders.
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Before making a distribution, any taxes or other governmental charges, together with fees and expenses of the depositary, that must be paid, will be deducted. It will distribute only whole U.S. dollars and cents and will round down fractional cents to the nearest whole cent. If the exchange rates fluctuate during a time when the depositary cannot convert the foreign currency, you may lose some or all of the value of the distribution.

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Shares.   For any ordinary shares we distribute as a dividend or free distribution, either (i) the depositary will distribute additional ADSs representing such ordinary shares or (ii) existing ADSs as of the applicable record date will represent rights and interests in the additional ordinary shares distributed, to the extent reasonably practicable and permissible under law, in either case, net of applicable fees, charges, and expenses incurred by the depositary and taxes and/or other governmental charges. The depositary will only distribute whole ADSs. It will try to sell ordinary shares which would require it to deliver a fractional ADS and distribute the net proceeds in the same way as it does with cash. The depositary may sell a portion of the distributed ordinary shares sufficient to pay its fees and expenses, and any taxes and governmental charges, in connection with that distribution.

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Elective Distributions in Cash or Shares.   If we offer holders of our ordinary shares the option to receive dividends in either cash or shares, the depositary, after consultation with us and having received timely notice as described in the deposit agreement of such elective distribution by us, has discretion to determine to what extent such elective distribution will be made available to you as a holder of the ADSs. We must timely first instruct the depositary to make such elective distribution available to you and furnish it with satisfactory evidence that it is legal to do so. The depositary could decide it is not legal or reasonably practicable to make such elective distribution available to you. In such case, the depositary shall, on the basis of the same determination as is made in respect of the ordinary shares for which no election is made, distribute either cash in the same way as it does in a cash distribution, or additional ADSs representing ordinary shares in the same way as it does in a share distribution. The depositary is not obligated to make available to you a method to receive the elective dividend in shares rather than in ADSs. There can be no assurance that you will be given the opportunity to receive elective distributions on the same terms and conditions as the holders of ordinary shares.

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Rights to Purchase Additional Shares. If we offer holders of our ordinary shares any rights to subscribe for additional shares, the depositary shall, having received timely notice as described in the deposit agreement of such distribution by us, consult with us, and we must determine whether it is lawful and reasonably practicable to make these rights available to you. We must first instruct the depositary to make such rights available to you and furnish the depositary with satisfactory evidence that it is legal to do so. If the depositary decides it is not legal or reasonably practicable to make the rights available but that it is lawful and reasonably practicable to sell the rights, the depositary will endeavor to sell the rights and in a riskless principal capacity or otherwise, at such place and upon such terms (including public or private sale) as it may deem proper distribute the net proceeds in the same way as it does with cash. The depositary will allow rights that are not distributed or sold to lapse. In that case, you will receive no value for them.

If the depositary makes rights available to you, it will establish procedures to distribute such rights and enable you to exercise the rights upon your payment of applicable fees, charges, and expenses incurred by the depositary and taxes and/or other governmental charges. The Depositary shall not be obliged to make available to you a method to exercise such rights to subscribe for ordinary shares (rather than ADSs).
U.S. securities laws may restrict transfers and cancellation of the ADSs represented by shares purchased upon exercise of rights. For example, you may not be able to trade these ADSs freely in the United States. In this case, the depositary may deliver restricted depositary shares that have the same terms as the ADSs described in this section except for changes needed to put the necessary restrictions in place.

There can be no assurance that you will be given the opportunity to exercise rights on the same terms and conditions as the holders of ordinary shares or be able to exercise such rights.
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Other Distributions.   Subject to receipt of timely notice, as described in the deposit agreement, from us with the request to make any such distribution available to you, and provided the depositary has determined such distribution is lawful and reasonably practicable and feasible and in accordance with the terms of the deposit agreement, the depositary will distribute to you anything else we distribute on deposited securities by any means it may deem practicable, upon your payment of applicable fees, charges, and expenses incurred by the depositary and taxes and/or other governmental charges. If any of the conditions above are not met, the depositary will endeavor to sell, or cause to be sold, what we distributed and distribute the net proceeds in the same way as it does with cash; or, if it is unable to sell such property, the depositary may dispose of such property in any way it deems reasonably practicable under the circumstances for nominal or no consideration, such that you may have no rights to or arising from such property.

The depositary is not responsible if it decides that it is unlawful or impractical to make a distribution available to any ADS holders. We have no obligation to register ADSs, shares, rights or other securities under the Securities Act. We also have no obligation to take any other action to permit the distribution of ADSs, shares, rights or anything else to ADS holders. This means that you may not receive the distributions we make on our shares or any value for them if we and/or the depositary determines that it is illegal or not practicable for us or the depositary to make them available to you.
Deposit, Withdrawal and Cancellation
How are ADSs issued?
The depositary will deliver ADSs if you or your broker deposit ordinary shares or evidence of rights to receive ordinary shares with the custodian. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will register the appropriate number of ADSs in the names you request and will deliver the ADSs to or upon the order of the person or persons entitled thereto.
Except for ordinary shares deposited by us in connection with our initial public offering, no shares will be accepted for deposit during a period of 180 days after July 29, 2020. The 180-day lock up period is subject to adjustment under certain circumstances as described in the section entitled “Shares Eligible for Future Sales—Lock-up Agreements.”
How do ADS holders cancel an American Depositary Share?
You may turn in your ADSs at the depositary’s corporate trust office or by providing appropriate instructions to your broker. Upon payment of its fees and expenses and of any taxes or charges, such as stamp taxes or stock transfer taxes or fees, the depositary will deliver the ordinary shares and any other deposited securities underlying the ADSs to you or a person you designate at the office of the custodian. Or, at your request, risk, and expense, the depositary will deliver the deposited securities at its corporate trust office, to the extent permitted by law.
How do ADS holders interchange between Certificated ADSs and Uncertificated ADSs?
You may surrender your ADR to the depositary for the purpose of exchanging your ADR for uncertificated ADSs. The depositary will cancel that ADR and will send you a statement confirming that you are the owner of uncertificated ADSs. Alternatively, upon receipt by the depositary of a proper instruction from a holder of uncertificated ADSs requesting the exchange of uncertificated ADSs for certificated ADSs, the depositary will execute and deliver to you an ADR evidencing those ADSs.
Voting Rights
How do you vote?
You may instruct the depositary to vote the ordinary shares or other deposited securities underlying your ADSs at any meeting at which you are entitled to vote pursuant to any applicable law, the provisions of our memorandum and articles of association, and the provisions of or governing the deposited securities. Otherwise, you could exercise your right to vote directly if you withdraw the ordinary shares. However, you may not know about the meeting sufficiently enough in advance to withdraw the ordinary shares.
If we ask for your instructions and upon timely notice from us by regular, ordinary mail delivery, or by electronic transmission, as described in the deposit agreement, the depositary will notify you of the upcoming meeting at which you are entitled to vote pursuant to any applicable law, the provisions of our memorandum and articles of association, and the provisions of or governing the deposited securities, and arrange to deliver our voting materials to you. The materials will include or reproduce (i) such notice of meeting or solicitation of consents or proxies; (ii) a statement that the ADS holders at the close of business on the ADS record date will be entitled, subject to any applicable law, the provisions of our memorandum and articles of association, and the provisions of or governing the deposited securities, to instruct the depositary as to the exercise of the voting rights, if any, pertaining to the ordinary shares or other deposited securities represented by such holder’s ADSs; and (iii) a brief statement as to the manner in which such instructions may be given to the depositary or deemed given in accordance with the second to last sentence of this paragraph if no instruction is received to the depositary to give a discretionary proxy to a person designated by us. Voting instructions may be given only in respect of a number of ADSs representing an integral number of ordinary shares or other deposited securities. For instructions to be valid, the depositary must receive them in writing on or before the date specified. The depositary will try, as far as practical, subject to applicable law and the provisions of our memorandum and articles of association, to vote or to have its agents vote the ordinary shares or other deposited securities (in person or by proxy) as you instruct. The depositary will only vote or attempt to vote as you instruct. If we timely requested the depositary to solicit your instructions but no instructions are received by the depositary from an owner with respect to any of the deposited securities represented by the ADSs of that owner on or before the date established by the depositary for such purpose, the depositary shall deem that owner to have instructed the depositary to give a discretionary proxy to a person designated by us with respect to such deposited securities, and the depositary shall give a discretionary proxy to a person designated by us to vote such deposited securities. However, no such instruction shall be deemed given and no such discretionary proxy shall be given with respect to any matter if we inform the depositary we do not wish such proxy given, substantial opposition exists or the matter materially and adversely affects the rights of holders of the ordinary shares.
We cannot assure you that you will receive the voting materials in time to ensure that you can instruct the depositary to vote the ordinary shares underlying your ADSs. In addition, there can be no assurance that ADS holders and beneficial owners generally, or any holder or beneficial owner in particular, will be given the opportunity to vote or cause the custodian to vote on the same terms and conditions as the holders of our ordinary shares.
The depositary and its agents are not responsible for failing to carry out voting instructions or for the manner of carrying out voting instructions. This means that you may not be able to exercise your right to vote and you may have no recourse if the ordinary shares underlying your ADSs are not voted as you requested.
In order to give you a reasonable opportunity to instruct the depositary as to the exercise of voting rights relating to deposited securities, if we request the depositary to act, we will give the depositary notice of any such meeting and details concerning the matters to be voted at least 30 business days in advance of the meeting date.
Compliance with Regulations
Information Requests
Each ADS holder and beneficial owner shall (i) provide such information as we or the depositary may request pursuant to law, including, without limitation, relevant Cayman Islands law, any applicable law of the United States of America, our memorandum and articles of association, any resolutions of our Board of Directors adopted pursuant to such memorandum and articles of association, the requirements of any markets or exchanges upon which the ordinary shares, ADSs or ADRs are listed or traded, or to any requirements of any electronic book-entry system by which the ADSs or ADRs may be transferred, regarding the capacity in which they own or owned ADRs, the identity of any other persons then or previously interested in such ADRs and the nature of such interest, and any other applicable matters, and (ii) be bound by and subject to applicable provisions of the laws of the Cayman Islands, our memorandum and articles of association, and the requirements of any markets or exchanges upon which the ADSs, ADRs or ordinary shares are listed or traded, or pursuant to any requirements of any electronic book-entry system by which the ADSs, ADRs, or ordinary shares may be transferred, to the same extent as if such ADS holder or beneficial owner held ordinary shares directly, in each case irrespective of whether or not they are ADS holders or beneficial owners at the time such request is made.
Disclosure of Interests
Each ADS holder and beneficial owner shall comply with our requests pursuant to Cayman Islands law, the rules and requirements of the Nasdaq Global Select Market and any other stock exchange on which the ordinary shares are, or will be, registered, traded or listed or our memorandum and articles of association, which requests are made to provide information, inter alia, as to the capacity in which such ADS holder or beneficial owner owns ADS and regarding the identity of any other person interested in such ADS and the nature of such interest and various other matters, whether or not they are ADS holders or beneficial owners at the time of such requests.
Fees and Expenses
As an ADS holder, you will be required to pay the following service fees to the depositary bank and certain taxes and governmental charges (in addition to any applicable fees, expenses, taxes, and other governmental charges payable on the deposited securities represented by any of your ADSs):
Service	Fees

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To any person to which ADSs are issued or to any person to which a distribution is made in respect of ADS distributions pursuant to stock dividends or other free distributions of stock, bonus distributions, stock splits or other distributions (except where converted to cash)

Up to US$0.05 per ADS issued
• Cancellation of ADSs, including the case of termination of the deposit agreement	Up to US$0.05 per ADS cancelled
• Distribution of cash dividends	Up to US$0.05 per ADS held
• Distribution of cash entitlements (other than cash dividends) and/or cash proceeds from the sale of rights, securities and other entitlements	Up to US$0.05 per ADS held
• Distribution of ADSs pursuant to exercise of rights.	Up to US$0.05 per ADS held
• Distribution of securities other than ADSs or rights to purchase additional ADSs	Up to US$0.05 per ADS held
• Depositary services	Up to US$0.05 per ADS held on the applicable record date(s) established by the depositary bank
As an ADS holder, you will also be responsible for paying certain fees and expenses incurred by the depositary bank and certain taxes and governmental charges (in addition to any applicable fees, expenses, taxes, and other governmental charges payable on the deposited securities represented by any of your ADSs) such as:
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Fees for the transfer and registration of ordinary shares charged by the registrar and transfer agent for the ordinary shares in the Cayman Islands (i.e., upon deposit and withdrawal of ordinary shares).

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Expenses incurred for converting foreign currency into U.S. dollars.

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Expenses for cable, telex and fax transmissions and for delivery of securities.

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Taxes and duties upon the transfer of securities, including any applicable stamp duties, any stock transfer charges or withholding taxes (i.e., when ordinary shares are deposited or withdrawn from deposit).

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Fees and expenses incurred in connection with the delivery or servicing of ordinary shares on deposit.

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Fees and expenses incurred in connection with complying with exchange control regulations and other regulatory requirements applicable to ordinary shares, deposited securities, ADSs and ADRs.

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Any applicable fees and penalties thereon.

The depositary fees payable upon the issuance and cancellation of ADSs are typically paid to the depositary bank by the brokers (on behalf of their clients) receiving the newly issued ADSs from the depositary bank and by the brokers (on behalf of their clients) delivering the ADSs to the depositary bank for cancellation. The brokers in turn charge these fees to their clients. Depositary fees payable in connection with distributions of cash or securities to ADS holders and the depositary services fee are charged by the depositary bank to the holders of record of ADSs as of the applicable ADS record date.
The depositary fees payable for cash distributions are generally deducted from the cash being distributed or by selling a portion of distributable property to pay the fees. In the case of distributions other than cash (i.e., share dividends, rights), the depositary bank charges the applicable fee to the ADS record date holders concurrent with the distribution. In the case of ADSs registered in the name of the investor (whether certificated or uncertificated in direct registration), the depositary bank sends invoices to the applicable record date ADS holders. In the case of ADSs held in brokerage and custodian accounts (via DTC), the depositary bank generally collects its fees through the systems provided by DTC (whose nominee is the registered holder of the ADSs held in DTC) from the brokers and custodians holding ADSs in their DTC accounts. The brokers and custodians who hold their clients’ ADSs in DTC accounts in turn charge their clients’ accounts the amount of the fees paid to the depositary banks.
In the event of refusal to pay the depositary fees, the depositary bank may, under the terms of the deposit agreement, refuse the requested service until payment is received or may set off the amount of the depositary fees from any distribution to be made to the ADS holder.
The depositary may make payments to us or reimburse us for certain costs and expenses, by making available a portion of the ADS fees collected in respect of the ADR program or otherwise, upon such terms and conditions as we and the depositary bank agree from time to time.
Payment of Taxes
You will be responsible for any taxes or other governmental charges payable, or which become payable, on your ADSs or on the deposited securities represented by any of your ADSs. The depositary may refuse to register or transfer your ADSs or allow you to withdraw the deposited securities represented by your ADSs until such taxes or other charges are paid. It may apply payments owed to you or sell deposited securities represented by your ADSs to pay any taxes owed and you will remain liable for any deficiency. If the depositary sells deposited securities, it will, if appropriate, reduce the number of ADSs to reflect the sale and pay to you any net proceeds, or send to you any property, remaining after it has paid the taxes. You agree to indemnify us, the depositary, the custodian and each of our and their respective agents, directors, employees, and affiliates for, and hold each of them harmless from, any claims with respect to taxes (including applicable interest and penalties thereon) arising from any refund of taxes, reduced rate of withholding at source, or other tax benefit obtained for you. Your obligations under this paragraph shall survive any transfer of ADRs, any surrender of ADRs and withdrawal of deposited securities or the termination of the deposit agreement.

Reclassifications, Recapitalizations and Mergers
If we:	Then:
Change the nominal or par value of our ordinary shares	The cash, shares or other securities received by the depositary will become deposited securities.
Reclassify, split up or consolidate any of the deposited securities	Each ADS will automatically represent its equal share of the new deposited securities.
Distribute securities on the ordinary shares that are not distributed to you, or Recapitalize, reorganize, merge, liquidate, sell all or substantially all of our assets, or take any similar action	The depositary may distribute some or all of the cash, shares or other securities it received. It may also deliver new ADSs or ask you to surrender your outstanding ADRs in exchange for new ADRs identifying the new deposited securities.
Amendment and Termination
How may the deposit agreement be amended?
We may agree with the depositary to amend the deposit agreement and the form of ADR without your consent for any reason. If an amendment adds or increases fees or charges, except for taxes and other governmental charges or expenses of the depositary for registration fees, facsimile costs, delivery charges, or similar items, including expenses incurred in connection with foreign exchange control regulations and other charges specifically payable by ADS holders under the deposit agreement, or materially prejudices a substantial existing right of ADS holders, it will not become effective for outstanding ADSs until 30 days after the depositary notifies ADS holders of the amendment. At the time an amendment becomes effective, you are considered, by continuing to hold your ADSs, to agree to the amendment and to be bound by the ADRs and the deposit agreement as amended. If any new laws are adopted which would require the deposit agreement to be amended in order to comply therewith, we and the depositary may amend the deposit agreement in accordance with such laws and such amendment may become effective before notice thereof is given to ADS holders.
How may the deposit agreement be terminated?
The depositary will terminate the deposit agreement if we ask it to do so, in which case the depositary will give notice to you at least 90 days prior to termination. The depositary may also terminate the deposit agreement if the depositary has told us that it would like to resign, or if we have removed the depositary, and in either case we have not appointed a new depositary within 90 days. In either such case, the depositary must notify you at least 30 days before termination.
After termination, the depositary and its agents will do the following under the deposit agreement but nothing else: collect distributions on the deposited securities, sell rights and other property and deliver ordinary shares and other deposited securities upon cancellation of ADSs after payment of any fees, charges, taxes, or other governmental charges. Six months or more after the date of termination, the depositary may sell any remaining deposited securities by public or private sale. After that, the depositary will hold the money it received on the sale, as well as any other cash it is holding under the deposit agreement, for the pro rata benefit of the ADS holders that have not surrendered their ADSs. It will not invest the money and has no liability for interest. After such sale, the depositary’s only obligations will be to account for the money and other cash. After termination, we shall be discharged from all obligations under the deposit agreement except for our obligations to the depositary thereunder.
Books of Depositary
The depositary will maintain ADS holder records at its depositary office. You may inspect such records at such office during regular business hours but solely for the purpose of communicating with other holders in the interest of business matters relating to the Company, the ADRs and the deposit agreement.
The depositary will maintain facilities in the Borough of Manhattan, The City of New York to record and process the issuance, cancellation, combination, split-up, and transfer of ADRs.

These facilities may be closed at any time or from time to time when such action is deemed necessary or advisable by the depositary in connection with the performance of its duties under the deposit agreement or at our reasonable written request.
Limitations on Obligations and Liability
Limits on our Obligations and the Obligations of the Depositary and the Custodian; Limits on Liability to Holders of ADSs
The deposit agreement expressly limits our obligations and the obligations of the depositary and the custodian. It also limits our liability and the liability of the depositary. The depositary and the custodian:
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are only obligated to take the actions specifically set forth in the deposit agreement without gross negligence or willful misconduct;

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are not liable if any of us or our respective controlling persons or agents are prevented or forbidden from, or subjected to any civil or criminal penalty or restraint on account of, or delayed in, doing or performing any act or thing required by the terms of the deposit agreement and any ADR, by reason of any provision of any present or future law or regulation of the United States or any state thereof, the Cayman Islands or any other country, or of any other governmental authority or regulatory authority or stock exchange, or on account of the possible criminal or civil penalties or restraint, or by reason of any provision, present or future, of our memorandum and articles of association or any provision of or governing any deposited securities, or by reason of any act of God or war or other circumstances beyond its control (including, without limitation, nationalization, expropriation, currency restrictions, work stoppage, strikes, civil unrest, revolutions, rebellions, explosions, and computer failure);

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are not liable by reason of any exercise of, or failure to exercise, any discretion provided for in the deposit agreement or in our memorandum and articles of association or provisions of or governing deposited securities;

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are not liable for any action or inaction of the depositary, the custodian or us or their or our respective controlling persons or agents in reliance upon the advice of or information from legal counsel, any person presenting ordinary shares for deposit or any other person believed by it in good faith to be competent to give such advice or information;

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are not liable for the inability of any holder of ADSs to benefit from any distribution on deposited securities that is not made available to holders of ADSs under the terms of the deposit agreement;

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are not liable for any special, consequential, indirect, or punitive damages for any breach of the terms of the deposit agreement, or otherwise;

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may rely upon any documents we believe in good faith to be genuine and to have been signed or presented by the proper party; 193

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disclaim any liability for any action or inaction or inaction of any of us or our respective controlling persons or agents in reliance upon the advice of or information from legal counsel, accountants, any person presenting ordinary shares for deposit, holders, and beneficial owners (or authorized representatives) of ADSs, or any person believed in good faith to be competent to give such advice or information; and

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disclaim any liability for inability of any holder to benefit from any distribution, offering, right or other benefit made available to holders of deposited securities but not made available to holders of ADS.

The depositary and any of its agents also disclaim any liability (i) for any failure to carry out any instructions to vote, the manner in which any vote is cast or the effect of any vote or failure to determine that any distribution or action may be lawful or reasonably practicable or for allowing any rights to lapse in accordance with the provisions of the deposit agreement, (ii) the failure or timeliness of any notice from us, the content of any information submitted to it by us for distribution to you or for any inaccuracy of any translation thereof, (iii) any investment risk associated with the acquisition of an interest in the deposited securities, the validity or worth of the deposited securities, the credit-worthiness of any third party, (iv) for any tax consequences that may result from ownership of ADSs, ordinary shares or deposited securities, or (v) for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the depositary or in connection with any matter arising wholly after the removal or resignation of the depositary, provided that in connection with the issue out of which such potential liability arises the depositary performed its obligations without gross negligence or willful misconduct while it acted as depositary.
In the deposit agreement, we and the depositary agree to indemnify each other under certain circumstances.
Jurisdiction and Arbitration
The laws of the State of New York govern the deposit agreement and the ADSs and we have agreed with the depositary that the federal or state courts in the City of New York shall have exclusive jurisdiction to hear and determine any dispute arising from or in connection with the deposit agreement including claims arising under the Exchange Act or the Securities Act and that the depositary will have the right to refer any claim or dispute arising from the relationships created by the deposit agreement (including those with purchasers of ADSs in a secondary market transaction) to arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association. The arbitration provisions of the deposit agreement govern such dispute or difference and do not, in any event, preclude you from pursuing claims under the Securities Act or the Exchange Act in federal or state courts.
Jury Trial Waiver
The deposit agreement provides that each party to the deposit agreement (including each holder, beneficial owner and holder of interests in the ADSs (whether acquired as a result of participation in this offering or as result of a secondary market transaction)) irrevocably waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in any lawsuit or proceeding against us or the depositary arising out of or relating to our shares, the ADSs or the deposit agreement, including any claim under the U.S. federal securities laws. If we or the depositary opposed a jury trial demand based on the waiver, the court would determine whether the waiver was enforceable based on the facts and circumstances of that case in accordance with the applicable law. No condition, stipulation or provision of the deposit agreement or ADSs shall relieve us or the depositary from our respective obligations to comply with the Securities Act and Exchange Act, and investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder.
Requirements for Depositary Actions
Before the depositary will issue, deliver or register a transfer of an ADS, split-up, subdivide or combine ADSs, make a distribution on an ADS, or permit withdrawal of ordinary shares, the depositary may require:
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payment of stock transfer or other taxes or other governmental charges and transfer or registration fees charged by third parties for the transfer of any ordinary shares or other deposited securities and payment of the applicable fees, expenses, and charges of the depositary;

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satisfactory proof of the identity and genuineness of any signature or any other matters contemplated in the deposit agreement; and

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compliance with (A) any laws or governmental regulations relating to the execution and delivery of ADRs or ADSs or to the withdrawal or delivery of deposited securities and (B) such reasonable regulations and procedures as the depositary may establish, from time to time, consistent with the deposit agreement and applicable laws, including presentation of transfer documents.

The depositary may refuse to issue and deliver ADSs or register transfers of ADSs generally when the register of the depositary or our transfer books are closed or at any time if the depositary or we determine that it is necessary or advisable to do so.

Your Right to Receive the Shares Underlying Your ADSs
You have the right to cancel your ADSs and withdraw the underlying ordinary shares at any time except:
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when temporary delays arise because: (i) the depositary has closed its transfer books or we have closed our transfer books; (ii) the transfer of ordinary shares is blocked to permit voting at a shareholders’ meeting; or (iii) we are paying a dividend on our ordinary shares;

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when you owe money to pay fees, taxes, and similar charges;

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when it is necessary to prohibit withdrawals in order to comply with any laws or governmental regulations that apply to ADSs or to the withdrawal of ordinary shares or other deposited securities, or other circumstances specifically contemplated by Section I.A.(1) of the General Instructions to Form F-6 (as such General Instructions may be amended from time to time); or

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for any other reason if the depositary or we determine, in good faith, that it is necessary or advisable to prohibit withdrawals.

The depositary shall not knowingly accept for deposit under the deposit agreement any ordinary shares or other deposited securities required to be registered under the provisions of the Securities Act, unless a registration statement is in effect as to such ordinary shares.
This right of withdrawal may not be limited by any other provision of the deposit agreement.
Direct Registration System
In the deposit agreement, all parties to the deposit agreement acknowledge that the DRS and Profile Modification System, or Profile, will apply to uncertificated ADSs upon acceptance thereof to DRS by DTC. DRS is the system administered by DTC pursuant to which the depositary may register the ownership of uncertificated ADSs, which ownership shall be evidenced by periodic statements issued by the depositary to the ADS holders entitled thereto. Profile is a required feature of DRS which allows a DTC participant, claiming to act on behalf of an ADS holder, to direct the depositary to register a transfer of those ADSs to DTC or its nominee and to deliver those ADSs to the DTC account of that DTC participant without receipt by the depositary of prior authorization from the ADS holder to register such transfer.

ENFORCEABILITY OF CIVIL LIABILITIES
Cayman Islands
We are incorporated under the laws of the Cayman Islands as an exempted company with limited liability. We are incorporated in the Cayman Islands because of certain benefits associated with being a Cayman Islands exempted company, such as:
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political and economic stability,

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an effective judicial system,

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a favorable tax system,

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the absence of foreign exchange control or currency restrictions, and

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the availability of professional and support services.

However, certain disadvantages accompany incorporation in the Cayman Islands. These disadvantages include but are not limited to:
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the Cayman Islands has a less developed body of securities laws as compared to the United States and these securities laws provide significantly less protection to investors as compared to the United States; and

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Cayman Islands companies may not have standing to sue before the federal courts of the United States.

Our constituent documents do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, between us, our officers, directors, and shareholders, be arbitrated.
Substantially all of our operations are conducted in China, and substantially all of our assets are located in China. All of our directors and officers are nationals or residents of jurisdictions other than the United States and most of their assets are located outside the United States. As a result, it may be difficult for a shareholder to effect service of process within the United States upon these individuals, or to bring an action against us or these individuals in the United States, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.
We have appointed Cogency Global Inc., located at 122 East 42nd Street, 18th Floor, New York, NY 10168, as our agent upon whom process may be served in any action brought against us under the securities laws of the United States.
Maples and Calder (Hong Kong) LLP, our counsel as to Cayman Islands law, has advised us that there is uncertainty as to whether the courts of the Cayman Islands would (i) recognize or enforce judgments of U.S. courts obtained against us or our directors or officers that are predicated upon the civil liability provisions of the federal securities laws of the United States or the securities laws of any state in the United States, or (ii) entertain original actions brought in the Cayman Islands against us or our directors or officers that are predicated upon the federal securities laws of the United States or the securities laws of any state in the United States.
Maples and Calder (Hong Kong) LLP has informed us that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the federal or state courts of the United States (and the Cayman Islands are not a party to any treaties for the reciprocal enforcement or recognition of such judgments), the courts of the Cayman Islands will, at common law, recognize and enforce a foreign monetary judgment of a foreign court of competent jurisdiction without any re-examination of the merits of the underlying dispute based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the liquidated sum for which such judgment has been given, provided that such judgment (i) is final and conclusive, (ii) is not in the nature of taxes, a fine, or a penalty; and (iii) was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands. However, the Cayman Islands courts are unlikely to enforce a judgment obtained from the U.S. courts under civil liability provisions of the U.S. federal securities law if such judgment is determined by the courts of the Cayman Islands to give rise to obligations to make payments that are penal or punitive in nature. A Cayman Islands court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.
PRC
Han Kun Law Offices, our counsel as to PRC law, has advised us that there is uncertainty as to whether PRC courts would (i) recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States, or (ii) entertain original actions brought in each respective jurisdiction against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.
Han Kun Law Offices has further advised us that the recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedures Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedures Law based either on treaties between China and the country where the judgment is made or on principles of reciprocity between jurisdictions. There exists no treaty and few other forms of reciprocity between China and the United States or the Cayman Islands governing the recognition and enforcement of foreign judgments as of the date of this prospectus. In addition, according to the PRC Civil Procedures Law, PRC courts will not enforce a foreign judgment against us or our directors and officers if they decide that the judgment violates the basic principles of PRC law or national sovereignty, security, or public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the United States or in the Cayman Islands. Under the PRC Civil Procedures Law, foreign shareholders may originate actions based on PRC law before a PRC court against a company for disputes relating to contracts or other property interests, and the PRC court may accept a cause of action based on the laws or the parties’ express mutual agreement in contracts choosing PRC courts for dispute resolution if such foreign shareholders can establish sufficient nexus to China for a PRC court to have jurisdiction and meet other procedural requirements, including, among others, that the plaintiff must have a direct interest in the case and that there must be a concrete claim, a factual basis, and a cause for the case. The PRC court will determine whether to accept the complaint in accordance with the PRC Civil Procedures Law. The shareholder may participate in the action by itself or entrust any other person or PRC legal counsel to participate on behalf of such shareholder. Foreign citizens and companies will have the same rights as PRC citizens and companies in an action unless the home jurisdiction of such foreign citizens or companies restricts the rights of PRC citizens and companies.
However, it will be difficult for U.S. shareholders to originate actions against us in China in accordance with PRC laws because we are incorporated under the laws of the Cayman Islands and it will be difficult for U.S. shareholders, by virtue only of holding our ADSs or Class A ordinary shares, to establish a connection to China for a PRC court to have jurisdiction as required under the PRC Civil Procedures Law.

TAXATION
Certain income tax considerations relating to the purchase, ownership and disposition of any of the securities offered by this prospectus will be set forth in the applicable prospectus supplement relating to the offering of those securities.

SELLING SHAREHOLDERS
Selling shareholders to be named in a prospectus supplement may, from time to time, offer and sell Class A ordinary shares of our company held by them pursuant to this prospectus and the applicable prospectus supplement. Such selling shareholders may sell Class A ordinary shares to or through underwriters, dealers or agents or directly to purchasers or as otherwise set forth in the applicable prospectus supplement. See “Plan of Distribution.” Such selling shareholders may also sell, transfer or otherwise dispose of Class A ordinary shares in transactions exempt from the registration requirements of the Securities Act.
If any selling shareholder is to offer and sell Class A ordinary shares pursuant to this prospectus, we will provide you with a prospectus supplement that sets forth the name of each such selling shareholder and the number of Class A ordinary shares beneficially owned by each such selling shareholder. The prospectus supplement also will disclose whether any of the selling shareholders have held any position or office with, have been employed by, or otherwise have had a material relationship with us during the three years prior to the date of the prospectus supplement.

PLAN OF DISTRIBUTION
We or the selling shareholders named in the applicable prospectus supplement may sell the securities described in this prospectus from time to time in one or more transactions, including without limitation:
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to or through underwriters, brokers or dealers;

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through agents;

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on any national exchange on which the securities offered by this prospectus are listed or any automatic quotation system through which the securities may be quoted;

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through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

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directly to one or more purchasers in negotiated sales or competitively bid transactions;

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or through a combination of any of these methods.

In addition, we may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and the applicable prospectus supplement. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement.
We may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders. In some cases, we or dealers acting for us or on our behalf may also repurchase securities and reoffer them to the public by one or more of the methods described above. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.
We or the selling shareholders named in the applicable prospectus supplement may sell the securities offered by this prospectus at:
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a fixed price or prices, which may be changed;

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market prices prevailing at the time of sale;

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prices related to such prevailing market prices;

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or negotiated prices.

We or the selling shareholders named in the applicable prospectus supplement may solicit offers to purchase the securities directly from the public from time to time. We or the selling shareholders named in the applicable prospectus supplement may also designate agents from time to time to solicit offers to purchase securities from the public on our or their behalf. The prospectus supplement relating to any particular offering of securities will name any agents designated to solicit offers, and will include information about any commissions to be paid to the agents, in that offering. Agents may be deemed to be “underwriters” as that term is defined in the Securities Act. From time to time, we or the selling shareholders named in the applicable prospectus supplement may sell securities to one or more dealers as principals. The dealers, who may be deemed to be “underwriters” as that term is defined in the Securities Act, may then resell those securities to the public. We or the selling shareholders named in the applicable prospectus supplement may sell securities from time to time to one or more underwriters, who would purchase the securities as principal for resale to the public, either on a firm-commitment or best-efforts basis. If we or the selling shareholders named in the applicable prospectus supplement sell securities to underwriters, we or the selling shareholders named in the applicable prospectus supplement will execute an underwriting agreement with them at the time of sale and will name them in the applicable prospectus supplement. In connection with those sales, underwriters may be deemed to have received compensation from us or the selling shareholders named in the applicable prospectus supplement in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agents. Underwriters may resell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from purchasers for whom they may act as agents. Underwriters, dealers, agents and other persons may be entitled, under agreements that they may enter into with us or the selling shareholders named in the applicable prospectus supplement, to indemnification by us or the selling shareholders named in the applicable prospectus supplement against civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which they may be required to make.
The applicable prospectus supplement will describe the terms of the offering of the securities, including the following:
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the name of the agent or any underwriters;

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the public offering or purchase price;

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any discounts and commissions to be allowed or paid to the agent or underwriters;

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all other items constituting underwriting compensation;

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any discounts and commissions to be allowed or paid to dealers; and

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any exchanges on which the securities will be listed.

If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.
We may pay expenses incurred with respect to the registration of shares owned by any selling shareholders.
The underwriters, dealers and agents, as well as their associates, may be customers of or lenders to, and may engage in transactions with and perform services for, Li Auto Inc. and its subsidiaries. In addition, we may offer securities to or through our affiliates, as underwriters, dealers or agents. Our affiliates may also offer the securities in other markets through one or more selling agents, including one another. If so indicated in an applicable prospectus supplement, we will authorize dealers or other persons acting as our agent to solicit offers by some institutions to purchase securities from us pursuant to contracts providing for payment and delivery on a future date. Institutions with which these contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others.
In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may overallot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.
Unless otherwise indicated in an applicable prospectus supplement or confirmation of sale, the purchase price of the securities will be required to be paid in immediately available funds in New York City.
The securities may be new issues of securities and may have no established trading market. The securities may or may not be listed on a national securities exchange. We can make no assurance as to the liquidity of or the existence of trading markets for any of the securities.

LEGAL MATTERS
We are being represented by Skadden, Arps, Slate, Meagher & Flom LLP with respect to certain legal matters as to United States federal securities and New York State law. Certain legal matters in connection with any offering made pursuant to this prospectus will be passed upon for the underwriters by a law firm named in the applicable prospectus supplement. The validity of the Class A ordinary shares offered in any offering will be passed upon for us by Maples and Calder (Hong Kong) LLP. Certain legal matters as to PRC law will be passed upon for us by Han Kun Law Offices. Skadden, Arps, Slate, Meagher & Flom LLP may rely upon Maples and Calder (Hong Kong) LLP with respect to matters governed by Cayman Islands law and Han Kun Law Offices with respect to matters governed by PRC law.

EXPERTS
The financial statements as of December 31, 2018, 2019 and 2020, and for each of the three years ended December 31, 2020 incorporated in this prospectus by reference to our annual report on Form 20-F for the year ended December 31, 2020 have been so included in reliance on the report of PricewaterhouseCoopers Zhong Tian LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
The registered business address of PricewaterhouseCoopers Zhong Tian LLP is 6/F, DBS Bank Tower, 1318 Lu Jia Zui Ring Road, Pudong New Area, Shanghai, People’s Republic of China.

WHERE YOU CAN FIND MORE INFORMATION ABOUT US
We are subject to the reporting requirements of the Exchange Act, and in accordance with the Exchange Act, we file annual reports and other information with the SEC. Information we file with the SEC can be obtained over the internet on the SEC’s website at www.sec.gov. You can also find information on our website http://ir.lixiang.com. The information contained on our website is not a part of this prospectus.
This prospectus is part of a registration statement we have filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information on us and the securities being offered. Statements in this prospectus concerning any document that we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

INCORPORATION OF DOCUMENTS BY REFERENCE
The SEC allows us to “incorporate by reference” the information we file with them. This means that we can disclose important information to you by referring you to those documents. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. hi other words, in the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.
We incorporate by reference the following documents:
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our annual report on Form 20-F for the fiscal year ended December 31, 2020 filed on March 10, 2021 (File No. 001-39407);

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any future annual reports on Form 20-F filed with the SEC after the date of this prospectus and prior to the termination of the offering of the securities offered by this prospectus;

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the description of the securities contained in our registration statement on Form 8-A filed on July 24, 2020 pursuant to Section 12 of the Exchange Act, together with all amendments and reports filed for the purpose of updating that description;

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our current report on Form 6-K furnished to the SEC on July 26, 2021 (File No. 001-39407), as amended; and

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any future reports on Form 6-K that we furnish to the SEC after the date of this prospectus that are identified in such reports as being incorporated by reference in this prospectus.

Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specially incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:
Li Auto Inc.
11 Wenliang Street
Shunyi District, Beijing 101399
People’s Republic of China
+86 (10) 8742-7209
Attention: Investor Relations
You should rely only on the information that we incorporate by reference or provide in this prospectus or in any applicable prospectus supplement. We have not authorized anyone to provide you with different information. We are not making any offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of those documents.